Exhibit 10.5

FIRST LIEN CREDIT AGREEMENT

dated as of March 1, 2017

among

SN EF UNSUB, LP,

as the Borrower,

the several Lenders

from time to time party hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent,
and an Issuing Bank

JPMORGAN CHASE BANK, N.A.,
CITIGROUP GLOBAL MARKETS INC.
CAPITAL ONE, NATIONAL ASSOCIATION
RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Bookrunners,

BMO HARRIS BANK, NA

ING CAPITAL LLC,

SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Bookrunners

1 RBC Capital Markets is the global brand name of the corporate and investment banking business of Royal Bank of Canada and its affiliates.

Section 5.	Payments.	63
5.1	Voluntary Prepayments	63
5.2	Mandatory Prepayments	64
5.3	Method and Place of Payment	65
5.4	Net Payments	65
5.5	Computations of Interest and Fees	68
5.6	Limit on Rate of Interest	68
Section 6.	Conditions Precedent to Closing Date	68
6.1	Conditions Precedent to Closing Date	68
Section 7.	Conditions Precedent to Subsequent Credit Events.	71
Section 8.	Representations, Warranties and Agreements	72
8.1	Corporate Status	72
8.2	Corporate Power and Authority; Enforceability	72
8.3	No Violation	72
8.4	Litigation	72
8.5	Margin Regulations	72
8.6	Governmental Approvals; Other Consents	72
8.7	Investment Company Act	73
8.8	True and Complete Disclosure	73
8.9	Tax Matters	73
8.10	Compliance with ERISA	73
8.11	Subsidiaries; Equity Interests	74
8.12	Environmental Laws	74
8.13	Properties	74
8.14	Solvency	75
8.15	Security Documents	75
8.16	Gas Imbalances, Prepayments	75
8.17	Marketing of Production	75
8.18	Hedge Agreements	75
8.19	PATRIOT Act	75
8.20	Anti-Corruption Laws and Sanctions	76
8.21	No Material Adverse Effect	76
8.22	Financial Statements	76
8.23	Insurance	76
8.24	Use of Proceeds	76
8.25	Foreign Operations	76
8.26	Senior Debt Status	76
8.27	EEA Financial Institutions	76
Section 9.	Affirmative Covenants	76
9.1	Information Covenants	76
9.2	Books, Records and Inspections	81
9.3	Maintenance of Insurance	82
9.4	Payment of Taxes and Obligations under Management Services Agreement, Side Letter Agreement and Marketing Agreement	82
9.5	Maintenance of Existence; Compliance	82
9.6	Compliance with Statutes, Regulations, Etc	82
9.7	ERISA	82
9.8	Maintenance of Properties	83

9.9	Additional Guarantors, Grantors and Collateral	83
9.10	Use of Proceeds	84
9.11	Further Assurances	84
9.12	Reserve Reports	85
9.13	Title Information	86
9.14	Compliance with Environmental Laws	86
9.15	Deposit Account, Securities Account and Commodity Account Control Agreements	87
9.16	Minimum Hedged Volumes	87
9.17	Separateness	87
9.18	Proceeds of Loans	89
9.19	Post-Closing Obligations	89
Section 10.	Negative Covenants.	90
10.1	Limitation on Indebtedness	90
10.2	Limitation on Liens	92
10.3	Limitation on Fundamental Changes	94
10.4	Limitation on Sale of Assets	94
10.5	Limitation on Investments	96
10.6	Limitation on Restricted Payments	98
10.7	Limitations on Debt Payments and Amendments	100
10.8	Negative Pledge Agreements	101
10.9	Limitation on Subsidiary Distributions	102
10.10	Hedge Agreements	103
10.11	Financial Covenants	104
10.12	Use of Proceeds	105
10.13	Restrictions on Amendments to Material Documents and GSO Preferred Equity Documentation	105
10.14	Transactions with Affiliates	105
10.15	End of Fiscal Years; Fiscal Quarters	106
10.16	Change in Business; Foreign Operations	106
10.17	Gas Imbalances, Prepayments	106
Section 11.	Events of Default	106
11.1	Payments	106
11.2	Representations, Etc	106
11.3	Covenants	106
11.4	Default Under Other Agreements	106
11.5	Bankruptcy, Etc	107
11.6	ERISA	107
11.7	Guarantee and Credit Agreement	108
11.8	Security Documents	108
11.9	Judgments	108
11.10	Change of Control	108
11.11	Status as Unrestricted Subsidiary	108
11.12	Application of Proceeds	108
11.13	Equity Cure	109
Section 12.	The Agents	110
12.1	Appointment	110
12.2	Delegation of Duties	111
12.3	Exculpatory Provisions	111

12.4	Reliance by Agents	111
12.5	Notice of Default	112
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	112
12.7	Indemnification	113
12.8	Agents in Its Individual Capacities	113
12.9	Successor Agents	113
12.10	Withholding Tax	114
12.11	Security Documents and Collateral Agent under Security Documents and Guarantee	114
12.12	Right to Realize on Collateral and Enforce Guarantee	115
12.13	Administrative Agent May File Proofs of Claim	115
12.14	Credit Bidding	116
Section 13.	Miscellaneous	116
13.1	Amendments, Waivers and Releases	116
13.2	Notices	119
13.3	No Waiver; Cumulative Remedies	119
13.4	Survival of Representations and Warranties	119
13.5	Payment of Expenses; Indemnification	119
13.6	Successors and Assigns; Participations and Assignments	121
13.7	Replacements of Lenders under Certain Circumstances	125
13.8	Adjustments; Set-off	126
13.9	Counterparts	127
13.10	Severability	127
13.11	Integration	127
13.12	GOVERNING LAW	127
13.13	Submission to Jurisdiction; Waivers	127
13.14	Acknowledgments	127
13.15	WAIVERS OF JURY TRIAL	128
13.16	Confidentiality	128
13.17	Release of Collateral and Guarantee Obligations	129
13.18	USA PATRIOT Act	130
13.19	Payments Set Aside	130
13.20	Reinstatement	130
13.21	Disposition of Proceeds	130
13.22	Collateral Matters; Hedge Agreements	130
13.23	Agency of the Borrower for the Other Credit Parties	131
13.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	131

EXHIBITS

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Guarantee
Exhibit D	Form of Mortgage/Deed of Trust
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Promissory Note
Exhibit H	Form of Intercompany Note
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Non-Bank Tax Certificate
Exhibit K	Form of Notice of Purchase Election
Exhibit L	Form of GSO Preferred Equity Documentation
Exhibit M-1	Legal Opinion of Kirkland & Ellis LLP
Exhibit M-2	Legal Opinion of Kirkland & Ellis LLP
Exhibit M-3	Legal Opinion of Akin Gump Strauss Hauer & Feld
Exhibit N-1	Form of the Joint Development Agreement
Exhibit N-2	Form of the Management Services Agreement
Exhibit N-3	Form of the Borrower’s LPA
Exhibit N-4	Form of the Parent LLCA
Exhibit N-5	Form of the Development Agreement
Exhibit N-6	Form of the Marketing Agreement
Exhibit N-7	Form of the Side Letter Agreement

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(e)	Closing Date Subsidiary Guarantors
Schedule 8.4	Litigation
Schedule 8.11	Subsidiaries
Schedule 8.13	Properties
Schedule 8.16	Closing Date Gas Imbalance
Schedule 8.17	Closing Date Marketing Agreements
Schedule 8.18	Closing Date Hedge Agreements
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2(d)	Closing Date Liens
Schedule 10.5(c)	Closing Date Investments
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 13.2	Notice Addresses

FIRST LIEN CREDIT AGREEMENT, dated as of March 1, 2017, among SN EF UNSUB, LP, a Delaware limited partnership (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each, a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders and an Issuing Bank, CITIBANK, N.A., as an Issuing Bank and each other Issuing Bank from time to time party hereto.

WHEREAS, on the date hereof, the Borrower will acquire certain oil and gas properties, rights and related assets identified on Exhibit C-2 of the Purchase and Sale Agreement (the “Acquired Assets”) from the Sellers (as defined below) pursuant to the Purchase and Sale Agreement (together with all exhibits, schedules and disclosure letters thereto, the “Purchase and Sale Agreement”) dated as of January 12, 2017 by and between Anadarko E&P Onshore LLC, a Delaware limited liability company and Kerr-McGee Oil & Gas Onshore LP, a Delaware limited partnership, as sellers, (collectively, the “Sellers”) and the Borrower, SN EF Maverick, LLC and Aguila Production, LLC, as buyers (together with any permitted assignees under the Purchase and Sale Agreement (collectively, the “Buyers”; the acquisition of the Acquired Assets, the “Acquisition”));

WHEREAS, to fund the Acquisition, the Borrower will use (a) proceeds from the Loans, (b) the GSO Preferred Equity Proceeds and (c) proceeds from the Sanchez Cash Contribution;

WHEREAS, (a) the Borrower has requested that at any time and from time to time on or after the Closing Date and prior to the Maturity Date, the Lenders provide Loans to the Borrower subject to the Available Commitment and (b) the Borrower has requested that each Issuing Bank issue Letters of Credit (subject to the Available Commitment), at any time and from time to time prior to the L/C Maturity Date, in an aggregate Stated Amount at any time outstanding not to exceed the Letter of Credit Commitment;

WHEREAS, on the Closing Date, the proceeds of the Loans will be used by the Borrower to (a) pay a portion of the purchase price in respect of the Acquisition, (b) pay Transaction fees and expenses, (c) fund any working capital adjustment payable pursuant to the Purchase and Sale Agreement and (d) for the Borrower’s general corporate or partnership purposes;

WHEREAS, following the Closing Date, (a) the proceeds of the Loans will be used by the Borrower for the Borrower’s and its Restricted Subsidiaries’ general corporate or partnership purposes, including capital expenditures, investments, permitted acquisitions and working capital purposes; and (b) the Letters of Credit will be used by the Borrower and its Restricted Subsidiaries (i) for general corporate and partnership purposes, (ii) to support deposits required under purchase agreements pursuant to which the Borrower or one or more Restricted Subsidiaries may acquire Oil and Gas Properties and (iii) to backstop obligations under contracts entered into from time to time incident to the Borrower’s business;

WHEREAS, the Lenders and the Issuing Banks are willing to make available to the Borrower such revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.      Definitions.

1.1         Defined Terms.

As used herein, the following terms shall have the meanings specified below:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the Prime Rate in effect on such day and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the purpose of this definition, the LIBOR Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBOR Rate, respectively.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired Assets” shall have the meaning provided to such term in the recitals of this Agreement.

“Acquisition” shall have the meaning provided to such term in the recitals of this Agreement.

“Additional Material Contract” shall have the meaning provided by Section 10.13(b).

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Advisor” shall have the meaning provided in Section 13.16.

“Affected Commodity Hedge” shall have the meaning provided in Section 2.14(f)(i).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlling” and “controlled” shall have meanings correlative thereto.

“Agent-Related Party” shall mean, with respect to any Agent, its Affiliates and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Agent and of such Agent’s Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternative Equitable Partition Redetermination” shall have the meaning provided in Section 2.14(b).

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication,

(a)      the amount of any capital contributions made in cash to, or any proceeds of an equity issuance received by, the Borrower during the period (i) from and including the later of (A) the Business Day immediately following the Closing Date and (B) the date that is 180 days prior to the Applicable Equity Amount Reference Time (ii) through and including the Applicable Equity Amount Reference Time (such time period, the “Applicable Equity Amount Reference Period”), in each case including proceeds from the issuance of Qualified Equity Interests or Qualified Preferred Equity of any direct or indirect parent of the Borrower;

minus

(b)        the sum, without duplication, of:

(i)      the aggregate amount of any Indebtedness incurred by the Borrower or any Restricted Subsidiary pursuant to Section 10.1(b), during the Applicable Equity Amount Reference Period;

(ii)     the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(h) during the Applicable Equity Amount Reference Period;

(iii)    the aggregate amount of any Restricted Payments made by the Borrower or any Restricted Subsidiary pursuant to Section 10.6(g) during the Applicable Equity Amount Reference Period; and

(iv)    the aggregate amount of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 10.7(a)(iv) during the Applicable Equity Amount Reference Period.

“Applicable Equity Amount Reference Period” shall have the meaning provided to such term in the definition of Applicable Equity Amount contained in this Section 1.1.

“Applicable Equity Amount Reference Time” shall have the meaning provided to such term in the definition of Applicable Equity Amount contained in this Section 1.1.

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, or the Commitment Fee Rate, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≤ 25%	>25% and ≤ 50%	>50% and ≤ 75%	>75% and ≤ 90%	>90%
LIBOR Loans	2.75%	3.00%	3.25%	3.50%	3.75%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Reserve Report” shall have the meaning provided in Section 10.10(d).

“Approved Counterparty” shall mean (a) any Hedge Bank and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Cawley, Gillespie & Associates, Inc., (d) DeGoyler and McNaugton and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and acceptable to the Administrative Agent.

“ASC” shall mean the Financial Accounting Standards Board Accounting Standards Codification, as in effect.

“Assignment and Assumption” shall mean an assignment and acceptance substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent.

“Attorney Costs” shall mean all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Authorized Officer” shall mean as to any Person with respect to it or its manager, managing member or general partner ,the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operations Officer, any Vice President (including Executive and Senior Vice Presidents), the Treasurer, any equivalent officer of any of the foregoing and any other senior officer designated as such in writing to the Administrative Agent by such Person.  Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Commitment” shall mean, at any time, (a) the Loan Limit at such time minus (b) the aggregate Total Exposures of all Lenders at such time.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrower’s LPA” shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, dated as January 12, 2017, by and among Parent, Holdings and GSO ST Holdings LP, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” shall mean, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.

“Borrowing Base Adjustment Provisions” shall mean (a) Sections 2.14(e),  2.14(f),  2.14(g),  2.14(h) and (b) any other provisions hereunder which adjust the amount of the Borrowing Base.

“Borrowing Base Deficiency” occurs if, at any time, the aggregate Total Exposure of all Lenders exceeds the Borrowing Base then in effect.  The amount of the Borrowing Base Deficiency is the amount by which the aggregate Total Exposure of all Lenders exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” shall mean the Oil and Gas Properties constituting Proved Reserves of the Credit Parties included in the Initial Reserve Report and thereafter in the Reserve Report most recently delivered pursuant to Section 9.12.

“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Base Value” shall mean, with respect to any Oil and Gas Property of a Credit Party or any Hedge Agreement of a Credit Party in respect of commodities, the value attributed to such asset in connection with the most recent determination of the Borrowing Base (which Borrowing Base was approved by each Lender or the Required Lenders, as applicable, in accordance with Section 2.14).

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Houston, Texas are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Buyers” shall have the meaning provided to such term in the recitals of this Agreement.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that any lease that would be characterized as an operating lease in accordance with GAAP on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a Capital Lease.

“Cash Collateralize” shall have the meaning provided in Section 3.7(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services or (b) at any time after it has provided any Cash Management Services, is a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services.

“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law.

“Change of Control” shall mean and be deemed to have occurred if:

(a)      (i) neither (A) the Sanchez Permitted Holders, in the aggregate nor (B) GSO owns, in each case, directly or indirectly, beneficially, at least 50.1% of the (1) aggregate ordinary voting power (through ownership of voting securities, by contract or otherwise) represented by the issued and outstanding Equity Interests of the Parent and (2) the Class A Units (as defined in the Parent LLCA); or (ii) neither (A) the Sanchez Permitted Holders, in the aggregate nor (B) GSO has the right or ability by voting power, contract or otherwise to elect or designate at least a majority of the Directors (as defined in the Parent LLCA) of the Board of Directors of the Parent;

(b)      Permitted Holders, individually or in the aggregate, cease to own, directly or indirectly, beneficially, at least 50.1% of the economic interest (through ownership of securities, by contract or otherwise) represented by the issued and outstanding Equity Interests of Borrower;

(c)      (i) a “change of control” (as defined in the documentation governing any Indebtedness of the Borrower or its Restricted Subsidiaries of the type set forth in clauses (a) and (b) of the definition of Indebtedness), in each case to the extent then constituting Material Indebtedness shall have occurred or (ii) the owners of any Qualified Preferred Equity (other than GSO Controlled Preferred Equity Interests) have the right to cause the Redemption of such Qualified Preferred Equity to occur;

(d)      a sale of all or substantially all assets of the Credit Parties; provided that any sale made in compliance with Section 10.4(p) shall not constitute a Change of Control;

(e)      (i) Parent ceases to be the sole general partner of Borrower or (ii) Holdings ceases to own 100% of the Common Units (as defined in the Borrower’s LPA) of Borrower;

(f)      a Sanchez Indenture Change of Control occurs; provided that it shall not be a Change of Control pursuant to this clause (f) so long as (i) GSO beneficially owns and controls a majority of Class B Units (as defined in the Parent LLCA) and (ii) at least the majority of the Directors of the Board of Directors of the Parent have been designated by GSO; provided that GSO shall have thirty (30) Business Days from the date of such Sanchez Indenture Change of Control to satisfy clause (ii) so long as (A) GSO beneficially owns and controls a majority of the Class B Units and (B) the Board of Directors of the Parent is expanded within twenty-two (22) Business Days of such date pursuant to Section 5.3(d) of the Parent LLCA, such that GSO has the right to designate at least the majority of the Directors of the Board of Directors of the Parent; or

(g) neither (i) Sanchez nor (ii) GSO beneficially owns and controls a majority of Class B Units (as defined in the Parent LLCA).

“Closing Date” shall mean March 1, 2017.

“Closing Date Financials” shall have the meaning provided in Section 6.1(n).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing or intended to secure any or all of the Obligations; provided that with respect to any Mortgages, “Collateral,” as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.

“Collateral Agreement” shall mean the Collateral Agreement of even date herewith by and among the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E hereto.

“Collateral Coverage Minimum” shall mean that the Mortgaged Properties represent at least 90% of the PV-9 of the Borrowing Base Properties.

“Commercial Tort Claim” shall have the meaning assigned to such term in the UCC.

“Commitment” shall mean (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Commitment” in the Assignment and Assumption pursuant to which such Lender assumed a portion of the Total Commitment, in each case as the same may be changed from time to time pursuant to the terms of this Agreement.  The aggregate amount of the Commitments as of the Closing Date is $500,000,000.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on such day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” in Section 1.1 and based upon the Borrowing Base Utilization Percentage in effect on such day.

“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time (with such Total Exposure, and the component thereof, calculated using any applicable Lender’s Commitment Percentage immediately prior to the termination of the Total Commitment).

“Commodity Account” has the meaning assigned to such term in the UCC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated Current Assets” shall mean, as at any date of determination, without duplication, the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, plus the Available Commitment, but excluding (a) all non-cash assets under Accounting Standards Codification Topic No. 815, Derivatives and Hedging, (b) assets to the extent resulting from non-cash gains required under Accounting Standards Codification Topic No. 410, Asset Retirement and Environmental Obligations and (c) the current portion of current and deferred income taxes or any amounts payable as tax distributions.

“Consolidated Current Liabilities” shall mean, as at any date of determination, without duplication, the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding, without duplication, (a) all non-cash obligations under Accounting Standards Codification Topic No. 815, Derivatives and Hedging, (b) the current portion of current and deferred income taxes or any amounts payable as tax distributions, (c) the current portion of any Loans, Hedging Obligations and other Indebtedness for borrowed money, (d) current liabilities consisting of deferred revenue, (e) any non-cash liabilities recorded in connection with stock-based or similar incentive-based compensation awards or arrangements and (f) liabilities to the extent resulting from non-cash losses or charges required under Accounting Standards Codification Topic No. 410, Asset Retirement and Environmental Obligations.

“Consolidated Depreciation, Depletion and Amortization Expense” shall mean, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of deferred financing fees, debt issuance costs and commissions, and amortization of unrecognized prior service costs and actuarial gains and losses to pensions and other post-employment benefits of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDAX” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(a)      increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i)      provision for taxes based on income or profits or capital, including, federal, state, franchise, excise, property and similar taxes and foreign withholding taxes (including the amount of distributions actually made to any Parent Entity in respect of such period in accordance with Section 10.6(c)(i))  plus

(ii)     Consolidated Interest Expense for such period (in addition to, without duplication, (x) bank fees and other deferred financing fees and (y) costs of surety bonds in connection with financing activities), plus amounts excluded from Consolidated Interest Expense as set forth in clauses (i)(q) through (y) in the definition of Consolidated Interest Expense, plus

(iii)    Consolidated Depreciation, Depletion and Amortization Expense for such period, plus

(iv)    any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge in the current period and (B) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(v)     extraordinary, unusual and non-recurring items; provided that, any items falling within the scope of clause (a)(vi) shall be subject to the add back provided therein with respect thereto and shall not be added back pursuant to this clause (a)(v),  plus

(vi)    restructuring expenses and the amount of “run rate” cost savings, operating expense reductions and savings from synergies related to acquisitions, Dispositions, restructurings, cost savings initiatives and other similar initiatives that are reasonably identifiable, factually supportable and certified by the Borrower to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after such restructuring, acquisition, Disposition, cost saving initiative or other similar initiative; provided that (x) the aggregate amount pursuant to this clause (vi) in such period shall not exceed 10% of Consolidated EBITDAX for such period and (y) no amount shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDAX, whether through a pro forma adjustment or otherwise, for such period, plus

(vii)   any after-tax loss from the early extinguishment or conversion of Hedge Agreements; plus

(viii)  any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are (A) funded with cash proceeds contributed to the capital of such Person or (B) net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock (excluding Qualified Preferred Equity)) and, in each case not used for any other purposes, including a Cure Amount pursuant to Section 11.13(a),  plus

(ix)    (A) costs and expenses incurred in connection with the Transactions and (B) costs and expenses incurred in connection with any Investments pursuant to Section 10.5(g) (which are consummated), Dispositions, issuances of Equity Interests of such Person or its Restricted Subsidiaries and Refinancings of the Facility or Specified Additional Debt after the Closing Date, plus

(x)     exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method of accounting), and

(b)      decreased (without duplication) by the sum of (i) all non-cash gains and (ii) any net after-tax gain from the early extinguishment or conversion of Hedge Agreements, in each case, to the extent included in determining Consolidated Net Income for such period.

For the avoidance of doubt, Consolidated EBITDAX shall be calculated, including pro forma adjustments, in accordance with Section 1.11.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i)      consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under Hedge Agreements or other derivative instruments pursuant to GAAP), (d) the interest component of obligations under Capital Leases, and (e) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedge Agreements with respect to Indebtedness, and excluding (q) any prepayment premium or penalty, (r) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or document, (s) costs associated with Hedge Agreements and breakage costs in respect of Hedge Agreements related to interest rates, (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, recapitalization or purchase accounting in connection with the Transactions or any acquisition (or purchase of assets), (u) penalties and interest relating to taxes and any other fees related to the Transactions or any acquisitions (or purchases of assets) after the Closing Date, (v) any “additional interest” with respect to any securities, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses, (x) any amortization or expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or related to any acquisitions (or purchases of assets) after the

Closing Date and (y) any accretion of accrued interest on discounted liabilities (other than Indebtedness except to the extent under clause (t) above)); plus

(ii)     consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(iii)    interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on obligations in respect of Capital Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such obligations in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided,  however, that, without duplication:

(a)      the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

(b)      any net after-tax effect of gains or losses on disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, asset dispositions or the sale or other disposition of any equity interests of any Person, as applicable, in each case, other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded; provided that any exclusion for the discontinuance of discontinued operations held for sale shall be at the option of the Borrower pending the consummation of such sale;

(c)      the net income for such period of any Person that is an Unrestricted Subsidiary or joint venture shall be excluded; provided that Consolidated Net Income of a Person that is an Unrestricted Subsidiary or a joint venture shall be included to the extent the amount of dividends, distributions or other payments that are actually paid in cash or Permitted Investments to such Person or any of its Restricted Subsidiary from income generated by such Unrestricted Subsidiary or joint ventures in respect of such period;

(d)      any net after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness, shall be excluded;

(e)      any non-cash equity or phantom equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation rights, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any of its direct or indirect parent companies, shall be excluded;

(f)      any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with the novation of any Hedge Agreements entered into in connection with the Closing Date, shall be excluded;

(g)      accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(h)      any expenses, charges or losses to the extent covered by insurance (including business interruption insurance) or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(i)      without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such Person in respect of income taxes (or franchise taxes imposed in lieu of income taxes) for such period in accordance with Section 10.6(c)(i) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(j)      any net unrealized gain or loss (after any offset) resulting in such period from Hedge Agreements and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, shall be excluded; and

(k)      contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) shall be excluded.

It is understood that all cash dividends and other cash distributions paid (excluding items eliminated in consolidation) on any series of GSO Preferred Stock, Qualified Preferred Equity or Disqualified Stock shall be excluded from Consolidated Net Income to the extent that would otherwise reduce the income of such Person and its Restricted Subsidiaries.

“Consolidated Total Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries on such date, in an amount that would be reflected on a balance sheet of the Borrower and its Restricted Subsidiaries prepared on such date on a consolidated basis in accordance with GAAP consisting of Indebtedness set forth in clauses (a),  (b),  (d) (in respect of unreimbursed amounts), (e) and (j) (in respect of the foregoing items) of the definition of Indebtedness.

“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the Test Period for such date of determination, net of Unrestricted Cash as of such date up to $25,000,000, to (b) Consolidated EBITDAX for the Test Period for such date of determination (it is understood that the Consolidated Total Net Leverage Ratio shall be determined on a Pro Forma Basis and in accordance with Section 1.11(e) for the applicable Test Periods).

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Controlled Account” shall mean a Deposit Account, Securities Account or Commodity Account in the name of the Borrower or another Credit Party that is subject to a deposit account control agreement, securities account control agreement or commodity account control agreement, respectively, in form and substance reasonably satisfactory to the Collateral Agent and the account bank, securities intermediary, or commodity intermediary as applicable, for such Deposit Account, Securities Account or Commodity Account.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.

“Copyright” shall have the meaning assigned to such term in the Collateral Agreement.

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement and any Customary Intercreditor Agreement with respect to the Facility entered into after the Closing Date to which the Collateral Agent is party.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Cure Amount” shall have the meaning provided in Section 11.13(a)(i).

“Cure Deadline” shall have the meaning provided in Section 11.13(a)(i).

“Cure Right” shall have the meaning provided in Section 11.13(a)(i).

“Current Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

“Customary Intercreditor Agreement” shall mean a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.  Such agreement shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected in writing to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Collateral Agent’s entry into such intercreditor agreement (including with such changes) is reasonable and to have consented to such intercreditor agreement (including with such changes) and to the Administrative Agent’s and/or Collateral Agent’s execution thereof.

“Default” shall mean any event, act or condition that constitutes an Event of Default or with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failures to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Deposit Account” shall have the meaning assigned to such term in the UCC.

“Development Agreement” shall mean the Development Agreement dated as of the date hereof among Anadarko E&P Onshore LLC, Kerr-McGee Oil and Gas Onshore LP, SN EF Maverick, LLC, the Borrower and Aguila Production, LLC, and solely for the purposes of Section 4.15 thereof, Sanchez, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disposition” shall have the meaning provided in Section 10.4.

“Disqualified Institution” shall mean (a) those Persons that have been specified in writing by the Borrower to the Administrative Agent prior to January 12, 2017, (b) any competitor of the Borrower and its Subsidiaries and any Affiliates of such competitor identified to the Administrative Agent in writing by the Borrower from time to time that are operating companies (or Affiliates of operating companies), other than their respective financial investors that are not operating companies and other than any Affiliate that is a bona fide diversified debt fund that invests in syndicated loans (“Bona Fide Debt Funds”) or (c) affiliates of such Persons set forth in clauses (a) and (b) (in the case of Affiliates of such Persons set forth in clause (b), other than Bona Fide Debt Funds) that are reasonably identifiable solely on the basis of the similarity of such Affiliate’s name; provided that (A) the Borrower shall be permitted to remove a Person as a Disqualified Institution by providing written notice to the Administrative Agent and (B) no Person shall retroactively become a Disqualified Institution if such Person that has previously (x) become a Lender or a Participant or committed to (or been approached to) become a Lender or a Participant or (y) entered into a trade to become a Lender or a Participant.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation, scheduled redemption or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and, to the extent not Satisfactorily Cash Collateralized or Backstopped, outstanding Letters of Credit, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and, to the extent not Satisfactorily Cash Collateralized or Backstopped, outstanding Letters of Credit), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of clauses (a),  (b),  (c) and (d), prior to the date that is ninety-one (91) days after the Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members), such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided,  further, that any Equity Interests held by any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Restricted Subsidiaries or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event” contained in this Section 1.1.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engineering Reports” shall have the meaning provided in Section 2.14(c)(i).

“Environmental Claims” shall mean any and all of the following written actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief regarding the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, legally-binding rule, regulation, ordinance, code and common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials).

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required under any applicable Environmental Law for the operations of the Borrower and each of the Subsidiaries.

“Equity Contribution” shall mean the sum of (a) the GSO Preferred Equity Proceeds in an amount not less than $478,000,000 (as such amount may be reduced to give effect to any purchase price adjustments in accordance with Section 3.3 of the Purchase and Sale Agreement) and (b) the Sanchez Cash Contribution.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, excluding any debt security that is convertible or exchangeable into any Equity Interests (provided that any instrument evidencing Indebtedness convertible or exchangeable into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests, shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of the Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or that is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) the occurrence of any event or condition that would reasonably be considered to constitute grounds under ERISA for the termination of, the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Plan; (g) the appointment of a trustee to administer, any Plan; (h) the imposition of any liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Borrower or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (i) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (j) the occurrence of a non-exempt prohibited transaction with respect to any Plan maintained or contributed to by any Borrower (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to the Borrower, except in each of (a) – (j) with respect to Foreign Plans.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” shall mean (a) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Restricted Subsidiaries, (b) fiduciary accounts, (c) “zero balance” accounts, (d) trust and suspense accounts of the Borrower and the Guarantors holding royalty obligations, (e) accounts of the Borrower and the Guarantors constituting cash collateral accounts permitted under Section 10.2  (provided that any such account subject to control agreements in favor of the Collateral Agent, for the benefit of the Secured Parties, or otherwise constituting cash collateral in favor of the Collateral Agent, for the benefit of the Secured Parties shall not be an Excluded Account) and (f) other accounts selected by the Borrower and its Subsidiaries so long as the aggregate average daily maximum balance in any such other account over a 30-day period does not at any time exceed $1,000,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to clauses (a) through (f) on any day shall not exceed $5,000,000.

“Excluded Assets” shall mean (a) motor vehicles and other assets subject to certificates of title (except to the extent the security interest in such assets can be perfected by the filing of an “all assets” UCC financing statement), (b) Commercial Tort Claims with an individual value less than $250,000, (c) any asset specifically requiring perfection through control, control agreements, or other control arrangements (other than (i) Equity Interests (either certificated or uncertificated) that may be perfected by control, (ii) cash, cash equivalents, Deposit Accounts, Securities Accounts and Commodity Accounts that may be perfected by a deposit account control agreement, securities account control agreement or commodity account control agreement or (iii) as may be required by Section 3.7 hereof), (d) assets (i) subject to Liens expressly permitted by Section 10.2(c) to the extent that the grant of Liens to secure the Obligations would be prohibited by an enforceable contractual provision under the Indebtedness secured by such Liens, (ii) over which the granting of Liens to secure the Obligations would be prohibited by any Requirement of Law or to the extent that such Liens would require obtaining the consent of any governmental or regulatory authority (in each case, except to the extent such prohibition is unenforceable or rendered ineffective after giving effect to applicable provisions of the UCC or other Requirements of Law and, in each case, other than proceeds thereof to the extent the assignment of such proceeds is expressly deemed effective under the UCC or other Requirements of Law notwithstanding such prohibitions), (e) any foreign collateral or credit support, (f) Excluded Equity Interests (other than in respect of Equity Interests in Immaterial Subsidiaries constituting Collateral), (g) those assets as to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of obtaining a Lien are excessive in relation to the benefit to be obtained by the Secured Parties therefrom, (h) letter of credit rights (other than to the extent a lien thereon can be perfected by filing a customary UCC financing statement, provided that the value of the assets excluded pursuant to this clause (h) shall not exceed $1,000,000 in the aggregate, (i) any right, title or interest in any license, contract or agreement but only to the extent that such a grant would violate the terms of Requirements of Law or of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under (which could not be waived by the Borrower, its parent or subsidiaries and which was not the result of an effort to circumvent the collateral requirements under the Credit Documents), any such license, contract or agreement (in each case, except to the extent such prohibition is unenforceable or rendered ineffective after giving effect to applicable provisions of the UCC or other Requirements of Law, in each case, other than proceeds thereof to the extent the assignment of such proceeds is effective under the UCC notwithstanding such prohibitions) and (j) buildings and manufactured mobile homes (each as defined in the applicable flood insurance regulations), in each case, in an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968; provided that, in each case, the Collateral shall include the proceeds of any of the foregoing unless such proceeds themselves would constitute Excluded Assets.

“Excluded Equity Interests” shall mean (a) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law or to the extent that such Liens would require obtaining the consent of any governmental or regulatory authority (in each case, except to the extent such prohibition is unenforceable or rendered ineffective after giving effect to applicable provisions of the UCC or other Requirements of Law and, in each case, other than proceeds thereof to the extent the assignment of such proceeds is expressly deemed effective under the UCC or other Requirements of Law notwithstanding such prohibitions), (c) in the case of any Equity Interests of any non-Wholly owned Subsidiary of the Borrower that does not own Borrowing Base Properties to the extent the pledge of such Equity Interests is prohibited by Specified Contractual Requirements existing on the Closing Date or at the time such Subsidiary is acquired to the extent (i) that a pledge thereof to secure the Obligations is prohibited by any Specified Contractual Requirement, (ii) any Specified Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (ii) shall not apply if (A) such other party is a Credit Party or a Wholly owned Subsidiary or (B) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Specified Contractual Requirement or replacement or renewal thereof is in effect, or (iii) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Wholly owned Subsidiary) to any Specified Contractual Requirement governing such Equity Interests the right to terminate its obligations thereunder (provided that, in the case of Equity Interests, such Specified Contractual Requirements shall, for this purpose, not include (A) customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law, (B) any such Specified Contractual Requirements entered into in contemplation of such Subsidiary being acquired, or (C) any term, covenant, condition or provision that (1) could be waived by the Borrower or its Affiliates or (2) that was the result of an effort to circumvent the collateral requirements of the Credit Documents); provided further, that this exclusion shall not apply to the proceeds of such Equity Interests to the extent that assignment of such proceeds would be effective under the Uniform Commercial Code, (d) the Equity Interests of any Immaterial Subsidiary (unless a security interest in such Subsidiary may be perfected by filing an “all assets” UCC financing statement) and any Unrestricted Subsidiary and (e) Margin Stock.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary, for so long as any such Subsidiary constitutes an Immaterial Subsidiary pursuant to the terms hereof, (b) each Domestic Subsidiary that is not a Wholly owned Subsidiary (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Domestic Subsidiary that is prohibited by any applicable Specified Contractual Requirement (provided that such Specified Contractual Requirements shall, for this purpose, not include (i) customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law, (ii) any such Specified Contractual Requirements entered into in contemplation of such entity becoming a Restricted Subsidiary, (iii) any term, covenant, condition or provision that (A) could be waived by the Borrower or its Affiliates or (B) that was the result of an effort to circumvent the requirements of the Credit Documents) or Requirement of Law from guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect and was not entered into in contemplation of such Subsidiary becoming a Restricted Subsidiary or that would require a material or non-ministerial consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received)), (d) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (e) each Unrestricted Subsidiary.

“Excluded Swap Obligation” shall mean with respect to any Guarantor and Parent and Holdings, (a) any Hedging Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor, Parent or Holdings of a security interest to secure, as applicable, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s, Parent’s or Holdings’ failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of, or grant of such security interest by, as applicable, such Guarantor, Parent or Holdings becomes or would become effective with respect to such Hedging Obligation or (b) any other Hedging Obligation designated as an “Excluded Swap Obligation” of such Guarantor, Parent or Holdings as specified in any agreement between the relevant Credit Parties and counterparty applicable to such Hedging Obligations, and agreed by the Administrative Agent.  If a Hedging Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its net income (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), branch profits Taxes and franchise Taxes imposed on it, in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is required to be imposed on amounts payable to or for the account of a Lender (including any Issuing Bank), other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 13.7, pursuant to laws in force at the time such Lender acquires an interest in a Loan, Letter of Credit or Commitment (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4, (iii) any Tax attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 5.4(d),  (e),  (g) or (h), and (iv) any U.S. federal withholding Tax imposed under FATCA.

“Expected Cure Amount” shall have the meaning provided in Section 11.13(a)(i)(C).

“Expiration Date” shall mean the earlier of (a) 11:59 p.m., New York City time, on or prior to March 31, 2017, and (b) the consummation of the Acquisition with or without any Borrowings hereunder (except to the extent the result of a Defaulting Lender).

“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith.

“Farm-In Agreement” shall mean an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” shall mean a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” shall mean with respect to it or its manager, managing member or general partner, the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer.

“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Section 10.11.

“Flood Insurance Regulations” shall have the meaning provided in the definition of “Mortgaged Property” contained in this Section 1.1.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided,  however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“GSO” shall mean, collectively, GSO Capital Partners, LP and funds, managed, advised or sub-advised by GSO Capital Partners LP and their respective Affiliates, but shall exclude (a) any of its operating portfolio companies (it is understood that a company whose only material asset is ownership, directly or indirectly, of Equity Interests in the Borrower shall not be an operating portfolio company for purposes of this definition) and (b) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or controlled by The Blackstone Group, L.P. and their affiliates that are not part of the credit-related businesses of The Blackstone Group L.P.

“GSO Controlled Preferred Equity Interests” shall mean GSO Preferred Equity Interests and any Qualified Preferred Equity issued on or after the Closing Date to GSO or any other Person so long as only GSO has the right or ability (by voting power, contract or otherwise) to control the right of Redemption with respect to such Qualified Preferred Equity, including the exercise of such right.

“GSO Preferred Equity Documentation” shall mean the definitive documentation in respect of the GSO Preferred Equity Interests.

“GSO Preferred Equity Interests” shall mean the non-convertible Preferred Stock issued by the Borrower to GSO which is (a) classified as equity or mezzanine equity under GAAP, (b) pursuant to GSO Preferred Equity Documentation in form and substance consistent with and on terms consistent with Exhibit L as amended, restated, replaced or otherwise modified after the Closing Date in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof and (c) issued on the Closing Date.

“GSO Preferred Equity Proceeds” shall mean the gross proceeds from the issuance of the GSO Preferred Equity Interests.

“Guarantee” shall mean the Guarantee made by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided,  however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” shall mean each Domestic Subsidiary listed on Schedule 1.1(e) that becomes a party to the Guarantee on the Closing Date (except to the extent released therefrom in accordance with the terms hereof) and each other Domestic Subsidiary that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.9 or otherwise; provided that, for the avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not required to be a Guarantor hereunder or pursuant to the Security Documents to provide a Guarantee by causing such Restricted Subsidiary to execute a Guarantee and such Restricted Subsidiary shall be Guarantor and Credit Party for all purposes hereunder except to the extent released from such Guarantee in accordance with the terms hereof.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas and (b)

any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law, or that would otherwise reasonably be expected to result in liability under any applicable Environmental Law, due to their dangerous or deleterious characteristics.

“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swap, credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.  Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

“Hedge Bank” shall mean any Person (other than the Borrower or any of its Subsidiaries) that (a) at the time it enters into a Hedge Agreement is a Lender or Agent or an Affiliate of a Lender or Agent, or (b) at any time after it enters into a Hedge Agreement it becomes a Lender or Agent or an Affiliate of a Lender or Agent.

“Hedging Obligations” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.

“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Holdings” shall mean SN EF UnSub Holdings, LLC, a Delaware limited liability company.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profits interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” shall mean with respect to any individual, such individual’s (i) parent, stepparent, grandparent, mother-in-law or father-in-law, (ii) spouse or qualified domestic partner (or ex-spouse or ex-qualified domestic partner) and lineal descendants thereof (including by adoption), (iii) lineal descendants (including by adoption) and spouses thereof, (iv) siblings (including by adoption), spouses thereof and lineal descendants thereof (including by adoption) and (v) spouse’s or qualified domestic partner’s siblings (including by adoption), spouses thereof and lineal descendants thereof (including by adoption) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Interest Period” shall have the meaning provided to such term in the definition of LIBOR Rate contained in this Section 1.1.

“Indebtedness” of any Person shall mean the following, if and only to the extent (other than with respect to clause (g) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) the principal component of all obligations in respect of Capital Leases and all purchase money obligations of such Person, (f) net Hedging Obligations of such Person, (g) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (h) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Stock (excluding (i) accrued dividends that have not increased the liquidation preference of such Disqualified Stock and (ii) Qualified Preferred Equity), and (i) Dollar-Denominated Production Payments and Volumetric Production Payments and (j) without duplication, all Guarantee Obligations of such Person in respect of the items described in clauses (a) through (i) above; provided that Indebtedness shall not include (1) trade and other similar ordinary-course payables and accrued expenses (which are not more than 90 days past the due date of payment unless the subject of a good faith dispute), (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (3) Production Payments and Reserve Sales other than those described in clause (i) above, (4) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business, and (5) any obligation in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property.

For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the greater of (A) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith and (B) the maximum amount for which such Person may be liable in respect of such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5(b).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitees” shall have the meaning provided in Section 13.5(b).

“Industry Investment” shall mean Investments and/or expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including: (a) ownership interests (directly or through equity) in oil and gas properties or gathering, transportation, processing, or related systems; and (b) Investments and/or expenditures in the form of or pursuant to operating agreements, processing agreements, Farm In Agreements, Farm Out Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.

“Information” shall have the meaning provided in Section 8.8(a).

“Initial Reserve Report” shall mean, collectively the reserve engineers’ reports (a) evaluating the Proved, Developed, Producing Reserves and (b) evaluating the proved, developed non-producing and proved, undeveloped reserves, in each case, of the Acquired Assets and the oil and gas properties of the Borrower and its subsidiaries, each prepared by Ryder Scott Company Petroleum Consultants, L.P., dated as of July 1, 2016.

“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit H executed by the Borrower and each other Subsidiary of the Borrower.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Redetermination” shall have the meaning provided in Section 2.14(b).

“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.

“Interpolated Rate” shall have the meaning provided to such term in the definition of LIBOR Rate contained in this Section 1.1.

“Investment” shall have the meaning provided in Section 10.5.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency selected by the Borrower.

“IRS” shall have the meaning provided in Section 5.4(e)(i).

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean (a) JPMorgan Chase Bank, N.A. and any of its Affiliates, (b) Citibank, N.A. and any of its Affiliates and (c) if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person who is a Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender).  References herein and in the other Credit Documents to an Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.  Any Lender may, from time to time, become an Issuing Bank under this Agreement with the protections and rights afforded to Issuing Banks hereunder by executing a joinder, in a form reasonably satisfactory to (and acknowledged and accepted by) the Administrative Agent and the Borrower, indicating such Lender’s “Letter of Credit Commitment” and upon the execution and delivery of any such joinder, such Lender shall be an Issuing Bank for all purposes hereof.

“Joint Development Agreement” shall mean the Joint Development Agreement dated as the date hereof by and between SN EF Maverick, LLC, a Delaware limited liability company, the Borrower and Aguila Production, LLC, a Delaware limited liability company and, solely for the purposes of Section 2.2,  Section 4.5, and Article VII thereof, Sanchez, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Junior Debt” shall have the meaning provided in Section 10.7(a).

“Junior Liens” shall mean Liens on the Collateral (other than Liens securing the Obligations) that are subordinated in all respects to the Liens granted under the Credit Documents pursuant to a Customary Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lead Arranger” shall mean each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Capital One, National Association and RBC Capital Markets, in its capacity as a joint lead arranger and joint bookrunner in respect of the Facility.

“Lender” shall have the meaning provided in the introductory paragraph to this Agreement.

“Lender Default” shall mean (a) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (b) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (c) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility; (d) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility, which failure is not cured after the date of such failure or (e) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; or such Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof; provided,  further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or an entity that directly or indirectly controls a Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Distressed Person, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Application” shall have the meaning provided in Section 3.2(a).

“Letter of Credit Commitment” shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a)), minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.7.

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“LIBO Screen Rate” shall have the meaning provided to such term in the definition of LIBOR Rate contained in this Section 1.1.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (c) of the definition of ABR).

“LIBOR Rate” shall mean, for any Interest Period with respect to any Borrowing of a LIBOR Loan, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event that such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion), in each case (the “LIBO Screen Rate”) as of 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time; provided further that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  “Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which that LIBO Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available in Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or (c) Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Liquidity” shall mean, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of Unrestricted Cash of the Borrower and the Restricted Subsidiaries at such date, less the amount of any Borrowing Base Deficiency existing on such date of determination.

“Loan” shall have the meaning provided in Section 2.1(a).

“Loan Limit” shall mean, at any time, the lesser of (a) the Total Commitment at such time and (b) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(h)).

“Majority Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Commitment at such date, or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Management Services Agreement” shall mean the Management Services Agreement dated as of the date hereof by and between the Borrower and Sanchez O&G, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Margin Stock” shall have the meaning assigned to such terms in Regulation U.

“Marketing Agreement” shall mean the Hydrocarbons Purchase and Marketing Agreement dated as of the date hereof between SN EF Maverick, LLC, a Delaware limited liability company and the Borrower, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Material Adverse Effect” shall mean a material adverse change in, or material adverse effect on (a) the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their material obligations under the Credit Documents, (c) the validity or enforceability of any material Credit Document or (d) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Contracts” shall mean, collectively, the material commercial contracts of the Borrower and its Restricted Subsidiaries, limited to (a) the Joint Development Agreement, (b) the Management Services Agreement, (c) the Borrower’s LPA, (d) the Parent LLCA, (e) the Development Agreement, (f) the Marketing Agreement, (g) the Side Letter Agreement and (h) any Additional Material Contract that replaces any of the foregoing.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $25,000,000.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period were equal to or greater than $5,000,000, (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than $5,000,000, in each case determined in accordance with GAAP or (c) that owns Borrowing Base Properties; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than $10,000,000 or (ii) revenues (when combined with the revenues of such

Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than $10,000,000, in each case determined in accordance with GAAP, then the Borrower shall, at the request of the Administrative

Agent or on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean the fifth anniversary of the Closing Date, or, if such anniversary is not a Business Day, the Business Day immediately following such anniversary.

“Maximum Letter of Credit Commitment” shall mean with respect to each Issuing Bank, the amount set forth opposite such Issuing Bank’s name in Schedule 1.1(a) hereto, as such schedule may be amended or modified from time to time by the Borrower, each Issuing Bank affected by such amendment or modification thereto and by the Administrative Agent.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Loans, $500,000 (or, if less, the entire remaining Available Commitments at the time of such Borrowing).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Equity Interests.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit D (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean any Property owned by a Credit Party which is subject to the Liens existing or purported to exist under the terms of a Mortgage; provided that notwithstanding any provision in this Agreement, any Mortgage, or any other Security Document to the contrary, in no event shall any “Building” (as defined in the applicable Flood Insurance Regulation) or “Manufactured (Mobile) Home” (as defined in the applicable Flood Insurance Regulation) be included in the definition of “Mortgaged Property” and no “Building” or “Manufactured (Mobile) Home” shall be encumbered by any Mortgage.  As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Necessary Cure Amount” shall have the meaning provided in Section 11.13(a)(i)(C).

“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-U.S. Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Notice of Purchase Election” shall have the meaning provided in Section 13.6(b)(vii).

“Obligations” shall mean (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party or of Parent or Holdings arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any amounts advanced or expended by the Administrative Agent in connection with the “Cure Right” under and as defined in each of the Management Services Agreement and/or Joint Development Agreement.  Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries and of Parent or Holdings to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay, or secure the payment of, principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.  Notwithstanding the foregoing, Excluded Swap Obligations shall not constitute Obligations. For the avoidance of doubt (a) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“Oil and Gas Business” shall mean:

(a)      the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b)      the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties and products produced in association therewith; and the marketing of oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and minerals obtained from unrelated Persons; and

(c)      any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (a) and (b) of this definition.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled or unitized units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of any Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” shall have the meaning provided in Section 10.10(a).

“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” shall mean SN EF UnSub GP, LLC, a Delaware limited liability company.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as a partnership) of the Borrower.

“Parent LLCA” shall mean the Amended and Restated Limited Liability Company Operating Agreement dated as of January 12, 2017 of Parent, the general partner of the Borrower, as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

“Patent” shall have the meaning assigned to such term in the Collateral Agreement.

“PATRIOT Act” shall have the meaning provided in Section 13.18.

“Payment in Full” shall mean the time at which the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been Satisfactorily Cash Collateralized or Backstopped on or prior to the termination of the Total Commitment) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable) are paid in full in cash.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Additional Debt” shall mean any unsecured senior, senior subordinated, subordinated loans or notes or other unsecured funded debt or any Junior Debt issued or incurred by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Maturity Date as in effect on the date of determination (other than (i) customary offers to purchase upon a change of control, AHYDO payments, customary asset sale or casualty or condemnation event and customary acceleration rights after an event of default and (ii) Indebtedness incurred pursuant to a customary bridge facility if the Indebtedness pursuant to such customary bridge facility converts at maturity to Indebtedness which does not provide for any scheduled repayment, mandatory redemption or sinking fund obligation (except to the extent permitted pursuant to clause (i)) prior to the 91st day after the Maturity Date as in effect on the date of determination), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums reasonably determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be no more restrictive on or less favorable to the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence), taken as a whole, except to the extent such terms are (i) consistent with then-prevailing market terms (as in effect at the time of such issuance or incurrence) as determined by the Borrower in consultation with the Administrative Agent and (ii) this Agreement is amended to incorporate any terms more restrictive than this Agreement; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (c) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.

“Permitted Holders” shall mean the Sanchez Permitted Holders and GSO.

“Permitted Investments” shall mean:

(a)      United States dollars;

(b)      securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;

(c)      certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with (i) any Lender or (ii) any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the United States dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank in the forgoing an “Approved Bank”);

(d)      repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clauses (f) and (g) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above;

(e)      commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better rated at least P-2 by Moody’s or at least A-2 by S&P or P-2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 12 months after the date of acquisition thereof;

(f)      marketable short-term money market and similar liquid funds having a rating of at least P-2 (or the equivalent thereof) or A-2 (or the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(g)      readily marketable direct obligations issued or fully guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof; provided, that each such readily marketable direct obligation shall have an Investment Grade Rating from either Moody’s or S&P or Moody’s (or the equivalent thereof) (or, if at any time neither Moody’s nor S&P or Moody’s (or the equivalent thereof) shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of 36 months or less from the date of acquisition;

(h)      Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower); and

(i)      investment funds investing substantially all of their assets in securities of the types de-scribed in clauses (a) through (g) above.

“Permitted Liens” shall mean:

(a)      Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)      Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, sublandlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens (i) are not overdue for a period of more than sixty (60) days or (ii) are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)      Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d)      Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance arrangements in respect of such obligations, or to secure (or secure the Liens securing) liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(e)      deposits and other Liens securing (or securing the bonds or similar instruments securing) the performance of tenders, statutory obligations, plugging and abandonment or decommissioning obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or in a manner consistent with past practice or industry practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, or otherwise constituting Investments permitted by Section 10.5;

(f)      ground leases, subleases, licenses or sublicenses in respect of real property (other than any Oil and Gas Properties) on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(g)      easements, rights-of-way, restrictive covenants, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights-of-way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of surface estates, rights of way, facilities and equipment) not (i) interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) securing monetary obligations or (iii) materially impairing the value of the affected Borrowing Base Properties, taken as a whole.

(h)      Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)      Liens arising from precautionary Uniform Commercial Code financing statement or similar filings pursuant to Section 10.1(f);

(j)      statutory or common law Liens created in the ordinary course of business in favor of banks and other financial institutions and customary deposit, securities or commodity account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit, securities or commodity accounts or other funds maintained with a creditor depository institution, provided that no such deposit, securities or commodity account is a dedicated cash collateral account (other than a cash withheld account in favor of the Administrative Agent);

(k)      contractual or statutory Liens which arise in the ordinary course of business under or in connection with operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, gathering, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the Oil and Gas Business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause (m) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of the affected Borrowing Base Properties, taken as a whole;

(l)      Liens on pipelines, pipeline facilities, and other midstream assets or facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties;

(m)      any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n)      Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower or such Restricted Subsidiary’s client at which such equipment is located;

(o)      security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; and

(p)      any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof and Liens on Permitted Investments to be used to satisfy or discharge Indebtedness; provided that (i) such Permitted Investments are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such Permitted Investments are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon and other amounts paid in connection with the defeasance or discharge of such Indebtedness plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (b) the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness immediately prior to such Refinancing are not changed as a result of such Refinancing (except that a Credit Party may be added as an additional obligor), (c) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(f), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, (d) the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, (i) are not materially more restrictive on or less favorable to the Borrower and its Restricted Subsidiaries than the terms and conditions of the Refinanced Indebtedness (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums) or (ii) are (A) customary for similar indebtedness in light of current market conditions and (B) this Agreement is amended to incorporate any terms more restrictive than this Agreement; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (e) if the Refinanced Indebtedness is subordinated in right of payment or security such Permitted Refinancing Indebtedness shall be subordinated on terms no less favorable to the Secured Parties.  Notwithstanding the foregoing, Permitted Refinancing Indebtedness in respect of Permitted Additional Debt must constitute Permitted Additional Debt.

“Permitted Tax Distribution” shall have the meaning provided in Section 10.6(c)(i).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years sponsored, maintained for or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate, or with respect to which the Borrower or an ERISA Affiliate has any actual or contingent liability.

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up (including, without limitation, the GSO Preferred Equity Interests).

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.

“Proceeding” shall have the meaning provided in Section 12.7.

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of (a) a contractual royalty, overriding royalty or net profits interest, production payment, partnership or other interest in Oil and Gas Properties or reserves or (b) the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.

“Prohibited Material Contract Amendments” shall mean (a) any amendment, change, supplement or modification, including through a consent or waiver, to the following provisions and definitions or that would permit the following to occur:

(i)      with respect to the Joint Development Agreement, (A) Section 7.8 of the Joint Development Agreement (No Third Party Beneficiaries) as it relates to the Lenders, the Administrative Agent or the Qualified Foreclosure Transferee (as defined therein), (B) any change that would affect the Qualified Foreclosure Transferee’s right to succeed to Borrower’s rights under the Joint Development Agreement, (C) Section 3.2(g) and Section 3.2(h) of the Joint Development Agreement (Function of the Operating Committee), (D) the definition of “Unanimous Consent” and (E) any change or amendment the effect of which would be to remove the Borrower or the Qualified Foreclosure Transferee, as applicable, from the operating committee thereunder,

(ii)     with respect to the Management Services Agreement, (A) Section 16 of the Management Services Agreement (No Third-Party Beneficiaries; Subsidiary Obligations) as they relate to the Lenders, the Administrative Agent or the Qualified Foreclosure Transferee (as defined therein), (B) Section 5(d) of the Management Services Agreement (Separateness Covenants) (provided that changes to correct typographical or other manifest errors shall be permitted subject to the Borrower providing the Administrative Agent three (3) Business Days’ prior written notice of such change (or such lesser time as may be agreed by the Administrative Agent in its sole discretion)) and (C) any change that would affect the Qualified Foreclosure Transferee’s right to succeed to Borrower’s rights under the Management Services Agreement,

(iii)    with respect to the Borrower’s LPA, (A) Section 15.17 of the Borrower’s LPA (Third Party Beneficiaries) as it relates to the Lenders or the Administrative Agent, (B) Section 15.1 of the Borrower’s LPA (Amendments), (C) Section 15.22 of the Borrower’s LPA (Partnership Covenants, Representations and Warranties) (provided that changes to correct typographical or other manifest errors shall be permitted subject to the Borrower providing the Administrative Agent three (3) Business Days’ prior written notice of such change (or such lesser time as may be agreed by the Administrative Agent in its sole discretion)), (D) Section 5.9(b) of the Borrower’s LPA (Independent Director; Separateness Covenants) and (E) any change which would permit Parent to withdraw as the Borrower’s general partner to withdraw, and

(iv)    with respect to the Parent LLCA, (A) Section 12.6 of the Parent LLCA (Third Party Beneficiaries) as it relates to the Lenders or the Administrative Agent, (B) Section 5.13 of the Parent LLCA (Company Covenants,

Representations and Warranties) (provided that changes to correct typographical or other manifest errors shall be permitted subject to the Borrower providing the Administrative Agent three (3) Business Days’ prior written notice of such change (or such lesser time as may be agreed by the Administrative Agent in its sole discretion)) and (C) Section 12.5 of the Parent LLCA (Amendments); and

(b)      any amendment, change, supplement or modification, including through a consent or waiver, to the following provisions and definitions or that would permit the following to occur in a manner adverse to the Lenders or the Borrower:

(i)      with respect to the Joint Development Agreement, (A) any change which would change the standard that no consent is necessary from any party to the Joint Development Agreement in order for the Qualified Foreclosure Transferee (as defined therein) to join the Joint Development Agreement, (B) any change that affects the Administrative Agent’s right to appoint the Qualified Foreclosure Transferee, (C) any change to the definition of “Qualified Foreclosure Transfer” or any provision providing for such transfer, (D) any amendment to the definition of “Foreclosure Transfer”, (E) any change to Section 3.7(e) of the Joint Development Agreement, which limits the rights of the Borrower or the Qualified Foreclosure Transferee to propose wells or the taking of other actions to satisfy drilling commitments under the Development Agreement, (F) any change to Section 3.5 of the Joint Development Agreement (Quorum and Voting) and (G) any change to the definition or implementation of an Alternative Equitable Partition as set forth in Section 4.5 of the Joint Development Agreement (Sale Transaction),

(ii)     with respect to the Development Agreement, at such time that GSO no longer holds Equity Interests in the Borrower, any changes to Section 2.1 of the Development Agreement (Commitment Wells) and Section 3.3 of the Development Agreement (Default),

(iii)    with respect to the Marketing Agreement, at such time that GSO no longer holds Equity Interests in the Borrower, any change to Section 3.1 of the Marketing Agreement (Price) and the definitions of “Purchaser’s Allocable Share of Midstream Charges”, “Producer’s Allocable Share of the Springfield Agreements” and “Producer’s Allocable Share of the Other Contracts” only as they affect such provision, and

(iv)    with respect to the Borrower’s LPA and the Parent LLCA, any change to the independent director provisions, the definition of “Independent Director”, “Cause”, any other component definitions thereof only as they affect such provisions and voting rights for such independent director.

“Prohibited Preferred Amendments” shall mean any amendment, change, supplement or modification, including through a consent or waiver, to (a) the second sentence of Section 4.1(b) of the Borrower’s LPA (Distributions) or any change that would eliminate the effect of such provision, (b) the first sentence of Section 14.2 of the Borrower’s LPA (Optional Redemption) or any change that would eliminate the effect of such sentence or make the GSO Preferred Equity Interests due and payable in full upon an event of default and (c) include a maturity date or mandatory redemption provision to the GSO Preferred Equity Interests.

“Projections” shall mean financial estimates, forecasts and other forward-looking information prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby and the negotiation of the Credit Documents.

“Proposed Acquisition” shall have the meaning provided in Section 10.10(a).

“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).

“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).

“Proved Developed Producing Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Purchase and Sale Agreement” shall have the meaning provided to such term in the recitals of this Agreement.

“Purchase and Sale Agreement Representations” shall mean those certain representations and warranties made by the Seller and its Affiliates in the Purchase and Sale Agreement as are material to the interests of the Lenders, to the extent that the Borrower (or its Affiliates) has the right to terminate, collectively or individually, their obligations under the Purchase and Sale Agreement, or to decline to consummate the Acquisition, in whole or in part, as a result of a breach of such representations and warranties.

“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves calculated in accordance with the most recent Bank Price Deck.

“Qualified Equity Interests” shall mean any Equity Interests of the Borrower or any Parent Entity other than Disqualified Stock.

“Qualified Preferred Equity” shall mean Preferred Stock of the Borrower that is on the same terms as or on terms no less favorable to the Lenders or Borrower than the terms of the GSO Preferred Equity Interests that are issued on the Closing Date.

“Qualifying IPO” shall mean the issuance by Holdings or Parent of its Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Redeem” shall mean, with respect to any Equity Interests, the redemption, repurchase, retirement or other acquisition or retirement for value of such Equity Interests.  “Redemption” shall have a correlative meaning.

“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).

“Refinance” shall have the meaning provided in the definition of Permitted Refinancing Indebtedness contained in this Section 1.1.

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Related Indemnified Person” shall mean, with respect to an Indemnitee, (a) any controlling Person or controlled Affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling

Persons or controlled Affiliates and (c) the respective agents and representatives of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Requested Interim Redetermination” shall have the meaning provided in Section 2.14(b).

“Required Cash Collateral Amount” shall have the meaning provided in Section 3.7(c).

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66.67% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated,

Non-Defaulting Lenders having or holding at least 66.67% of the outstanding principal amount of the Loans and Letter of Credit Exposure (excluding the Loans and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall mean (a) the Initial Reserve Report and (b) (i) any other subsequent report, in form reasonably satisfactory to the Administrative Agent and/or (ii) any other engineering data reasonably acceptable to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of certain Interim Redeterminations) the Proved Reserves attributable to the Borrowing Base Properties, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck; provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), the Borrower shall only be required, for purposes of updating the Reserve Report, to set forth such additional Proved Reserves and related information as are the subject of such acquisition.

“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.12(c).

“Restricted Payments” shall have the meaning provided in Section 10.6.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanchez” shall mean Sanchez Energy Corporation, a Delaware corporation.

“Sanchez Cash Contribution” shall mean the contribution by Sanchez and its subsidiaries, directly or indirectly, to the Borrower in an aggregate amount not less than $100,000,000 for common limited partner interests issued by the Borrower to Holdings.

“Sanchez Indenture Change of Control” shall mean “Change of Control” as defined in the Sanchez Specified Indenture on the date hereof.

“Sanchez O&G” shall mean Sanchez Oil & Gas Corporation, a Delaware corporation.

“Sanchez Parent Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of June 30, 2014, among Sanchez, Royal Bank of Canada, as Administrative Agent, the other agents party thereto and the lenders party thereto, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Sanchez Permitted Holders” shall mean (a) Sanchez and its Controlled Investment Affiliates which Sanchez controls, (b) the officers, directors, employees and other members of management of the Persons described in clause (a) and (c) Antonio R. Sanchez, III and A.R. Sanchez, Jr. and their Immediate

Family Members; provided that for purposes of the definition of “Change of Control” the Persons described in clause (c) above shall not constitute Permitted Holders at any time they hold voting power equal to or more than 50% of all Equity Interests collectively and beneficially held by the Persons described in clauses (a) and (b) above.

“Sanchez Specified Indebtedness” shall mean (a) the Sanchez Parent Credit Agreement, (b) that certain 6.125% Senior Secured Notes Due 2023 Indenture dated June 27, 2014 among Sanchez, the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Sanchez Specified Indenture”), (c) that certain 7.75% Senior Notes Due 2021 Indenture dated June 13, 2013 among Sanchez, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2013 and as further supplemented by that certain Second Supplemental Indenture, dated as of June 2, 2014 and (d) other indebtedness of the type described in clause (a) and (b) of the definition of Indebtedness (including refinancings and replacements of the foregoing) of Sanchez and its subsidiaries that are not “unrestricted subsidiaries” under and pursuant to the terms of the Sanchez Specified Indebtedness.

“Sanchez Specified Indenture” shall have the meaning provided in the definition of Sanchez Specified Indebtedness contained in this Section 1.1.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority.

“Satisfactorily Cash Collateralized or Backstopped” shall mean, with respect to any Letter of Credit, to (a) pledge and deposit with the Issuing Bank in respect of such Letter of Credit as collateral for the L/C Obligations in respect of such Letter of Credit, cash or deposit account balances in an amount equal to 103% of the amount of the Letters of Credit Outstanding in respect of such Letter of Credit or (b) if the Administrative Agent and relevant Issuing Bank benefiting from such collateral shall agree in their reasonable discretion, other forms of credit support (including any backstop letter of credit) in an amount equal to 103% of the amount of the Letters of Credit Outstanding in respect of such Letter of Credit from an issuer reasonably satisfactory to the Administrative Agent and such Issuing Bank, in each case under clause (a) and (b) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank.

“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).

“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, Issuing Bank, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each Subagent pursuant to Section 12.2 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Account” shall have the meaning assigned to such term in the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean, collectively, (a) the Collateral Agreement, (b) the Mortgages and (c) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.9 or Section 9.11 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Seller” and “Sellers” shall have the meaning provided to such term in the recitals of this Agreement.

“Side Letter Agreement” shall mean the side letter agreement between Sanchez, the Borrower and SN EF Maverick, LLC dated as of January 12, 2017 as amended, restated, replaced or otherwise modified in accordance with the terms of this Agreement (including Section 10.13) and any Additional Material Contract that replaces such agreement in accordance of the terms hereof.

“Solvent” shall mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Restricted Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Additional Debt” shall mean any unsecured senior, senior subordinated, subordinated loans or notes or other unsecured funded debt or any Junior Debt issued or incurred by the Borrower or a Restricted Subsidiary (including any Indebtedness incurred pursuant to Section 10.1(b),  Section 10.1(j) and Section 10.1(k)).

“Specified Contractual Requirements” shall mean, with respect to any Person, the terms of any applicable Organizational Documents, joint venture agreement, shareholders’ agreement or similar agreement.

“Specified Representations” shall mean, collectively, the representations and warranties of the Borrower provided in the following sections of this Agreement: Section 8.1(a)(ii),  Section 8.2,  Sections 8.3(c),  Section 8.5,  Section 8.7,  Section 8.14,  Section 8.15,  Section 8.19 and Section 8.20 (with respect to the last sentence).

“Specified Subsidiary” shall mean, at any date of determination any Restricted Subsidiary (a) whose Total Assets at the last day of the applicable Test Period were equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and

the Restricted Subsidiaries at such date, or (b) whose revenues during such Test Period were equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Specified Transaction” shall mean (a) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an equity issuance, to the Borrower, in each case, in connection with an acquisition or Investment, (b) any designation of operations or assets of the Borrower or a Restricted Subsidiary as discontinued operations (as defined under GAAP) (excluding held-for-sale discontinued operations until actually disposed of), (c) any Investment that results in a Person becoming a Restricted Subsidiary, (d) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Agreement, (e) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person or the purchase or acquisition of any material Oil and Gas Properties (as determined by the Borrower in good faith), (f) any Disposition (i) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower or (ii) of a business, business unit, line of business or division of the Borrower or a Restricted Subsidiary or material Oil and Gas Properties (as determined by the Borrower in good faith) or (g) any Investment, issuance or incurrence of Indebtedness, Restricted Payment or transaction under Section 10.7 that by the terms of this Agreement requires a financial ratio to be calculated on a Pro Forma Basis.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Subagent” shall have the meaning provided in Section 12.2.

“Subsidiary” shall mean, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which: (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.1.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap PV” shall mean, as of any date of determination, with respect to any commodity Hedge Agreement, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower or its Restricted Subsidiaries under such Hedge Agreement as of such date based on the Administrative Agent’s then current Bank Price Deck; provided, that the “Swap PV” shall never be less than $0.00.

“Swap Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, the sum of any unpaid amount in respect of such Hedge Agreement and such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.

“Test Period” shall mean (subject to Section 1.11(a)), as of any date of determination, the four consecutive fiscal quarters of the Borrower then last ended and for which financial statements have been delivered to the Administrative Agent in accordance with clause (a) or (b) of Section 9.1;  provided that with respect to dates of determination prior to the date when financials statements have been delivered to the Administrative Agent in accordance with Section 9.1(a) for the fiscal year of the Borrower ending December 31, 2017, the Test Period shall not be such four consecutive four fiscal quarters of the Borrower then last ended, but instead shall be one, two or three fiscal consecutive quarters of the Borrower then last ended based on customary annualization mechanics that are further described in Section 1.11(e).

“Total Assets” shall mean the total assets of any Person determined in accordance with GAAP as shown on the most recent balance sheet of such Person.

“Total Commitment” shall mean the sum of the Commitments of the Lenders.

“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Trademark” shall have the meaning assigned to such term in the Collateral Agreement.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries (or by Sanchez or any direct or indirect Parent Entity of the Borrower and reimbursed by the Borrower) in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the Acquisition and the consummation of the other transactions contemplated by the Purchase and Sale Agreement or related thereto, this Agreement, the payment of Transaction Expenses and the other transactions contemplated by this Agreement and the Credit Documents.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection or priority of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Uniform Customs” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits as approved by the International Chamber of Commerce, commencing on July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Cash” shall mean cash or cash equivalents (including Permitted Investments) of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries; provided that, such Unrestricted Cash shall exclude any cash and cash equivalents of the Borrower and the Restricted Subsidiaries that are (a) set aside in a segregated cash collateral or escrow account for the benefit of a party other than the Borrower, a Guarantor or the Administrative Agent or (b) subject to an account control or securities account control agreement in favor of a third party other than the Administrative Agent.

“Unrestricted Subsidiary” shall mean (a) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that, (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein on such date of designation and such designation shall be permitted only to the extent such Investment is permitted under Section 10.5 on the date of such designation, (ii) such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.14(f) will apply to the extent contemplated thereby and (iii) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation immediately after giving effect thereto and (b) each Subsidiary of an Unrestricted Subsidiary.  No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Specified Additional Debt or any Permitted Refinancing Indebtedness thereof, in each case, to the extent applicable.  The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (each, a “Subsidiary Redesignation”), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, no Borrowing Base Deficiency exists and (B) no Default or Event of Default would result from such Subsidiary Redesignation.

“U.S. Lender” shall mean any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Volumetric Production Payment” shall mean, production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly owned Subsidiary of such person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2      Other Interpretive Provisions.  With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)      The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)      The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)      Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)      The terms “include,” “includes,” and “including” are by way of example and not limitation.

(e)      The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)      Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)      Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i)      Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j)      The word “will” shall be construed to have the same meaning as the word “shall”.

(k)      The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed, including cash, securities, accounts and contract rights.

(l)      The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

1.3      Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

1.4      Rounding.  Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5      References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6      Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight saving or standard, as applicable).

1.7      Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8      Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”).

1.9      Hedging Requirements Generally.  For purposes of any determination with respect to compliance with Section 8.18 or Section 10.10 or any other calculation under or requirement of this Agreement in respect of hedging shall be calculated separately for crude, gas and natural gas liquid.

1.10      Certain Determinations.  For purposes of determining compliance with a covenant set forth in Section 10.1, 10.2, 10.4, 10.5, 10.6, 10.7 and 10.14, but subject to any limitation expressly set forth therein, as applicable, at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or the consummation of any other transaction meets the criteria of one, or more than one, of the exclusions to such covenant permitted pursuant to Section 10.1, 10.2, 10.4, 10.5, 10.6, 10.7 and 10.14, the Borrower shall, in its sole discretion, determine under which such exclusion to such covenant such Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or the consummation of any other transaction (or, in each case, any portion thereof) is permitted.

1.11      Pro Forma and Other Calculations.

(a)      Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio and the Current Ratio, and compliance with covenants determined by reference to Consolidated EBITDAX (or Consolidated Total Assets, Total Assets, PV-9, Consolidated Current Assets or Consolidated Current Liabilities) shall be calculated in the manner prescribed by this Section 1.11;  provided, that notwithstanding anything to the contrary in Section 1.11(b),  Section 1.11(c) or Section 1.11(d), when calculating the Consolidated Total Net Leverage Ratio and Current Ratio for purposes of Section 10.11 (other than for the purpose of determining pro forma compliance with Section 10.11), the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.  In addition, if the Borrower provides to the Administrative Agent the same certifications that it would provide under Section 9.01(b) with respect to internal financial statements of the Borrower, whenever a financial ratio or test is to be calculated on a Pro Forma Basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which such internal financial statements of the Borrower are available (as determined in good faith by the Borrower).  For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating the Consolidated Total Net Leverage Ratio or Current Ratio for purposes of Section 10.11 (other than for the purpose of determining pro forma compliance with Section 10.11), which shall be based on the financial statements delivered pursuant to Section 9.1(a) or Section 9.1(b), as applicable, for the relevant Test Period.

(b)      For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDAX (or Consolidated Total Assets, Total Assets, PV-9, Consolidated Current Assets or Consolidated Current Liabilities), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 1.11(d)) that have been made (i) during the applicable Test Period or (ii) if applicable as described in Section 1.11(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDAX and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, Total Assets, PV-9, Consolidated Current Assets or Consolidated Current Liabilities, on the last day of the applicable Test Period).  If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDAX (or Consolidated Total Assets, Total Assets, PV-9, Consolidated Current Assets or Consolidated Current Liabilities) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c)      Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transactions (including the Transaction) which shall be determined in accordance with clause (a)(vi) of the definition of “Consolidated EBITDAX”; provided, for the avoidance of doubt, no amounts shall be added pursuant to this Section 1.11(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDAX (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(d)      In the event that (i) the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), (ii) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock or (iii) any Restricted Subsidiary issues, repurchases or redeems Preferred Stock, (A) during the applicable Test Period or (B) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness or such issuance, refinancing or redemption of Disqualified Stock or Preferred Stock to the extent required, as if the same had occurred on the last day of the applicable Test Period.

(e)      For the purposes of calculating the Financial Performance Covenant set forth in Section 10.11(a), Consolidated EBITDAX for the fiscal quarter of the Borrower ending (i) June 30, 2017, shall be equal to Consolidated EBITDAX for the fiscal quarter of the Borrower ending on such date multiplied by 4, (ii) September 30, 2017, shall be equal to Consolidated EBITDAX for the two consecutive fiscal quarters of the Borrower ending on such date multiplied by two and (iii) December 31, 2017, shall be equal to Consolidated EBITDAX for the three consecutive fiscal quarters of the Borrower ending on such date multiplied by 4/3; provided that (A) if a calculation of Consolidated EBITDAX is required prior to the delivery of quarterly financial statements for the fiscal quarter of the Borrower ended March 31, 2017 pursuant to Section 9.1(b), then Consolidated EBITDAX shall be equal to (x) the Consolidated EBITDAX for the fiscal quarter ending September 30, 2016 multiplied by two plus (y) the Consolidated EBITDAX for the fiscal quarter ending December 31, 2016 multiplied by two and (B) if Consolidated EBITDAX is required for any Test Period prior to the delivery of quarterly financial statements for the fiscal quarter of the Borrower ended June 30, 2017 pursuant to Section 9.1(b), then Consolidated EBITDAX shall be equal to (x) the

Consolidated EBITDAX for the fiscal quarter ending December 31, 2016 multiplied by two plus (y) the Consolidated EBITDAX for the fiscal quarter ending March 31, 2017 multiplied by two.

Section 2.      Amount and Terms of Credit

2.1      Commitments.

(a)      Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make a loan or loans denominated in Dollars (each a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.

(b)      Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

2.2      Minimum Amount of Each Borrowing; Maximum Number of Borrowings.  The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Loans to reimburse the applicable Issuing Bank with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable.  More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

2.3      Notice of Borrowing.

(a)      Whenever the Borrower desires to incur Loans (other than borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially LIBOR Loans and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 11:00 a.m. (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans.  Such Notice of Borrowing shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration).  The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b)      Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(c)      Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4      Disbursement of Funds.

(a)      No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below.

(b)      Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to a Controlled Account as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing (or, with respect to an ABR Loan, the date of such Borrowing prior to 1:00 p.m. (New York City time)) that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)      Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5      Repayment of Loans; Evidence of Debt.

(a)      The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, on the earlier of (i) the Termination Date and (ii) on the Maturity Date, the then outstanding Loans.

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c)      The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)      The entries made in the Register and accounts and subaccounts maintained pursuant to Sections 2.5(b) and (c) shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided,  however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6      Conversions and Continuations.

(a)      Subject to the penultimate sentence of this Section 2.6(a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2.  Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’, in the case of a continuation of or conversion to LIBOR Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration).  The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)      If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans.  If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in Section 2.6(a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of LIBOR Loans having an interest period of one month, effective as of the expiration date of such current Interest Period.

2.7      Pro Rata Borrowings.  Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages.  It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8      Interest.

(a)      The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(b)      The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBOR Rate, in each case, in effect from time to time.

(c)      If all or a portion of (i) the principal amount of any Loan or (ii) any other amount payable under the Credit Documents (including, without limitation, interest payable thereon and premium, if any) shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00%, (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2.00% from and including the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment) and (C) in the case of any overdue amount not specified in Sections 2.8(c)(A) or 2.8(c)(B) above, a rate per annum equal to the rate per annum otherwise payable at such time on ABR Loans plus 2.00% (or if after maturity, at the interest rate payable on ABR Loans as of the maturity date plus 2.00%).

(d)      Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day.  Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e)      All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)      The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof.  Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9      Interest Periods.  At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be (i) a one-, two-, three- or six- or (if agreed by all the Lenders making such LIBOR Loans) a twelve-month period or (ii) any period shorter than one month (if agreed by all the Lenders making such LIBOR Loans) as requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a)      the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)      if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)      if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)      the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.

2.10      Increased Costs, Illegality, Etc.

(a)      In the event that (x) in the case of Section 2.10(a)(i) below, the Majority Lenders or (y) in the case of Sections 2.10(a)(ii) and 2.10(a)(iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)      on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)      any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), that a Change in Law occurring at any time after the Closing Date shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax (other than (1) Indemnified Taxes or Other Taxes, or (2) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (C) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii)      at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lenders (or the Administrative Agent, in the case of Section 2.10(a)(i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of Section 2.10(a)(i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of Section 2.10(a)(ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto and (z) in the case of Section 2.10(a)(iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b)      At any time that any LIBOR Loan is affected by the circumstances described in Sections 2.10(a)(ii) or 2.10(a)(iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Sections 2.10(a)(ii) or 2.10(a)(iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)      If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date.  Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

2.11      Compensation.  If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, Section 2.6, Section 2.10, Section 5.1, Section 5.2 or Section 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or Section 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12      Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), Section 2.10(a)(iii), Section 2.10(c), Section 3.11 or Section 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.  Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, Section 3.11 or Section 5.4.

2.13      Notice of Certain Costs.  Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, Section 2.11 or Section 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, Tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, Section 2.11 or Section 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14      Borrowing Base.

(a)      Initial Borrowing Base.  For the period from and including the Closing Date to but excluding the first Redetermination Date, the Borrowing Base shall be $330,000,000; provided that, if less than 95% of the PV-9 of the Acquired Assets identified in the Initial Reserve Report are acquired, such amount may be reduced by the amount the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time (and approved by the Required Lenders) but in no case shall such reduction exceed the PV-9 of the Proved

Reserves in respect of the Acquired Assets that were not acquired.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.

(b)      Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on (x) the date that is sixty (60) days after the Closing Date, (y) October 1, 2017 and (z) thereafter, April 1st and October 1st of each year (or, in each case, as promptly as possible thereafter).  In addition, (i) the Borrower may at any time, by notifying the Administrative Agent thereof, (A) once prior to the date of the first Scheduled Redetermination and (B) once during the period between any two Scheduled Redeterminations, and (ii) the Administrative Agent, following the date of the first Scheduled Redetermination, may, including at the direction of the Majority Lenders, by notifying the Borrower thereof, once during the period between two Scheduled Redeterminations, in each case elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (a “Requested Interim Redetermination”) in accordance with this Section 2.14.  In addition to, and not including and/or limited by the Requested Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Requested Interim Redeterminations of the Borrowing Base in the event it acquires Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 5.0% of the Borrowing Base in effect immediately prior to such acquisition (as determined by the Administrative Agent); provided that for purposes of the foregoing, the designation of an Unrestricted Subsidiary owning Oil and Gas Properties with Proved Reserves as a Restricted Subsidiary shall be deemed to constitute an acquisition by the Borrower of Oil and Gas Properties with Proved Reserves.  Substantially contemporaneously with the consummation of the Alternative Equitable Partition in accordance with Section 10.4(p), there shall be an additional Borrowing Base redetermination (an “Alternative Equitable Partition Redetermination” and together with Requested Interim Redeterminations, “Interim Redeterminations”).

(c)      Scheduled and Interim Redetermination Procedure.

(i)      Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 9.12(c) or Section 10.4(p)(ii), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Agreements or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time.

(ii)      The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)      in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Reserve Reports required to be delivered by the Borrower pursuant to Sections 9.12(a) and 9.12(b) in a timely manner, then on or before thirty (30) days prior to the date of the first Scheduled Redetermination, September 1, 2017 and thereafter, March 1 and September 1 of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Reserve Reports required to be delivered by the Borrower pursuant to Sections 9.12(a) and 9.12(b) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

(B)      in the case of an Interim Redetermination, promptly, and in any event, within 15 days after the Administrative Agent has received the required Engineering Reports and/or other information as may be required pursuant to Section 10.4(p)(ii).

(iii)      Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by each Lender in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have 15 days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If, however, at the end of such 15-day period, each Lender or the Required Lenders, as applicable, have not approved, as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to the each Lender (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d).

(d)      Effectiveness of a Redetermined Borrowing Base.  Subject to Section 2.14(h), after a redetermined Borrowing Base is approved by each Lender or the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i)      in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Reserve Reports required to be delivered by the Borrower pursuant to Sections 9.12(a) and 9.12(b) in a timely and complete manner, on the date that is sixty (60) days after the Closing Date, October 1, 2017 and thereafter, the April 1st and October 1st, (or, in each case, as promptly as possible thereafter), following such notice, or (B) if the Administrative Agent shall not have received the Reserve Reports required to be delivered by the Borrower pursuant to Sections 9.12(a) and 9.12(b) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii)      in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.14(h), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)      Reduction of Borrowing Base Upon Incurrence of Borrowing Base Reduction Debt.  Upon the issuance or incurrence of any Specified Additional Debt (other than (i) any Specified Additional Debt constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not exceed the principal amount of the Refinanced Indebtedness and (ii) without duplication of the Specified Additional Debt referenced in Section 2.14(e)(i), the first $200,000,000 of Specified Additional Debt incurred after the Closing Date), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Specified Additional Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.

(f)      Reduction of Borrowing Base Upon Termination of Hedge Positions and Asset Dispositions.

(i)      If the Borrower or any Restricted Subsidiary changes the material economic terms, terminates, unwinds or cancels or creates any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or other Hedge Agreement) upon which the Lenders relied in determining the Borrowing Base (each, an “Affected Commodity Hedge”), and/or

(ii)      If the Borrower or one of the other Credit Parties Disposes of Oil and Gas Properties or Disposes of any Equity Interests in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties and such Disposition involves Borrowing Base Properties included in the most recently delivered Reserve Report, and

(iii)      the sum of (x) the Swap PV of any such Affected Commodity Hedge (after taking into account the economic effect (including with respect to tenor) of any other Hedge Agreement executed contemporaneously with the taking of such actions) plus (y) the aggregate Borrowing Base Value of all such Borrowing Base Properties Disposed of (after giving effect to any concurrent acquisitions of and other Investments in Oil and Gas Properties by the Borrower and the Restricted Subsidiaries with respect to which the Borrower has delivered a Reserve Report in accordance with Section 9.12(b)), in each case, since the later of (I) the last Scheduled Redetermination Date and (II) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f) exceeds 5.0% of the then-effective Borrowing Base then, the Required Lenders shall have the right (upon the affirmative vote of the Required Lenders) to adjust the Borrowing Base in an amount equal to the sum of (1) the Borrowing Base Value, if any, attributable to such Affected Commodity Hedges in the calculation of the then-effective Borrowing Base (after taking into account the economic effect (including with respect to tenor) of any other Hedge Agreement executed contemporaneously with the taking of such actions) and (2) an amount equal to the Borrowing Base Value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base (after giving effect to any concurrent acquisitions of and other Investments in Oil and Gas Properties by the Borrower and the Restricted Subsidiaries with respect to which the Borrower has delivered a Reserve Report in accordance with Section 9.12(b)), where in each case the Borrowing Base Value shall be determined by the Required Lenders in accordance with the usual and customary oil and gas lending criteria as it exists at the particular time.  If the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base Value, if any, attributable to such Affected Commodity Hedges and Disposed of Borrowing Base Properties in the calculation of the then effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(iv)      For the purposes of this Section 2.14(f) a “Disposition” of Oil and Gas Properties shall be deemed to include the designation of a Restricted Subsidiary owning Oil and Gas Properties as an Unrestricted Subsidiary and the Disposition or other transfer of Oil and Gas Properties or the Equity Interests in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties to an Unrestricted Subsidiary.

(g)      Reduction of Borrowing Base Related to Title.  If (i) the Borrower fails to provide the information required by Section 9.13(a) within the time period specified therein or (ii) any title defect or exception requested by the Administrative Agent to be cured pursuant to Section 9.13(b) is not cured within the time period specified therein, the Required Lenders shall have the right to adjust the Borrowing Base upon at least three (3) Business Days’ prior written notice (which such notice shall include the effective date of reduction) such that, after giving effect to such reduction, the Borrower shall have provided reasonably satisfactory title information in respect of the required percentage of the value of the Borrowing Base Properties, and upon the effective date of the reduction specified in the notice described above, the new Borrowing Base will become effective.

(h)      Borrower’s Right to Elect Reduced Borrowing Base.  Within three (3) Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base.  The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to any party’s right to initiate an Interim Redetermination or to the Borrowing Base Adjustment Provisions.

(i)      Administrative Agent Data.  The Administrative Agent hereby agrees to provide, promptly, and in any event within three (3) Business Days, following its receipt of a written request by the Borrower, an updated Bank Price Deck.  In addition, the Administrative Agent agrees, upon reasonable request, to meet with the Borrower to discuss its evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report, its methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

2.15      Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)      Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b)      The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders or each Lender have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 or requiring the consent of each affected Lender pursuant to Section 13.1(a)(A) or (a)(I) shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in or extension of such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;

(c)      If any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion of the Defaulting Lender’s Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to Section 2.15(c)(i) above), in accordance with the procedures set forth in Section 3.7 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized (and such fees shall be payable to the Issuing Banks), (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to such Issuing Bank until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d)      So long as any Lender is a Defaulting Lender, no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless such Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by

Cash Collateralization or a combination thereof in accordance with Section 2.15(c) above or otherwise in a manner reasonably satisfactory to such Issuing Bank, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein);

(e)      If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; and

(f)      Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, each Issuing Bank as a result of any final judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.7 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

Section 3.      Letters of Credit

3.1         Letters of Credit.

(a)      Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, each Issuing Bank, severally, and not jointly, agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the applicable Issuing Bank in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b)      Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than twelve (12) months after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Bank, unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank or as provided under Section 3.2(b);  provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to twelve (12) months or such longer period of time as may be agreed upon by the applicable Issuing Bank, subject to the provisions of Section 3.2(b);  provided,  further, that in no event shall such expiration date occur later than the L/C Maturity Date unless such Letter of Credit is Satisfactorily Cash Collateralized or Backstopped (iv) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (v) no Letter of Credit shall be issued by an Issuing Bank after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Issuing Bank shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing, (vi) no Issuing Bank shall have an obligation to issue a Letter of Credit in a Stated Amount which, when added to the outstanding Letters of Credit issued by such Issuing Bank, would exceed such Issuing Bank’s Maximum Letter of Credit Commitment, and (vii) without the consent of the applicable Issuing Bank, no Letter of Credit shall be issued in any currency other than Dollars.

(c)      Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Issuing Bank (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2      Letter of Credit Applications.

(a)      Whenever the Borrower desires that a Letter of Credit be issued, amended or renewed for its account on its own behalf, or on behalf of its Restricted Subsidiaries, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent a Letter of Credit application, amendment request or any such document as may be approved by the applicable Issuing Bank (each, a “Letter of Credit Application”).  Upon receipt of any Letter of Credit Application or amendment request, the applicable Issuing Bank will (A) use its best efforts to process such Letter of Credit Application on the Business Day on which such Letter of Credit Application is received, provided that such Letter of Credit Application is received no later than 12:00 p.m. (New York City time) on such Business Day, or (B) otherwise issue such Letter of Credit or amendment on the first Business Day next succeeding receipt of such Letter of Credit Application or amendment.  No Issuing Bank shall issue any Letters of Credit unless such Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met.

(b)      If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided,  however, that such Issuing Bank shall not permit any such extension if (i) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c)      Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Issuing Bank shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank.

3.3      Letter of Credit Participations.

(a)      Immediately upon the issuance by an Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b)      In determining whether to pay under any Letter of Credit, the relevant Issuing Bank shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) such Issuing Bank has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability.

(c)      In the event that an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to such Issuing Bank pursuant to Section 3.4(a), such Issuing Bank shall promptly notify the Administrative Agent (which shall promptly notify each L/C Participant) of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds.  Each L/C Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by such Issuing Bank in immediately available funds.  If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Issuing Bank, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.  The failure of any L/C Participant to make available to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.

(d)      Whenever an Issuing Bank receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the L/C Participants pursuant to Section 3.3(c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e)      The obligations of the L/C Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)      any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)      the existence of any claim, set-off, defense or other right that the Borrower or any other Person (including an L/C Participant) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)      any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)      the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

(v)      the occurrence of any Default or Event of Default; or

(vi)      any other event, condition of circumstance, whether or not similar to the foregoing.

3.4      Agreement to Repay Letter of Credit Drawings.

(a)      The Borrower hereby agrees to reimburse the relevant Issuing Bank by making payment in Dollars or to the Administrative Agent for the account of such Issuing Bank (whether with its own funds or with proceeds of the Loans) in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement if such Issuing Bank provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (New York City time) on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under Section 3.4(a)(i) or 3.4(a)(ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Issuing Bank, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a);  provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing, and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent.  Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7.  The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the relevant Issuing Bank for the related Unpaid Drawing.  In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction.  Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b)      The obligations of the Borrower under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Issuing Bank, any beneficiary of a Letter of Credit, the Administrative Agent or any Lender (including in its capacity as an L/C Participant) or any other Person, including any defense based upon (i) the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit, (ii) any non-application or misapplication by the beneficiary of the proceeds of such Drawing, (iii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, (vi) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The Borrower expressly agrees that any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof as determined by a final and non-appealable judgment of a court of competent jurisdiction.  In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its sole discretion either accept or make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit (unless the Borrower shall consent to payment thereon not withstanding such lack of strict compliance).

3.5      New or Successor Issuing Bank.

(a)      Any Issuing Bank may resign as an Issuing Bank upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  The Borrower may replace any Issuing Bank for any reason upon written notice to such Issuing Bank and the Administrative Agent and may add Issuing Banks at any time upon notice to the Administrative Agent.  If an Issuing Bank shall resign or be replaced, or if the Borrower shall decide to add a new Issuing Bank under this Agreement, then the Borrower may appoint from among the Lenders (who have agreed to act as successor issuer of Letters of Credit or a new Issuing Bank) a successor issuer of Letters of Credit or a new Issuing Bank, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Issuing Bank, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Bank hereunder, and the term “Issuing Bank” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment.  The acceptance of any appointment as an Issuing Bank hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder.  After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.  In connection with any resignation or replacement pursuant to this Section 3.5(a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the outstanding Letters of Credit to be Satisfactorily Cash Collateralized or Backstopped.  After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.

(b)      To the extent that there are, at the time of any resignation or replacement as set forth in Section 3.5(a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in Section 3.5(a) above.

3.6      Role of Issuing Bank.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) or such Issuing Bank’s unlawful failure (as finally determined by a court of competent jurisdiction) to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.7      Cash Collateral.

(a)      Upon the request of the Majority Lenders if, as of or following the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the Letters of Credit Outstanding.

(b)      If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.

(c)      For purposes of this Agreement, “Cash Collateralize” shall mean to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized (the “Required Cash Collateral Amount”) or (ii) if the relevant Issuing Bank benefiting from such collateral shall agree in its reasonable discretion, other forms of credit support (including any backstop letter of credit) in a face amount equal to 103% of the Required Cash Collateral Amount from an issuer reasonably satisfactory to such Issuing Bank, in each case under Section 3.5(c)(i) and 3.5(c)(ii) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

3.8      Applicability of ISP and UCP.  Unless otherwise expressly agreed to by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued (a) the rules of the ISP or the Uniform Customs and Practice for Documentary Credits shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.9      Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.10      Letters of Credit Issued for Restricted Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the relevant Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

3.11      Increased Costs.  If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank, or any L/C Participant’s L/C Participation therein, or (b) impose on any Issuing Bank or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such L/C Participant hereunder (other than (i) Indemnified Taxes or Other Taxes or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than 15 days) after receipt of written demand to the Borrower by such Issuing Bank or such L/C Participant, as the case may be (a copy of which notice shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such L/C Participant such additional amount or amounts as will compensate such Issuing Bank or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that no Issuing Bank or L/C Participant shall be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date.  A certificate submitted to the Borrower by the relevant Issuing Bank or an L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Bank or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

Section 4.      Fees; Commitments.

4.1      Fees.

(a)      The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date.  Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to Section 4.1(a)(i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.

(b)      The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for LIBOR Loans on the average daily Stated Amount of such Letter of Credit.  Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to Section 4.1(a)(i) above).

(c)      The Borrower agrees to pay to each Issuing Bank a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank).  Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to Section 4.1(a)(i) above).

(d)      The Borrower agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the relevant Issuing Bank and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e)      The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2      Voluntary Reduction of Commitments.

(a)      Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments, in whole or in part; provided that (i) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment of such Lender and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding Section 4.2(a)(i)(x) shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder and prior to any reduction being made to the Commitment of any other Lender), (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (iii) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.

(b)      The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.

Notwithstanding anything to the contrary contained in this Agreement, any such notice of commitment termination pursuant to Section 4.2 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

4.3      Mandatory Termination of Commitments.  The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Termination Date.

Section 5.    Payments.

5.1      Voluntary Prepayments.  The Borrower shall have the right to prepay Loans without premium or penalty, in whole or in part from time to time on the following terms and conditions:

(a)      the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of LIBOR Loans, three (3) Business Days prior to and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b)      each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding LIBOR Loans at such time, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding ABR Loans at such time; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans; and

(c)      any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid.  At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender except in accordance with Section 2.15(f).

Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to Section 5.1 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

5.2      Mandatory Prepayments.

(a)      Repayment following Optional Reduction of Commitments.  If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Issuing Banks and the L/C Participants an amount in cash or otherwise Cash Collateralize an amount equal to such excess as provided in Section 3.7.

(b)      Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.

(i)      If, at any time, a Borrowing Base Deficiency exists (including as a result of a redetermination of the Borrowing Base in accordance with Section 2.14(b), but excluding any adjustment to the Borrowing Base pursuant to Sections 2.14(e),  2.14(f) or 2.14(h)), then the Borrower shall, within ten (10) Business Days after (x) its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency or (y) in the case of Section 2.14(g) the effectiveness of a new Borrowing Base, inform the Administrative Agent that it intends to take one or more of the following actions (with the option in Section 5.2(b)(i)(B) being deemed to be selected by the Borrower, if the Borrower fails to so inform the Administrative Agent):  (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, (B) prepay the Loans in six equal monthly installments, commencing on the 30th day following such election with each payment being equal to l/6th of the aggregate principal amount of such Borrowing Base Deficiency, (C) within 15 days following such election, designate additional Oil and Gas Properties (accompanied by engineering reports reasonably acceptable to the Administrative Agent) not evaluated in the most recently delivered Reserve Report or other Collateral acceptable to the Administrative Agent having a Borrowing Base Value (as proposed by the Administrative Agent and approved by the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such Borrowing Base Deficiency and within 30 days of such designation take actions as may be required for such designated Oil and Gas Properties to become Mortgaged Properties, or (D) undertake a combination of Sections 5.2(b)(i)(A),  5.2(b)(i)(B) and 5.2(b)(i)(C);  provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.7;  provided  further, that any Borrowing Base Deficiency must be cured on or prior to the Termination Date.

(ii)      Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e),  2.14(f) or 2.14(h), if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such Borrowing Base Deficiency as provided in Section 3.7.  The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral no later than three (3) Business Days following the date it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this Section 5.2(b)(ii) must be made on or prior to the Termination Date.

(c)      Application to Loans.  With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of a Defaulting Lender except in accordance with Section 2.15(f). In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(d)      LIBOR Interest Periods.  In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, other than on the last day of the Interest Period thereof so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount.  Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(e)      Application of Proceeds.  The application of proceeds pursuant to this Section 5.2 shall not reduce the aggregate amount of Commitments under the Facility and amounts prepaid may be reborrowed subject to the Available Commitment.

5.3      Method and Place of Payment.

(a)      Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Issuing Banks entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account.  All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars.  The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Issuing Banks, as applicable, entitled thereto.

(b)      For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day as set forth in Section 1.7 and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4      Net Payments.

(a)      Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower, any Guarantor or the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.  After any payment of Taxes by any Credit Party to a Governmental Authority as provided in this Section 5.4, the Borrower or other applicable withholding agent shall deliver to the Administrative Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)      The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for, any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c)      The Credit Parties shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error and shall constitute a required notice for purposes of Section 2.13.

(d)      Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e)      Without limiting the generality of Section 5.4(d), each Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(i)      in the case of a Non-U.S. Lender, deliver to the Borrower and the Administrative Agent two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service (“IRS”) Form W-8BEN or form W-8BEN-E, as applicable (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit J hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a “10-percent shareholder” (within the meaning of Section 881(c)(3)(B) of the Code) of the Borrower, is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code) and the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States), (B) IRS Form W-8BEN or Form W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) IRS Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in Section 5.4(e)(i)(A) and 5.4(e)(i)(B) above, provided that if the Non-U.S. Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, a certificate substantially in the form of Exhibit J hereto may be provided by such Non-U.S. Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made; provided,  however, that such other form and supplementary documentation described in this Section 5.4(e)(i)(D) (other than forms and documentation also described in Sections 5.4(e)(i)(A),  5.4(e)(i)(B), or 5.4(e)(i)(C)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; and

(ii)      in the case of a U.S. Lender, deliver to the Borrower and the Administrative Agent two IRS Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding.

Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) shall be delivered by such Lender (i) on or prior to the date it becomes a party to this Agreement, (ii) on or before any date on which such documentation expires or becomes obsolete or invalid, (iii) after the occurrence of any change in the Lender’s circumstances requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided.

Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e);  provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

(f)      If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it has received a refund of an Indemnified Tax or Other Tax for which it has been indemnified pursuant to this Section 5.4 (including by the payment of additional amounts pursuant to this Section 5.4), then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse net after-Tax position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority.  No Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this Section 5.4(f) or any other provision of this Section 5.4.

(g)      On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement, the Administrative Agent shall deliver to the Borrower whichever of the following is applicable: (i) two executed copies of IRS Form W-9 or (ii) two executed copies of IRS Form W-8IMY certifying that it is a U.S. branch and has agreed to be treated as U.S. person for U.S. federal withholding tax purposes with respect to payments received by it from the Borrower.

(h)      If a payment made to any Lender under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this Section 5.4(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)      For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Issuing Bank and the term “applicable law” or “Requirement of Law” includes FATCA.

(j)      The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5      Computations of Interest and Fees.

(a)      Except as provided in the next succeeding sentence, interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)      Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6      Limit on Rate of Interest.

(a)      No Payment Shall Exceed Lawful Rate.  Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)      Payment at Highest Lawful Rate.  If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)      Adjustment if Any Payment Exceeds Lawful Rate.  If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d)      Rebate of Excess Interest.  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6.   Conditions Precedent to Closing Date

6.1      Conditions Precedent to Closing Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit under this Agreement on the Closing Date are subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

(a)      Credit Agreement.  The Administrative Agent (or its counsel) shall have received from each party hereto counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(b)      Consummation of Acquisition.  The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the Closing Date, in accordance with the terms of the Purchase and Sale Agreement without giving effect to any amendments, consents or waivers thereto that is materially adverse to the interest of the Lenders without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed) and without there being any right of the Borrower or its Affiliates to terminate or not consummate the Acquisition that was available to the Borrower and its

Affiliates which was unexercised without the consent of the Lead Arrangers (such consent not to be unreasonably withheld or delayed).

(c)      Purchase and Sale Agreement Representations and Specified Representations.  The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower, certifying that as of the Closing Date, the Purchase and Sale Agreement Representations and the Specified Representations shall be true and correct in all material respects.

(d)      Legal Opinions.  The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, (i) an opinion of Kirkland & Ellis LLP, counsel to the Credit Parties, substantially in the form of Exhibit M-1, (ii) an opinion of Kirkland & Ellis LLP, as special counsel to Sanchez, Parent, Holdings and Borrower, substantially in the form of Exhibit M-2 and (iii) an opinion of Akin Gump Strauss Hauer & Feld LLP, as special counsel to Sanchez, Parent, Holdings and the Borrower, substantially in the form of Exhibit M-3.

(e)      Organizational Documentation.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Credit Parties, Parent and Holdings setting forth (i) resolutions of the Board of Directors with respect to the authorization of each of the Credit Parties to execute and deliver the Credit Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of each Credit Party, of Holdings or of Parent (A) who are authorized to sign the Credit Documents (on behalf of such Credit Party) to which such Credit Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such Authorized Officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of the Credit Parties, Holdings and Parent, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(f)      Closing Certificate.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying (i) after giving effect to the Acquisition, to the percentage of the aggregate PV-9 of the Proved Reserves in respect of the Acquired Assets included in the Initial Reserve Report that the Borrower will acquire as a result of the Acquisition, (ii) (A) to the transactions for which the Borrower and/or its Subsidiaries have material joint and several liability with any party as of the Closing Date and (B) that all transactions to which the Borrower and/or its Subsidiaries have joint and several liability are arms-length transactions, (iii) the conditions set forth in Sections 6.1(b),  6.1(c),  6.1(s) and  6.1(w) have been satisfied or waived, (iv) that attached to the certificate as Schedule 1 is a true and complete copy of the Purchase and Sale Agreement and (v) that Exhibits L and N-1 through N-6 represent true and complete copies of the GSO Preferred Equity Documentation referenced in Section 6.1(t) and the Material Contracts referenced in Section 6.1(x).

(g)      Good Standing.  The Administrative Agent shall have received a certificate of good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date prior to the Closing Date from such Secretary of State (or other similar official).

(h)      Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.3(a).

(i)      Solvency Certificate.  The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I hereto and signed by a Financial Officer of the Borrower.

(j)      Initial Reserve Report.  The Administrative Agent shall have received the Initial Reserve Report.

(k)      Security Documents.  The Administrative Agent shall have received (i) from each party thereto executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of the Collateral Agreement, (ii) UCC financing statements in proper form for filing sufficient to perfect the Collateral Agent’s security interest in the Collateral perfected by such UCC financing statements and authorization to file such UCC financing statements and (iii) stock certificates, if any, representing the Equity Interests in (A) each Domestic Subsidiary that is a Material Subsidiary owned by a Credit Party and (B) the Borrower, accompanied, in each case, by undated stock powers executed in blank.

(l)      Lien Searches.  The Administrative Agent (or its counsel) shall have received customary UCC, tax and judgment lien search results with respect to the Borrower and its Restricted Subsidiaries in their applicable jurisdictions of organization.

(m)      Insurance Certificates.  The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to Section 9.3.

(n)      Financial Information.  The Administrative Agent shall have received audited statements of revenues and direct expenses with respect to the Acquired Assets for fiscal years ended December 31, 2014 and December 31, 2015 and for the nine-month period ended September 30, 2016 (the “Closing Date Financials”).

(o)      Pro Forma Financials.  The Administrative Agent shall have received (a) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the nine-month period ending September 30, 2016 and (b) a pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending December 31, 2015, in each case, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

(p)      Minimum Availability.  On the Closing Date, after giving effect to the Transactions, the Borrower shall have Available Commitments of not less than $65,000,000.

(q)      PATRIOT Act.  The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Credit Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act that has been requested by the Administrative Agent in writing not less than ten (10) Business Days prior to the Closing Date.

(r)      Fees and Expenses.  The Administrative Agent, Lead Arrangers and the Lenders shall have received all fees due on the Closing Date and, to the extent invoiced at least three (3) Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(s)      Equity Contribution.  The Equity Contribution shall have been consummated, or on the Closing Date shall be consummated substantially concurrently with the funding of the initial Borrowings hereunder and shall not be less than the amount equal to the greater of (i) the aggregate amount sufficient, when combined with the amount of any Borrowings on the Closing Date, to consummate the Acquisition and (ii) 60.0% of the purchase price paid by the Borrower under the Purchase and Sale Agreement for the Acquired Assets.

(t)      GSO Preferred Equity Documentation.  The GSO Preferred Equity Documentation shall be consistent with the forms attached hereto as Exhibit L.

(u)      Minimum Hedging.  The Administrative Agent shall have received reasonably satisfactory evidence from the Borrower that the Borrower has entered into Hedge Agreements with Approved Counterparties having notional volumes (excluding any volumes hedged pursuant to basis differential Hedge Agreements) equal to not less than 80.0% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Proved Developed Producing Reserves in respect of the Acquired Assets based upon the Initial Reserve Reports for the period of eighteen (18) months commencing immediately after the Closing Date (beginning with the calendar month no later than April 2017).  With respect to such hedging requirements at least 75.0% of the notional volumes in respect of such Hedging Agreements provided for thereunder shall be in the form of (x) swaps, (y) puts or (z) collars (which, in the case of puts and collars, such puts and the put component of such collars shall be at then market prices as determined in good faith and certified to by an Authorized Officer of the Borrower; provided that such puts and the put component of such collars may be entered into at prices that are within 5.0% of then market prices for the relevant commodity being hedged).

(v)      Releases.  The Administrative Agent shall have received, or concurrently with the Closing Date shall receive, evidence reasonably satisfactory to the Administrative Agent that duly executed recordable releases and terminations in forms reasonably acceptable to the Administrative Agent with respect to any and all liens or security interests encumbering the Acquired Assets relating to any Indebtedness for borrowed money of the Sellers or their Affiliates (as such term is defined in the Purchase and Sale Agreement) have been obtained.

(w)      No Material Indebtedness.  On the Closing Date, after giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have any Material Indebtedness for borrowed money other than the Facility, with any existing Indebtedness for borrowed money having been paid in full, any commitments associated with such indebtedness terminated and all liens and security interests released.

(x)      Material Documents.  The Material Contracts shall be consistent with the forms attached hereto as (a) in the case of the Joint Development Agreement, Exhibit N-1, (b) in the case of the Management Services Agreement, Exhibit N-2, (c) in the case of the Borrower’s LPA, Exhibit N-3, (d) in the case of the Parent LLCA, Exhibit N-4, (e) in the case of the Development Agreement, Exhibit N-5, (f) in the case of the Marketing Agreement, Exhibit N-6 and (g) in the case of the Side Letter Agreement, Exhibit N-7.

(y)      Expiration Date.  The Closing Date shall occur prior to the Expiration Date.

The Administrative Agent shall notify the Credit Parties and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 7.      Conditions Precedent to Subsequent Credit Events.

The agreement of each Lender to make any Loan requested to be made by it on any date after the Closing Date, and the obligation of any Issuing Bank to issue Letters of Credit or amend any Letter of Credit to increase the amount thereof on any date after the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)      No Default or Event of Default.  At the time of each such Credit Event and also after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(b)      Representations and Warranties.  All representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).

(c)      Notice of Borrowing; Letter of Credit Application.  Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a) or, in the case of a Letter of Credit, prior to the issuance of each Letter of Credit or any amendment to increase the amount of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application as required by Section 3.2(a).

The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8.      Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in, or increase the amount of, Letters of Credit as provided for herein, the Borrower makes, on the date of each Credit Event, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance, or increase in the amount, of the Letters of Credit:

8.1      Corporate Status.  Each of the Parent, Holdings, Borrower and each Material Subsidiary of the Borrower (a)(i) is duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.2      Corporate Power and Authority; Enforceability.  The Parent, Holdings and each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.  The Parent, Holdings and each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3      No Violation.  None of the execution, delivery or performance by the Parent, Holdings or any Credit Party of the Credit Documents to which it is a party will (a) contravene any Requirement of Law, except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and Permitted Liens) pursuant to the terms of Sanchez Specified Indebtedness with an aggregate principal amount in excess of $25,000,000, any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or in the case of such Sanchez Specified Indebtedness in any material respect or (c) violate any provision of the Organizational Documents of the Parent, Holdings, any Credit Party or any of the Restricted Subsidiaries.

8.4      Litigation.  Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened in writing with respect to the Borrower or any of its Restricted Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

8.5      Margin Regulations.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6      Governmental Approvals; Other Consents.  The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or any other Person in connection with (a) the execution, delivery or performance by, or enforcement against, the Parent, Holdings or any Credit Party of this Agreement or any other Credit Document, (b) the grant by Parent, Holdings or any Credit Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Credit Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the

Security Documents and (iii) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7      Investment Company Act.  Neither any Credit Party nor the Parent or Holdings is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8      True and Complete Disclosure.

(a)      All written factual information delivered to the Administrative Agent and the Lenders (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Parent, Holdings, the Borrower, the Restricted Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby and the negotiation of the Credit Documents (as modified or supplemented by other information so furnished), when taken as a whole, was true and correct in all material respects, as of the date when made and did not, taken as a whole, contain any untrue statement of a material fact as of the date when made or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)      The Projections (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections were furnished to the Lenders and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

(c)      As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness, any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, have not been disclosed to the Administrative Agent.

8.9      Tax Matters.  Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and its Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as withholding agent) and (b) has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP.

8.10      Compliance with ERISA.

(a)      (i) Each Plan (excluding Multiemployer Plans and Foreign Plans) is in compliance with ERISA, the Code and any applicable Requirement of Law; (ii) no Reportable Event has occurred with respect to any Plan (excluding Multiemployer Plans and Foreign Plans); (iii) no Plan (excluding Multiemployer Plans and Foreign Plans) is “insolvent” (within the meaning of Section 4245 of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), and no written notice of any such insolvency or endangered or critical status has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; (iv) none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate, been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; (v) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Plan (excluding Multiemployer Plans and Foreign Plans) or to appoint a trustee to administer any Plan (excluding Multiemployer Plans and Foreign Plans), and no written notice of any such proceedings has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; (vi) no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan (excluding Multiemployer Plans and Foreign Plans); and (vii) no ERISA Event has or is reasonably likely to occur with respect to any Plan, except to the extent that a breach of any of the representations or warranties in this Section 8.10(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect.  No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.10(a), be reasonably likely to have a Material Adverse Effect.  With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.10(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for “termination” (within the meaning of Title IV of ERISA) of such Plans under ERISA, are made to the knowledge of the Borrower.

(b)      All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect.  All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.11      Subsidiaries; Equity Interests.  Schedule 8.11 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions).  Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date (after giving effect to the Transactions) has been so designated on Schedule 8.11.  All of the outstanding Equity Interests in the Borrower and the Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and all such Equity Interests owned by any Credit Party are owned free and clear of all Liens except (i) those created under the Security Documents and (ii) any nonconsensual Lien that is permitted under Section 10.2.

8.12      Environmental Laws.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of the Subsidiaries are in compliance with all applicable Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim; (iii) neither the Borrower nor any Subsidiary is conducting or has been ordered by a governmental agency to conduct any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.13      Properties.

(a)      Assuming that all applicable Governmental Authorities have granted approvals, made recordations and taken such other actions as are necessary in connection with the Transactions and any assignments made in connection therewith, except as set forth on Schedule 8.13 hereto, each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and valid title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  After giving full effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as such working interests and net revenue interests are reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b)      All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c)      The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d)      All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would not reasonably be expected to have a Material Adverse Effect.

8.14      Solvency.  After giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement), the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

8.15      Security Documents.  The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien or security interest in the respective Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable Lien or security interest in such Collateral may be created under any applicable Requirement of Law (subjected to Permitted Liens), which Lien or security interest, upon the filing of financing statements, recordation of the Mortgages or the obtaining of possession or “control,” in each case, as applicable, with respect to the relevant Collateral as required under the applicable UCC or applicable local law, will constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower and each other Credit Party thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Liens which are permitted to be prior and superior), in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable UCC, recordation of the Mortgages under applicable local law or by obtaining possession or “control.”

8.16      Gas Imbalances, Prepayments.  On the Closing Date, except as set forth on Schedule 8.16, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.0% of the aggregate Hydrocarbon volumes (stated on an Mcf equivalent basis) listed on the most recent Reserve Report, that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.17      Marketing of Production.  Except as set forth on Schedule 8.17 or otherwise disclosed to the Administrative Agent in writing, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s and its Restricted Subsidiaries’ average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months.

8.18      Hedge Agreements.  Schedule 8.18 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedge Agreements of each Credit Party, the terms thereof relating to the type, term, effective date, termination date and notional amounts or volumes, the net mark to market value thereof (as of February 24, 2017), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.19      PATRIOT Act.  On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the PATRIOT Act.

8.20      Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors, and to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

8.21      No Material Adverse Effect.  Since the Closing Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

8.22      Financial Statements.

(a)      The annual financial statements in respect of the Closing Date Financials and, on and after the first date of delivery of financial statements pursuant to Section 9.1(a), the most recent financial statements delivered pursuant to Section 9.1(a) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except for customary year-end adjustments and the absence of complete footnotes and as otherwise expressly noted therein.

(b)      The interim financial statements in respect of the Closing Date Financials and, on and after the first date of delivery of financial statements pursuant to Section 9.1(b), the most recent financial statements delivered pursuant to Section 9.1(b) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

8.23      Insurance.  The properties of each Credit Party and each of its Restricted Subsidiaries are insured in accordance with the requirement of Section 9.3.

8.24      Use of Proceeds.  The proceeds of the Loans shall be used for the acquisition, development and exploration of Oil and Gas Properties, and for working capital and other general corporate and partnership purposes of the Borrower and its Subsidiaries (including any transaction permitted hereunder).

8.25      Foreign Operations.  The Borrower and the other Credit Parties do not own any Oil and Gas Properties not located within and will not conduct any operations outside the geographical boundaries of the United States.

8.26      Senior Debt Status.  The Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any senior subordinated or subordinated Indebtedness and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

8.27      EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

Section 9.      Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until Payment in Full.

9.1      Information Covenants.  The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)      Annual Financial Statements.  Within 90 days after the end of each fiscal year (120 days in the case of the fiscal year ending December 31, 2017) (and, in the case of the fiscal year ended December 31, 2016, such financial statements shall be limited to revenues and direct expenses with respect to the Acquired Assets), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows and a reasonably detailed description of the business activities that took place during the period covered by the financial statements, and, beginning with the financial statements for the fiscal year ending December 31, 2018, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements) prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by KPMG LLP or another independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a scope of audit or “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of an upcoming maturity date of the Facility, (y) any potential or actual inability to satisfy a financial maintenance covenant, including the Financial Performance Covenants, on a future date or in a future period or (z) any cross-default or prospective cross default under another debt facility on the basis of a potential or actual inability to satisfy a financial maintenance covenant, including the Financial Performance Covenants, on a future date or in a future period), together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the Financial Performance Covenants that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof.

(b)      Quarterly Financial Statements. With respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower, on or before the date that is 45 days after the end of each such quarterly accounting period (or, in the case of any fiscal quarter ending after the Closing Date and on or prior to September 30, 2017, 60 days), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows and a reasonably detailed description of the business activities that took place during the period covered by the financial statements and, beginning with the financial statements for the quarterly period ending March 31, 2018, setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of such periods in the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(c)      Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the fiscal quarter ending June 30, 2017, the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenants as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the amount of any pro forma adjustment not previously set forth in a certificate of a Financial Officer or any change in the amount of a pro forma adjustment set forth in any certificate of a Financial Officer previously provided and, in either case, in reasonable detail, the calculations and basis therefor, (iv) in the case of the delivery of financial statements provided for in Section 9.1(a), in reasonable detail the Applicable Equity Amount as at the end of the fiscal year to which such financial statements are applicable, (v) any new Subsidiaries that have been formed since the delivery of the last such certificate, whether such Subsidiaries need to become Credit Parties and copies of their Organizational Documents, (vi) in the case of the delivery of financial statements provided for in Section 9.1(a), a specification of each application by or on behalf of any Credit Party for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright

Office, as applicable, filed during the preceding twelve-month period and (vii) a reasonably detailed description of any Preferred Stock (including the aggregate value of such Preferred Stock and information as to whether such Preferred Stock constitutes GSO Controlled Preferred Equity Interests or Qualified Preferred Equity) issued by the Borrower since the later of (A) the Closing Date and (B) the fiscal quarter most recently ended.

(d)      Notice of Default; Litigation; ERISA Events.  Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending or threatened in writing against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect and (iii) the occurrence of any ERISA Event or similar event with respect to a Plan or Foreign Plan, in each case, that would reasonably be expected to have a Material Adverse Effect.

(e)      Environmental Matters.  Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)      any Environmental Claim brought, filed or threatened in writing against any Credit Party; and

(ii)      the actual release or threatened release of any Hazardous Material on, at, under or from any facility owned or leased by a Credit Party in violation of Environmental Laws or as would reasonably be expected to result in liability under Environmental Laws or the conduct of any investigation, or any removal, remedial or other corrective action under Environmental Laws in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any facility owned or leased by a Credit Party.

All such notices shall describe in reasonable detail the nature of the claim, investigation, removal or remedial action.

(f)      Other Information.  With reasonable promptness, but subject to the limitations set forth in the last sentence of Section 9.2(a), such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g)      Certificate of Authorized Officer – Hedge Agreements.  Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all commodity Hedge Agreements of the Borrower and each Credit Party, the material terms thereof (in respect of the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of such fiscal year or period, as applicable and for which a mark-to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.17 or on any previously delivered certificate delivered pursuant to this Section 9.1(g), any margin required or supplied under any credit support document and the counterparty to each such agreement; provided that such certificate shall be required solely to the extent the foregoing certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(h)      Certificate of Authorized Officer – Gas Imbalances.  Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, certifying that as of the last Business Day of the most recently ended fiscal year or period, as applicable, except as specified in such certificate, on a net basis, there are no gas imbalances, ship or pay obligations or other prepayment obligations exceeding 2.0% of the aggregate Hydrocarbon volumes (stated on an Mcf equivalent basis) listed on the most recent Reserve Report, that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; provided that such certificate shall be required solely to the extent the foregoing information and its certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(i)      Certificate of Authorized Officer – Production Report and Lease Operating Statement.  Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the then current fiscal year to date, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month; provided that such certificate shall be required solely to the extent the foregoing information and its certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(j)      List of Purchasers.  At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party which account for greater than 25% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the fiscal year for which such financial statements relate.

(k)      Cash Flow and Capex Projections and Financial Projections; Approved Budget.  (i) Concurrently with the delivery of the March 1st and September 1st Reserve Reports pursuant to Section 9.12(a), a reasonably detailed consolidated projection of cash flows and capital expenditures for the following four fiscal quarter period (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), which financial projections shall in each case be accompanied by a certificate of an Authorized Officer stating that such financial projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such financial projections, it being understood that actual results may vary from such financial projections and that such variations may be material.  (ii) Each Approved Budget (as defined under the Joint Development Committee) when approved by the Operating Committee (as defined under the Joint Development Committee).

(l)      Certificate of Authorized Officer – Marketing Agreements.  Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material marketing agreements for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and are not cancellable on 60 days’ notice or less without penalty or detriment; provided that such certificate shall be required solely to the extent the foregoing information and its certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(m)      Sales and Dispositions and Hedge Unwinds.

(i)      In the event the Borrower or any Restricted Subsidiary intends to Dispose of any Borrowing Base Properties, or Equity Interests in any Person owning Borrowing Base Properties, in each case, with a Borrowing Base Value in excess of 3.0% of the then-effective Borrowing Base in a single transaction or in multiple transactions since the later of (A) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f) when combined with the Swap PV of any Hedge Agreements terminated, unwound or otherwise Disposed of by the Borrower or any Restricted Subsidiary during such time period, three (3) Business Days (or such shorter time period agreed by the Administrative Agent) prior written notice (which, for the avoidance of doubt, may be delivered by email) of such Disposition, the Borrowing Base Properties that are the subject of such Disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.

(ii)      In the event that the Borrower or any Restricted Subsidiary intends to terminate, unwind or otherwise Dispose of Hedge Agreements with respect to which the Borrower reasonably believes the Swap PV of which (after taking into account the economic effect (including with respect to tenor) of any other Hedge Agreement executed contemporaneously with the taking of such actions and including any anticipated decline in the mark-to market value thereof)

is in excess of 3.0% of the then-effective Borrowing Base in a single transaction or in multiple transactions since the later of (A) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f) when combined with the Borrowing Base Value of any Disposition of any Borrowing Base Properties, or Equity Interests in any Person owning Borrowing Base Properties made during such time period, prior or concurrent written notice (which, for the avoidance of doubt, may be delivered by email) of the foregoing, the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom and any other details thereof reasonably requested by the Administrative Agent.

(n)      Notices of Material Events related to Material Contracts.

(i)      Written notice of any default or similar event under, or termination of, any Material Contract as promptly as practicable upon the Borrower or an Authorized Officer of the Borrower obtaining knowledge of such event (but, in any event, within three (3) Business Days upon receiving or providing written thereto from a third party (or such longer time agreed to by the Administrative Agent)).

(ii)      Three (3) Business Days (or such shorter time agreed to by the Administrative Agent) prior written notice of any amendments, supplements, modifications, including through a waiver or consent, under any Material Contract.

(iii)      As promptly as practicable after receipt, or provision, of any “Tag-Along Notice”, notice of a “Tag-Along Offer”, “ROFO Notice” or “IPO Notice” (each such quoted term having the meaning ascribed to it under the Joint Development Agreement) (but, in any event, within three (3) Business Days upon receiving or providing written thereto from a third party (or such longer time agreed to by the Administrative Agent)).

(iv)      Prior written notice of entry into any transaction by the Borrower or its Restricted Subsidiaries with an Affiliate (other than the Borrower and the Restricted Subsidiaries) in which the Borrower or its Restricted Subsidiaries are jointly and severally liable with any other party for any obligation together with a certification from an Authorized Officer of the Borrower that such transaction is an arms-length transaction and will not result in a Default under any Credit Document or a breach of the Borrower’s LPA or the Parent LLCA.

(v)      After the appointment of an Independent Director (as defined in the Parent LLCA) to the board of directors of Parent or any Subsidiary, (A) five (5) Business Days (or such shorter time agreed to by the Administrative Agent in its sole discretion) prior written notice of any proposed change of such Independent Director and (B) notice of any resignation of such Independent Director no later than three (3) Business Days (or such longer time agreed to by the Administrative Agent in its sole discretion) following such resignation.

(o)      Information Regarding the Parent, Holdings, Borrower and Subsidiaries.

(i)      Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(ii)      Changes. Prompt written notice of (and in any event at least five (5) Business Days prior thereto or such later time as the Administrative Agent may agree in its sole discretion) any change (A) in the Parent’s, Holdings’ or a Credit Party’s corporate name, (B) in the location of the Parent’s, Holdings’ or Credit Party’s chief executive office or principal place of business, (C) in the Parent’s, Holdings’ or Credit Party’s form of organization, (D) in the Parent’s, Holdings’ or Credit Party’s jurisdiction of organization and (E) in the Parent’s, Holdings’ or Credit Party’s federal taxpayer identification number.

(iii)      New Subsidiaries.  Within five (5) Business Days of the formation of any Subsidiary of the Borrower (or such other time as the Administrative Agent may agree in its sole discretion), notice thereof and copies of the Organizational Documents of such Subsidiary.

(iv)      Organizational Documents.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the Organizational Documents of the Borrower or any Subsidiary.

It is understood that documents required to be delivered pursuant to Sections 9.1(a) through (o) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents delivered pursuant to Sections 9.1(a),  9.1(b),  9.1(c) and 9.1(f) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of (or the provision of a link on the Borrower’s website to) any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

9.2      Books, Records and Inspections.

(a)      The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or officers and designated representatives of the Majority Lenders (as accompanied by the Administrative Agent), to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s and its Affiliates control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s and its Affiliates control to permit such inspection), and to examine the financial records of the Parent, Holdings, the Borrower and any such Restricted Subsidiary and discuss the affairs, finances, accounts and condition of the Parent, Holdings, the Borrower or any such Restricted Subsidiary with its and their officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2 and the Administrative Agent shall not exercise such rights more than two (2) times during any calendar year absent a continuing Event of Default, and (ii) only one such visit per fiscal year shall be at the Borrower’s expense; provided,  further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in Section 9.1(f) or this Section 9.2, neither the Parent, Holdings, the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (C) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)      The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain financial reports as may be required in accordance with GAAP.

9.3      Maintenance of Insurance.  The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.  The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Collateral Agent shall be the loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower.

9.4      Payment of Taxes and Obligations under Management Services Agreement, Side Letter Agreement and Marketing Agreement.  The Borrower shall, and shall cause each Restricted Subsidiary to, pay, discharge or otherwise satisfy its payment obligations in respect of (a) all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (b) each of (i) the Management Services Agreement, (ii) the Side Letter Agreement and (iii) the Marketing Agreement.

9.5      Maintenance of Existence; Compliance.  The Borrower will, and will cause its Restricted Subsidiaries to, (a) (i) preserve, renew and keep in full force and effect its organizational existence in the State of Delaware and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Requirements and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, the PATRIOT Act and applicable Sanctions.

9.6      Compliance with Statutes, Regulations, Etc.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.7      ERISA.

(a)      Promptly after the Borrower knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: (i) that an ERISA Event has occurred or is likely to occur; (ii) that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); (iii) that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (iv) or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b)      Promptly following any request therefor, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its

Subsidiaries may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8      Maintenance of Properties.  The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply or cause would not reasonably be expected to result in a Material Adverse Effect (it being understood that this Section 9.8 shall not restrict any transaction otherwise permitted by Section 10.3 or Section 10.4):

(a)      operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)      keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c)      to the extent a Credit Party is not the operator of any property, the Borrower shall use commercially reasonable efforts to cause the operator to operate such property in accordance with customary industry practices.

9.9      Additional Guarantors, Grantors and Collateral.

(a)      Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and (ii) any Domestic Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 45 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a Guarantee or a supplement to the Guarantee, substantially in the form of Exhibit H thereto, in order to become a Guarantor, (B) a supplement to the Collateral Agreement, substantially in the form of Exhibit H thereto, in order to become a grantor and a pledgor thereunder, and (C) a joinder to the Intercompany Note.  In connection with the execution and delivery of the Guarantee, the Borrower shall provide a customary opinion of counsel with respect to the Guarantee in form and substance reasonably satisfactory to the Administrative Agent.

(b)      Subject to any applicable limitations set forth in the Collateral Agreement, (i) the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.9(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (A) all of the Equity Interests (other than any Excluded Equity Interests) directly owned by the Borrower or any Credit Party (or Person required to become a Guarantor pursuant to Section 9.9(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to supplements to the Collateral Agreement substantially in the form of Exhibit H, thereto and (B) except with respect to intercompany Indebtedness, all evidences of Indebtedness of the type set forth in clauses (a) and (b) of the definition of Indebtedness in a principal amount in excess of $500,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.9(a)) (which shall be evidenced by a promissory note), in each case pursuant to supplements to the Collateral Agreement substantially in the form of Exhibit H thereto and (ii) Parent and Holdings will pledge, to the Collateral Agent, for the benefit of the Secured Parties, all of the Equity Interests of the Borrower owned by Parent or Holdings, as applicable, pursuant to the Collateral Agreement substantially in the form of Exhibit H, thereto.

(c)      The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.9(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreement.

(d)      In connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.12(c)), to ascertain whether the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) is sufficient to meet the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production.  In the event that the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) is not sufficient to meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause the Credit Parties to, grant, within 60 days of delivery of the certificate required under Section 9.12(c) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations a Lien (subject to Liens permitted by Section 10.2) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) is sufficient to meet the Collateral Coverage Minimum.  All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages.  In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.9(a),  (b) and (c).

9.10      Use of Proceeds.

(a)      The Borrower will use the proceeds of Loans for the acquisition, development and exploration of Oil and Gas Properties, and for working capital and other general corporate and partnership purposes of the Borrower and its Subsidiaries (including any transaction expressly permitted hereunder).

(b)      The Borrower will use Letters of Credit (i) for general corporate and partnership purposes and (ii) to support deposits required under purchase and sale agreements pursuant to which the Borrower or one or more Restricted Subsidiaries may acquire Oil and Gas Properties and (iii) to backstop obligations under contracts entered into from time to time incident to the Borrower’s or any of its Subsidiaries’ business.

9.11      Further Assurances.

(a)      Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral to the extent constituting Collateral, mortgages, deeds of trust and other documents) that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)      Notwithstanding anything to the contrary in this Agreement, the Collateral Agreement, or any other Credit Document, the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents.

(c)      Notwithstanding the foregoing provisions of this Section 9.11 or anything in this Agreement or any other Credit Document to the contrary: (i) the Collateral shall not include any property constituting an Excluded Asset while such property constitutes an Excluded Asset and (ii) no actions in any jurisdiction outside of the United States or that are necessary to comply with any Requirement of Law of any jurisdiction outside of the United States shall be required in order to create any security interest in assets located, titled, registered or filed outside of the United States or to prefect such security interests (it being understood that there shall be no collateral agreements, security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the laws of any jurisdiction outside of the United States); provided that nothing in this Section 9.11 or any other provision of the Credit Documents shall affect or impair the Borrower’s obligation to meet the Collateral Coverage Minimum.

9.12      Reserve Reports.

(a)      On or before (x) the date that is thirty (30) days after the Closing Date, (y) September 1, 2017 and (z) thereafter, March 1st and September 1st of each year, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding January 1st and July 1st, the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America and other applicable Oil and Gas Properties of the Credit Parties that the Borrower desires to have included in any calculation of the Borrowing Base.  Each Reserve Report as of (i) January 1st shall be prepared by one or more Approved Petroleum Engineers and (ii) July 1st shall be prepared, at the sole election of the Borrower, (A) by one or more Approved Petroleum Engineers or (B) by or under the supervision of the chief engineer of Sanchez O&G or Sanchez.

(b)      In the event of an Requested Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or prepared under the supervision of the chief engineer of Sanchez O&G or Sanchez.  For any Requested Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than 30 days, in the case of any Requested Interim Redetermination requested by the Borrower or 45 days, in the case of any Requested Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.

(c)      With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i)      in the case of Reserve Reports prepared by or under the supervision of the chief engineer of Sanchez O&G or Sanchez (other than January 1 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding January 1 Reserve Report or the Initial Reserve Report, if no January 1 Reserve Report has been delivered;

(ii)      the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iii)      assuming that all applicable Governmental Authorities have granted approvals, made recordations and taken such other actions as are necessary in connection with the Transactions and any assignments made in connection therewith, except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (A) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (B) leases that have expired in accordance with their terms and (C) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2;

(iv)      except as set forth on an exhibit to such certificate, as of the date of such Reserve Report, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.16 with respect to the Credit Parties’ Oil and Gas Property evaluated in such Reserve Report that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(v)      none of the Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed of; and

(vi)      the certificate shall also attach, as schedules thereto, a list of (A) all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and that have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and (B) all Borrowing Base Properties constituting Proved Reserves evaluated by such Reserve Report that are Mortgaged Property and demonstrating that the PV-9 of such Mortgaged Property (calculated at the time of delivery of such Reserve Report) is sufficient to meet the Collateral Coverage Minimum.

9.13      Title Information.

(a)      In connection with the delivery to the Administrative Agent of each Reserve Report required by Section 9.12(a) following the Closing Date, the Borrower will use commercially reasonably efforts to deliver or make available, if reasonably requested by the Administrative Agent in writing (which such request (i) if, in connection with acquisitions of Oil and Gas Properties resulting in an adjustment to the Borrowing Base, may be made at the time of any such Borrowing Base adjustment and (ii) otherwise, may not be made more than twice per year), within sixty (60) days of the date of such written request (or such longer period as the Administrative Agent may agree in its reasonable discretion), title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Credit Parties’ Borrowing Base Properties evaluated by such Reserve Report, so that the Administrative Agent shall have had the opportunity to review (including title information previously made available to the Administrative Agent) title information reasonably satisfactory to the Administrative Agent on Borrowing Base Properties constituting at least 85% of the PV-9 of the Credit Parties’ Borrowing Base Properties evaluated by such Reserve Report.

(b)      If title information has been provided under Section 9.13(a) and the Administrative Agent provides written notice to the Borrower that title defects or exceptions exist with respect to such properties, then the Borrower shall, within sixty (60) days of its receipt of such notice (or such longer period as the Administrative Agent may agree in its reasonable discretion) (i) cure any such title defects or exceptions (including defects or exceptions as to priority of the Collateral Agent’s Liens that are not permitted by Section 10.2) raised by such information, (ii) substitute acceptable Mortgaged Properties having an equivalent value with no title defects or exceptions except for Liens permitted by Section 10.2 and/or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, (including title information previously made available to the Administrative Agent) reasonably satisfactory title information on Hydrocarbon Interests constituting at least 85% of the PV-9 of the Credit Parties’ Borrowing Base Properties evaluated by such Reserve Report.

(c)      If any title defect or exception requested by the Administrative Agent to be cured cannot be cured or if the Borrower is unable to provide reasonably acceptable title information on Hydrocarbon Interests constituting at least 85% of the PV-9 of the Credit Parties’ Borrowing Base Properties evaluated by such Reserve Report, in each case, within such 60-day period (or longer period as the Administrative Agent may agree in its reasonable discretion), such default shall not be a Default or Event of Default, but instead the Administrative Agent and Required Lenders shall have the right to adjust the Borrowing Base as contemplated by Section 2.14(g).

9.14      Compliance with Environmental Laws.  The Borrower will, and will cause each of the Restricted Subsidiaries to, except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent the Credit Parties or Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

9.15      Deposit Account, Securities Account and Commodity Account Control Agreements.  The Borrower will, and will cause each Guarantor to, in connection with any Deposit Account, Securities Account or Commodity Account (in each case, other than any Excluded Account for so long as it is an Excluded Account) (a) held or maintained on the Closing Date by the Borrower or any such Guarantor, promptly but in any event within sixty (60) days of the Closing Date (or such later date as the Collateral Agent may agree in its sole discretion), enter into and deliver to the Collateral Agent deposit account control agreements, securities account control agreements and commodity account control agreements, as applicable, in form and substance reasonably satisfactory to the Collateral Agent and the account bank or securities intermediary, as applicable, for any such Deposit Account, Securities Account or Commodity Account and (b) established on or after the Closing Date by the Borrower or any such Guarantor, (i) provide written notice to the Administrative Agent of the establishment of such Deposit Account, Securities Account or Commodity Account within ten (10) Business Days of such establishment (or such later time as the Administrative Agent may agree in its sole discretion) and (ii) promptly but in any event within thirty (30) days of the establishment of such Deposit Account, Securities Account or Commodity Account (or such later date as the Collateral Agent may agree in its sole discretion), enter into and deliver to the Collateral Agent a deposit account control agreement, securities account control agreement or commodity account control agreement, as applicable, in form and substance reasonably satisfactory to the Collateral Agent and the account bank, securities intermediary, or commodity intermediary as applicable, for any such Deposit Account, Securities Account or Commodity Account.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent may give instructions directing the disposition of funds credited to any Deposit Account, Securities Account or Commodity Account and/or withhold any withdrawal rights from the Borrower or any Guarantor with respect to funds credited to any Deposit Account, Securities Account or Commodity Account.

9.16      Minimum Hedged Volumes.  The Borrower will on or before the last day of each fiscal quarter of the Borrower, enter into Hedge Agreements with Approved Counterparties so that, as of the last day of each such fiscal quarter, the Borrower will have entered into Hedge Agreements having notional volumes (excluding any volumes hedged pursuant to (x) basis differential Hedge Agreements or (y) Hedge Agreements which when entered into where not at then current market prices) equal to at least 50% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Borrower’s and its Restricted Subsidiaries’ Proved Developed Producing Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.12(a), as applicable, subject to update pursuant to Section 10.10(d)) for the period commencing with the last day of such fiscal quarter and ending twenty-four (24) months later; provided that the minimum hedging volume requirement set forth in this Section 9.16 shall be suspended during any time that the (a) Consolidated Total Net Leverage Ratio as of such time is equal to or less than 2.00:1.00 and (b) the aggregate outstanding principal amount of Loans at such time does not exceed $100,000,000.

9.17      Separateness.  The Borrower will not, and will not permit any Restricted Subsidiary to:

(a)      fail to comply with the covenants set forth in (i) Section 15.22 of the Borrower’s LPA and any similar covenants related to separateness and (ii) any similar covenants set forth in the Organizational Documents of any Restricted Subsidiary;

(b)      fail to observe all corporate, limited liability company or partnership formalities and other formalities required by their respective Organizational Documents or the laws of the jurisdiction where such entity is organized, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the law in the jurisdiction where such entity is organized;

(c)      commingle its funds or assets with the funds or assets of any other Person; provided,  however, that distributions made by the Borrower or the Restricted Subsidiary, as applicable, not in violation of its Organizational Documents or the Credit Documents shall not be considered assets of the Borrower or the Restricted Subsidiary, as applicable for purposes of this Section 9.17(c);

(d)      fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates);

(e)      maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(f)      hold itself out to be responsible for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than pursuant to the arrangements provided for in (i) the Purchase and Sale Agreement, (ii) the Management Services Agreement, (iii) the Marketing Agreement, (iv) the Side Letter Agreement, (v) the Development Agreement and (vi) pursuant to Guarantees in accordance with the Credit Documents);

(g)      fail to (i) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (ii) conduct its business solely in its own name, (iii) hold its assets in its own name or (iv) correct any known misunderstanding regarding its separate identity (provided the Borrower may authorize agents pursuant to the Management Services Agreement, in their own name as agents for the Borrower, to perform management services on behalf of the Borrower);

(h)      fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(i)      fail to pay its own liabilities from its own funds (other than pursuant to the arrangements provided for in (i) the Purchase and Sale Agreement, (ii) the Management Services Agreement, (iii) the Marketing Agreement, (iv) the Side Letter Agreement, (v) the Development Agreement and (vi) pursuant to Guarantees in accordance with the Credit Documents);

(j)      identify its partners or other Affiliates, as applicable, as a division or part of it;

(k)      guarantee, or otherwise become a restricted subsidiary pursuant to any agreement governing, the Indebtedness (as defined in the Borrower’s LPA as in effect on the date hereof) of Holdings or any of its Affiliates (other than the Borrower and its Subsidiaries);

(l)      fail to be adequately capitalized to engage in its business separate and apart from Sanchez and its Affiliates and to remain solvent;

(m)      fail to ensure that all material transactions between the Borrower, its Subsidiaries, on the one hand, and Sanchez or its Affiliates (other than the Borrower and its Restricted Subsidiaries), on the other hand, whether currently existing or hereafter entered into, will be on an arm’s length basis;

(n)      have the same slate of Persons serving as officers of Sanchez or any of its Affiliates (excluding the Borrower and any of its Restricted Subsidiaries) also serve in the same capacities with the Borrower or any of its Subsidiaries;

(o)      permit the assets of the Borrower and its Subsidiaries to be listed as assets on the financial statement of any other Person; provided,  however, that the assets of the Borrower and its Subsidiaries may be included in a consolidated financial statement of Sanchez and its Affiliates, provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower and its Subsidiaries and Parent, Holdings and their Affiliates and to indicate that the Borrower’s and its Subsidiaries’ assets and credit are not available to satisfy the debts and other obligations of Parent, Holdings, their respective Affiliates or any other Person and (ii) such assets shall be listed on the Borrower’s and its Subsidiaries’ own separate balance sheet(s);

(p)      the representations made pursuant to Section 15.22(c) of the Borrower’s LPA shall prove to be untrue.

It is understood that, for the avoidance of doubt, compliance with the covenants set forth in other Sections shall not be deemed to constitute compliance with the covenants contained in this Section 9.17.

9.18      Proceeds of Loans.  The Borrower will, and will cause each of the Guarantors, to maintain the proceeds of the Loans in a Controlled Account until such proceeds are transferred to a third party in a transaction not prohibited by the Credit

Documents or a deposit account which is not required to be a Controlled Account for a purpose that is permitted by the Credit Documents.

9.19      Post-Closing Obligations.

(a)      The Borrower will, within thirty (30) days following the Closing Date (subject to extension by the Administrative Agent in its sole discretion), provide title information in form and substance reasonably satisfactory to the Administrative Agent covering enough of the Credit Parties’ Borrowing Base Properties evaluated by the Initial Reserve Report, so that the Administrative Agent shall have had the opportunity to review title information reasonably satisfactory to the Administrative Agent on Borrowing Base Properties constituting at least 85% of the PV-9 of the Credit Parties’ Borrowing Base Properties evaluated by such Reserve Report.

(b)      The Borrower will use commercially reasonable efforts to enter into Hedge Agreements with Approved Counterparties as soon as practicable after the Closing Date, taking into account the Borrower’s good faith determination of market factors and volume limitations (but in no event later than the twentieth (20th) Business Day following the Closing Date), having notional volumes (excluding any volumes hedged pursuant to basis differential Hedge Agreements) equal to not less than 80.0% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Borrower’s and its Restricted Subsidiaries’ Proved Developed Producing Reserves in respect of the Acquired Assets based upon the Initial Reserve Reports for the period of 19 through 36 months after the Closing Date (beginning with the calendar month no later than April 2017) . With respect to such hedging requirements (1) at least 75.0% of the notional volumes in respect of such Hedge Agreement provided for thereunder shall be in the form of (x) swaps, (y) puts or (z) collars (which, in the case of puts and collars, such puts and the put component of such collars shall be at then market prices as determined in good faith and certified to by an Authorized Officer of the Borrower; provided that such puts and the put component of such collars may be entered into at prices that are within 5.0% of then market prices for the relevant commodity being hedged) and (2) on a time of the week during business hours identified by the Borrower in writing (which may include email) to the Administrative Agent beginning no later than five (5) Business Days of the Closing Date, the Borrower shall provide a weekly update on the status of hedges put in place and hold a call with the Administrative Agent to discuss the hedging process on a weekly basis until the aforementioned requirement in this Section 9.19 has been met (it being agreed and understood that if the Borrower fails to provide such update and hold such call at such specified times (other than as a result of the failure of the Administrative Agent to participate in such call), the Borrower shall have three (3) Business Days (or such longer time acceptable to the Administrative Agent in its sole discretion) after receipt of written notice from the Administrative Agent of the failure to so provide such update and hold such call and if such update is provided and call occurs within such three (3) Business Day period (or such longer time acceptable to the Administrative Agent in its sole discretion), then no failure of this Section 9.19 shall be deemed to have occurred hereunder).

(c)      Within 60 days of the Closing Date, the Borrower shall, and shall cause the Credit Parties to, grant to the Collateral Agent as security for the Obligations a Lien (subject to Liens permitted by Section 10.2) on Oil and Gas Properties such that, after giving effect thereto, the PV-9 of the Borrowing Base Properties constituting Mortgaged Property is sufficient to meet the Collateral Coverage Minimum.  All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents.  In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.9(a),  (b) and (c).  In connection with the delivery of Mortgages pursuant to this Section 9.19(c), the Borrower shall deliver to the Administrative Agent (i) customary opinions of counsel in form and substance reasonably acceptable to the Administrative Agent and (ii) any other documents reasonably requested by the Administrative Agent for the prompt completion of the recording or filing of such Mortgages as may be necessary to create a valid first-priority mortgage Lien (subject to Liens permitted by Section 10.02) on such Oil and Gas Properties.

Section 10.      Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until Payment in Full:

10.1      Limitation on Indebtedness.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a)      Indebtedness arising (i) under the Credit Documents and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that, if such Indebtedness is secured by any of the Collateral, it shall be secured by Junior Liens subject to the representative of such Indebtedness becoming party to a Customary Intercreditor Agreement;

(b)      Indebtedness of a Borrower or any Restricted Subsidiary in an amount not to exceed the Applicable Equity Amount so long as such Indebtedness (i) is (A) unsecured or (B) if secured, secured by Junior Liens subject to the representative of such Indebtedness becoming party to a Customary Intercreditor Agreement and (ii) does not mature or become subject to mandatory redemption prior to 91 days after the Maturity Date if such Indebtedness is of the type referred to in clauses (a) and (b) of the definition of Indebtedness;

(c)      Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Closing Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit H or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit H, in each case, to the extent permitted by Requirements of Law, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(d)      subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness or other obligations of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(d), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;

(e)      Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Sections 10.5(c),  10.5(f),  10.5(g),  10.5(h),  10.5(i),  10.5(n),  10.5(o) and 10.5(p);

(f)      (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred prior to or within 270 days following the acquisition, construction, lease, repair, replacement, expansion or improvement of assets (real or personal, and whether through the direct purchase of property or the Equity Interests of a Person owning such property) to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such assets, (ii) Indebtedness arising under Capital Leases, other than (A) Capital Leases in effect on the Closing Date and (B) Capital Leases entered into pursuant to Section 10.1(f)(i) above and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness; provided, that the aggregate principal amount of Indebtedness permitted by Sections 10.1(f)(i),  10.1(f)(ii) and 10.1(f)(iii) shall not exceed at any time outstanding the greater of $20,000,000, 2.5% of Consolidated Total Assets and 2.5% of the PV-9 of the Proved Reserves of the Credit Parties (measured as of the date of incurrence of such Indebtedness based upon the financial statements or Reserve Report, as applicable, most recently available prior to such date);

(g)      Indebtedness outstanding on the date hereof to the extent such Indebtedness is set forth on Schedule 10.1 and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(h)      Indebtedness in respect of Hedge Agreements, subject to the limitations set forth in Section 10.10;

(i)      Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, and obligations in respect of letters of credit, bank guaranties or instruments related thereto, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

(j)      (i) other additional Indebtedness and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness, provided that, in each case, (A) the aggregate principal amount of Indebtedness outstanding at any time pursuant to this Section 10.1(j) shall not at the time of incurrence thereof and immediately after giving effect thereto and the use of proceeds thereof on a Pro Forma Basis, exceed the greater of $50,000,000, 5% of Consolidated Total Assets and 5% of the PV-9 of the Proved Reserves of the Credit Parties (measured as of the date of incurrence of such Indebtedness based upon the financial statements or Reserve Report, as applicable, most recently available prior to such date) and (B) if such Indebtedness is secured by any of the Collateral, secured by Junior Liens subject to the representative of such Indebtedness becoming party to a Customary Intercreditor Agreement;

(k)      Indebtedness in respect of Permitted Additional Debt and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that (i) Liquidity shall be greater than or equal to 15.0% of the Borrowing Base immediately prior to such incurrence, (ii) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower shall be in compliance with the Financial Performance Covenants on a Pro Forma Basis (with the maximum ratio for the Consolidated Total Net Leverage Ratio Financial Covenant being deemed to be 3.50:1.00 for this purpose) and (iii) if secured, secured by Junior Liens subject to the representative of such Indebtedness becoming party to a Customary Intercreditor Agreement;

(l)      Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(m)      Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(n)      Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case assumed or entered into in connection with the Transactions, Investments permitted by Section 10.5 and the Disposition of any business, assets or Equity Interests not prohibited hereunder;

(o)      Indebtedness of the Borrower or any Restricted Subsidiary consisting of obligations to pay insurance premiums;

(p)      Indebtedness representing deferred compensation to employees, consultants or independent contractors of (i) the Borrower or (ii) to the extent attributable to the ownership or operation of Parent, Holdings, the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(q)      Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any other Investment permitted hereunder; and

(r)      Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business.

For purposes of determining compliance with Section 10.1, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Sections

10.1(a) through 10.1(r) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Sections 10.1(a) through 10.1(r) and will only be required to include the amount and type of such Indebtedness in such of the above Sections as determined by the Borrower at such time.  The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 10.1(a) through 10.1(r) above.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.1.  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness or Disqualified Stock, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal (or equivalent) amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

In no event shall any definition of ‘Change of Control’ or an equivalent concept in any Material Indebtedness of the type contemplated in clauses (a) and (b) of the definition of Indebtedness be less favorable to the Borrower than the definition of Change of Control herein unless this Agreement is amended to incorporate any such less favorable terms.

10.2      Limitation on Liens.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)      Liens arising under the Credit Documents to secure the Obligations (including Liens in respect of any Letter of Credit or Letter of Credit Application or Liens contemplated by Section 3.7) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage);

(b)      Permitted Liens (which shall not secure Indebtedness set forth in clauses (a) and (b) of the definition thereof);

(c)      Liens (including liens arising under Capital Leases to secure obligations under any Capital Lease) securing Indebtedness permitted pursuant to Section 10.1(f);  provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) financed thereby, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of, such Indebtedness; provided that in each case individual financings permitted pursuant to Section 10.1(f) provided by one lender may be cross collateralized to other financings permitted pursuant to Section 10.1(f) provided by such lender (and its Affiliates);

(d)      Liens existing on the date hereof listed on Schedule 10.2(d) and any such replacement thereof that does not increase the principal amount of the Indebtedness secured by such Lien or expand the Collateral subject to such Lien;

(e)      Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 10.2;  provided,  however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Indebtedness (plus improvements on and accessions to such property) (or upon or in after-acquired property (i) that is affixed or incorporated into the property covered by such Lien or (ii) if the terms of such Indebtedness require or include a pledge of after acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition)), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall comprise only the same Persons or a subset of such Persons that were the grantors of the Liens securing the debt being refinanced, refunded, extended, renewed or replaced; provided further that in no event shall any such Liens secure Indebtedness set forth in clauses (a) and (b) of the definition thereof with the Collateral unless secured by Junior Liens and the representative of such Indebtedness becomes party to a Customary Intercreditor Agreement;

(f)      Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party that are Junior Liens and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(g)      Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(h)      Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(i)      Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (ii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(j)      Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment permitted under Section 10.5;

(k)      Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(l)      Liens in respect of Production Payments and Reserve Sales, subject to adjustment of the Borrowing Base as set forth in Section 2.14(f) as required under Section 10.4(b);

(m)      agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(n)      Liens securing any Indebtedness permitted by (i) Section 10.1(d) (solely and to the same extent that the Indebtedness guaranteed by such Guarantee Obligations is permitted to be subject to a Lien hereunder), (ii) Sections 10.1(i),  10.1(n) and 10.1(r), so long as the aggregate amount of Indebtedness, secured pursuant to this Section 10.2(n)(ii) does not exceed the greater of $20,000,000, 2% of Consolidated Total Assets and 2% of the PV-9 of the Proved Reserves of the Credit Parties (measured as of the date of incurrence of such Indebtedness based upon the financial statements or Reserve Report, as applicable, most recently available prior to such date), and (iii) Section 10.1(k)  (provided that such Liens are Junior Liens on the Collateral and subject to a Customary Intercreditor Agreement);

(o)      Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, or

(ii) materially impairs the use of the property covered by such Lien for the purposes for which such property is held; provided that such Liens described in prongs (i) and (ii) shall not be deemed to include institutional controls or activity and use limitations that are utilized in connection with remedial actions pursuant to Environmental Laws;

(p)      any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions to the extent any amount would be permitted to be applied to such Indebtedness in accordance with Section 10.7 on the date when such amount was provided to such trustee; and

(q)      additional Liens on property not constituting Borrowing Base Properties and/or Junior Liens on Collateral so long as the outstanding principal amount of the obligations secured thereby, when aggregated with the outstanding principal of other obligations secured by Liens permitted under this Section 10.2(q), at the time of the incurrence thereof and immediately after giving effect thereto and the use of proceeds thereof on a Pro Forma Basis does not exceed the greater of $50,000,000, 5% of Consolidated Total Assets and 5% of the PV-9 of the Proved Reserves of the Credit Parties (measured as of the date on which such Lien or the Indebtedness secured is incurred based upon the financial statements or Reserve Report, as applicable, most recently available prior to the such date).

No intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of the Liens permitted under this Section 10.2 or the use of the phrase “subject to” when used in connection with Permitted Liens, Liens permitted by this Section 10.2 or otherwise.  It is understood that there shall be no Liens on non-Borrowing Base Properties securing Consolidated Total Indebtedness (excluding Indebtedness of the type set forth in clause (e) of the definition of Indebtedness) other than Lien securing the Obligations and Junior Liens securing Specified Additional Debt.

10.3      Limitation on Fundamental Changes.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, taken as a whole, except that:

(a)      any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(b)      any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and

(c)      any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution.

10.4      Limitation on Sale of Assets.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, transfer (including any Production Payments and Reserve Sales) or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Equity Interests, except that:

(a)      the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business, (ii) Permitted Investments, and (iii) assets, other than Proved Reserves of the Borrower and its Restricted Subsidiaries, for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)      the Borrower and the Restricted Subsidiaries may Dispose of any Borrowing Base Properties or of all the Equity Interests in a Subsidiary owning Borrowing Base Properties so long as (i) such Disposition is for Fair Market Value, (ii) at least 75% of the consideration for such Disposition is cash received by the Borrower or Restricted Subsidiary making such Disposition, (iii) if the aggregate Borrowing Base Value of all such Borrowing Base Properties Disposed of since the later of (A) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f) exceeds 5.0% of the then-effective Borrowing Base (calculated together with the other items required under Section 2.14(f) including the termination or off-set of Hedge Agreements), then the Borrowing Base shall be adjusted in accordance with the provisions of Section 2.14(f) and (iv) (A) no Event of Default exists or would result such Disposition and (B) no Borrowing Base Deficiency exists or would result therefrom (unless, in each case, the net proceeds of such Disposition are applied to reduce such Borrowing Base Deficiency);

(c)      the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party (i) the transferee thereof is a Credit Party or (ii) such transaction is permitted under Section 10.5(f)(iii);

(d)      to the extent such transaction constitutes a Disposition, the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.2 (other than Section 10.2(l)), Section 10.3,  Section 10.5(d),  Section 10.5(h) (as contemplated by the proviso of Section 10.5(h)(i)) or Section 10.5(l), or Section 10.6 (other than in the case of Section 10.6, to the extent any such Restricted Payment by the Borrower consists of Oil and Gas Properties);

(e)      the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real (other than Oil and Gas Properties), personal or intellectual property in the ordinary course of business;

(f)      Like-kind exchanges of property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property and (iii) any such Disposition is for Fair Market Value;

(g)      Farm-Out Agreements with respect to undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such Farm-Out Agreements;

(h)      Dispositions at Fair Market Value of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements to the extent the same would be permitted under Section 10.5(i);  provided that, immediately after giving effect thereto and on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and (ii) no Borrowing Base Deficiency exists (unless the net proceeds of such Disposition are applied to reduce such Borrowing Base Deficiency);

(i)      transfers of property subject to a Casualty Event or in connection with any condemnation proceeding with respect to Collateral;

(j)      Dispositions or discounts without recourse of accounts receivable in true sale transactions (i) in connection with the collection or compromise thereof in the ordinary course of business or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;

(k)      the unwinding or termination of any Hedge Agreement (subject to the terms of Section 2.14(f));

(l)      Dispositions of Oil and Gas Properties that are not Borrowing Base Properties or all the Equity Interests of any Restricted Subsidiary or of any Minority Investment owning Oil and Gas Properties that are not Borrowing Base Properties; provided that, immediately after giving effect thereto and on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and (ii) no Borrowing Base Deficiency exists (unless the net proceeds of such Disposition are applied to reduce such Borrowing Base Deficiency); provided further that, if such Restricted Subsidiary or Minority Investment also own assets other than Oil and Gas Properties that are not Borrowing Base Properties, such Disposition shall not permitted pursuant to this Section 10.4(l) unless another clause of Section 10.4 permits such Disposition with respect to such assets;

(m)      any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary at Fair Market Value so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary);

(n)      subject to adjustment of the Borrowing Base as set forth in Section 2.14(f) to the extent applicable, any swap of assets (other than cash equivalents) in exchange for other assets in the ordinary course of business of comparable or greater value to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, as determined in good faith by the management of the Borrower; it is understood, for avoidance of doubt, that the Alternative Equitable Partition is not permitted under this Section 10.4(n);  provided, that, any Disposition of Borrowing Base Properties pursuant to this Section 10.4(n) in any transaction or series of related transactions shall be limited to properties having a value not to exceed 10% of the Borrowing Base then in effect unless otherwise agreed to by the Administrative Agent in its sole discretion;

(o)      (i) any Restricted Subsidiary that is not a Guarantor may Dispose of its assets to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower and (ii) any Guarantor may Dispose of its assets to the Borrower or any of its Subsidiary Guarantors; and

(p)      the Alternative Equitable Partition (as defined in the Joint Development Agreement), subject to (i) prior receipt of the ROFO Notice (as defined in the Joint Development Agreement) as set forth in Section 9.1(n)(iii) and (ii) prior provision of information (A) reasonably necessary to consummate an Alternative Equitable Partition Redetermination upon the consummation of such Alternative Equitable Participation and (B) reasonably requested by the Administrative Agent related to the Alternative Equitable Partition, in each case for this Section 10.4(p)(ii) as soon as practicable in light of the terms of the Joint Development Agreement.

To the extent any Collateral is Disposed of as expressly permitted by this Section 10.4 to any Person other than a Credit Party, such Collateral shall be sold free and clear of the Liens created by the Credit Documents, and, if requested by the Administrative Agent, upon certification by an Authorized Officer of the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing (provided that the Borrower shall provide such certification prior to the Administrative Agent taking any such actions in respect of a Disposition of Borrowing Base Properties).

10.5      Limitation on Investments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries, to (i) purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a wholly owned Restricted Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other Person or make capital contributions to any other Person, (ii) assume, or make any loans, advances or other extensions of credit to (including in respect of the issuance of a Letter of Credit on behalf of) or guarantees of, the Indebtedness of any other Person or (iii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:

(a)      extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(b)      Investments in assets that constituted Permitted Investments at the time such Investments were made;

(c)       (i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5(c), (ii) Investments existing on the Closing Date of the Borrower or any Restricted Subsidiary in any other Subsidiary and (iii) any extensions, modifications, replacements, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this Section 10.5(c) is not increased at any time above the amount of such Investment as of the Closing Date (other than (a) pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Section 10.5);

(d)      any Investment acquired by the Borrower or any of its Restricted Subsidiaries: (i) in exchange for any other Investment, accounts receivable or endorsements for collection or deposit held by the Borrower or any such Restricted Subsidiary in each case in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer), (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(e)      Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower or a Parent Entity;

(f)      Investments (i) by the Borrower in any Guarantor or by any Guarantor in the Borrower, (ii) by any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each such Investment is made, in an aggregate amount outstanding pursuant to this Section 10.5(f)(iii) that, at the time such Investment is made, would not exceed $10,000,000;

(g)      Investments constituting direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint bidding, joint venture or area of mutual interest agreements, gathering, transportation, processing or related systems, development agreements, unitization agreements, pooling arrangements, service contracts, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(h)      Investments including Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, in each case valued at the Fair Market Value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount outstanding pursuant to this Section 10.5(h) not to exceed the sum of (i) the greater of $30,000,000 and 3% of Consolidated Total Assets and 3% of the PV-9 of the Proved Reserves of the Credit Parties (measured as of the date such Investment is made based upon the financial statements or Reserve Report, as applicable, most recently available prior to such date); provided,  however, Investments under this clause (h)(i) made in Persons other than the Borrower and the Guarantors, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each Investment is made, together with Investments made under Section 10.5(f)(iii), shall not exceed $10,000,000 at any time outstanding, plus (ii) the Applicable Equity Amount at such time plus (iii) an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash from cash generated by any such bona fide Investment made under this Section 10.5(h) and which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made;

(i)      Investments made at any such time during which, immediately after giving effect to the making of any Investment (i) on a Pro Forma Basis no Borrowing Base Deficiency exists and no Default or Event of Default shall have occurred and be continuing, (ii) Liquidity is not less than 20% of the then effective Borrowing Base and (iii) on a Pro Forma Basis the Borrower shall be in compliance with the Financial Performance Covenant set forth in Section 10.11(a), with the required maximum Consolidated Total Net Leverage Ratio being deemed to be 2.75:1.00 for the purpose of such test;

(j)      Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4 (other than Sections 10.4(c) and 10.4(d)) or any other disposition of assets not constituting a Disposition;

(k)      loans and advances to Holdings in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted (and without duplication of the amounts of Restricted Payments permitted) to be made to such parent in accordance with Section 10.6;

(l)      Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(m)      Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices or industry practice;

(n)      advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case, of the Borrower or any Restricted Subsidiary, in each case in the ordinary course of business;

(o)      guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(p)      Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)      to the extent constituting Investments, the Transactions;

(r)      Investments in Hedge Agreements permitted by Section 10.1 and Section 10.10;

(s)      to the extent constituting Investments, fundamental changes and Restricted Payments permitted under Section 10.3 and Section 10.6;

(t)      Investments resulting from pledges and deposits under clauses (d) and (e) of the definition of “Permitted Liens” and Sections 10.2(g) and 10.2(j);

(u)      advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or the relevant Restricted Subsidiary;

(v)      Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business; and

(w)      Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business.

10.6      Limitation on Restricted Payments.  The Borrower will not directly or indirectly pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than the accrual of any such dividend or distribution or dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests) or Redeem any of its Equity Interests or the Equity Interests of any Parent Entity (other than through the issuance of additional Qualified Equity Interests), or permit any Restricted Subsidiary to Redeem any Equity Interests of the Borrower or any Parent Entity, now or hereafter outstanding or pay any fees to Affiliates (other than the Borrower and its Restricted Subsidiaries) (all of the foregoing, “Restricted Payments”); except that:

(a)      the Borrower may (or may make Restricted Payments to permit Parent or Holdings to) redeem, acquire, retire or repurchase shares of its (or such Parent Entity’s) Equity Interests held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Restricted Subsidiaries or of Parent or Holdings, in connection with the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Restricted Payments made under this Section 10.6(a) does not exceed in any calendar year the sum of (i) $5,000,000 (which shall increase to $7,500,000 subsequent to the consummation of a Qualifying IPO by the Borrower or Holdings or Parent) (with unused amounts in any calendar year being carried over to the next two succeeding calendar years) plus (ii) all net cash proceeds obtained by or contributed to the Borrower during such calendar year from the sales of Equity Interests to other future, present or former officers, consultants, employees, directors and managers in connection with any permitted compensation and incentive arrangements and not used for any other purpose or included for the purpose of calculating any other basket hereunder or Section 11.13 plus (iii) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year plus (iv) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of any such Parent Entity, the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests; notwithstanding the foregoing, the Borrower may elect to apply all or any portion of the aggregate increase contemplated by Sections 10.6(a)(ii),  10.6(a)(iii) and 10.6(a)(iv) above in any calendar year and provided,  further, that cancellation of Indebtedness owing to the Borrower or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Borrower, any Restricted Subsidiary, any direct or indirect parent company of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(b)      to the extent constituting Restricted Payments, the Borrower may consummate transactions expressly permitted by Section 10.3;

(c)      the Borrower may make and pay Restricted Payments:

(i)      with respect to any taxable period ending after the Closing Date for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes, distributions to any owner of Borrower in an amount necessary to permit such owner to pay its U.S. federal, state and/or local income taxes and franchise taxes (imposed in lieu of income taxes) (as applicable) attributable to its ownership of the Borrower (and, in the case of franchise taxes, payable by such owner as a result of being treated as a member of a combined or unitary group of which the Borrower is a member) with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income or franchise tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any loss of the Borrower allocable to an owner for prior taxable periods to the extent such loss is of a character that would allow such loss to be available to such owner to reduce attributable taxes of such owner in the current taxable period and has not already been taken into account in determining permitted distributions under this Section 10.6(c)(i) for prior periods, and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income) (such distributions, “Permitted Tax Distributions”); provided that distributions pursuant to this Section 10.6(c)(i) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries for such purpose;

(ii)      the proceeds of which shall be used to allow Parent and Holdings to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and other professional costs and expenses) to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(iii)       the proceeds of which shall be used to make Restricted Payments to allow any Parent or Holdings to pay fees and expenses related to any equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction not relating to any other portfolio company of any Holdings and Parent permitted by this Agreement, whether or not consummated;

(iv)      the proceeds of which shall be used to pay fees and expenses required to maintain its corporate existence or good standing under applicable law, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, current or former, directors, officers, employees and consultants of Holdings and Parent, and any payroll, social security or similar taxes thereof, to the extent such salaries, bonuses, other benefits and indemnities are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(v)      in the form of Equity Interests of the Borrower (other than Disqualified Stock (excluding Qualified Preferred Equity) not otherwise permitted by Section 10.1);

(d)      if no Default, Event of Default or Borrowing Base Deficiency is continuing or would result therefrom, the Borrower may pay any dividends or distributions within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(e)      so long as, immediately after giving effect thereto, (i) on a Pro Forma Basis no Borrowing Base Deficiency exists and no Default or Event of Default shall have occurred and be continuing, (ii) Liquidity is not less than 20% of the then effective Borrowing Base and (iii) on a Pro Forma Basis the Borrower shall be in compliance with the Financial Performance Covenant set forth in Section 10.11(a), with the required maximum Consolidated Total Net Leverage Ratio being deemed to be 2.75:1.00 for the purpose of such test, from and after the date that is one year after the Closing Date, the Borrower may declare and pay additional Restricted Payments without limit in cash or otherwise to the holders of its Equity Interests (including, for the avoidance of doubt, Preferred Stock) provided, that, in the case of any Restricted Payment in the form of assets other than cash, no such Restricted Payment shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Restricted Payment (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency);

(f)      the Borrower may consummate the Transactions and make payments of fees pursuant to and in accordance with (i) the Management Services Agreement, (ii) the Side Letter Agreement (in the case of fees payable to Sanchez and its affiliates, limited to an aggregate amount not to exceed $500,000 per annum) and (iii) the Marketing Agreement, in each case, as in effect on the Closing Date and as permitted by Section 10.13;  provided that the aggregate amounts payable under the foregoing items (i), (ii) and (iii) may be increased by an aggregate amount of up to $2,000,000 during the term of this Agreement; and

(g)      so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may declare and pay Restricted Payments in an aggregate amount not to exceed the Applicable Equity Amount at the time such Restricted Payment is paid.

10.7      Limitations on Debt Payments and Amendments.

(a)      The Borrower will not, and will not permit any Restricted Subsidiary to prepay, repurchase or redeem or otherwise defease prior to its scheduled maturity any Indebtedness described in clauses (a) and (b) of the definition thereof that is expressly subordinated in right of payment or is unsecured or secured on a junior basis to the Indebtedness incurred hereunder (or any Permitted Refinancing Indebtedness in respect thereof to the extent constituting Junior Debt) (such other Indebtedness or any Permitted Refinancing Indebtedness in respect thereof, “Junior Debt”) (for the avoidance of doubt, it being understood that payments of regularly-scheduled cash interest in respect of Junior Debt and any AHYDO payments shall be permitted); provided,  however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease prior to its scheduled maturity any Junior Debt (i) in exchange for or with the proceeds of any Permitted Refinancing Indebtedness, (ii) by converting or exchanging any Junior Debt to Qualified Equity Interests or Qualified Preferred Equity of the Borrower or any Parent Entity, (iii) so long as, immediately after giving effect thereto, (A) on a Pro Forma Basis, no Borrowing Base Deficiency exists and no Default or Event of Default shall have occurred and be continuing, (B) Liquidity is not less than 20% of the then effective Borrowing Base and (C) on a Pro Forma Basis the Borrower shall be in compliance with the Financial Performance

Covenant set forth in Section 10.11(a), with the required maximum Consolidated Total Net Leverage Ratio being deemed to be 2.75:1.00 for the purpose of such test; or (iv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in an aggregate amount not to exceed the Applicable Equity Amount; provided,  further, that, after giving effect to any adjustment of the Borrowing Base made pursuant to Section 2.14(g) and any repayment of the Loans required in connection therewith, so long as no Event of Default then exists, the Borrower or any Restricted Subsidiary may make mandatory prepayments or redemptions in respect of any Junior Debt with the proceeds of the disposition of any assets that have been pledged to secure such Junior Debt;

(b)      The Borrower will not amend or modify the terms of any Junior Debt, other than amendments or modifications that (i) otherwise comply with the definition of “Permitted Refinancing Indebtedness” that may be incurred to Refinance any such Indebtedness, (ii) would have the effect of converting any Junior Debt to Qualified Equity Interests of a Parent Entity or Qualified Preferred Equity of the Borrower or (iii) to the extent such amendment or modification would not have been prohibited under this Agreement at the time such Permitted Refinancing Indebtedness or Junior Debt was first issued, incurred or entered into, as applicable (it being understood that in no event shall such amendment or modification make earlier the final maturity date of such Indebtedness or reduce the Weighted Average Life to Maturity of such Indebtedness and, with respect to any Permitted Additional Debt or Permitted Refinancing Indebtedness thereof, such analysis shall assume that the Agreement in effect at the time of such amendment or modification constituted the Agreement at the time when such Permitted Refinancing Indebtedness or Junior Debt was first issued, incurred or entered into, as applicable); and

(c)      Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary, in either case, unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

10.8      Negative Pledge Agreements.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document) that limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:

(a)      (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (ii) to the extent Contractual Requirements permitted by Section 10.8(a)(i) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement;

(b)      are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower and only relate to the assets of such Restricted Subsidiary or any of its Restricted Subsidiaries;

(c)      are customary provisions applicable to the assets or equity interests of joint ventures or otherwise arise in agreements restricting the Disposition or distribution of such assets of property subject to oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business;

(d)      are customary restrictions on commercial real estate leases, commercial real estate subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(e)      are customary provisions restricting subletting or assignment of any lease governing a commercial real estate leasehold interest of the Borrower or any Restricted Subsidiary;

(f)      are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(g)      restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(h)      are imposed by Requirements of Law;

(i)      are included in any agreement relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 10.8;

(j)      are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);

(k)      are encumbrances or restrictions contained in an agreement or other instrument of a Person that is assumed in connection with the acquisition of assets from such Person that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to the properties or assets of any Person, other than the property or assets of the Person and its Subsidiaries, so acquired and such agreement or other instrument is not in respect of Indebtedness described in clauses (a) and (b) of the definition thereof; and

(l)      are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 10.8(a) through 10.8(k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.9      Limitation on Subsidiary Distributions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)      contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Credit Documents;

(b)      purchase money obligations for property acquired in the ordinary course of business and obligations under any Capital Lease that impose restrictions on transferring the property so acquired;

(c)      any applicable Requirement of Law;

(d)      any agreement or other instrument of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from a Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(e)      contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary;

(f)      secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.1 and Section 10.2 as it relates to the right of the debtor to dispose of the assets securing such Indebtedness;

(g)      restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(h)      other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 so long as the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the Board of Directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date;

(i)      customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property or are otherwise customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Industry Investments” entered into in the ordinary course of business so long as such provisions do not concern the ability of any Restricted Subsidiary to make cash dividends;

(j)      customary provisions contained in commercial real estate leases, commercial real estate sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(k)      any agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition; and

(l)      any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 10.9(a) through 10.9(j) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s Board of Directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.10      Hedge Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than:

(a)      Hedge Agreements with Approved Counterparties in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect), other than (i) puts, (ii) floors and (iii) basis differential swaps on volumes already hedged pursuant to other Hedge Agreements permitted under this Section 10.10(a), do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement (and for each month during the period during which such hedge transaction is in effect), (x) 85% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Credit Parties’ total Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.12(a), as applicable, subject to update pursuant to Section 10.10(d)) for the forty-eight (48) month period from the date of creation of such hedging transaction and (y) 75% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Credit Parties’ total Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.12(a), as applicable, subject to update pursuant to Section 10.10(d)) for the eighteen (18) month period beginning with the forty-ninth (49th) month after the date of creation of such hedging transaction (the “Ongoing Hedges”).  Ongoing Hedges shall not, in any case, have a tenor greater than sixty-six (66) months.  In addition to the Ongoing Hedges, in connection with a proposed or pending acquisition of Oil and Gas Properties (a “Proposed Acquisition”), the Credit Parties may also enter into incremental hedging transactions with respect to the Credit Parties’ reasonably anticipated projected Hydrocarbon production from the total Proved Reserves of the Credit Parties to be acquired pursuant to the Proposed Acquisition with notional amounts (when aggregated with other commodity Hedge Agreements then in effect), other than (i) puts, (ii) floors and (iii) basis differential swaps on volumes hedged pursuant to other Hedge Agreements permitted under this Section 10.10(a), that do not exceed, as of the date the latest any such hedging transaction is entered into under a Hedge Agreement (and for each month during the period during which such hedge transaction is in effect) 15% of the reasonably anticipated Hydrocarbon production, for oil and natural gas (excluding natural gas liquids) calculated separately on a monthly basis, from the Credit Parties’ total Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.12(a), as applicable) prior to such Proposed Acquisition (such that the aggregate shall not be more than 100% of such reasonably anticipated Hydrocarbon production prior to the consummation of such Proposed Acquisition) for a period not exceeding 36 months from the date of creation of such hedging transaction during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) 90 days after the date of execution of such definitive acquisition agreement.  However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within 90 days following the date of termination of such Proposed Acquisition;

(b)      other Hedge Agreements (other than any Hedge Agreements in respect of commodities or equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes (it is understood that commodity Hedge Agreements in respect of (i) puts, (ii) floors and (iii) basis differential swaps on volumes hedged pursuant to other Hedge Agreements are permitted under Section 10.10(a));

(c)      It is understood that for purposes of Section 10.10(a) and 10.10(b), the following Hedge Agreements shall be deemed not to be speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries or (B) to manage commodity portfolio exposure associated with changes in interest rates or (C) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.

(d)      For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a) or Hedge Agreement pursuant to Section 9.16, forecasts of reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves shall be based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.12(a), as applicable (for purposes of this clause (d), the “Applicable Reserve Report”); provided that such forecasts may be revised by the Borrower based on information that is reasonably acceptable to the Administrative Agent to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Applicable Reserve Report (including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream).

10.11      Financial Covenants.

(a)      Consolidated Total Net Leverage Ratio.  The Borrower will not permit the Consolidated Total Net Leverage Ratio, as of the last day of any Test Period, commencing with the fiscal quarter of the Borrower ending June 30, 2017, to be greater than 4.00 to 1.00.

(b)      Current Ratio.  The Borrower will not permit the Current Ratio as of the last day of any fiscal quarter commencing with the quarter ending June 30, 2017 to be less than 1.00 to 1.00.

10.12      Use of Proceeds.  The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or a European Union member state, or in any Sanctioned Country, (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto or (d) in violation of the PATRIOT Act.

10.13      Restrictions on Amendments to Material Documents and GSO Preferred Equity Documentation.

(a)      Restrictions on Amendments to Material Documents and GSO Preferred Equity Documentation.  The Borrower shall not, and shall not permit Parent, Holdings or its Subsidiaries (or any of their successors and assigns) to, amend, change, supplement or otherwise modify (or permit to be amended, changed, supplement or otherwise modified), including through a consent or wavier, the Material Contracts and the GSO Preferred Equity Documentation in any manner that (i) is materially adverse to the Borrower or Lenders or (ii) would constitute a Prohibited Material Contract Amendment or Prohibited Preferred Amendment (it being understood, for avoidance of doubt, that any Prohibited Material Contract Amendments or Prohibited Preferred Amendment may be made if approved by the Majority Lenders).

(b)      Further Assurances.  No agreement shall be entered into which effectively replaces (or has the equivalent effect of replacing) any Material Contract or the terms thereof except if such agreement provides for the same terms as such Material Contract (subject only to amendments, changes, supplements or other modification, including through a consent or wavier, of the type that if they were made directly to the applicable Material Contract they would be permitted pursuant to Section 10.13(a)) (any such agreement, an “Additional Material Contract”). The organizational documents of any Restricted Subsidiary shall be in form and substance reasonably satisfactory to the Administrative Agent and shall contain “separateness covenants” and independent directorship obligations consistent with the Parent LLCA.

10.14      Transactions with Affiliates.  The Borrower shall not conduct, and cause each of the Restricted Subsidiaries not to conduct, any transactions with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) unless such transactions are on terms that are as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to:

(a)      the consummation of the Transactions;

(b)      equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interests by the Borrower or any dividends and distributions, in each case, permitted under Section 10.6;

(c)      loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 10.5;

(d)      payments pursuant to Sections 10.6(f)(i),  10.6(f)(ii) and 10.6(f)(iii);

(e)      any issuance of Equity Interests or other payments, awards or grants in securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the Board of Directors of the Borrower; and

(f)      any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or such Restricted Subsidiary and (ii) on terms, taken as a whole, that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate.

10.15      End of Fiscal Years; Fiscal Quarters.  The Borrower shall not and shall not permit any of its Restricted Subsidiaries to have its fiscal year end on a date other than December 31 or have its fiscal quarters end on dates other than March 31, June 30 or September 30.

10.16      Change in Business; Foreign Operations.  The Borrower shall not, and shall not permit its Restricted Subsidiaries, (a) to fundamentally or substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities incidental, reasonably related or ancillary to any of the foregoing and reasonable extensions thereof, (b) to own any Oil and Gas Properties not located within the geographical boundaries of the United States or (c) be organized under any law other than the laws of the United States or any state thereof or the District of Columbia.

10.17      Gas Imbalances, Prepayments.  The Borrower shall not, and shall not permit its Restricted Subsidiaries to have, gas imbalances, take or pay or other prepayments exceeding 2.0% of the aggregate Hydrocarbon volumes (stated on an Mcf equivalent basis) listed on the most recent Reserve Report, that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; provided, that, so long as such gas imbalance is corrected within five (5) Business Days of the Borrower or such Restricted Subsidiary becoming aware of such imbalance, no violation of this Section 10.17 shall be deemed to occur.

Section 11.      Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1      Payments.  The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in Section 11.1(a) above).

11.2      Representations, Etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate, report or notice delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3      Covenants.  Any Credit Party shall:

(a)      default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i),  Section 9.5 (solely with respect to the Borrower), Section 9.17,  Section 9.18 or Section 10; or

(b)      default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or Section 11.2 or Section 11.3(a)) contained in this Agreement or any Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of (i) receipt of written notice thereof by the Borrower from the Administrative Agent or (ii) the date the Borrower or an Authorized Officer of the Borrower knew or should have known of such default.

11.4      Default Under Other Agreements.

 (a)      The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Indebtedness described in Section 11.1) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than (1) with respect to indebtedness in respect of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements, (2) any event requiring prepayment pursuant to customary asset sale provisions and (3) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such

Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or

(b)      Without limiting the provisions of Section 11.4(a) above, any such default under any such Material Indebtedness shall cause such Material Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and (i) with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements, (ii) other than pursuant to customary asset sale provisions and (iii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement) prior to the stated maturity thereof.

11.5      Bankruptcy, Etc.  The Parent, Holdings, Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Parent, Holdings, the Borrower or any Specified Subsidiary and the petition is not dismissed or stayed within 60 days after commencement of the case, proceeding or action, the Parent, Holdings, the Borrower or the applicable Specified Subsidiary consents to the institution of such case, proceeding or action prior to such 60-day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Parent, Holdings, the Borrower or any Specified Subsidiary or all or any substantial portion of the property or business thereof; or the Parent, Holdings, the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of 60 days; the Parent, Holdings, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors.

11.6      ERISA.

(a)      (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); (iii) an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); (iv) the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); or (v) an ERISA Event has or is reasonably like to occur; and

(b)      there would result from any event or events set forth in Section 11.6(a) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c)      such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

11.7      Guarantee and Credit Agreement.  The Guarantee, this Agreement or any material provision of the foregoing shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Credit Party’s obligations thereunder are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.8      Security Documents.  The Collateral Agreement, Mortgage or any other Security Document pursuant to which assets of the Borrower and the Credit Parties with an aggregate fair market value in excess of $10,000,000 are pledged as

Collateral or any material provision thereof or a Customary Intercreditor Agreement or any material potion thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Collateral Agreement, the Mortgage or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.9      Judgments.  (a) One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $25,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and/or the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), or (b) any one or more non-monetary judgments that have, or would reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower and/or the Restricted Subsidiaries, in each case which judgments are not satisfied, discharged or effectively waived or stayed for a period of 60 consecutive days.

11.10      Change of Control.  A Change of Control shall have occurred.

11.11      Status as Unrestricted Subsidiary.  While the Borrower remains a direct or indirect subsidiary of Sanchez, Holdings or the Borrower ceases to be an “unrestricted subsidiary” (as opposed to a “restricted subsidiary”) under and as defined in Sanchez Specified Indebtedness.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may with the consent of and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a),  (b) and (c) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment terminated, whereupon the Commitment of each shall forthwith terminate immediately, the Borrowing Base shall automatically and concurrently be reduced to $0 and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.7(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.  In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

11.12      Application of Proceeds.  Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall, subject to the terms of any applicable Customary Intercreditor Agreement, be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 12.7 and amounts payable under Section 2) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, disbursements and other charges of counsel payable under Section 12.7) arising under the Credit Documents and amounts payable under Section 2, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, interest on the Loans and Unpaid Drawings and regularly scheduled payments in respect of Secured Hedge Agreements (but not any close-

out or termination amounts), ratably among the Lenders, the Issuing Banks and the Hedge Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Unpaid Drawings and Obligations then owing under Secured Hedge Agreements (to the extent not paid pursuant to clause Third) and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of Letters of Credit Outstanding comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.7, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to Cash Collateralize such Letters of Credit Outstanding, (y) subject to Section 3.7, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fourth shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be distributed in accordance with this clause Fourth;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Subject to Section 3.7, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

11.13      Equity Cure.

(a)      Notwithstanding anything to the contrary contained in this Section 11 or in any Credit Document, in the event that the Borrower fails to comply with any Financial Performance Covenant, then:

(i)      until the expiration of the tenth Business Day subsequent to the date the compliance certificate for calculating such Financial Performance Covenants is required to be delivered pursuant to Section 9.1(c) (the “Cure Deadline”), the Borrower shall have the right to cure such failure (the “Cure Right”) by receiving cash proceeds (which cash proceeds shall be received no earlier than the first day of the applicable fiscal quarter for which there is a failure to comply with the applicable Financial Performance Covenant) from an issuance of Qualified Equity Interests (other than Disqualified Stock) or Qualified Preferred Equity or a cash capital contribution, and upon receipt by the Borrower of such cash proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, the applicable Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(A)      Consolidated EBITDAX and/or Consolidated Current Assets, as specified by the Borrower, shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the applicable Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided that, any increase of Consolidated EBITDAX as a result of the application of this Section 11.13(a) shall be added to Consolidated EBITDAX after giving effect to any annualization of Consolidated EBITDAX pursuant to Section 1.11;

(B)      Consolidated Total Indebtedness for the applicable fiscal quarter for which there is a failure to comply with the applicable Financial Performance Covenant shall not be decreased by any prepayments of

Indebtedness with the proceeds of the Cure Amount and any cash proceeds shall not be “netted” for purposes of ratio calculations with respect to any four fiscal quarter period in which the fiscal quarter period in which such equity cure has been made is included; and

(C)      if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the applicable Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the applicable Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the applicable Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; provided that (1) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is exercised, (2) Cure Rights shall not be exercised more than five times during the term of this Agreement, (3) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the applicable Financial Performance Covenant above (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter, then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with the Financial Performance Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (4) in respect of the fiscal quarter in which such Cure Right was exercised and for each Test Period that includes such fiscal quarter, all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with the applicable Financial Performance Covenant and (5) no Lender or Issuing Bank shall be required to make any extension of credit hereunder during the 10 Business Day period referred to above, unless the Borrower shall have received the Cure Amount and provided a certificate from a Financial Officer of the Borrower certifying such fact; and

(ii)      upon receipt by the Administrative Agent of written notice, on or prior to the Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the applicable Financial Performance Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Cure Deadline.

(b)      Expected Cure Amount.  Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining the Applicable Equity Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive cash proceeds from an issuance of Qualified Equity Interests (other than Disqualified Stock) or Qualified Preferred Equity or a cash capital contribution, the cash proceeds of which received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

Section 12.   The Agents

12.1      Appointment.

(a)      Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arranger, and Section 12.9,  Section 12.11,  Section 12.12 and the last sentence of Section 12.4 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)      The Administrative Agent, each Lender and each Issuing Bank hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender and each Issuing Bank irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders or the Issuing Banks, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c)      Each of the Lead Arrangers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2      Delegation of Duties.  The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3      Exculpatory Provisions.  No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder.  No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.  The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender or any Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4      Reliance by Agents.  The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, email, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes.  The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent and the Collateral

Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law.  For purposes of determining compliance with the conditions specified in Section 6 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5      Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval or consent of the Majority Lenders, the Required Lenders, each individual lender or adversely affect Lender, as applicable.

12.6      Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender or any Issuing Bank.  Each Lender and each Issuing Bank represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7      Indemnification.  The Lenders severally agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of any actual or threatened claim, action, suit, litigation, investigation or proceeding (each, a “Proceeding”) relating to the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any Proceeding; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.7.  In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8      Agents in Its Individual Capacities.  Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents.  With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9      Successor Agents.  Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower.  If the Administrative Agent and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent or Collateral Agent, may be removed as Administrative Agent or Collateral Agent, as the case may be, at the reasonable request of the Borrower or the Majority Lenders.  Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above (provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or Issuing Banks under and Credit Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time as the Majority Lenders appoint a successor

Agent as provided for above in this Section 12.9).  Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9).  After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Agent-Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as Issuing Bank.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder and under the other Credit Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

12.10      Withholding Tax.  To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the IRS or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. In addition, each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (to the extent the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with a Credit Document, and any reasonable expenses arising therefrom or with respect thereto. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10.  For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes any Issuing Bank.

12.11      Security Documents and Collateral Agent under Security Documents and Guarantee.  Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents.  Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is required to be released pursuant to Section 13.17 or (c) release any applicable Guarantor from the Guarantee in accordance with Section 13.17.  The Lenders and the Issuing Banks (including in their capacities as potential Cash Management Banks and potential Hedge Banks) irrevocably agree that (x) the Collateral Agent is authorized and the Collateral Agent agrees it shall (for the benefit of Borrower), without any further consent of any Lender, enter into or amend any Customary Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, in each case for the purpose of adding the holders of such Indebtedness (or their representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto (it being understood that any such amendment, amendment and restatement or supplement may make such other changes to the applicable Customary Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and with any material modifications to be reasonably satisfactory to the Administrative Agent), (y) the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any Customary Intercreditor Agreement referred to in Section 12.11(x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties.  Furthermore, the Lenders and the Issuing Banks (including in their capacities as potential Cash Management Bank and potential Hedge Banks) hereby authorize the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.2(c); provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

12.12      Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent.

12.13      Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid hereunder or under any other Credit Document in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

12.14      Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the Acquired Assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason, such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in Section 12.14(ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 13.      Miscellaneous

13.1      Amendments, Waivers and Releases.

(a)      Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1.  The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (i) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (ii) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided,  however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided,  further, that no such waiver and no such amendment, supplement or modification shall:

(A)      forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive or reduce any portion, or extend the date for the payment (including the Maturity Date), of any principal, interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and any change due to a change in the Borrowing Base or

Available Commitment), or extend the final expiration date of any Lender’s Commitment (provided that (1) any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment in a manner that has no adverse effect on any other Lender without the consent of any other Lender, including the Majority Lenders, and (2) it is understood and agreed that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender, or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or

(B)      amend, modify or waive any provision of this Section 13.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender, or

(C)      amend the provisions of Section 11.12 or any analogous provision of any Security Document, in a manner that would by its terms alter the order of payment specified therein or the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby, or

(D)      amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or

(E)      amend, modify or waive any provision of Section 3 or the rights or duties of any Issuing Bank without the written consent of each Issuing Bank, or

(F)      release all or substantially all of the aggregate value of the Guarantees without the prior written consent of each Lender, or

(G)      release all or substantially all of the Collateral under the Security Documents without the prior written consent of each Lender, or

(H)      amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or

(I)      increase the Borrowing Base without the written consent of each Lender (subject to Section 13.1(b) in the case of a Defaulting Lender) or decrease or maintain the Borrowing Base without the written consent of the Required Lenders; provided that a Scheduled Redetermination may be postponed by the Required Lenders; provided,  further, with respect to one Scheduled Redetermination, such Scheduled Redetermination may be postponed for not more than 90 days with the consent of the Majority Lenders, or

(J)      affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder.

(b)      Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment or Loan Limit of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (provided that the Administrative Agent may with the consent of the Borrower amend, modify or supplement the Credit Documents to effectuate an increase in the Borrowing Base where such Defaulting Lender does not consent to an increase to the Borrowing Base, including not increasing the Borrowing Base by the portion thereof applicable to the Defaulting Lender) and no such amendment, waiver or consent shall disproportionately adversely affect such Defaulting Lender without its consent as compared to other Lenders (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(c)      Without the consent of any Lender or Issuing Bank, the Credit Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.

(d)      Notwithstanding anything to the contrary herein, no Lender consent is required to effect any amendment, modification or supplement to any Customary Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral (i) that is for the purpose of adding the holders of such secured or subordinated Indebtedness permitted to be incurred under this Agreement (or, in each case, a representative with respect thereto), as parties thereto, as expressly contemplated by the terms of such Customary Intercreditor Agreement, such subordination agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders), (ii) that is expressly contemplated by any Customary Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral or (iii) otherwise, with respect to any other amendments, modifications or supplements, to the extent such amendment, modification or supplement is satisfactory to the Administrative Agent in its sole discretion; provided that, in each case, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Collateral Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or Collateral Agent, as applicable.

(e)      Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents (including any exhibit, schedule or other attachment) may be made with the consent of the Borrower and the Administrative Agent (i) if such modifications are not adverse in any material respect to the Lenders or the Issuing Banks (in which case, the consent of the Issuing Banks shall be required) or (ii) to the extent necessary to cure any ambiguity, omission, mistake, defect or inconsistency so long as, if requested by the Administrative Agent, the Lenders and the Issuing Banks shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

13.2      Notices.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)      if to the Borrower, the Administrative Agent, the Collateral Agent, or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)      if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and the Issuing Banks.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Section 2.3,  Section 2.6,  Section 2.9,  Section 4.2 and Section 5.1 shall not be effective until received.

13.3      No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4      Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.  Such representations and warranties shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Secured Cash Management Agreements or contingent indemnification obligations, in any such case, not then due and payable).

13.5      Payment of Expenses; Indemnification.

(a)      The Borrower agrees (i) to pay or reimburse the Administrative Agent and the other Agents and the Lead Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, delivery, execution and administration of this Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration (including out-of-pocket costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent or Collateral Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Documents) of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Simpson Thacher & Bartlett LLP and one local counsel as reasonably necessary in any jurisdiction relevant to the interests of the Lenders taken as a whole (and in the case of an actual or perceived conflict of interest, one additional counsel and (if reasonably necessary) one local counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent, the Issuing Banks and each Lender for out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any legal proceeding, including any bankruptcy or insolvency proceeding, and including all respective Attorney Costs).  The agreements in this Section 13.5 shall survive the repayment of all other Obligations.  All amounts due under this Section 13.5 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request).  If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Credit Document, such amount may be paid on behalf of such Credit Party by the Administrative Agent in its discretion.

(b)      The Borrower shall indemnify and hold harmless each Agent, Lender, Lead Arranger, Agent-Related Party and their Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, or out-of-pocket expenses (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel and (if reasonably necessary) one local counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the Transactions or the transactions contemplated by, or the consummation of the transactions contemplated by, any Credit Document, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged Environmental Claim regarding, or liability or obligation under Environmental Law of, the Credit Parties or any Subsidiary or (iv) any Proceeding and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Credit Document by such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as a Lender, an administrative agent or collateral agent or arranger or any similar role under this Agreement and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction).  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of such Indemnitee), nor shall any Indemnitee, Agent-Related Parties, Credit Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Credit Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto).  In the case of a Proceeding to which the indemnity in this Section 13.5 applies, such indemnity shall be effective whether or not such Proceeding is brought by any Credit Party, any Subsidiary of any Credit Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents are consummated.  All amounts due under this Section 13.5 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided,  however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 13.5.  The agreements in this Section 13.5 shall survive the resignation of the Administrative Agent, Collateral Agent or Issuing Banks, the replacement of any of the foregoing or any Lender and the repayment, satisfaction or discharge of all the other Obligations.  For the avoidance of doubt, this Section 13.5(b) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

13.6      Successors and Assigns; Participations and Assignments.

(a)      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section 13.6.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 13.6(c) and, to the extent expressly contemplated hereby, the Agent-Related Parties and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      (i)      Subject to the conditions set forth in Section 13.6(b)(ii) below, any Lender may at any time assign to one or more assignees (other than any Defaulting Lender, any Disqualified Institution, GSO, except in accordance with Section 13.6(b)(vii), and its Affiliates, Sanchez and its Affiliates (including, for avoidance of doubt, the Borrower or any Subsidiary of the Borrower) or natural persons) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations) at the time owing to it) with the prior written consent of:

(A)      the Borrower (not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment if (1) the assignee is a Lender, an affiliate of a Lender or an Approved Fund or (ii) an Event of Default under Section 11.1 or Section 11.5 with respect to the Borrower or any Material Subsidiary has occurred and is continuing; provided further that, for any assignments for which the Borrower’s consent is required, such consent shall be deemed to have been given if the Borrower has not responded within five (5) Business Days of a written request for such consent pursuant to Section 13.6(h), and

(B)      the Administrative Agent and each Issuing Bank (in each case, not to be unreasonably withheld or delayed).

(ii)      Assignments shall be subject to the following additional conditions:

(A)      except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or an assignment to another Lender, any Affiliate of a Lender or an Approved Fund, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $5,000,000 in excess thereof, unless each of the Borrower, each Issuing Bank and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 with respect to the Borrower or any Material Subsidiary has occurred and is continuing;

(B)      each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)      the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and the Administrative Agent shall enter the relevant information in the Register pursuant to paragraph (b)(iv) of this Section 13.6; and

(D)      the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Sections 5.4(d),  5.4(e),  5.4(g) and 5.4(h), as applicable).

(iii)      Subject to acceptance and recording thereof pursuant to this Section 13.6(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.10,  Section 2.11,  Section 3.11,  Section 5.4 and Section 13.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall not be treated as an assignment and shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(c).

(iv)      The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders (including any SPVs that provide all or any part of a Loan pursuant to Section 13.6(g) hereof), and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by each Issuing Bank under any applicable Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement.  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent, each Issuing Bank and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)      Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 13.6(b) (unless waived) and any written consent to such assignment required by this Section 13.6(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

(vi)      The Administrative Agent shall have no duty to ascertain, monitor or enforce compliance with the restrictions on assignments and participations related to Disqualified Institutions.  The Administrative Agent shall be authorized to provide the list of Disqualified Institutions to any Lender that requests the same, subject to the confidentiality obligations in Section 13.16.

(vii)      At any time within twenty (20) Business Days following either (x) the acceleration of the Loans pursuant to Section 11 or (y) the occurrence of an Event of Default, if GSO delivers a Notice of Purchase Election substantially in the form of Exhibit K hereto (a “Notice of Purchase Election”) to the Administrative Agent, which notice shall be irrevocable, then each Lender shall assign all of its rights, obligations, claims and liabilities under this Agreement (including all of its Commitment and the Loans at such time owing to it) to GSO on the following terms and conditions:

(A)      such assignments being at par (including any accrued and unpaid interest, fees, breakage cost and all other amounts payable to the Administrative Agent, Collateral Agent, any other Agent hereunder, the Issuing Banks and the Lenders);

(B)      the execution by GSO and each Lender of an Assignment and Assumption;

(C)      that GSO shall be assigned the rights and obligations of all (and not less than all) Lenders under this Agreement;

(D)      such assignments being consummated within ten (10) Business Days following the delivery of the Notice of Purchase Election;

(E)      such assignments being without recourse to or representation by the Administrative Agent or Lenders;

(F)      that all Letters of Credit shall have (1) expired or been terminated or (2) Satisfactorily Cash Collateralized or Backstopped;

(G)      that any payment made by an Issuing Bank pursuant to a drawing on a Letter of Credit issued by it shall be fully reimbursed;

(H)      that all Obligations under Secured Hedge Agreements and Secured Cash Management Agreements shall be (1) paid in full in cash or (2) cash collateralized or otherwise secured, in each case, to the reasonable satisfaction of the applicable Hedge Bank or Cash Management Bank; and

(I)      that the documentation to effectuate such assignment is in form and substance reasonably satisfactory to the Administrative Agent to reflect the foregoing terms and conditions.

Notwithstanding anything to the contrary in this Agreement, upon the delivery of a Notice of Purchase Election, the Administrative Agent, the Collateral Agent and any Issuing Bank shall be entitled to resign effective upon the consummation of any such assignment and GSO shall be entitled to appoint a replacement Administrative Agent and Collateral Agent; provided, that, (a) the resigning Administrative Agent shall be entitled to the rights afforded to a resigning Administrative Agent pursuant to Section 12.9 (excluding its right to appoint a successor Administrative Agent pursuant to the third sentence of such Section), (b) the resigning Collateral Agent shall be entitled to the rights afforded to a resigning Collateral Agent pursuant to Section 12.9 (excluding its right to appoint a successor Administrative Agent pursuant to the third sentence of such Section) and (c) any resigning Issuing Bank shall be entitled to the rights afforded to a replaced Issuing Bank pursuant to Section 3.9(a).  The Lenders hereby authorize and direct the Administrative Agent to enter into a letter agreement with GSO that is consistent with the terms of this Section 13.6(b)(vii).

(c)      (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (each, a “Participant”) other than any Defaulting Lender, any Disqualified Institution, GSO and its Affiliates, Sanchez and its Affiliates (including, for avoidance of doubt, the Borrower or any Subsidiary of the Borrower) or natural persons in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 13.1(a)(A) and 13.1(a)(I) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders”.  Subject to Section 13.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10,  Section 2.11,  Section 3.11 and Section 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Section 2.12 and Section 13.7) as though it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b).  To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii)      A Participant shall not be entitled to receive any greater payment under Section 2.10,  Section 2.11,  Section 3.11 or Section 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (such consent not to be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under Section 13.6(a) and Section 13.6(b).  Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)      Any Lender may, without the consent of the Borrower, any Issuing Bank or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G, as the case may be, evidencing the Loans owing to such Lender.

(e)      Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all Confidential Information (including financial information) in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)      The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)      Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  This Section 13.6(g) may not be amended without the written consent of the SPV.  Notwithstanding anything to the contrary in this

Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Section 2.10,  Section 2.11,  Section 3.11 and Section 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Section 2.10,  Section 2.11,  Section 3.11 and Section 5.4 as though it were a Lender, and Sections 2.12 and 13.7, and has acquired its interest by assignment pursuant to Section 13.6(b).  Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10,  Section 2.11,  Section 3.11 or Section 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(h)      In the event that the Borrower’s consent (or deemed consent) shall be required with respect to any assignment by a Lender described in this Section 13.6, a written request for such consent shall be delivered to an Authorized Officer of the Borrower and any other officer or employee designated by the Borrower in writing to the Administrative Agent.

13.7      Replacements of Lenders under Certain Circumstances.

(a)      In the event that any Lender (i) requests reimbursement for amounts owing pursuant to Section 2.10,  Section 3.11 or Section 5.4 (other than Section 5.4(b)), (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, the Borrower shall be entitled to replace such Lender by requiring such Lender to assign its Loans and its Commitments hereunder to one or more assignees, subject to (x) the consent rights that the Administrative Agent and each Issuing Bank (except to the extent such Issuing Bank is, or is an Affiliate of, the Lender being replaced) have and (y) the restrictions on the Persons who may be assignees under Section 13.6(b);  provided that (A) such replacement does not conflict with any Requirement of Law, (B) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts, until such amounts are no longer in dispute, pursuant to Section 2.10,  Section 3.11 or Section 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement (subject to any exceptions agreed to between the assignee(s) and the replaced Lender to facilitate such assignment), (C) the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent and each Issuing Bank (except to the extent such Issuing Bank is, or is an Affiliate of, the Lender being replaced) and (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 and the Borrower and the Administrative Agent shall otherwise comply with Section 13.6  (provided that the Borrower shall not be obligated to pay the registration and processing fee referred to therein as long as the replacement Lender pays such fee).

(b)      If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected, the Required Lenders pursuant to Section 13.1(a)(I) or each Lender and, in each case with respect to which the Majority Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees, subject to (x) the consent rights that the Administrative Agent and each Issuing Bank (except to the extent such Issuing Bank is, or is an Affiliate of, the Lender being replaced) have and (y) the restrictions on the Persons who may be assignees, in each case, under Section 13.6(b);  provided that (i) the assignee(s) shall purchase, at par, all Loans and the Borrower shall pay all other amounts owing to such Non-Consenting Lender prior to the date of replacement (subject to any exceptions agreed to between the assignee(s) and the Non-Consenting Lender to facilitate such assignment) and (ii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 and the Borrower and the Administrative Agent shall otherwise comply with Section 13.6  (provided that the Borrower shall not be obligated to pay the registration and processing fee referred to therein as long as the replacement Lender pays such fee).

(c)      Notwithstanding anything herein to the contrary each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent, each Issuing Bank and the assignee and that the Lender making such assignment need not be a party thereto.

(d)      Any such Lender replacement pursuant to this Section 13.7 shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

13.8      Adjustments; Set-off.

(a)      If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided,  however, that (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension.  Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation; provided,  further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

(b)      After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and Issuing Banks provided by Requirements of Law, each Lender, each Issuing Bank and their respective Affiliates, at any time, shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, against any amount due and payable by the Borrower or any Restricted Subsidiary hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Issuing Bank or any of their respective Affiliates, branches or agencies thereof to or for the credit or the account of the Borrower or any Credit Party.  Each Lender or Issuing Bank agrees promptly to notify the Borrower (and the Restricted Subsidiaries, if applicable) and the Administrative Agent after any such set-off and application made by such Lender, such Issuing Bank or their respective Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9      Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11      Integration.  This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12      GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13      Submission to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof; provided that nothing contained herein or in any other Credit Document will prevent any Lender, the Collateral Agent or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Credit Documents or against any Collateral or any other property of any Credit Party in any other forum in which jurisdiction can be established;

(b)      consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)      acknowledges the waiver of special, exemplary, punitive or consequential damages contained in Section 13.5; and

(f)      agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14      Acknowledgments.  The Borrower hereby acknowledges that:

(a)      it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)      (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent, any Lead Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Lead Arranger, or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Lead Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)      no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15      WAIVERS OF JURY TRIAL.  THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16      Confidentiality.  The Administrative Agent, each other Agent, any Issuing Bank and each other Lender shall hold all Confidential Information (as defined below) confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s or the Administrative Agent’s, any Issuing Bank’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees, agents or Affiliates (and any Affiliate’s attorneys, professional advisors, independent auditors, trustees or agents) (each, an “Advisor”) in each case who need to know such Confidential Information in connection with the administration of the Credit Documents and are informed of the confidential nature of such Confidential Information (provided that the Administrative Agent, each Agent, each Issuing Bank and each other Lender shall be responsible for its respective Advisors’ compliance with this paragraph), (c) to an investor or prospective investor in a securitization that agrees its access to Confidential Information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such Confidential Information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such Confidential Information as confidential, (e) to a nationally recognized ratings agency that requires access to Confidential Information regarding the Credit Parties, the Loans and Credit Documents, (f) to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16 and (g) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement; provided that unless prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, any Issuing Bank and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, any Issuing Bank or such other Agent, as applicable, by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent, any Issuing Bank or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary.  “Confidential Information” shall mean all information received from the Borrower or any Restricted Subsidiary not marked as “public” relating to the Borrower, such Restricted

Subsidiary or their respective businesses, other than any such information that is available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 13.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

13.17      Release of Collateral and Guarantee Obligations.

(a)      The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in Section 13.7(b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) upon any Collateral becoming an Excluded Asset, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with this Section 13.17 and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents.  Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees (A) upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary (other than by virtue of such Subsidiary becoming an Immaterial Subsidiary) and (B) in the case of a Guarantor becoming an Excluded Subsidiary by virtue of such Subsidiary becoming an Immaterial Subsidiary upon written request of the Borrower to the Administrative Agent (which request shall include a certification of an Authorized Officer that such Guarantor to be released is an Immaterial Subsidiary).  The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.  In connection with any release hereunder, the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document in respect of such Subsidiary, property or asset.  Upon the request of the Administrative Agent, in connection with any documentation to effectuate the release of Collateral pursuant to a partial release of Liens in respect of Collateral, a UCC-3 filing in respect of personal property or similar recording or filing, the Borrower shall certify that only the Collateral intended to be released pursuant to the terms of Section 13.17(a) was released pursuant to such documentation.

(b)      Notwithstanding anything to the contrary contained herein or any other Credit Document, upon Payment in Full, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due.  Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

13.18      USA PATRIOT Act.  The Agents and each Lender hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the PATRIOT Act.

13.19      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.20      Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.21      Disposition of Proceeds.  The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Credit Parties and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Credit Parties.

13.22      Collateral Matters; Hedge Agreements.  The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Person (a) under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements or (b) under any Secured Cash Management Agreement.  No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement.

13.23      Agency of the Borrower for the Other Credit Parties.  Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

13.24      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SN EF UNSUB, LP, as the Borrower

By:	/s/ Cameron W. George
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT::	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Authorized Officer

LENDER:	JPMORGAN CHASE BANK, N.A.,
as Lender

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Authorized Officer

LENDER:	CITIBANK, N.A.,
as Lender

	By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

	By:	/s/ Michael Higgins
	Name:	Michael Higgins
	Title:	Senior Director

LENDER:	ROYAL BANK OF CANADA,
as Lender

	By:	/s/ Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Authorized Signatory

LENDER:	BMO HARRIS BANK, NA,
as Lender

	By:	/s/ Matthew L. Davis
	Name:	Matthew L. Davis
	Title:	Vice President

LENDER:	ING CAPITAL LLC,
as Lender

	By:	/s/ Josh Strong
	Name:	Josh Strong
	Title:	Director

	By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

LENDER:	SUNTRUST BANK,
as Lender

	By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Vice President

LENDER:	ABN AMRO CAPITAL USA LLC,
as Lender

	By:	/s/ David Montgomery
	Name:	David Montgomery
	Title:	Executive Director

	By:	/s/ Uravashi Zutshi
	Name:	Uravashi Zutshi
	Title:	Managing Director

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW
YORK BRANCH, as Lender

	By:	/s/ Richard Antl
	Name:	Richard Antl
	Title:	Authorized Signatory

	By:	/s/ William M. Reid
	Name:	William M. Reid
	Title:	Authorized Signatory

LENDER:	FIFTH THIRD BANK,
as Lender

	By:	/s/ Justin Bellamy
	Name:	Justin Bellamy
	Title:	Director

LENDER:	NATIXIS, NEW YORK BRANCH,
as Lender

	By:	/s/ Timothy Polvado
	Name:	Timothy Polvado
	Title:	Senior Managing Director

	By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as Lender

	By:	/s/ Sandra Aultman
	Name:	Sandra Aultman
	Title:	Managing Director

LENDER:	BOKF, NA dba Bank of Texas,
as Lender

	By:	/s/ Mari Salazar
	Name:	Mari Salazar
	Title:	Senior Vice President, Energy Lending

LENDER:	CITIZENS BANK, N.A.,
as Lender

	By:	/s/ Scott Donaldson
	Name:	Scott Donaldson
	Title:	Senior Vice President

LENDER:	COMERICA BANK,
as Lender

	By:	/s/ William B. Robinson
	Name:	William B. Robinson
	Title:	Senior Vice President

LENDER:	The Huntington National Bank,
as Lender

	By:	/s/ Margaret Niekrash
	Name:	Margaret Niekrash
	Title:	Senior Vice President

EXHIBIT A TO
CREDIT AGREEMENT

[FORM OF] RESERVE REPORT CERTIFICATE

This Reserve Report Certificate (this “Certificate”), dated as of [_______], 201[  ], relates to the Reserve Report dated as of [January 1] [July 1] [other date in case of Interim Redetermination], 201[  ] delivered pursuant to Section 9.12(c) of that certain Credit Agreement dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank and each other Issuing Bank from time to time party thereto.  Each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified.  The undersigned certifies he/she is an Authorized Officer and, on behalf of the Borrower, in his/her capacity as an Authorized Officer of the Borrower and not in his/her individual capacity, certifies that in all material respects:

(a)      in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or Sanchez (other than January 1 Reserve Reports) such Reserve Report has been prepared, except as set forth in an exhibit to such Reserve Report, in accordance with the procedures used in the immediately preceding January 1 Reserve Report or the Initial Reserve Report, if no January 1 Reserve Report has been delivered;

(b)      the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(c)      assuming that all applicable Governmental Authorities have granted approvals, made recordations and taken such other actions as are necessary in connection with the Transactions and any assignments made in connection therewith, except as set forth on Annex I hereto, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (i) Disposed of in compliance with Section 10.4 of the Credit Agreement since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted pursuant to Section 10.2 of the Credit Agreement;

(d)      except as set forth on Annex II hereto, as of the date of such Reserve Report, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.16 of the Credit Agreement with respect to the Credit Parties’ Oil and Gas Property evaluated in such Reserve Report that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(e)      no Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on Annex III hereto; and

(f)      Annex IV sets forth a list of (A) all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties’ rights to purchase, production, whether or not the same are currently being exercised) that represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and that have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and (B) all Borrowing Base Properties evaluated by such Reserve Report that are Collateral and demonstrating that the PV-9 of the Collateral (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum.

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[Remainder of page intentionally left blank; signature page follows]

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EXECUTED AND DELIVERED as of the date first set forth above.

SN EF UNSUB, LP

By:
Name:
Title:

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EXHIBIT B TO

CREDIT AGREEMENT

FORM OF

NOTICE OF BORROWING

JPMORGAN CHASE BANK, N.A.
712 Main Street, 5th floor

Houston, TX 77002

Attention: Darren Vanek

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of March [●], 2017, among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and each other Issuing Bank from time to time party thereto (as amended, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) The aggregate principal amount of Borrowing:
(B) The date of Borrowing[1]
(which is a Business Day):
(C) The type of Borrowing[2]:
(D) Interest Period (if LIBOR Borrowing)[3]:
(E) The location and number of the Borrower’s Account to which funds are to be disbursed:

SN EF UNSUB, LP

By:
Name:
Title:

1Date of Notice of Borrowing: To be submitted (A) prior to 1:00 p.m. (New York City time) at least three Business Days prior to each Borrowing of Loans if such Loans are to be initially LIBOR Loans; or (B) prior to 11:00 a.m. (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans.

2Specify a LIBOR Borrowing or an ABR Borrowing.

3The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Credit Agreement. If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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EXHIBIT C TO

CREDIT AGREEMENT

FORM OF

GUARANTEE

[Attached]

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[FORM OF] GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (this “Guaranty”), dated as of [__________], 2017, by and among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), the Subsidiaries of the Borrower listed on the signature page hereof (each such Subsidiary and the Borrower, a “Guarantor” and, collectively, the “Guarantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent and administrative agent for the Secured Parties referred to below (in its capacity as collateral agent, together with any successor thereto in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and an Issuing Bank, and each other Issuing Bank from time to time party thereto, have entered into a Credit Agreement, dated as of March 1, 2017 (as amended, restated, modified, waived and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of Letters of Credit for the account of the Borrower;

WHEREAS, one or more Cash Management Banks or Hedge Banks have entered or may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements, as applicable, with the Borrower and/or its Restricted Subsidiaries and one or more Cash Management Banks have provided or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (the foregoing, together with the making of Loans and the issuance of Letters of Credit, collectively, the “Extensions of Credit”);

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, it is a condition to the obligations of the Secured Parties to make their respective Extensions of Credit to the Borrower that the Borrower and each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the Extensions of Credit, and accordingly desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Secured Parties to make their respective Extensions of Credit.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders to enter into the Credit Agreement and the Lenders and the Issuing Banks to make the Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements with the Borrower and/or its Restricted Subsidiaries, the Borrower and Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.      DEFINITIONS.

(a)      Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein. References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

(b)      The following term shall have the following meaning:

“Qualified Keepwell Provider”: in respect of any Hedging Obligation, each Credit Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Hedging Obligation, constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder

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and can cause another person to qualify as an “eligible contract participant” with respect to such Hedging Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 2.      THE GUARANTY.

(a)      Guaranty of Guaranteed Obligations.  Each Guarantor unconditionally guarantees to the Collateral Agent, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor (the “Guaranteed Obligations”) for the benefit of the Secured Parties. Each Guarantor further agrees that the Guaranteed Obligations may be extended, modified, amended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, modification, amendment or renewal of any Guaranteed Obligation.  To the extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower, any other Credit Party or any Restricted Subsidiary of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b)      Guaranty of Payment and Performance.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment or performance of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

(c)      Special Guaranty to Confer ECP Status.  The Borrower, unconditionally and irrevocably, with respect to each other Guarantor, guarantees such Guarantor’s guarantee under Section 2(a) hereof of any Secured Hedge Agreement.  The obligations of the Borrower under this Section 2(c) shall remain in full force and effect until Payment in Full.  The Borrower intends that this Section 2(c) constitute, and this Section 2(c) shall be deemed to constitute, a guarantee or other agreement for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(d)      No Limitations.  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 5(g) hereof and except as otherwise provided under applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, to the extent permitted by applicable law and except for and subject to any limitations in connection with any applicable termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 5(g) hereof, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any other Guarantor under this Guaranty; (iii) the release of, or the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than Payment in Full); (vi) any illegality, lack of validity or enforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Guarantor or its assets or any resulting release or discharge of any Guaranteed Obligation (other than Payment in Full); (viii) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower or any other Guarantor, the Collateral Agent, or any other corporation or Person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or

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any other Credit Party or any other guarantor or surety.  Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than Payment in Full.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Credit Party or exercise any other right or remedy available to them against the Borrower or any other Credit Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent of Payment in Full.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor, as the case may be, or any security.

(e)      Reinstatement.  Notwithstanding the provisions of Section 5(g)(i) hereof, each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Credit Party or any substantial part of its property, or otherwise, all as though such payment had not been made.

(f)      Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Credit Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent such unpaid Guaranteed

Obligation.  Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be fully subordinated to the indefeasible Payment in Full.

(g)      Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

(h)      Keepwell.  Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this guarantee in respect of any Hedging Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2(h) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified Keepwell Provider under this Section 2(h) shall remain in full force and effect until this Agreement is terminated in accordance with Section 5(g) hereof.  Each Qualified Keepwell Provider intends that this Section 2(h) constitute, and this Section 2(h) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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SECTION 3.      FURTHER ASSURANCES.

Each Guarantor agrees, upon the written request of the Collateral Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Collateral Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

SECTION 4.      PAYMENTS FREE AND CLEAR OF TAXES.

Each Guarantor agrees that such Guarantor will perform or observe all of the terms, covenants and agreements that Section 5.4 of the Credit Agreement requires such Guarantor to perform or observe, subject to the qualifications set forth therein.

SECTION 5.      OTHER TERMS.

(a)      Entire Agreement.  This Guaranty, together with the other Credit Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Credit Documents.

(b)      Headings.  The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

(c)      Severability.  Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d)      Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 13.2 of the Credit Agreement.

(e)      Successors and Assigns.  Whenever in this Guaranty any Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (in accordance with the terms of the Credit Agreement); and all covenants, promises and agreements by any Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns.

(f)      No Waiver; Cumulative Remedies; Amendments.  No failure or delay by the Administrative Agent or Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Administrative Agent or Collateral Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have.  No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 5(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of any Loan or the issuance of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or Collateral Agent may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.  When making any demand hereunder against any of the Guarantors, the Administrative Agent, Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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Neither this Guaranty nor any provision hereof may be waived, amended, supplemented or modified (other than a termination of this Guaranty pursuant to Section 5(g) hereof) except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment, supplement or modification is to apply, subject to any consent required in accordance with Section 13.1 of the Credit Agreement.

(g)      Termination and Release.

(i)      This Guaranty shall terminate upon Payment in Full.

(ii)      A Guarantor shall be released from its obligations hereunder in accordance with Section 13.17 of the Credit Agreement.

(iii)      In connection with any release pursuant to this Section 5(g), the Collateral Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such release; provided that, upon request by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such transaction has been or was consummated in compliance with the Credit Documents.  Any execution and delivery of documents pursuant to this Section 5(g) shall be without recourse to or warranty by the Collateral Agent.

(h)      Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

(i)      Limitation of Liability.  Each Guarantor, and by its acceptance of this Guaranty, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 6.      INDEMNITY; SUBROGATION AND SUBORDINATION.

(a)      Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6(c) hereof), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Guaranty in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to this Guaranty or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b)      Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6(c) hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 9.9 of the Credit Agreement, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6(b) shall be subrogated to the rights of such Claiming Guarantor under Section 6(a) hereof to the extent of such payment.  The provisions of this Section 6(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other

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Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

(c)      Subordination.  Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Sections 6(a) and 6(b) hereof and all other rights of indemnity, contribution or subrogation of any Guarantor under applicable law or otherwise shall be fully subordinated to the indefeasible Payment in Full.  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations until the indefeasible Payment in Full, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until the indefeasible Payment in Full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the indefeasible Payment in Full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be paid to the Collateral Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6(a) and 6(b) hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

SECTION 7.      GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS; INDEMNITY.

(a)      The terms of Sections 13.12,  13.13 and 13.15 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of trial by jury are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b)      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5(d) hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)      to the extent that the Borrower would be required to do so under Section 13.5(b) of the Credit Agreement, each Guarantor agrees to indemnify the Administrative Agent and the other Indemnitees in accordance with the provisions of Section 13.5(b) of the Credit Agreement.

SECTION 8.      RIGHT OF SET OFF.

After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and Issuing Banks provided by Requirements of Law, each Lender, each Issuing Bank and their respective Affiliates, at any time, shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable Requirements of Law, against any amount owed by or any Obligation of the Borrower or any Restricted Subsidiary hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Issuing Bank or any of their respective Affiliates, branches or agencies thereof to or for the credit or the account of any Guarantor.  Each Lender or Issuing Bank agrees promptly to notify the Borrower (and the Restricted Subsidiaries, if applicable) and the Administrative Agent after any such set-off and application made by such Lender, such Issuing Bank or their respective Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 8 are in addition to other rights and remedies (including other rights of set off) that such Lender may have.

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SECTION 9.      ADDITIONAL SUBSIDIARIES.

Upon execution and delivery by the Collateral Agent and any Subsidiary of the Borrower that is required to become a party hereto by Section 9.11 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any such instrument shall not require the consent of any other party to this Guaranty.  The rights and obligations of each party to this Guaranty shall remain in full force and effect notwithstanding the addition of any new party to this Guaranty. Each reference to “Guarantor” in this Guaranty shall be deemed to include such Subsidiary.

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[Signature Pages Follow]

9

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered as of the date first above written.

SN EF UnSub, LP

By:
Name:
Title:

[Subsidiary Guarantors]

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Accepted and Agreed to:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

11

Exhibit I

to Guaranty

SUPPLEMENT NO. _______ dated as of _______ (this “Supplement”), to the Guarantee Agreement dated as of [___________], 2017 (the “Guaranty”), among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each Subsidiary of the Borrower party thereto (the “Existing Guarantors”) and JPMORGAN CHASE BANK, N.A., as collateral agent and administrative agent (in its capacity as collateral agent, the “Collateral Agent”) for the Lenders (as defined therein).

A.      Reference is made to the Credit Agreement dated as of [___________], 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and agents party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and an Issuing Bank, and each other Issuing Bank from time to time party thereto.

B.      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C.      The Borrower and the Existing Guarantors have entered into the Guaranty in order to induce the Secured Parties to make their respective Extensions of Credit.  Section 9 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of the Borrower (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Secured Parties to make their respective additional Extensions of Credit, and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 9 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder.  In furtherance of the foregoing, the New Subsidiary (a) does hereby guarantee to the Collateral Agent the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations as set forth in the Guaranty and (b) if New Subsidiary is a Qualified Keepwell Provider, does hereby agree to perform all obligations of the Guaranty applicable to it in such capacity.  Each reference to a “Guarantor” in the Guaranty and in this Supplement shall be deemed to include the New Subsidiary.  The Guaranty is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.  This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 6.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5(d) of the Guaranty.

SECTION 8.  The New Subsidiary agrees to reimburse the Collateral Agent in accordance with Section 13.5 of the Credit Agreement for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel to the Collateral Agent.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

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EXHIBIT D TO

CREDIT AGREEMENT

FORM OF

MORTGAGE/DEED OF TRUST

[Attached]

WHEN RECORDED OR FILED,
PLEASE RETURN TO:
Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, TX 77002-3009

Attention:  Austin Browne

Space above for County Recorder’s Use

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

FROM

SN EF UnSub, LP

as Grantor

TO

Darren vanek, AS TRUSTEE

FOR THE BENEFIT OF

JPMORGAN CHASE BANK, N.A.
as Collateral Agent and as Beneficiary,
for the benefit of itself

and the Secured Parties

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

TO THE EXTENT PERMITTED BY LAW, A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT.  A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE BENEFICIARY TO TAKE SOME OR ALL OF THE DEED OF TRUST PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS INSTRUMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF DEED OF TRUST PROPERTY.

THIS INSTRUMENT COVERS, AMONG OTHER THINGS, MINERALS, AS-EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO.  THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBIT HERETO.  THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBIT ATTACHED HERETO.

PORTIONS OF THE DEED OF TRUST PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBIT HERETO.  THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED.  THE GRANTOR IS THE OWNER OF A RECORD INTEREST IN THE REAL ESTATE CONCERNED.  THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01.	Terms Defined Above	1
Section 1.02.	UCC and Other Defined Terms.	1
Section 1.03.	Definitions	2
ARTICLE II
GRANT OF LIEN AND SECURED OBLIGATIONS

Section 2.01.	Grant of Liens	3
Section 2.02.	Grant of Security Interest	4
Section 2.03.	Secured Obligations	5
Section 2.04.	Fixture Filing, As-Extracted Collateral, Etc.	5
Section 2.05.	Pro Rata Benefit	5
Section 2.06.	Excluded Properties	5
ARTICLE III
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01.	Assignment	5
Section 3.02.	No Modification of Payment Obligations	6
Section 3.03.	Rights and Title of Consignee	6
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01.	Title	6
Section 4.02.	First Priority Liens	7
Section 4.03.	Defend Title	7
Section 4.04.	Not a Foreign Person	7
Section 4.05.	Revenue and Cost Bearing Interest	7
ARTICLE V
RIGHTS AND REMEDIES

Section 5.01.	Event of Default	7
Section 5.02.	Foreclosure and Sale	7
Section 5.03.	Substitute Trustees and Agents	8
Section 5.04.	Judicial Foreclosure; Receivership	9
Section 5.05.	Foreclosure for Installments	9
Section 5.06.	Separate Sales	9

Exhibit A	Oil and Gas Properties

THIS DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is entered into as of March 1, 2017 (the “Effective Date”) by SN EF UnSub, LP (the “Grantor”), a Delaware limited partnership, in favor of (a) Darren vanek, as Trustee for the benefit of JPMORGAN CHASE BANK, N.A., as Collateral Agent under the Credit Agreement and Collateral Agreement referred to below (in such capacity and together with its successors and assigns, the “Beneficiary”) and the Secured Parties, with respect to all Deed of Trust Properties located in the State of Texas and (b) the Beneficiary for its benefit and the benefit of the other Secured Parties with respect to all UCC Collateral.

R E C I T A L S

1.      The Grantor, as Borrower (in such capacity, the “Borrower”), the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank, and each other Issuing Bank from time to time party thereto, have entered into a Credit Agreement, dated as of March 1, 2017 (as amended, restated, amended and restated, modified, waived and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to and the issuance of Letters of Credit for the account of the Borrower.

2.      One or more Cash Management Banks or Hedge Banks have entered or may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements, as applicable, with the Borrower and/or its Restricted Subsidiaries and one or more Cash Management Banks have provided or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (the foregoing, together with the making of Loans and the issuance of Letters of Credit, collectively, the “Extensions of Credit”).

3.      In accordance with the terms of the Credit Agreement, the Borrower, certain present and future Subsidiaries of the Borrower constituting Guarantors, and the Collateral Agent may enter into a Guarantee Agreement (such Guarantee Agreement, as it may be amended, restated, modified, and/or supplemented from time to time, the “Guarantee Agreement”) pursuant to which, under the terms and conditions stated therein, the Guarantors guarantee the Obligations and the Borrower undertakes certain other obligations including a guarantee of certain obligations.

4.      The Beneficiary and the Secured Parties have conditioned their obligations to make Extensions of Credit under the Secured Transaction Documents upon the execution and delivery by the Grantor of this Deed of Trust, and the Grantor has agreed to enter into this Deed of Trust to secure the Obligations.

5.      Therefore, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

Section 1.01.      Terms Defined Above.  As used in this Deed of Trust, each term defined above has the meaning indicated above.

Section 1.02.      UCC and Other Defined Terms.  Each capitalized term used in this Deed of Trust and not defined in this Deed of Trust shall have the meaning ascribed to such term in the Credit Agreement.  Any capitalized term not defined in either this Deed of Trust or the Credit Agreement shall have the meaning ascribed to such term in the Applicable UCC (for avoidance of doubt, those terms include Accounts, As-Extracted Collateral, Deposit Account, Fixtures, General Intangibles, Goods, Instruments, Inventory, Proceeds and Supporting Obligations).  The rules of construction and other interpretive provisions specified in Sections 1.2 of the Credit Agreement shall apply to this Deed of Trust, including terms defined in the preamble and recitals to this Deed of Trust. The use of the phrase “subject to” as used in connection with Permitted Encumbrances or otherwise and the permitted existence of any Permitted Encumbrances or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Trustee, the Beneficiary or any other Secured Party as there is no intention to subordinate the Liens granted

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in favor of the Beneficiary and the other Secured Parties.  No provision of this Deed of Trust or any other Credit Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.03.      Definitions.

“Accounts and Contract Rights” means all Accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and general intangibles derived from or pertaining to (a) the ownership, operation and development of the Collateral or (b) the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons, including all accounts and proceeds accruing to Grantor attributable to the sale of Hydrocarbons or produced from the Collateral or any units or pooled interest units in which all or a portion of the Collateral forms a part.

“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation, perfection or priority of the Liens described herein or the rights and remedies of Beneficiary under this Deed of Trust.

“Collateral” means, collectively, all the Deed of Trust Property and all the UCC Collateral.

“Deed of Trust Property” means the Oil and Gas Properties and other properties, rights, titles, interests, estates and assets described in Section 2.01(a) through Section 2.01(e).

“Event of Default” has the meaning assigned to such term in Section 5.01.

“Future Advances” means future obligations and future advances that the Beneficiary or any other Secured Party may make pursuant to any Secured Transaction Document.

“Hydrocarbon Interests” means all rights, titles, interests and estates and the lands and premises covered or affected thereby now or hereafter acquired by the Grantor in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, mineral servitudes, executive rights, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means (a) all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals, including those which may be produced and saved from or attributable to the Oil and Gas Properties and (b) all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the maturity of Loans and L/C Obligations and the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person, the Borrower or its Restricted Subsidiaries as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any amounts advanced or expended by the Administrative Agent in connection with the “Cure Right” under and as defined in each of the Management Services Agreement and/or Joint Development Agreement.  Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document.  Notwithstanding the foregoing, Excluded Swap Obligations shall not constitute Obligations.

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“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled or unitized units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of any Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Payment in Full” means all the Obligations (other than (a) Hedging Obligations in respect of any Secured Hedge Agreements, (b) Cash Management Obligations in respect of any Secured Cash Management Agreements and (c) any contingent or indemnification obligations not then due and owing) have been paid in full in cash or immediately available funds and the Lenders and any other Secured Parties have no further commitment to lend under the Credit Agreement, the aggregate Total Exposure has been reduced to zero ($0.00), the aggregate Commitments have been terminated in full, and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

“Permitted Encumbrances” means all Liens permitted under Section 10.2 of the Credit Agreement.

“Post-Default Rate” means the post-default rate per annum set forth in Section 2.8(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate.

“Property” means any and all tangible and intangible assets and properties, whether real, personal or mixed, including cash, securities, accounts and contract rights.

“Secured Transaction Documents” means the Credit Agreement, this Deed of Trust, any other Security Document, any Secured Hedging Agreement, any Secured Cash Management Agreement, the Guarantee Agreement, the Collateral Agreement, and any other Credit Document, including any such document entered into after the date hereof.

“Specified Parties” means the Trustee (and its Related Parties), the Beneficiary and each other Indemnitee.

“Trustee” means Darren Vanek of Harris County, Texas, whose address for notice hereunder is 712 Main St, 5th Floor, Houston, TX 77002 and any successors and substitutes in trust hereunder.

“UCC Collateral” means the property and other assets described in Section 2.02.

ARTICLE II
GRANT OF LIEN AND SECURED OBLIGATIONS

Section 2.01.      Grant of Liens.  To secure payment and performance of the Obligations, the Grantor for, and in consideration of, the promises and debts and trusts hereinafter mentioned does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE WITH POWER OF SALE, TRANSFER and CONVEY to the Trustee, for the use and benefit of the Beneficiary and the Secured Parties, all the Properties, rights, titles and interests and estates listed in clauses (a) through

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(e) below in this Section 2.01, which are located in, under or which cover, concern or relate to Properties located in the State of Texas, TO HAVE AND TO HOLD unto the Trustee forever to secure the Obligations:

(a)      all rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to any Oil and Gas Properties, including those described on Exhibit A;

(b)      all rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning any Oil and Gas Properties, the Hydrocarbons or any other item of property which are in the possession of the Grantor, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data;

(c)      all rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to all Hydrocarbons;

(d)      any Property, including any Oil and Gas Properties, that may from time to time hereafter, by delivery or by writing of any kind, be subject to the Liens hereof by the Grantor or by anyone on the Grantor’s behalf; and the Trustee and/or the Beneficiary are hereby authorized to receive the same at any time as additional security hereunder; and

(e)      all of the Properties, including any Oil and Gas Properties, rights, titles, interests and estates of every nature whatsoever now owned or hereafter acquired by the Grantor, including (i) any Properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances to which any Oil and Gas Properties or other Properties, rights, titles, interests or estates are subject, (ii) all rights of the Grantor to Liens securing payment of proceeds from the sale of production from any Oil and Gas Properties, together with any and all renewals and extensions of any of such related Properties, rights, titles, interests or estates and (iii) all contracts and agreements supplemental to, amending or in substitution for the contracts and agreements described or mentioned above.

For the avoidance of doubt, it is the intent of the Grantor that all Properties, rights, titles, interests and estates of the nature set forth and described in clauses (a) through (e) in this Section 2.01 which are located in, under or which cover, concern or relate to any Property, right, title, interest and estate in the State of Texas shall be subject to the Lien of this Deed of Trust and thus be “Deed of Trust Property” as such term is used in this Deed of Trust even if (i) the Properties, rights, titles, interests and estates on Exhibit A shall be incorrectly described or (ii) a description of all or a portion of such Properties, rights, titles, interests and estates are omitted or limited in any manner whatsoever.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Deed of Trust Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust.

Any fractions or percentages specified on Exhibit A in referring to the Grantor’s interest are solely for purposes of the warranties made by the Grantor pursuant to Section 4.01 and 4.05 and shall in no manner limit the quantum of interest affected by this Section 2.01 with respect to any Oil and Gas property now owned or hereafter acquired by the Grantor.

Section 2.02.      Grant of Security Interest.  To further secure the Obligations, the Grantor hereby pledges, assigns, transfers and grants to the Beneficiary, for the benefit of the Secured Parties, a security interest in and to all of the Grantor’s rights, titles and interests in and to the following Property of the Grantor (whether now owned or hereafter acquired by operation of law or otherwise):

(a)      all Accounts and Contract Rights;

(b)      all As-Extracted Collateral, including from or attributable or relating to the Deed of Trust Property;

(c)      all books and records pertaining to the Oil and Gas Properties;

(d)      all Fixtures;

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(e)      all Hydrocarbons; and

(f)      to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Section 2.03.      Secured Obligations.  This Deed of Trust is executed and delivered by the Grantor to secure and enforce the Obligations.

Section 2.04.      Fixture Filing, As-Extracted Collateral, Etc.  Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (a) some portions of the goods described or to which reference is made herein are or are to become Fixtures on, under or related to the land described or to which reference is made herein or on Exhibit A; (b) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral and all other Hydrocarbons; (c) this Deed of Trust is to be filed of record in the real estate records or other appropriate records as a financing statement; and (d) the Grantor is the record owner of the real estate or interests in the real estate comprised of the Deed of Trust Property.

Section 2.05.      Pro Rata Benefit. This Deed of Trust is executed and granted for the pro rata benefit of the Beneficiary and the Secured Parties, as set forth in Section 5.14, to secure the Obligations until Payment in Full has occurred.

Section 2.06.      Excluded Properties.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a lien on or security interest in any of the Grantor’s right, title or interest in any Property constituting “Excluded Assets” (as such term is defined in the Credit Agreement) but only to the extent and for so long as such Property constitutes “Excluded Assets”.  For the avoidance of doubt, nothing in this Section 2.6 shall be deemed to negate the requirement in the Credit Agreement that the Collateral Coverage Minimum be satisfied.

ARTICLE III
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01.      Assignment.

(a)      In order to further secure the Obligations, the Grantor has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Beneficiary for the benefit of the Secured Parties in and to:

(i)      all of its As-Extracted Collateral located in, from or attributable or relating to the Deed of Trust Properties located in each county where this Deed of Trust is filed, including without limitation, all As-Extracted Collateral relating to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom;

(ii)      the revenues and proceeds now and hereafter attributable to such Deed of Trust Properties, including the Hydrocarbons, and said products and all payments in lieu thereof, such as “take or pay” payments or settlements; and

(iii)      all amounts and proceeds hereafter payable to or to become payable to the Grantor or now or hereafter relating to any part of such Deed of Trust Properties and all amounts, sums, monies, revenues and income which become payable to the Grantor from, or with respect to, any of the Deed of Trust Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.

(b)      Subject to Section 13.21 of the Credit Agreement and Section 3.01(f) the Hydrocarbons and products are to be delivered into pipe lines connected with the Deed of Trust Property, or to the purchaser thereof, to the credit of the Beneficiary, for its benefit and the benefit of the Secured Parties, free and clear of all taxes, charges, costs and expenses; and all such revenues and proceeds shall be paid directly to the Beneficiary, at its offices in Houston, Texas, with no duty or obligation of any party paying the same to inquire into the rights of the Beneficiary to receive the same, what application is made thereof, or as to any other matter.

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(c)      Subject to Section 13.21 of the Credit Agreement the Grantor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be reasonably required or desired by the Beneficiary, after receipt of a written request from the Beneficiary, in order to have said proceeds and revenues so paid to the Beneficiary.  In addition to any and all rights of a secured party under Sections 9.607 and 9.609 of the Applicable UCC, the Beneficiary is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of the Grantor or the Beneficiary for the account of the Grantor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a Deposit Account with the Beneficiary, a Lender or other acceptable commercial bank as additional collateral securing the Obligations; and to execute transfer and division orders in the name of the Grantor, or otherwise, with warranties binding the Grantor.  All proceeds received by the Beneficiary pursuant to this grant and assignment shall be applied as provided in Section 5.14.

(d)      The Beneficiary shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Beneficiary shall have the right, at its election, if an Event of Default shall have occurred and be continuing, after written notice is provided to the Grantor from the Beneficiary, in the name of the Grantor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Beneficiary in order to collect such funds and to protect the interests of the Beneficiary and/or the Grantor, with all out-of-pocket costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Grantor.

(e)      The Grantor hereby appoints the Beneficiary as its attorney-in-fact to pursue any and all rights of the Grantor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons which power of attorney shall be coupled with an interest and shall be irrevocable until Payment in Full (it being understood that no rights shall be exercised under such power of attorney unless an Event of Default has occurred and is continuing).

(f)      Notwithstanding the foregoing, until such time as an Event of Default has occurred and is continuing, Beneficiary hereby grants to Grantor a license to sell, receive and receipt for proceeds from the sale of Hydrocarbons.  This license will terminate automatically upon an Event of Default (and upon prior written notice from the Beneficiary) and for so long as the same continues and if such Event of Default shall cease to exist or cease to continue, such license shall be automatically reinstated upon such Event of Default’s ceasing to exist or cease to continue.

(g)      Each Mortgagor does hereby specifically agree that third-parties shall be entitled to rely, and shall be fully protected in relying, upon any written notice by the Mortgagee that an Event of Default has occurred and is continuing for the purposes of clause (f) above.

Section 3.02.      No Modification of Payment Obligations.  Nothing herein contained shall modify or otherwise alter the obligation of the Grantor to make prompt payment of all amounts constituting Obligations when and as the same become due regardless of whether the proceeds of the As-Extracted Collateral and Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.  Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Obligations.

Section 3.03.      Rights and Title of Consignee.  In addition to the rights, titles and interests hereby conveyed pursuant to Section 2.01, the Grantor hereby grants to the Beneficiary the Grantor’s Liens given to interest owners as secured parties to secure the obligations of the first purchasers of Hydrocarbons to pay the purchase price, including those rights provided in Section 9.343 of the Applicable UCC.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Grantor hereby represents, warrants and covenants as follows:

Section 4.01.      Title.  To the extent of the undivided interests specified on Exhibit A, the Grantor has good and defensible title to the Hydrocarbon Interests and has valid title to all of its UCC Collateral except to the extent it would not

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result in a Material Adverse Effect.  The Collateral is free and clear of all Liens except Permitted Encumbrances.

Section 4.02.      First Priority Liens.  (a) With respect to the Deed of Trust Property, upon the filing of a fully executed and duly acknowledged counterpart of this Deed of Trust in the appropriate real estate records of the offices of the County Clerks of each county in the State of Texas where any of the Deed of Trust Property is located, such filing will provide constructive notice to third parties of the contents of this Deed of Trust with respect to the Deed of Trust Property as of the date of that recording and will perfect the deed of trust Lien on the Deed of Trust Property, (b) with respect to the UCC Collateral, upon the filing of a fully executed and duly acknowledged counterpart of this Deed of Trust in the appropriate real estate records of the offices of the County Clerks of each county in the State of Texas where any of the UCC Collateral is located, such filing will result in the perfection of security interests with respect to the UCC Collateral constituting Fixtures and As-Extracted Collateral relating to the Deed of Trust Property (and effective as set forth in Section 7.11) and (c) the security interests and Liens granted pursuant to this Deed of Trust are prior to all other Liens on the Collateral other than Permitted Encumbrances to the extent permitted by the Credit Agreement (it being understood that there is no intent to subordinate any Liens created hereunder to any other Liens).

Section 4.03.      Defend Title.  This Deed of Trust is, and always will be kept, a legal, valid and, subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), enforceable first priority Lien upon the Collateral; provided that Permitted Encumbrances may exist, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence.  Other than any Permitted Encumbrances, the Grantor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until Payment in Full (provided that Permitted Encumbrances may exist as (and with the priority) permitted by the Credit Agreement).  If (a) an adverse claim be made against or a cloud develop upon the title to any part of the Collateral other than a Permitted Encumbrance or (b) any Person, including the holder of a Permitted Encumbrance, shall challenge the priority or validity of the Liens created by this Deed of Trust, then the Grantor agrees to promptly defend against such adverse claim, take appropriate action to remove such cloud or subordinate such Permitted Encumbrance, in each case, at the Grantor’s sole cost and expense.  The Grantor further agrees that the Beneficiary may take such other action as it deems advisable to protect and preserve its interests in the Collateral, and in such event the Grantor will indemnify the Beneficiary against any and all costs, attorneys’ fees and other expenses which it may incur in defending against any such adverse claim or taking action to remove any such cloud.

Section 4.04.      Not a Foreign Person.  The Grantor is not a “foreign person” within the meaning of the Code, Sections 1445 and 7701 (i.e. the Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

Section 4.05.      Revenue and Cost Bearing Interest.  The Grantor’s ownership of the Hydrocarbon Interests and the undivided interests therein as specified on Exhibit A will, prior to giving full effect to all Permitted Encumbrances and any Dispositions not prohibited by the Credit Agreement, afford the Grantor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbon Interest specified as Net Revenue Interest (as defined and specified on Exhibit A) on attached Exhibit A and will cause the Grantor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as Working Interest on Exhibit A, of the costs of drilling, developing and operating the wells identified on Exhibit A except to the extent of any proportionate corresponding increase in the Net Revenue Interest.

ARTICLE V
RIGHTS AND REMEDIES

Section 5.01.      Event of Default.  An Event of Default under the Credit Agreement shall be an “Event of Default” under this Deed of Trust.

Section 5.02.      Foreclosure and Sale.

(a)      If an Event of Default shall occur and be continuing, to the extent provided by applicable law, the Beneficiary

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shall have the right and option to proceed with foreclosure by proceeding, or directing the Trustee to proceed with foreclosure and to sell all or any portion of such Deed of Trust Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Beneficiary may deem appropriate, and to make conveyance to the purchaser or purchasers.  Where the Deed of Trust Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Deed of Trust Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Deed of Trust Property is to be sold.  Nothing contained in this Section 5.02 shall be construed so as to limit in any way any rights to sell the Deed of Trust Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering.  The Grantor hereby irrevocably appoints the Beneficiary, with full power of substitution, to be the attorney-in-fact of the Grantor and in the name and on behalf of the Grantor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Grantor ought to execute and deliver and do and perform any and all such acts and things which the Grantor ought to do and perform under the covenants herein contained and generally, to use the name of the Grantor in the exercise of all or any of the powers hereby conferred on the Beneficiary.  At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Beneficiary, as appropriate, to have physically present, or to have constructive possession of, the Deed of Trust Property (the Grantor hereby covenanting and agreeing to deliver any portion of the Deed of Trust Property not actually or constructively possessed by the Trustee or the Beneficiary immediately upon his, her or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee or the Beneficiary shall contain a general warranty of title, binding upon the Grantor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Trustee or the Beneficiary shall conclusively establish (except as between the Grantor and the Beneficiary) the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee, the Beneficiary or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Grantor, and against any and all other Persons claiming or to claim the property sold or any part thereof, by, through or under the Grantor, and (vii) to the extent and under such circumstances as are permitted by law, the Beneficiary may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment.  Anything in this Section 5.02(a) to the contrary notwithstanding, the Beneficiary agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.02(a) unless an Event of Default has occurred and is continuing.

(b)      If an Event of Default shall occur and be continuing, then (i) the Beneficiary shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral or (ii) the Trustee or the Beneficiary may proceed as to any Collateral in accordance with the rights and remedies granted under this Deed of Trust or applicable law in respect of the Collateral.  Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Beneficiary under any other provision of this Deed of Trust or under any other Credit Document or any Secured Transaction Document.  Written notice mailed to the Grantor as provided herein at least ten (10) days prior to the date of public sale of any part of the Collateral which is personal property subject to the provisions of the Applicable UCC, or prior to the date after which private sale of any such part of the Collateral will be made, shall constitute reasonable notice.

Section 5.03.      Substitute Trustees and Agents.  The Trustee or the Beneficiary may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or the Beneficiary, including the posting of notices (but, in the case of a non-judicial foreclosure proceeding, expressly excluding the conduct of the sale) but in the name and on behalf of the Trustee, the Beneficiary or their successor or substitute, as applicable.  If the

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Trustee or the Beneficiary or their successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee or deed of trust/mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee or deed of trust/mortgagee agent conducting the sale.

Section 5.04.      Judicial Foreclosure; Receivership; Failure to Perform.  If an Event of Default has occurred and is continuing, the Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy.  The Grantor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Grantor is required to pay hereunder, the Beneficiary, in the Grantor’s name or its own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by it and any money so paid by it shall be an obligation constituting an expense under Section 13.5(a) of the Credit Agreement owing by the Grantor to the Beneficiary and the Beneficiary, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment.

Section 5.05.      Foreclosure for Installments.  If an Event of Default has occurred and is continuing, the Beneficiary shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Obligations then due; such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder.  It is further agreed that if an Event of Default has occurred and is continuing, several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Deed of Trust Property for any subsequently maturing portion of the Obligations.

Section 5.06.      Separate Sales.  If an Event of Default has occurred and is continuing, the Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as the Beneficiary, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.07.      Possession of Deed of Trust Property.  If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Grantor, its successors or assigns, or its or their agents or servants, and may exclude the Grantor, its successors or assigns, and all Persons claiming under the Grantor, and its or their agents or servants wholly or partly therefrom; and, to the extent permitted by applicable law, holding the same, the Beneficiary may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Grantor, its successors or assigns, might at the time do and may exercise all rights and powers of the Grantor, in the name, place and stead of the Grantor, or otherwise as the Beneficiary shall deem best.

Section 5.08.      Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale the Grantor or the Grantor’s representatives, successors or assigns or any other Person claiming any interest in the Collateral by, through or under the Grantor, are occupying or using the Deed of Trust Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Deed of

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Trust Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

Section 5.09.      Remedies Cumulative, Concurrent and Nonexclusive.  Every right, power, privilege and remedy herein given to the Trustee or the Beneficiary shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof).  Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Beneficiary, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy.  No delay or omission by the Trustee or the Beneficiary or any Secured Party in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.

Section 5.10.      Discontinuance of Proceedings.  If the Trustee or the Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Secured Transaction Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Obligations, this Deed of Trust, the Credit Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Trustee and the Beneficiary, as applicable, shall continue as if same had never been invoked.

Section 5.11.      No Release of Obligations.  Neither the Grantor, any Guarantor nor any other Person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of: (a) the failure of the Trustee to comply with any request of the Grantor, or any Guarantor or any other Person so obligated to foreclose the Lien of this Deed of Trust or to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Deed of Trust Property or any portion thereof or interest therein or the addition of any other property to the Deed of Trust Property; (c) any agreement or stipulation between any subsequent owner of the Deed of Trust Property and the Beneficiary extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to the Grantor, any Guarantor or such other Person, and in such event the Grantor, Guarantor and all such other Person shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Beneficiary; or (d) by any other act or occurrence save and except if Payment in Full has occurred.

Section 5.12.      Release of and Resort to Collateral.  The Beneficiary may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its stature as a first and prior Lien in and to the Collateral, provided that Permitted Encumbrances to the extent permitted by the Credit Agreement may exist, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Obligations.  For payment of the Obligations, the Beneficiary may resort to any other security therefor held by the Beneficiary or the Trustee in such order and manner as the Beneficiary may elect.

Section 5.13.      Waiver of Redemption, Notice and Marshalling of Assets, Etc.  To the fullest extent permitted by law, the Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Grantor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment and  (b)  any right to a marshalling of assets or a sale in inverse order of alienation.  If any law referred to in this Deed of Trust and now in force, of which the Grantor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.  If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.

Section 5.14.      Application of Proceeds.  The proceeds of any sale of the Collateral or any part thereof and all other monies received in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been

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specifically provided for, shall be applied:

(a)      first, to the payment of all reasonable expenses incurred by the Trustee or the Beneficiary incident to the enforcement of this Deed of Trust, the Credit Agreement or any other Secured Transaction Document to collect any portion of the Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, reasonable legal fees of the Trustee acting, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Beneficiary under this Deed of Trust or in executing any trust or power hereunder, in each case, with respect to the Beneficiary, to the extent the Borrower would be required to make such payments pursuant to Section 13.5 of the Credit Agreement; and

(b)      second, as set forth in Section 11.2 of the Credit Agreement.

Section 5.15.      Resignation of Operator.  In addition to all rights and remedies under this Deed of Trust, at law and in equity, if any Event of Default shall occur and the Trustee or the Beneficiary shall exercise any remedies under this Deed of Trust with respect to any portion of the Deed of Trust Property (or the Grantor shall transfer any Deed of Trust Property “in lieu of” foreclosure) whereupon the Grantor is divested of its title to any of the Collateral, the Beneficiary shall have the right to request that any operator of any Deed of Trust Property which is the Grantor to resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by the Grantor of any such request, the Grantor shall resign (or, to the extent able to do so, cause such other Person acting as operator to resign), subject to the terms of such joint operating agreements, as operator of such Deed of Trust Property.

Section 5.16.      Exculpation; Indemnity.  THE SPECIFIED PARTIES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY THE GRANTOR RESULTING FROM AN ASSERTION THAT THE BENEFICIARY HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS  OR ANY ACT OR OMISSION OF ANY SPECIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE DEED OF TRUST PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF A SPECIFIED PARTY UNLESS SUCH LOSS IS determined by a court of competent jurisdiction by final and nonappealable judgment to have directly resulted from the gross negligence, BAD FAITH OR willful misconduct of SUCH SPECIFIED PARTY. NO SPECIFIED PARTY WILL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF THE GRANTOR.  THE GRANTOR AGREES TO PAY, AND TO SAVE THE INDEMNITEES HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS DEED OF TRUST TO THE EXTENT THE BORROWER WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 13.5 OF THE CREDIT AGREEMENT. THE LIABILITIES OF THE GRANTOR AS SET FORTH IN THIS SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

Section 5.17.      Payment of Expenses; Indemnity.

(a)      The Grantor agrees to pay or promptly reimburse the (i) Trustee for all advances, charges, out-of-pocket costs and expenses including, without limitation, all out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all out-of-pocket attorneys’ fees, legal expenses and court costs incurred by the Trustee in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Deed of Trust or any obligation of the Grantor in respect of the Collateral or in connection with (A) the preservation of the Lien of, or the rights of the Trustee under this Deed of Trust, (B) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (C) otherwise enforcing or preserving any rights under this Deed of Trust and (ii) the Beneficiary and the Secured Parties to the extent the Borrower would be required to do so pursuant to Section 13.5(a) of the Credit Agreement.

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(b)      The Grantor agrees to pay, and to save the SPECIFIED Parties harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses with respect to the execution, delivery, enforcement, performance and administration of this Deed of Trust to the extent the Borrower would be required to do so pursuant to Section 13.5(b) of the Credit Agreement.  For the avoidance of doubt, the Trustee and its Related Parties shall be deemed to be Indemnitees under the Credit Agreement for purposes of the foregoing INDEMNITY. THE GRANTOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF EACH SPECIFIED PARTY WITH RESPECT TO THE COLLATERAL TAKEN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS DEED OF TRUST.  Notwithstanding the foregoing, the foregoing indemnity (INCLUDING THE GRANTOR’S AGREEMENTS TO MAKE PAYMENTS AND HOLD THE TRUSTEE HARMLESS) applies to matters that, in whole or in part, are caused by or arise out of the negligence of any TRUSTEE but not to the extent caused by or arising out of the gross negligence, BAD FAITH or willful misconduct of any TRUSTEE.

ARTICLE VI
THE TRUSTEE

Section 6.01.      Duties, Rights, and Powers of Trustee.  The Trustee shall have no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Deed of Trust Property, or any part thereof, or against the Grantor, or to see to the performance or observance by the Grantor of any of the covenants and agreements contained herein.  The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Beneficiary.  The Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel.  The Trustee shall not incur any personal liability hereunder except for the Trustee’s own gross negligence or willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

Section 6.02.      Successor Trustee.  The Trustee may resign by written notice addressed to the Beneficiary or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Beneficiary.  In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Beneficiary by instrument of substitution complying with any applicable Governmental Requirements, or, in the absence of any such requirement, without formality other than appointment and designation in writing.  Written notice of such appointment and designation shall be given by the Beneficiary to the Grantor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein.  Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited.  Upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor all the estate and title in and to all of the Deed of Trust Property, and the successor shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until Payment in Full has occurred.  To facilitate the administration of the duties hereunder, the Beneficiary may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Beneficiary may designate.

Section 6.03.      Retention of Moneys.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him hereunder.

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ARTICLE VII

MISCELLANEOUS

Section 7.01.      Instrument Construction.  This Deed of Trust may be construed as a mortgage, deed of trust, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.

Section 7.02.      Releases.

(a)      Full Release.  If Payment in Full has occurred, the Beneficiary shall forthwith cause release, satisfaction and discharge of this Deed of Trust to be entered upon the record at the expense of the Grantor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and release as may be appropriate.  Otherwise, this Deed of Trust shall remain and continue in full force and effect.

(b)      Partial Release.  If any of the Collateral shall be sold, transferred or otherwise Disposed of to a Person other than a Credit Party by the Grantor in a transaction permitted by the Credit Agreement (a fact as to which the Beneficiary may rely on upon a certificate of an Authorized Officer of the Grantor to establish), then the Beneficiary, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Collateral; provided that, upon the request of the Beneficiary, the Grantor shall deliver to the Beneficiary a certification by the Grantor stating that (i) such transaction is in compliance with the Credit Documents and (ii) no Collateral other than the Collateral required to be released is being released.

(c)      Possession of Notes.  The Grantor acknowledges and agrees that possession of any Note (or any replacements of any said Note or other instrument evidencing any part of the Obligations) at any time by any Credit Party or other guarantor shall not in any manner extinguish the Obligations or this Deed of Trust, and the Grantor shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Obligations or the Lien of this Deed of Trust.

Section 7.03.      Invalidity.  Any provision of this Deed of Trust held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.04.      Successors and Assigns.  The provisions of this Deed of Trust shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Deed of Trust without the prior written consent of the Beneficiary.

Section 7.05.      Satisfaction of Prior Encumbrance.  To the extent that proceeds of the Credit Agreement are used to pay Indebtedness secured by any outstanding Lien against the Deed of Trust Property then the parties agree that: (a) such proceeds have been advanced at the Grantor’s request, and (b) the Beneficiary and the Lenders shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Liens, irrespective of whether said Liens are or have been released.  It is expressly understood that, in consideration of the payment of such other Indebtedness, the Grantor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with such Indebtedness.  This Deed of Trust is made with full substitution and subrogation of the Trustee and the Beneficiary and his or her successors in this trust and his and/or her and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Deed of Trust Property or any part thereof.

Section 7.06.      Application of Payments to Certain Obligations.  If any part of the Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Deed of Trust Property cannot be lawfully subject to the Lien hereof to the full extent of the Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 7.07.      Nature of Covenants.  The covenants and agreements herein contained shall constitute covenants

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running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 7.08.      Notices.  All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified in Section 7.12 (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Deed of Trust Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

Section 7.09.      Counterparts.  This Deed of Trust may be executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Deed of Trust Property is situated in more than one county, descriptions of only those portions of the Deed of Trust Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A to such counterpart.  Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.  Complete copies of this Deed of Trust containing the entire Exhibit A have been retained by the Beneficiary.

Section 7.10.      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)      THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(b)      EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY submits for itself and its property in any legal action or proceeding relating to this DEED OF TRUST and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof; provided that nothing contained herein or in any other Credit Document will prevent any Lender, the Collateral Agent or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Credit Documents or against any Collateral or any other property of any Credit Party in any other forum in which jurisdiction can be established.

(c)      EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS DEED OF TRUST OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) AGREES THAT NO OTHER PARTY HERETO SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, OR DAMAGES RELATING TO THIS DEED OF TRUST OR ANY OTHER CREDIT DOCUMENT; AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST, THE CREDIT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.10.

(d)      EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT (I) SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 7.12 OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND (II) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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Section 7.11.      Financing Statement; Fixture Filing.  This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Collateral and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Deed of Trust Property (including fixtures) is located.  This Deed of Trust shall also be effective as a financing statement covering As-Extracted Collateral included within the Collateral (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, UCC records or other appropriate records of each jurisdiction where any part of the Deed of Trust Property is situated.

Section 7.12.      Execution of Financing Statements.  Pursuant to the Applicable UCC, the Grantor authorizes the Beneficiary, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Beneficiary reasonably determines appropriate to perfect the security interests of the Beneficiary under this Deed of Trust.

In that regard, the following information is provided:

Name of Debtor/Grantor:	SN EF UnSub, LP
Address of Grantor:	1000 Main Street, Suite 3000
Houston, Texas 77002
Attention:	Tony Sanchez, III
State of Formation/Location:	Delaware
Principal Place of Business of Debtor:	Houston, Texas

Name of Secured Party:	JPMorgan Chase Bank, N.A.,
as Beneficiary for the benefit of the Secured Parties

Address of Secured Party:	712 Main St, 5th Floor, Houston, TX 77002
Owner of Record of
Real Property:	Grantor/Debtor

Section 7.13.      Debtor’s Interests.  The Grantor has an interest of record in each item of real property constituting Deed of Trust Property hereunder.

Section 7.14.      Exculpation Provisions.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.15.      Hedge Banks.  For the avoidance of doubt, the benefit of this Deed of Trust relating to any Collateral securing the Hedging Obligations shall also extend to and be available to the Hedge Banks in respect of the Secured Hedge Agreements as set forth herein and in the Credit Agreement; provided, however, as set forth above, the Obligations do not include any Excluded Swap Obligations of the Grantor.

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Section 7.16.      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Deed of Trust and shall not affect the construction of, or be taken into consideration in interpreting, this Deed of Trust.

Section 7.17.      Survival. THE AGREEMENTS AND LIABILITIES OF THE GRANTOR SET FORTH IN SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Beneficiary’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this DEED OF TRUST and each Security Instrument shall continue in full force and effect.  In such event, each Security Instrument shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Beneficiary and the other Secured Parties to effect such reinstatement.

Section 7.18.      Non-Judicial Foreclosure in Texas.  In furtherance of the foregoing set forth in Section 5.02, upon the occurrence of an Event of Default and during the continuation thereof, the Trustee, or his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to sell the Deed of Trust Property or any part thereof situated in the State of Texas, at the courthouse of any county (whether or not the counties in which the Deed of Trust Property is located are contiguous, if the Deed of Trust Property is located in more than one county) in the State of Texas in which any part of the Deed of Trust Property is situated, at public auction to the highest bidder for cash between the hours of ten o’clock a.m. and four o’clock p.m. on the first Tuesday in any month (such sale must begin at the time stated in the notice of sale or not later than three hours after such time) or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust (including Section 51.002 of the Texas Property Code, or if and to the extent that such statute is not in force and effect, as provided by any successor statute or statutes of the State of Texas), after having given notice of such sale in accordance with such statutes.  Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request.  To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  The sale by Trustee of less than the whole of the Deed of Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Deed of Trust Property shall be sold; and, if the proceeds of such sale of less than the whole of the Deed of Trust Property shall be less than the aggregate of the Obligations and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Deed of Trust Property just as though no sale had been made; provided,  however, that Grantor shall never have any right to require the sale of less than the whole of the Deed of Trust Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Deed of Trust Property.  Trustee may, after any request or direction by Beneficiary, sell not only the real property but also the UCC Collateral and other interests which are a part of the Deed of Trust Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Deed of Trust Property separately from the remainder of the Deed of Trust Property.  It shall not be necessary for Trustee to have taken possession of any part of the Deed of Trust Property or to have present or to exhibit at any sale any of the Collateral.  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers with general warranty of title of Grantor, subject to the Permitted Encumbrances, and shall receive the proceeds of said sale or sales and apply the same as herein provided.  Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices (but excluding the conduct of sale), but in the name and on behalf of Trustee, his successor or substitute.  If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

Section 7.19.      Entire Agreement.  This Deed of Trust and the other credit Documents represent the final agreement among the parties relating to THE SUBJECT MATTER OF this

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DEED OF TRUST, INCLUDING GRANTING OF LIENS AND SECURITY INTERESTS PURSUANT TO THIS DEED OF TRUST, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements among the parties.

[SIGNATURES BEGIN NEXT PAGE]

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EXECUTED this ____ day of March, 2017, to be effective as of the Effective Date.

SN EF UnSub, LP

By:	SN EF UnSub GP, LLC, its general partner

By:
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

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STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this ___ day of March, 2017, by Cameron W. George, in his capacity as Chief Financial Officer and Treasurer of SN EF UnSub GP, LLC, the general partner of SN EF UnSub, LP, a Delaware limited partnership company, on behalf of said limited partnership.

Notary Public

Seal:

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EXHIBIT A

to

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

Introduction

The capitalized terms used but not defined in this Exhibit A are used as defined in the Deed of Trust.  For purposes of this Exhibit A the capitalized terms not defined in the Deed of Trust are as follows:

1.      “Working Interest” or “Gross Working Interest” and “W.I.” or “G.W.I.” means an interest owned in an oil, gas and mineral lease that determines the cost bearing percentage of the owner of such interest.

2.      “Net Revenue Interest” or “N.R.I.” means an interest (expressed as a percentage or decimal fraction), determined net of all royalties, overriding royalties, production payments or other burdens payable out of production, in and to all Hydrocarbons produced and saved from or attributable to a Well. In the case of any Well listed in Exhibit A, the Net Revenue Interest specified for such Well shall mean the sum of the percentage or decimal fraction set forth after the words “Net Revenue Interest” in the portion applicable to such Well plus, in the case of any Well with respect to which a royalty interest and/or overriding royalty is stated in this Exhibit A and applicable to such Well, the percentage or decimal fraction set forth after the words “Royalty Interest” or “Overriding Royalty Interest” in each such portion of Exhibit A.

3.      “Before Payout” or “BPO” means the Working Interest and/or Net Revenue Interest of a party before the point in time when the Well has recovered from production all costs as specified in underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

4.       “After Payout” or “APO” means the Working Interest and/or Net Revenue Interest of a party after the point in time when the Well has recovered from production all costs as specified in the underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

5.      “Well” means (a) any existing well identified in Exhibit A, including replacement well drilled in lieu thereof from which gas is now or hereafter produced and (b) any well at any time producing or capable of producing gas attributable to the Hydrocarbons as defined above, including any well which has been shut-in, has temporarily ceased production or on which workover, reworking, plugging and abandonment or other operations are being conducted or planned.

All references contained in this Exhibit A to the Oil and Gas Properties are intended to include references to (a) the volume or book and page, file, entry or instrument number of the appropriate records of the particular county in the State where each such lease or other instrument is recorded and (b) all valid and existing amendments, supplements and other modifications to such lease or other instrument of record in such county records regardless of whether such amendments, supplements and modifications are expressly described herein.  A special reference is here made to each such lease or other instrument and the record thereof for a more particular description of the property and interests sought to be affected by the Deed of Trust and for all other purposes.

For recording purposes, in regards to each county portion to this Exhibit A, this Introduction may be attached to an original executed copy of the Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement to be separately filed of record in each county.

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Schedule I

to

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

[to be attached]

21

EXHIBIT E TO

CREDIT AGREEMENT

FORM OF

COLLATERAL AGREEMENT

[Attached]

1

COLLATERAL AGREEMENT

dated and effective as of
March 1, 2017,

among

SN EF UnSub, LP,
each Subsidiary of SN EF UnSub, LP, identified herein,

SN EF UnSub Holdings, LLC,

SN EF UnSub GP, LLC

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Administrative Agent

EXHIBITS

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Perfection Certificate

SCHEDULES

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Securities Accounts
Schedule V	Deposit Accounts
Schedule VI	Commodity Accounts
Schedule VII	Commercial Tort Claims

This COLLATERAL AGREEMENT dated and effective as of March 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto and each Subsidiary of the Borrower that becomes a party hereto after the date hereof pursuant to Section 5.14 (each, a “Subsidiary Party”), SN EF Unsub Holdings, LLC, a Delaware limited liability company (“Holdings”), SN EF Unsub GP, LLC, a Delaware limited liability company (“Parent”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Agent” or the “Collateral Agent”) and Administrative Agent for the Secured Parties.

WHEREAS, pursuant to the Credit Agreement, dated as of March 1, 2017 (as amended, restated, modified, waived and/or supplemented from time to time, the “Credit Agreement”), among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Lenders and agents from time to time parties thereto, the Borrower will from time to time incur Loans and obligations under Letters of Credit;

WHEREAS, one or more Cash Management Banks or Hedge Banks have entered or may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements, as applicable, with the Borrower and/or its Restricted Subsidiaries and one or more Cash Management Banks have provided or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (the foregoing, together with the making of Loans and the issuance of Letters of Credit, collectively, the “Extensions of Credit”);

WHEREAS, each Pledgor and Grantor is executing and delivering this Agreement pursuant to the terms of the Credit Agreement to induce the Administrative Agent, the Collateral Agent, the Issuing Banks, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 12.2 of the Credit Agreement by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document (collectively, the “Secured Parties”) to make their respective Extensions of Credit to the Borrower;

WHEREAS, the Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from each Extension of Credit to the Borrower and are willing to execute and deliver this Agreement in order to induce the Secured Parties to make their respective Extensions of Credit; and

WHEREAS, Parent is the general partner of the Borrower and Holdings is a limited partner of the Borrower and each of Parent and Holdings will derive substantial benefits from each Extension of Credit to the Borrower and are willing to execute and deliver this Agreement in order to induce the Secured Parties to make their respective Extensions of Credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01.      Credit Agreement.

(a)      Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.  Terms used herein that are defined in Article 8 or Article 9 of the UCC (even where capitalized herein and not capitalized in the UCC) shall, unless otherwise defined herein, have the meanings ascribed to such terms in Article 8 or Article 9, as applicable of the UCC.

(b)      The rules of construction specified in Sections 1.2 and 1.5 of the Credit Agreement also apply to this Agreement.

Section 1.02.      Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Agent” means the party named as such in the preamble of this Agreement until a successor (including successors under

1

the Credit Agreement) replaces it and, thereafter, means such successor.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral; provided that, for the avoidance of doubt, Collateral shall exclude any Property constituting an Excluded Asset while such Property constitutes an Excluded Asset.

“Collateral Agent” means the party named as such in the preamble of this Agreement until a successor (including successors under the Credit Agreement) replaces it and, thereafter, means such successor.

“Commercial Tort Claims” means all commercial tort claims (as defined in Section 9-102(a)(13) of the UCC), now or hereafter held by any Grantor, including those listed in Schedule VII hereto.

“Commodity Accounts” means all commodity accounts (as defined in Section 9-102(a)(14) of the UCC) now or hereafter held by any Grantor, including those listed on Schedule VI hereto.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including any such rights that such Grantor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context of the definition of “Copyright License,” any third party licensor):  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Credit Party Pledgor” means the Borrower and each Subsidiary Party.

“Credit Party Pledged Collateral” has the meaning assigned to such term in Section 2.01(a).

“Credit Party Pledged Stock” has the meaning assigned to such term in Section 2.01(a).

“Deposit Accounts” means all deposit accounts (as defined in Section 9-102(a)(29) of the UCC) now or hereafter held by any Grantor, including those listed on Schedule V hereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“General Intangibles” means all “general intangibles” as defined in the UCC, including all causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Grantor” means the Borrower and each Subsidiary Party.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses,

2

Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Parent Pledged Collateral” has the meaning assigned to such term in Section 2.02(a).

“Parent Pledged Stock” has the meaning assigned to such terms in Section 2.02(a).

“Parent Pledgor” means each of SN EF UnSub GP, LLC and SN EF UnSub Holdings, LLC.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context of the definition of “Patent License,” any third party licensor):  (a) all patents of the United States, and all applications for patents of the United States, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II or another form reasonably acceptable to the Agent, completed and supplemented with the schedules and attachments contemplated thereby and duly executed by an Authorized Officer of the Borrower.

“Permitted Liens” means Liens expressly permitted by Section 10.2 of the Credit Agreement.

“Pledged Collateral” means the Credit Party Pledged Collateral and the Parent Pledged Collateral.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01(a).

“Pledged Securities” means Pledged Debt Securities and Pledged Stock.

“Pledged Stock” means the Credit Party Pledged Stock and the Parent Pledged Stock.

“Pledgor” means each Credit Party Pledgor and each Parent Pledgor.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Property” means any and all tangible and intangible assets and properties, whether real, personal or mixed, including cash, securities, accounts and contract rights.

“Securities Accounts” means all securities accounts (as defined in Section 8-501 of the UCC or other applicable law) now or hereafter held by any Grantor, including those listed in Schedule IV hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Party” has the meaning assigned to such term in the preamble of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor (or, as required in the context

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of the definition of “Trademark License,” any third party licensor):  (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection or priority of security interests in any Collateral.

ARTICLE II.
PLEDGE OF SECURITIES

Section 2.01.      Pledge of Credit Party Collateral.  (a)  As security for the payment and performance in full of the Obligations, each Credit Party Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Credit Party Pledgor’s right, title and interest in, to and under (i) the Equity Interests directly owned by it (which such Equity Interests owned by each Credit Party Pledgor as of the date hereof are listed on Schedule II) and all other Equity Interests obtained in the future by such Credit Party Pledgor and any certificates, instruments or other documents representing all such Equity Interests (the properties and items described above in this clause (i) being, collectively, the “Credit Party Pledged Stock”); provided that the Credit Party Pledged Stock shall not include any Excluded Assets; (ii)(A) all evidences of Indebtedness for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments, in each case currently issued or owed to such Credit Party Pledgor (which such evidences of Indebtedness and obligations owned by each Credit Party Pledgor as of the date hereof are listed on Schedule II), (B) all evidences of Indebtedness and obligations of the type referred to in clause (ii)(a) above in the future issued or owed to such Credit Party Pledgor and (C) the promissory notes and any other instruments, if any, evidencing such evidences of Indebtedness and obligations (such evidences of Indebtedness and obligations and other items described in clauses (ii)(A) through (C) above being, collectively, the “Pledged Debt Securities”); provided that Pledged Debt Securities shall not include any Excluded Asset; (iii) subject to Section 2.07, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the properties and items referred to in clauses (i) and (ii) above; (iv) subject to Section 2.07, all rights and privileges (including voting rights) of such Credit Party Pledgor with respect to the properties and items referred to in clauses (i),  (ii) and (iii) above; and (v) all Proceeds of any of the foregoing (the properties and items referred to in clauses (i) through (v) above being collectively referred to as the “Credit Party Pledged Collateral”).

TO HAVE AND TO HOLD the Credit Party Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

(a)      The security interests granted in Section 2.01(a) are granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Credit Party Pledgor with respect to or arising out of the Credit Party Pledged Collateral.

Section 2.02.      Pledge of Parent Collateral.  (a)  As security for the payment and performance in full of the Obligations, each Parent Pledgor hereby assigns and pledges to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Parent Pledgor’s right, title and interest in, to and under (i) the Equity Interests in the Borrower directly owned by it (which such Equity Interests owned by each Parent Pledgor as of the date hereof are listed on Schedule II) and all other Equity Interests in the Borrower obtained in the future by such Parent Pledgor and any certificates, instruments or other documents representing all such Equity Interests (the properties and items described above in this clause (i) being, collectively, the “Parent Pledged Stock”); provided that the Parent Pledged Stock shall not include any Excluded Assets; (ii) subject to

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Section 2.07, all dividends, cash, distributions and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the properties and items referred to in clause (i) above; (iii) subject to Section 2.07, all rights and privileges (including voting rights) of such Parent Pledgor with respect to the properties and items referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the properties and items referred to in clauses (i) through (iv) above being collectively referred to as the “Parent Pledged Collateral”).

TO HAVE AND TO HOLD the Parent Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

(a)      The security interests granted in Section 2.02(a) are as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Parent Pledgor with respect to or arising out of the Parent Pledged Collateral.

Section 2.03.      Delivery of the Pledged Collateral.

(a)      On the Closing Date, each Credit Party Pledgor agrees to deliver to the Agent for the benefit of the Secured Parties any and all Credit Party Pledged Stock constituting certificated securities indicated on Schedule II as being owned by such Credit Party Pledgor as of the date hereof.  Within 60 days after the Closing Date (or such longer time as the Agent shall permit in its sole discretion), each Credit Party Pledgor agrees to deliver to the Agent for the benefit of the Secured Parties any and all Pledged Debt Securities indicated on Schedule II as being owned by such Credit Party Pledgor as of the date hereof to the extent such Pledged Debt Securities are required to be delivered pursuant to Section 2.03(c).  Without prejudice to the foregoing sentence, each Credit Party Pledgor that after the Closing Date acquires any Credit Party Pledged Stock constituting certified securities or any Pledged Debt Securities shall promptly (and in any event within 45 days after its acquisition thereof (or such longer time as the Agent may permit in its sole discretion)) deliver or cause to be delivered to the Agent for the benefit of the Secured Parties, all such Credit Party Pledged Stock constituting certificated securities and all such Pledged Debt Securities that such Credit Party Pledgor has so acquired; provided, that, any such Pledged Debt Securities shall be required to be delivered to the extent set forth in Section 2.03(c).

(b)      On the Closing Date, each Parent Pledgor agrees to deliver to the Agent for the benefit of the Secured Parties any and all Parent Pledged Stock constituting certificated securities and indicated on Schedule II as being owned by such Parent Pledgor as of the date hereof.  Each Parent Pledgor that after the Closing Date acquires any Parent Pledged Stock constituting certificated securities shall promptly (and in any event within 45 days after its acquisition thereof (or such longer time as the Agent may permit in its sole discretion)) deliver or cause to be delivered to the Agent for the benefit of the Secured Parties, all such Parent Pledged Stock constituting certificated securities that such Parent Pledgor has so acquired.

(c)      Each Credit Party Pledgor will cause any Pledged Debt Securities that are owed to such Credit Party Pledgor and that are evidenced by a promissory note or instrument to be pledged and delivered to the Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided, that, except with respect to Intercompany Indebtedness, such request shall not apply to Pledged Debt Securities with a principal amount that does not exceed $500,000, individually or $1,000,000 in the aggregate.

(d)      Upon delivery to the Agent, any Pledged Stock constituting certificated securities and any Pledged Debt Securities required to be delivered pursuant to the foregoing paragraphs (a) through (c) of this Section 2.03 shall be accompanied by stock or securities powers or note powers, as applicable, duly indorsed or executed in blank or other instruments of transfer reasonably satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request (other than instruments or documents governed by or requiring actions in any non-US jurisdiction related to Equity Interests of Foreign Subsidiaries).  Each delivery of Pledged Stock constituting certificated securities and each delivery of Pledged Debt Securities shall be accompanied by a schedule describing the securities substantially in the form of Schedule II, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge

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of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

(e)      If any Pledged Stock listed in Schedule II as of the date hereof constitutes an uncertificated security (within the meaning of Article 8 of the UCC), the Pledgor or Pledgors thereof shall, within 60 days following the Closing Date (or such later date as the Agent may agree in its sole discretion), cause the issuer thereof to enter into a control agreement with such Pledgor or Pledgors and the Agent wherein such issuer agrees to comply with instructions with respect to such Pledged Stock originated by the Agent without further consent of such Pledgor or Pledgors or any other Person, such agreement to be in form and substance reasonably satisfactory to the Agent and sufficient to cause the Agent’s security interest in such Pledged Stock to be perfected by control within the meaning of Article 8 of the UCC.  If, after the Closing Date, any Pledgor acquires Pledged Stock constituting an uncertificated security, such Pledgor shall cause the issuer thereof, within 45 days after request by the Agent (or such later date as the Agent may agree in its sole discretion) to enter into a control agreement as described in the preceding sentence with respect to such uncertificated Pledged Stock (and making the agreements described in the preceding sentence), such agreement to be in form and substance reasonably satisfactory to the Agent and sufficient to cause the Agent’s security interest in such Pledged Stock to be perfected by control within the meaning of Article 8 of the UCC.

Section 2.04.      Representations, Warranties and Covenants.  Each Pledgor represents and warrants to, and covenants with, the Agent, for the benefit of the Secured Parties, that:

(a)      As of the date hereof or the date of the last supplement to Schedule II,  Schedule II correctly sets forth (i) the issued and outstanding Equity Interests owned by each Pledgor and (ii) all evidences of Indebtedness for borrowed money and obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments issued to or owned by such Pledgor.  As of the date hereof or the date of the last supplement to Schedule II, the Pledged Stock and the Pledged Debt Securities described in Schedule II include all of the Equity Interests and all evidences of Indebtedness and obligations that are required to be pledged in order to satisfy the provisions of the Credit Agreement and that are required to be delivered to the Agent pursuant to the provisions of the Credit Agreement and pursuant to Section 2.03(a),  Section 2.03(b) or Section 2.03(c), as applicable.

(b)      The Pledged Stock, to the best of each Pledgor’s knowledge, has been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable.

(c)      Except for the Liens granted hereunder and the Liens permitted under Section 10.2 of the Credit Agreement, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens, and (iii) subject to the rights of such Pledgor under the Credit Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein and the priority thereof against any Lien that is not otherwise permitted by Section 10.2 of the Credit Agreement (including with respect to its priority relative to the Liens created hereunder), however arising, of all Persons.

(d)      Other than (i) as set forth in Schedule II, (ii) restrictions and limitations imposed or permitted by the Credit Documents or securities laws generally and (iii) transfer restrictions that exist at the time of the acquisition of Equity Interests in such Person, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that could prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties, the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Requirements of Law.

(e)      Each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder

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in the manner hereby done or contemplated.

(f)      Other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby, other than (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Credit Parties and by the Parent Pledgors in favor of the Agent for the benefit of the Secured Parties and (ii) such as have been obtained and are in full force and effect.

(g)      By virtue of the execution and delivery by the Pledgors of this Agreement, when (i) any Pledged Stock constituting certificated securities and any Pledged Debt Securities constituting promissory notes or other instruments are delivered to the Agent, for the benefit of the Secured Parties, in accordance with this Agreement (including the applicable indorsements and documents described in Section 2.03(d)), the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first lien upon and security interest in such Pledged Stock and Pledged Debt Securities (perfected by control with respect to such certificated Pledged Stock and by possession with respect to such Pledged Debt Securities), as security for the payment and performance of the Obligations, (ii) any Pledged Stock constituting uncertificated securities becomes subject to a control agreement in accordance with Section 2.03 hereof, the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first lien upon and security interest in such Pledged Stock and Pledged Debt Securities (perfected by control with respect to such certificated Pledged Stock and by possession with respect to such Pledged Debt Securities), as security for the payment and performance of the Obligations and (iii) a financing statement in proper form has been filed in the appropriate filing offices in respect of any Pledged Collateral constituting Investment Property, Instruments or General Intangibles, then the Agent (without limitation to any perfection accomplished pursuant to Section 2.04(g)(i)) will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Collateral, subject only to Permitted Liens, as security for the payment and performance of the Obligations.

(h)      The pledge effected hereby is effective to vest in the Agent, for the benefit of the Secured Parties, the rights of the Pledgors in the Pledged Collateral to the extent intended hereby.

(i)      No Pledged Securities are being held in or credited to a securities account as of the Closing Date.  No Pledgor shall deposit any Pledged Securities in, or cause or allow any Pledged Securities to be credited to or held as a financial asset in, any securities account without the prior written consent of the Agent, which consent may be predicated, without limitation, upon the Agent’s having control under the UCC or other applicable law of such securities account and the security entitlements carried therein, for the benefit of the Secured Parties, pursuant to a control agreement in form and substance reasonably satisfactory to the Agent between the Agent, the relevant Pledgor and the relevant securities intermediary.

Notwithstanding anything to the contrary in this Agreement, the representations, warranties and covenants made by any relevant Pledgor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Agent (pursuant to this Agreement) shall be deemed not to apply to Excluded Assets.

Section 2.05.      Limited Liability Company and Limited Partnership Interests.

(a)      Each Pledgor shall cause each interest in any limited liability company or limited partnership controlled by any Pledgor, pledged hereunder and represented by a certificate, to be a “security” within the meaning of Article 8 of the UCC, and shall cause each such interest to be, at all times hereafter, represented by a certificate unless and until such interest is no longer such a “security” and the Pledgor complies with Section 2.05(b).

(b)      Each Pledgor shall not permit any interest in any limited liability company or limited partnership controlled by a Pledgor, pledged hereunder and not represented by a certificate to be a “security” within the meaning of Article 8 of the UCC, and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC or issue any certificate representing such interest, unless prior to such election, the applicable Pledgor provides notification to the Agent of such election and delivers, as applicable, any such certificate to the Agent

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pursuant to the terms hereof (it being understood, for avoidance of doubt, that there shall be no uncertificated Article 8 “securities”).

Section 2.06.      Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and be continuing, (a) the Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to have the Pledged Securities registered in its own name as pledgee or in  the name of its nominee (as pledgee or as sub-agent), or hold the Pledged Securities in the name of the applicable Pledgor, indorsed or assigned in blank in favor of the Agent, and (b) each Pledgor will promptly give to the Agent copies of any written notices or other written communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  If an Event of Default shall have occurred and be continuing, the Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.  Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Agent, pursuant to this Section 2.06, to exchange certificates or instruments representing Pledged Securities of such Subsidiary for certificates or instruments of smaller or larger denominations.

Section 2.07.      Voting Rights; Dividends and Interest, etc.

(a)      Unless and until an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder:

(i)      Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Credit Documents.

(ii)      The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)      Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral pledged by such Pledgor to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents, and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor in certificated form, shall be promptly (and in any event within 45 days of their receipt (or such longer time as the Agent shall permit in its sole discretion)) delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (and, if reasonably requested by the Agent, indorsed in blank or in a manner reasonably satisfactory to the Agent).  So long as no Default or Event of Default has occurred and is continuing, the Agent shall promptly deliver to each relevant Pledgor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.07(a)(iii).

(b)      After the occurrence and during the continuance of an Event of Default and upon notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.07 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts.  All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.07 shall not be

8

commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Agent, for the benefit of the Secured Parties, in the same form as so received (indorsed in a manner reasonably satisfactory to the Agent).  Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.07 and that remain in such account.

(c)      Upon the occurrence and during the continuance of an Event of Default and after notice by the Agent to the relevant Pledgors of the Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.07, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.07, shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Agent shall have the right from time to time, following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.07, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.07, shall in each case be reinstated.

(d)      Any notice given by the Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.07 (i) shall be in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.      Security Interest.

(a)      As security for the payment and performance in full of the Obligations, each Grantor hereby assigns and pledges to the Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)      all Accounts;

(ii)     all Chattel Paper;

(iii)    all cash and Deposit Accounts;

(iv)    all Documents;

(v)     all Equipment;

(vi)    all Fixtures;

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(vii)   all General Intangibles;

(viii)  all Goods;

(ix)    all Instruments;

(x)     all Intellectual Property;

(xi)    all Inventory;

(xii)   all Investment Property, Securities Accounts and Commodity Accounts;

(xiii)  all Letters of Credit and Letter of Credit Rights;

(xiv)  all minerals, oil, gas and As-Extracted Collateral;

(xv)   all motor vehicles;

(xvi)  all books and records pertaining to the Article 9 Collateral;

(xvii) all Commercial Tort Claims; and

(xviii)substitutions, replacements, accessions, products and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all proceeds, Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, Article 9 Collateral does not include any Property that constitutes an Excluded Asset while such Property constitutes on Excluded Asset, and the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to Article 9 Collateral shall not be construed to mean or imply that Article 9 Collateral includes any Excluded Asset or that the Security Interest exists in any Excluded Assets, while any such Property is an Excluded Asset.

(b)      Each Grantor and Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment, including (i) whether such Grantor or Pledgor is an organization, the type of organization and any organizational identification number issued to such Grantor or Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Grantor and each Pledgor agrees to provide such information to the Agent promptly upon any reasonable request, including any updates to the Schedules hereto to reflect any additional applicable property not listed thereon.

The Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Agent as secured party.

(c)      The Security Interest is granted as security only and shall not subject the Agent or any other Secured

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Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Section 3.02.      Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Agent and the Secured Parties that:

(a)      Each Grantor and Pledgor has good and valid rights in and title (except as otherwise permitted under any Credit Document) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules thereto.

(b)      The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor and Pledgor, is correct and complete, in all material respects, as of the Closing Date.  Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral and the Parent Pledged Collateral have been prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in the Perfection Certificate (or specified by notice from the Borrower to the Agent after the Closing Date in the case of filings, recordings or registrations required by Section 9.13 of the Credit Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral and Parent Pledged Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.  Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to registered United States Patents (and Patents for which registration applications are pending), registered United States Trademarks (and Trademarks for which registration applications are pending) and registered United States Copyrights (and Copyrights for which registration applications are pending) has been delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c)      The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Liens permitted under Section 10.2 of the Credit Agreement.

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(d)      The Article 9 Collateral is owned by the Grantors and Pledgors free and clear of any Lien, other than Liens permitted under Section 10.2 of the Credit Agreement.  None of the Grantors or Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in the nature of a security interest in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in the nature of a security interest in which any Grantor and Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens permitted under Section 10.2 of the Credit Agreement.    None of the Grantors has entered into any control agreement with respect to any Deposit Account, Securities Account or Commodity Account (in each case other than Excluded Accounts) that would grant control (pursuant to Section 9-104 of the UCC with respect to a Deposit Account, Section 8-106 of the UCC or other applicable law with respect to a Securities Account and Section 9-106(b) of the UCC with respect to a Commodity Account) of such Deposit Account, such Securities Account (or any security entitlement carved therein) or Commodity Account (or any commodity contract carried therein) to any Person other than the Agent for the benefit of the Secured Parties.

(e)      As of the date hereof, the Deposit Accounts, Commodity Accounts and Securities Accounts listed in Schedule IV,  Schedule V and Schedule VI, respectively, are all of the those types of accounts maintained by the Grantors.

(f)      As of the date hereof the Commercial Tort Claims listed in Schedule VII hereof are all of the Commercial Tort claims with an individual value in excess of $250,000 held by the Grantors.

Section 3.03.      Covenants.

(a)      Each Grantor and each Pledgor agrees that if it effects or permits any change referred to in Section 9.1(o)(ii) of the Credit Agreement it will ensure that all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Agent at all times following such change to have a valid, legal and perfected first priority security interest (subject to Liens permitted under Section 10.2 of the Credit Agreement) in all the Article 9 Collateral, for the benefit of the Secured Parties.

(b)      Subject to the rights of such Grantor under the Credit Documents to dispose of Collateral, each Grantor shall, at its own expense, upon the reasonable request of the Agent, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not otherwise permitted under Section 10.2 of the Credit Agreement to exist or have such priority; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (i) determined by such Grantor to be desirable in the conduct of its business and (ii) permitted by the Credit Documents.

(c)      Each Grantor and each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor authorizes the Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Grantor shall have the right, exercisable within 90 days after it has been notified by the Agent of the specific identification of any such Collateral, to advise the Agent in writing of any inaccuracy of the representations

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and warranties made by such Grantor hereunder with respect to such Article 9 Collateral.  Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that the representations and warranties set forth in Section 3.02(b) will be true and correct with respect to such Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses within 90 days after the date it has been notified by the Agent of the specific identification of such Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses.

(d)      (i) After the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification and each Grantor shall furnish all such assistance and information as Agent may reasonably request in connection with any such verification.  The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(i)      The Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Agent may curtail or terminate said authority at any time after written notice is provided by the Agent to such Grantor after the occurrence and during the continuance of an Event of Default.

(ii)      At the Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(e)      At its option, the Agent may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral or Pledged Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral or Pledged Collateral to the extent any Grantor or Pledgor, as applicable fails to do so as required by the Credit Agreement or this Agreement, and each Grantor and each Pledgor jointly and severally agrees to reimburse the Agent on demand for any reasonable payment made or any reasonable expense incurred by the Agent pursuant to the foregoing authorization; provided,  however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Grantor or Pledgor from the performance of, or imposing any obligation on the Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor or Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

(f)      Each Grantor and each Pledgor (rather than the Agent or any Secured Party) and each  shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral or to the Pledged Collateral (including under the organizational or governing documents or agreements of any issuer of Pledged Securities) and each Grantor and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the Secured Parties from and against any and all liability for such performance.

(g)      During the continuance of an Event of Default, none of the Grantors will, without the Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Credit Agreement.

(h)      Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any

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Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Documents or to pay any premium in whole or part relating thereto, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent reasonably deems advisable.  All sums disbursed by the Agent in connection with this Section 3.03(h), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Obligations secured hereby.

Section 3.04.      Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)      Instruments and Tangible Chattel Paper.  If any Grantor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing individually an amount in excess of $500,000 (or in the aggregate in excess of $1,000,000), such Grantor shall promptly (and in any event within 30 days of its acquisition (or such longer period as the Agent may agree to)) notify the Agent and promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably request.

Section 3.05.      Covenants Regarding Patent, Trademark and Copyright Collateral.  Except as permitted by the Credit Agreement:

(a)      Each Grantor, either itself or through any agent, employee, licensee or designee, shall upon the reasonable request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright.

(b)      Upon and during the continuance of an Event of Default, at the request of the Agent, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to (in the Agent’s sole discretion) the designee of the Agent or the Agent.

Section 3.06.      Commercial Tort Claims.  If after the Closing Date any Grantor acquires any Commercial Tort Claim with an individual value in excess of $250,000, such Grantor shall promptly provide to the Agent notice of the acquisition of such Commercial Tort Claim, such notice to (i) describe such Commercial Tort Claim in sufficient detail such that, in the judgment of the Agent, such description will constitute an adequate description under Section 9-108 of the UCC, and (ii) identify any such Commercial Tort Claim that constitutes an Excluded Asset.  The foregoing notice shall supplement, and shall be deemed to constitute a part of, Schedule VII.

ARTICLE IV.
REMEDIES

Section 4.01.      Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, subject to applicable Requirements of Law, each Pledgor and Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor or Grantor to enter any premises where the Article 9

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Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Pledgor and Grantor agrees that the Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate.  The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof.  Upon consummation of any such sale of Collateral pursuant to this Section 4.01, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor or Grantor, and each Pledgor and Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor or Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors and Grantors 10 days’ written notice (which each Pledgor and Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral.  At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine.  The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash (or, in accordance with Section 12.14 of the Credit Agreement, credit bid), free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor or Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor or Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor or Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

Section 4.02.      Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in accordance with Section 11.12 of the Credit Agreement.

The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

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Section 4.03.      Grant of License to Use Intellectual Property.  For the purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor and Pledgor grants (such grant effective solely after the occurrence and during the continuance of an Event of Default) to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor or Grantor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor or Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property; provided,  however, that nothing in this Section 4.03 shall require Grantors or Pledgors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of, any contract, license, instrument or other agreement with an unaffiliated third party, to the extent permitted by the Credit Agreement, with respect to such Intellectual Property Collateral; and provided,  further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For the avoidance of doubt, the use of such license by the Agent may be exercised, at the option of the Agent, only during the continuation of an Event of Default. Furthermore, each Grantor and Pledgor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Copyright Office or the United States Patent and Trademark Office or any state office in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark or Copyright, and to record the same.

Section 4.04.      Securities Act, etc.  In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

ARTICLE V.
MISCELLANEOUS

Section 5.01.      Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.2 of the Credit Agreement (whether or not then in effect), as such address may be changed by written notice to the Agent and the Borrower.  All communications and notices hereunder to any Pledgor or Grantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 13.2 of the Credit Agreement (whether or not then in effect).

Section 5.02.      Security Interest Absolute.  All rights of the Agent hereunder, the Security Interest, the security interest

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in the Pledged Collateral and all obligations of each Pledgor and Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor or Grantor in respect of the Obligations or this Agreement (other than a defense of Payment in Full).

Section 5.03.      Limitation by Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

Section 5.04.      Binding Effect; Several Agreement.  This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor or Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except with the prior written consent of the Administrative Agent.  This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09.

Section 5.05.      Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or Grantor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.  The Agent hereunder shall at all times be the same person that is the “Collateral Agent” under the Credit Agreement.  Written notice of resignation by the “Collateral Agent” pursuant to the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement.  Upon the acceptance of any appointment as the “Collateral Agent” under the Credit Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

Section 5.06.      Agent’s Fees and Expenses; Indemnification.

(a)      The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnification as provided in Section 13.5 of the Credit Agreement.

(b)      Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Agent or any other Secured Party.

Section 5.07.      Agent Appointed Attorney-in-Fact.  Each Pledgor and Grantor hereby appoints the Agent the attorney-in-fact of such Pledgor or Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest (it being understood that no rights shall be exercised under such power of attorney unless an Event of Default has occurred and is continuing).  Without limiting the generality of the foregoing, subject to applicable Requirements of Law, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s

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name or in the name of such Pledgor or Grantor, (a) to receive, indorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor or Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor or Grantor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor or Grantor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence, bad faith, or willful misconduct.

Section 5.08.      GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.

(a)      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)      THE TERMS OF SECTIONS 13.13 AND 13.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

(c)      EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED IN SECTION 5.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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Section 5.09.      Waivers; Amendment.

(a)      No failure or delay by the Agent, any Issuing Bank, any Lender or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Agent, any Issuing Bank, the Lenders or any other Secured Party hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent, any Lender, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

(b)      Neither this Agreement nor any provision hereof or of any other Security Document may be waived, amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment, supplement or modification is to apply, subject to any consent required in accordance with Section 13.1 of the Credit Agreement.  The Agent may conclusively rely on a certificate of an Authorized Officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

Section 5.10.      Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.11.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04.  Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

Section 5.12.      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.13.      Termination or Release.

(a)      This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors and/or Grantors upon Payment in Full.

(b)      A Subsidiary Party shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 13.17 of the Credit Agreement, in each case, to the extent Section 13.17 provides for such automatic release, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Subsidiary Party.

(c)      In connection with any termination or release pursuant to paragraph (a), or (b) of this Section 5.13,

19

the Agent shall execute and deliver to any Pledgor or Grantor, at such Pledgor’s or Grantor’s expense, all documents that such Pledgor or Grantor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement (it being understood that the Agent may rely conclusively on a certificate delivered to it by a Responsible Officer of the Grantor upon its reasonable request that any Disposition was done in compliance with the terms of the Credit Documents).  Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Agent.  In connection with any release pursuant to paragraph (a) or (b) above, the Pledgors or Grantors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.  Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents.  Upon the request of the Agent, the Grantor shall have delivered to the Agent a certification by an Authorized Officer of the Grantor stating that (i) any Disposition giving rise to any such termination or release was in compliance with the Credit Documents and (ii) no Collateral other than the Collateral required to be released is being released from Liens hereunder.

(d)      Additional Subsidiaries.  Upon execution and delivery by the Agent and any Subsidiary that is required to become a party hereto by Section 9.9 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein.  The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement.  The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 5.14.      Right of Set-off.  After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and Issuing Banks provided by Requirements of Law, each Lender, each Issuing Bank and their respective Affiliates, at any time, shall have the right, without prior notice to any Grantor, any such notice being expressly waived by the Grantors to the extent permitted by applicable Requirements of Law, against any amount due and payable by the Borrower or any Restricted Subsidiary hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Issuing Bank or any of their respective Affiliates, branches or agencies thereof to or for the credit or the account of the any Grantor.  Each Lender or Issuing Bank agrees promptly to notify the Borrower (and the Restricted Subsidiaries, if applicable) and the Administrative Agent after any such set-off and application made by such Lender, such Issuing Bank or their respective Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section 5.15 are in addition to other rights and remedies (including other rights of set off) that such Lender may have.

Section 5.15.      Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors and Pledgors (other than the Borrower) to indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Payment in Full of the Obligations.  No failure on the part of the Borrower or any other Grantor or Pledgor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor or Pledgor with respect to its obligations hereunder, and each Grantor or Pledgor shall remain liable for the full amount of the obligations of such Grantor or Pledgor hereunder.  Each Grantor and Pledgor (other than the Borrower) hereby agrees all Indebtedness owed to it by any other Grantor or Pledgor shall be subordinated in accordance with the terms of the Intercompany Note.

Section 5.16.      Limitation of Liability.  The parties agree that, notwithstanding any provision hereof to the contrary, the maximum liability of each Grantor and each Pledgor hereunder shall in no event exceed the amount which can be secured by such Grantor or Pledgor under applicable federal and state law relating to the insolvency of debtors.

Section 5.17.      Survival of Agreement.  All covenants, agreements, representations and warranties made by the

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Grantors and the Pledgors hereunder and in the other Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Credit Documents, the making of any Loans and issuance of any Letters of Credit and the provision of services under Secured Cash Management Agreements or Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 5.13 above.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SN EF UNSUB, LP

By:	SN EF UNSUB GP, LLC, its general partner

By:	/s/ Cameron W. George
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

SN EF UNSUB HOLDINGS, LLC

By:	/s/ Eduardo A. Sanchez
Name:	Eduardo A. Sanchez
Title:	President

SN EF UNSUB GP, LLC

By:	/s/ Cameron W. George
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

22

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Administrative Agent

By:	/s/ Darren Vanek
Name:	Darren Vanek
Title:	Authorized Officer

23

Schedule I

to the Collateral Agreement

Subsidiary Parties

1.      None.

1

Schedule II

to the Collateral Agreement

Pledged Stock; Debt Securities

A.      Pledged Stock

Loan Party	Issuer	Type of Equity Interest[5]	Certificate Number/ Uncertificated	Number of Shares Owned (Common Shares Unless Noted Otherwise)	Percentage of Ownership	Percentage of Ownership Pledged
SN EF UnSub Holdings, LLC	SN EF UnSub, LP	Partnership Interest	N/A	100%	100%	100%
SN EF UnSub GP, LLC	SN EF UnSub, LP	Non-Economic General Partner Interest	N/A	N/A	100%	100%

B.      Pledged Debt Securities

Loan Party	Debtor	Description of Indebtedness	Outstanding Principal Amount	Excluded Asset (Y/N)

5 If Equity interest is an interest in a limited partnership or an interest in a limited liability company, indicate whether or not the interest is a “security” under Article 8 of the UCC.

1

Schedule III

to the Collateral Agreement

Intellectual Property

Copyright

None.

Patents

None.

Trademarks

None.

1

Schedule IV

to the Collateral Agreement

Securities Accounts

None.

1

Schedule V

to the Collateral Agreement

Deposit Accounts

Entity:	SN EF UnSub, LP
Institution:	JPMorgan Chase Bank, N.A.
Account No.:	110958532
Type:	Deposit
Tax ID:	36-4855302

1

Schedule VI

to the Collateral Agreement

Commodity Accounts

None.

1

Schedule VII

to the Collateral Agreement

Commercial Tort Claims

None.

1

Exhibit I

to the Collateral Agreement

SUPPLEMENT NO. ______ dated as of ____________________ (this “Supplement”), to the Collateral Agreement dated as of March 1, 2017 (as heretofore amended and/or supplemented, the “Collateral Agreement”), among SN EF UnSub, LP, a Delaware limited liability company (the “Borrower”), each Subsidiary Party party thereto, SN EF UnSub Holdings LLC, SN EF UnSub GP, LLC  and JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Agent”) and Administrative Agent for the Secured Parties.

A.      Reference is made to the Credit Agreement dated as of March 1, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and agents party thereto from time to time, the Agent and the other parties named therein.

B.      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C.      The Pledgors and Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.  Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1.      In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor and Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor and Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and Pledgor and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor and Grantor thereunder are true and correct in all material respects on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary; provided that, for the avoidance of doubt, Collateral shall exclude any Property constituting an Excluded Asset while such Property constitutes an Excluded Asset.  Each reference to a “Subsidiary Party” or a “Pledgor” or a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.      The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

SECTION 3.      This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary.  Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.      The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the percentage owned by the New Subsidiary of the issued and outstanding Equity Interests issued

1

by each Restricted Subsidiary of the New Subsidiary (including all Pledged Stock), and all evidences of Indebtedness for borrowed money and obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments issued to or owned by the New Subsidiary (including all Pledged Debt Securities), in each case set forth in this clause (a) owned by the New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property constituting United States registered Trademarks, Patents and Copyrights as of the date hereof, (c) set forth on Schedule III hereto is a true and complete schedule of all Securities Accounts of the New Subsidiary as of the date hereof, (d) set forth on Schedule IV hereto is a true and complete schedule of all Deposit Accounts of the New Subsidiary as of the date hereof, (e) set forth on Schedule V hereto is a true and complete schedule of all Commodity Accounts of the New Subsidiary as of the date hereof, (f) set forth on Schedule VI hereto is a true and complete schedule of all Commercial Tort Claims of the New Subsidiary as of the date hereof, and (g) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number as of the date hereof.

SECTION 5.      Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.      In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby.

SECTION 8.      All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9.      The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Supplement to the extent consistent with Section 13.5 of the Credit Agreement, including the reasonable fees, disbursements and other charges of counsel for the Agent.

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

2

Schedule I
to Supplement No. __ to the
Collateral Agreement

Pledged Stock; Debt Securities

A.      Pledged Stock

Loan Party	Issuer	Type of Equity Interest[6]	Certificate Number/ Uncertificated	Number of Shares Owned (Common Shares Unless Noted Otherwise)	Percentage of Ownership	Percentage of Ownership Pledged

B.      Pledged Debt Securities

Loan Party	Debtor	Description of Indebtedness	Outstanding Principal Amount	Excluded Asset (Y/N)

6 If Equity interest is an interest in a limited partnership or an interest in a limited liability company, indicate whether or not the interest is a “security” under Article 8 of the UCC.

1

Schedule II
to Supplement No. __ to the
Collateral Agreement

Intellectual Property

Copyright

Patents

Trademarks

1

Schedule III
to Supplement No. __ to the
Collateral Agreement

Securities Accounts

1

Schedule IV
to Supplement No. __ to the
Collateral Agreement

Deposit Accounts

1

Schedule V
to Supplement No. __ to the
Collateral Agreement

Commodity Accounts

1

Schedule VI
to Supplement No. __ to the
Collateral Agreement

Commercial Tort Claims

1

Exhibit II
to the Collateral Agreement

Form of Perfection Certificate

See attached.

1

PERFECTION CERTIFICATE

Reference is made to (i) the Credit Agreement dated as of March 1, 2017 (as amended, restated, amended and restated, modified, waived and/or supplemented from time to time, the “Credit Agreement”), among SN EF UnSub, LP (the “Company” or the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and the Lenders and agents from time to time parties thereto and (ii) the Collateral Agreement dated as of March 1, 2017 (the “Collateral Agreement”), among the Borrower, the Subsidiary Parties (as defined therein), Holdings (as defined therein), Parent (as defined therein, and together with Holdings, collectively, the “Parent Pledgors”) and JPMorgan Chase Bank, N.A., as Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement, as applicable.

The undersigned, an Authorized Officer of the Borrower, an Authorized Officer of Holdings and an Authorized Officer of Parent, hereby certify on the Closing Date to the Collateral Agent, Administrative Agent and each other Secured Party on behalf of the Credit Parties and the Parent Pledgors as applicable (the Credit Parties and the Parent Pledgors being, collectively, the “Relevant Parties”) as follows:

SECTION 1.      Names.  (a)  Set forth on Schedule 1(a) is, as of the Closing Date, (i) the exact legal name of each Relevant Party, as such name appears in its certificate of organization or like document (ii) each other legal name such Relevant Party has had in the past five years, together with the date of the relevant name change, (iii) each other name used by each Relevant Party on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof and (iv) to its knowledge, all other names or trade names under which it currently conducts business.

(a)      Except as set forth on Schedule 1(b) and for the Acquisition, no Relevant Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization or otherwise. With respect to any such change that has occurred within the past five years, Schedules 1(a),  1(b) and 2 set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition. Except as set forth in Schedule 1(b), no Credit Party has changed its jurisdiction of organization at any time during the past twelve months.

(b)      Set forth on Schedule 1(c) is the exact legal name of each direct and indirect Subsidiary of the Borrower, as such name appears in its certificate of organization or like document as of the Closing Date.

SECTION 2.      Jurisdictions and Locations.  Except as set forth on Schedule 2, as of the Closing Date, each Relevant Party is a registered organization and set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Relevant Party, (ii) the organizational identification number, if any, of such Relevant Party assigned by such jurisdiction and (iii) the address of the chief executive office of such Relevant Party.

SECTION 3.      Stock Ownership and other Equity Interests.  Set forth on Schedule 3 is, as of the Closing Date, a true and correct list, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and the Borrower’s Subsidiaries, and the record owners of such stock, partnership interests, membership interests or other equity interests, (a) specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such equity interests and setting forth the percentage of such equity interests pledged under the Collateral Agreement and the other information to be shown in Schedule 3, and (b) if any such equity interest constitutes an Excluded Asset, identifying such equity interest as such.

SECTION 4.      Debt Instruments. Set forth on Schedule 4 is, as of the Closing Date, a true and correct list, for each Credit Party, of all evidences of Indebtedness for borrowed money and all obligations evidenced by bonds, notes, debentures, loan agreements or similar instruments owned by such Credit Party as of the date hereof, including those that are required to be pledged under the Credit Agreement and the Security Documents, other than the Intercompany Note, stating if such indebtedness

1

is pledged under the Collateral Agreement and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof, and if any such indebtedness constitutes an Excluded Asset, identifying such indebtedness as such.

SECTION 5.      Real Property.  Set forth on (a) Schedule 5(a) is a true and correct list, for each Credit Party, of all real property owned by such Credit Party located in the United States as of the Closing Date and (b) Schedule 5(b) is a true and correct list, for each Credit Party, of all real property leased by such Credit Party located in the United States as of the Closing Date.

SECTION 6.      Intellectual Property.  (a) Set forth on Schedule 6(a) is a true and correct list, with respect to each Credit Party, of all United States patents and patent applications owned by such Credit Party as of the Closing Date (except, for the avoidance of doubt, as otherwise indicated on Schedule 6(a)), including the name of the owner, title, registration or application number of any registrations or applications.

(a)      Set forth on Schedule 6(b) is a true and correct list, with respect to each Credit Party, of all United States trademark registrations and applications owned by such Credit Party as of the Closing Date (except, for the avoidance of doubt, as otherwise indicated on Schedule 6(b)), including the name of the registered owner and the registration or application number of any registrations and applications.

(b)      Set forth on Schedule 6(c) is a true and correct list, with respect to each Credit Party, of all United States copyright registrations and applications owned by such Credit Party as of the Closing Date (except, for the avoidance of doubt, as otherwise indicated on Schedule 6(c)), including the name of the registered owner, title and the registration or serial number of any copyright registrations.

If any property listed in Schedule 6(a),  6(b) or 6(c), as applicable, constitutes an Excluded Asset, such Schedule shall identify such property as such.

SECTION 7.      Letters of Credit.  Set forth on Schedule 7 is a true and correct list of all Letters of Credit issued in favor of each Credit Party, as beneficiary thereunder, as of the Closing Date.

SECTION 8.      Securities Accounts.  Set forth in Schedule 8 is a true and correct list, for each Credit Party, of all Securities Accounts held by such Credit Party as of the Closing Date, specifying for each such Securities Account, the type of the Account, the name of the Account, the Account number and the name and the address of the securities intermediary maintaining such Account, and if such Securities Account constitutes an Excluded Account, identifying such Account as such.

SECTION 9.      Deposit Accounts.  Set forth in Schedule 9 is a true and correct list, for each Credit Party, of all Deposit Accounts held by such Credit Party as of the Closing Date, specifying for each such Deposit Account, the type of the Account, the name of the Account, the Account number and the name and the address of the bank maintaining such Account, and if such Deposit Account constitutes an Excluded Account, identifying such Account as such.

SECTION 10.      Commodity Accounts.  Set forth in Schedule 10 is a true and correct list, for each Credit Party, of all Commodity Accounts held by such Credit Party as of the Closing Date, specifying for each such Commodity Account, the type of the Account, the name of the Account, the Account number and the name and the address of the commodity intermediary maintaining such Account, and if such Commodity Account constitutes an Excluded Account, identifying such Account as such.

SECTION 11.      Commercial Tort Claims.  Set forth in Schedule 11 is a true and correct list, with respect to each Credit Party, of Commercial Tort Claims held by such Credit Party as of the Closing Date, specifying the Credit Party/plaintiff, the defendant and a description of the claim adequate for perfection under Section 9‑108 of the UCC and, if any such Commercial Tort Claim constitutes an Excluded Asset, identifying such Commercial Tort Claim as such.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the undersigned has caused this Perfection Certificate to be executed and delivered as of the date first above written.

SN EF UNSUB, LP

By:	SN EF UNSUB GP, LLC, its general partner

By:	/s/ Cameron W. George
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

SN EF UNSUB, LLC

By:	/s/ Eduardo A. Sanchez
Name:	Eduardo A. Sanchez
Title:	President

SN EF UNSUB GP, LLC

By:	/s/ Cameron W. George
Name:	Cameron W. George
Title:	Chief Financial Officer and Treasurer

3

      Accepted and Agreed to:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Darren Vanek
Name:	Darren Vanek
Title:	Authorized Officer

4

Schedule 1(a)

Legal and Other Names

None.

1

Schedule 1(b)

Changes in Identity, Corporate Structure and Jurisdiction of Organization

None.

1

Schedule 1(c)

Subsidiaries

None.

1

Schedule 2

Jurisdiction and Locations

Relevant Party	Jurisdiction & Form of Organization	Organizational ID Number	Chief Executive Office
SN EF UNSUB, LP	Delaware, limited partnership	6257670	1000 Main Street, Suite 3000, Houston, Texas 77002
SN EF UNSUB HOLDINGS, LLC	Delaware, limited liability company	6257548	1000 Main Street, Suite 3000, Houston, Texas 77002
SN EF UNSUB GP, LLC	Delaware, general partnership	6257546	1000 Main Street, Suite 3000, Houston, Texas 77002

1

Schedule 3

DESCRIPTION OF EQUITY INTERESTS ISSUED BY RESTRICTED SUBSIDIARIES

EQUITY INTERESTS
PLEDGOR	ISSUER	TYPE OF EQUITY INTEREST	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES	EQUITY INTEREST OWNED BY PLEDGOR AS A PERCENTAGE OF ALL OUTSTANDING EQUITY INTERESTS ISSUED BY ISSUER	EQUITY INTEREST PLEDGED BY PLEDGOR AS A PERCENTAGE OF TOTAL EQUITY INTEREST OWNED BY PLEDGOR IN ISSUER
SN EF UnSub Holdings, LLC	SN EF UnSub, LP	Partnership Interest	N/A	N/A	N/A	100%	100%
SN EF UnSub GP, LLC	SN EF UnSub, LP	Non-Economic General Partner Interest	N/A	N/A	N/A	100%	100%

1

Schedule 4

Debt Instruments

None.

1

Schedule 5(a)

Owned Real Property

None.

1

Schedule 5(b)

Leased Real Property

See attached, which will be applicable to the Borrower as of the Closing Date.

1

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	329	131	7000
JEANNE E LUFKIN	ANADARKO E&P COMPANY LP	04/05/2010	04/05/2015	TX	Dimmit	385	752	14931
BETTY T THON	ANADARKO E&P COMPANY LP	04/05/2010	04/05/2015	TX	Dimmit	387	582	15240
JOE P PRITCHETT	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	399	695	17211
BOTTOM INVESTMENT COMPANY LTD	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	399	709	17215
VICTORIA TRADING COMPANY LLC	ANADARKO E&P COMPANY LP	08/26/2010	08/26/2014	TX	Dimmit	399	712	17216
ROBERT T PELLER ET UX	ANADARKO E&P COMPANY LP	03/11/2011	03/11/2014	TX	Dimmit	406	729	18412
MEKUSUKEY OIL COMPANY LLC	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2014	TX	Dimmit	417	612	19856
KINGDON R HUGHES FAMILY LIMITED PARTNER	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2014	TX	Dimmit	425	589	21253
JUDY M THON JONES	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	445	620	24591
JAMES A THON	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	445	628	24593
BETTY LOU GLADEN	ANADARKO E&P COMPANY LP	05/31/2012	05/31/2015	TX	Dimmit	445	624	24592
SANDRA L MOLUMBY	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	445	636	24595
LAURIE A BURBANK	ANADARKO E&P COMPANY LP	06/04/2012	06/04/2015	TX	Dimmit	445	632	24594
WILLIAM A PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	667	26041
SCOTT EDWARD RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	654	26037
NELVIA LOUISE PHILLIPS MORGAN	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	664	26040
JAMES J PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	660	26039
MARGARET P MATTHEWS REVOCABLE TRUST	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	648	26035
RONALD D RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	630	26029
PHILLIP A RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	642	26033
APRIL P ELLIOTT	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	651	26036
MARY SUE KORUS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	627	26028
CYNTHIA M PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	636	26031
ELIZABETH KLOSTERMAN	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	645	26034
DONALD K PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	456	469	26264
LOIS M PHILLIPS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	639	26032
ROBERT A RUFF	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	657	26038
CATHLEEN J STUBBLEFIELD	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	454	633	26030
UNA S HENG	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2015	TX	Dimmit	461	254	26955

1

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
LISA THON KOLLAR TRUST	ANADARKO E&P ONSHORE LLC	01/04/2013	01/04/2016	TX	Dimmit	463	89	27233
PAIGE L THON TRUST	ANADARKO E&P ONSHORE LLC	01/04/2013	01/04/2016	TX	Dimmit	463	85	27232
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	329	397	7052
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	338	617	8649
BOY SCOUTS OF AMERICA	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	409	226	18821
EPISCOPAL FOUNDATION OF TEXAS	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	409	229	18822
SALVATION ARMY	ANADARKO E&P COMPANY LP	04/30/2011	04/30/2016	TX	Dimmit	409	232	18823
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Dimmit	335	276	8081
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	338	621	8650
BARBARA C MARTIN	ANADARKO E&P COMPANY LP	05/06/2010	05/06/2018	TX	Dimmit	387	585	15241
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	03/06/2006	05/01/2017	TX	Dimmit	343	325	9442
ELIZABETH L SEMMENS	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	496	197	31626
JAMES ARTHUR MONSEN DANIELS	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	496	194	31625
SUSAN DANIELS SCHMITZ	ANADARKO E&P ONSHORE LLC	07/25/2013	07/25/2018	TX	Dimmit	500	6	32007
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2012	TX	Dimmit	338	631	8652
MARY LOIS FRIDAY HULSMAN	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	338	636	8653
THE SOUTH TEXAS CHILDRENS HOME	ANADARKO E&P COMPANY LP	10/25/2005	10/25/2010	TX	Dimmit	338	626	8651
MARY MARSHALL SMITH TRUST FBO KATHARINE MARSHALL	ANADARKO E&P COMPANY LP	04/01/2010	04/01/2013	TX	Dimmit	385	255	14820
MARY MARSHALL SMITH TRUST FBO MARGARET M MURDOCK	ANADARKO E&P COMPANY LP	04/01/2010	04/01/2013	TX	Dimmit	385	262	14821
ALVAN BLALACK JR ET UX	SUN OIL COMPANY	02/08/1968	02/08/1973	TX	Dimmit	27	384	113502
FLOYD R PORTER	SUN OIL COMPANY	02/13/1968	02/13/1973	TX	Zavala	3	172	113530
JOHN B BAGGETT ET AL	SUN OIL COMPANY	03/01/1968	03/01/1978	TX	Zavala	3	251	113554
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	3	578	113797
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	3	582	113798
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	3	586	113799
ERIN BAIN JONES	SUN OIL COMPANY	06/03/1968	06/03/1973	TX	Zavala	3	590	113800
JOHN B BAGGETT ET AL	SUN OIL COMPANY	01/09/1969	01/09/1979	TX	Dimmit Zavala	29 4	86 425	129 114336

2

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
DOYLE STANDIFER ET UX	SUN OIL COMPANY	05/06/1969	05/06/1974	TX	Dimmit	29	322	114642
MINNIE HELEN BORMAN	SUN OIL COMPANY	05/16/1969	05/16/1974	TX	Dimmit	29	332	114666
G G BOYD ET AL	SUN OIL COMPANY	05/19/1969	05/19/1974	TX	Dimmit	29	355	114678
MARILYN D ANDERSON ET AL	SUN OIL COMPANY	05/13/1969	05/13/1974	TX	Dimmit	29	377	114700
L B BEACH ET AL	SUN OIL COMPANY	05/13/1969	05/13/1974	TX	Dimmit	29	381	114700-A
LILLIAN SPEAS ET AL	SUN OIL COMPANY	05/19/1969	05/19/1974	TX	Dimmit	29	366	114736
RUTH W HOLLINSHEAD ET AL	SUN OIL COMPANY	06/06/1969	06/06/1974	TX	Dimmit	29	359	114737
JAMES F MINX	SUN OIL COMPANY	09/16/1969	09/16/1974	TX	Dimmit	29	469	114826
DOLORES SEDLOCK ET VIR	SUN OIL COMPANY	09/16/1969	09/16/1974	TX	Dimmit	30	10	114829
ALLYEDEL H CROCKETT	SUN OIL COMPANY	06/20/1970	06/20/1975	TX	Dimmit	31	330	693
LARRY D GOMEZ	SUN OIL COMPANY	06/26/1970	06/26/1975	TX	Dimmit	31	464	841
AUDREY HAWKINS ET AL	SUN OIL COMPANY	09/01/1970	09/01/1975	TX	Dimmit	33	505	2577
PAUL E EFAW ET UX	SUN OIL COMPANY	11/10/1971	11/10/1976	TX	Dimmit	39	193	1997
MARY M RODRIGUEZ	SUN OIL COMPANY	04/14/1971	04/14/1976	TX	Dimmit	147	136	779
CHARLES B NICHOLS JR ET UX	SUN OIL COMPANY	04/21/1971	04/21/1976	TX	Dimmit	37	257	300984
OLGA R KINNARD ET AL	SUN OPERATING LIMITED PARTNERSHIP	06/24/1988	06/24/1993	TX	Dimmit Zavala	97 55	145 185	1086 46827
B M PRICE ET UX	THE SUPERIOR OIL COMPANY	02/17/1969	02/17/1979	TX	Dimmit	29	293	T16318
JOHN F ROBERTSON	SUN OPERATING LIMITED PARTNERSHIP	05/30/1989	05/30/1994	TX	Zavala	57	53	NA
ROY L BROWN JR	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	57	68	48131
MARTHA W BAILEY	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	57	65	48130
FRED L JOHNSTON JR ET AL	SUN OPERATING LIMITED PARTNERSHIP	06/19/1989	06/19/1994	TX	Zavala	57	76	48144
BETTY SUE PRICE OFFNER ET VIR	FOX AND HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	82	666	
ROBERT PRICE ET UX	FOX & HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	82	671	546
MARY MAY PRICE RIHA ET VIR	FOX & HOLLAND	02/08/1982	02/08/1987	TX	Dimmit	82	676	
I L TAYLOR	ROBERT C SINCLAIR	04/01/1970	04/01/1980	TX	Dimmit	33	122	800045

3

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
MILDA M OLSON ET AL	ROBERT C SINCLAIR	04/14/1970	04/14/1975	TX	Dimmit	30	460	800046
WALTER SCOTT LIGHT	LIGHTNING OIL COMPANY	01/01/1970	01/01/1980	TX	Dimmit	30	270	229
SAL ALVIN ARMSTRONG	J W DOAK	04/18/1970	04/18/1975	TX	Dimmit	30	495	458
ERIN BAIN JONES	W W OATMAN	05/11/1970	05/11/1975	TX	Dimmit	31	186	4150
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	10/15/2005	10/15/2019	TX	Webb	2329	707	960221
MOODY FOUNDATION ET AL	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	329	484	7078
BRISCOE RANCH INC	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	329	394	7051
MOODY FOUNDATION ET AL	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit	460 329	233 487	79160 7079
BRISCOE RANCH INC	EDWARD G VAUGHAN	12/01/2005	11/30/2010	TX	Dimmit LaSalle	329 330 458 460	138 379 515 230	7002 7250 78892 79159
DIANA M STUMBERG ET AL	ST MARY LAND AND EXPLORATION COMPANY	11/05/2008	11/04/2011	TX	Dimmit	354	171	11322
HAZEN FIRST BAPTIST CHURCH	ANADARKO E&P COMPANY LP	08/17/2010	08/17/2018	TX	Dimmit	398	26	16937
RANDALL L GAMMILL	ANADARKO E&P COMPANY LP	08/16/2010	08/16/2018	TX	Dimmit	394	189	16294
JO ANN SNOW	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	397	32	16768
JANET LOUISE AREHART	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	397	26	16766
PATRICIA MCALLISTER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	397	35	16769
KENNETH M BRIGGS	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	397	38	16770
RICHARD E BRIGGS ET UX	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2014	TX	Dimmit	397	29	16767
BECKY DEWAN	ANADARKO E&P COMPANY LP	11/16/2010	11/16/2018	TX	Dimmit	405	560	18184
CONLEY EUGENE HOUSE ET UX	ANADARKO E&P COMPANY LP	05/11/2011	05/11/2019	TX	Dimmit	425	586	21252
CHERYL LYNN RINER	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	492	764	31322
JAMES SCOTT DURDEN	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	492	759	31321
CHAD ALAN DURDEN	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	492	754	31320
KAREN RENEE HALL	ANADARKO E&P ONSHORE LLC	08/20/2013	08/20/2016	TX	Dimmit	492	750	31319
BRISCOE RANCH INC	EDWARD G VAUGHAN	03/06/2006	10/15/2019	TX	Webb	2435	504	977956

4

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
BRISCOE RANCH INC	EDWARD G VAUGHAN	01/02/2007	10/15/2019	TX	Webb	2484	238	986336
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	04/24/2008	12/31/2013	TX	Webb	2583	185	1003979
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	04/24/2008	12/31/2013	TX	Webb	2583	182	1003978
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick	1041	67	144189
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick	1073	94	147028
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick Webb	1041 2435	74 507	144190 977957
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick Webb	1073 2528	108 616	147031 993897
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/06/2006	10/15/2019	TX	Webb Dimmit	2435 339	499 561	977955 8823
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	06/09/2014	TX	Maverick Webb	1067 2509	161 755	146519 990517
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	10/31/2013	TX	Maverick	1067	185	146523
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	10/31/2013	TX	Maverick	1067	173	146521
CAGE MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	08/31/2006	03/01/2010	TX	Maverck Dimmit Webb	1076 369 2791	419 459 132	147391 12859 1044021
DOUGLAS M VANDER PLOEG ET UX	ANADARKO E&P COMPANY LP	02/01/2011	02/01/2014	TX	Maverick Dimmit Webb	1281 405 3073	101 367 569	164624 18144 1098663
DIAMOND H RANCHES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	05/14/2007	05/14/2010	TX	Dimmit	344	6	9540
SARA CAROLINE SPENCE	ANADARKO E&P COMPANY LP	07/20/2010	07/20/2018	TX	Dimmit	392	478	15989
JOHN CALHOUN MOORE	ANADARKO E&P COMPANY LP	04/03/2012	04/03/2018	TX	Dimmit	439	695	23611
WILLIAM A BEINHORN JR FAMILY LTD	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	343	690	9504
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P COMPANY LP	12/22/2005	12/22/2008	TX	Dimmit Maverick	332 1012	649 222	7649 141603

5

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
EWING ENTERPRISES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	09/20/2006	09/20/2009	TX	Dimmit	344	1	9539
LA BANDERA RANCH LP	ANADARKO E&P COMPANY LP	09/29/2006	09/29/2009	TX	Dimmit	343	844	9538
DONNA RUTH RAMSEY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2017	TX	Dimmit	429	83	21796
KATHLEEN FITZSIMONS LOVE ET AL	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2021	TX	Dimmit	430	773	22088
JACKSON BENJAMIN LOVE JR	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2021	TX	Dimmit	430	766	22087
SARAH JANE HENDERSON STRONSKY	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	470	833	28385
RALPH EDWIN HENDERSON JR	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	470	837	28386
CHARLES LEONARD HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	471	1	28887
CARL DAVID HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	470	829	28384
BRUCE HARRISON HENDERSON	ANADARKO E&P ONSHORE LLC	03/28/2013	03/28/2018	TX	Dimmit	471	5	28388
ST TX MF-107481& DIAMOND H RANCHES LP	ANADARKO E&P COMPANY LP	05/14/2007	05/14/2010	TX	Dimmit	336	199	8251
WILLIAM WEST LLOYD ET AL	ANADARKO E&P COMPANY LP	06/09/2006	12/31/2013	TX	Maverick Webb	1041 339	60 550	144183 8821
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	06/10/2006	10/15/2015	TX	Maverick Webb	1073 344	99 128	147023 15489
ROGERS DENTONIO RANCH LTD	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	344	46	9545
LOLA WRIGHT FOUNDATION	ANADARKO E&P COMPANY LP	06/14/2011	06/14/2014	TX	Dimmit	423	49	20796
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2020	TX	Dimmit	445	66	24499
AUDREY JO SCOTT BOLIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	439	678	23607
SARAH JEAN SCOTT BURGE	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	439	674	23606
THOMAS GUIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	439	682	23608
HILDA MARIE SCOTT PERCIVAL	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	439	670	23605
RALPH H GUIN	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2018	TX	Dimmit	449	521	25265
AUDREY G BAILEY	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2021	TX	Dimmit	453	531	25849
KENNETH A WITBRODT ET AL	ANADARKO E&P ONSHORE LLC	08/21/2013	08/21/2021	TX	Dimmit	495	204	31491
GLADYS ELAINE MASSIE GOWAN	ANADARKO E&P ONSHORE LLC	06/26/2013	06/26/2021	TX	Dimmit	495	208	31492
CLAUDE P MASSIE	ANADARKO E&P ONSHORE LLC	06/26/2013	06/26/2021	TX	Dimmit	495	212	31493
BRIAN R MASSIE	ANADARKO E&P ONSHORE LLC	08/26/2013	08/26/2018	TX	Dimmit	495	216	31494
JANE ANN SHAW	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2016	TX	Dimmit	491	516	31083
JENICA DAWN HERNDON	ANADARKO E&P ONSHORE LLC	08/26/2013	08/26/2018	TX	Dimmit	504	77	32389

6

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
MAUND FAMILY LIMITED PARTNERSHIP ET AL	ANADARKO E&P COMPANY LP	03/06/2006	03/06/2011	TX	Dimmit	343	694	9505
LAWRENCE MCDANIEL GATES	ANADARKO E&P COMPANY LP	08/03/2010	08/03/2017	TX	Dimmit	393	379	16162
SHAUNA LOIS GATES BELL	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	393	398	16168
KAREN H GATES FIELDS	ANADARKO E&P COMPANY LP	08/03/2010	08/03/2020	TX	Dimmit	393	382	16163
MARIUS SMITH	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	393	395	16167
PATRICIA PYATT COSIMANO	ANADARKO E&P COMPANY LP	08/16/2010	08/16/2018	TX	Dimmit	395	525	16565
GEORGE F GRANTHAM	ANADARKO E&P COMPANY LP	07/28/2010	07/28/2020	TX	Dimmit	395	522	16564
JAY M GATES III	ANADARKO E&P COMPANY LP	07/21/2010	07/21/2020	TX	Dimmit	395	528	16566
MILDRED PATTERSON ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2017	TX	Dimmit	420	759	20412
LUCILLE J SWANSON ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2017	TX	Dimmit	420	757	20411
DENNIS PAT VANWEY ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	07/25/2011	07/25/2020	TX	Dimmit	420	762	20413
HAROLD M STARK ET AL RECEIVERSHIP	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2020	TX	Dimmit	426	580	21449
MARIE PREYSZ SCHOONOVER ET AL RECEIVERSH	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2020	TX	Dimmit	426	577	21448
LILLIE W BOYD ET AL	ANADARKO E&P COMPANY LP	08/24/2011	08/24/2014	TX	Dimmit	429	541	21885
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2018	TX	Dimmit	445	70	24500
BARRY LEE HUTCHISON	ANADARKO E&P COMPANY LP	08/22/2012	08/22/2018	TX	Dimmit	456	530	26278
JONATHAN MYERS	ANADARKO E&P ONSHORE LLC	11/14/2013	11/14/2018	TX	Dimmit	505	738	32601
JAMES MYERS	ANADARKO E&P ONSHORE LLC	12/10/2013	12/10/2018	TX	Dimmit	505	734	32600
BRENDA M LOPEZ	ANADARKO E&P ONSHORE LLC	11/18/2013	11/18/2018	TX	Dimmit	505	741	32602
B L STANLEY LTD	ST MARY LAND & EXPLORATION COMPANY	10/15/2008	10/15/2011	TX	Webb	2672	185	1020907
BRISCOE RANCH INC	ST MARY LAND & EXPLORATION COMPANY	10/02/2008	12/31/2013	TX	Webb	2668	642	1020289
WORTHEY PROPERTIES LTD	ST MARY LAND & EXPLORATION COMPANY	03/01/2009	07/31/2015	TX	Webb	2750	95	1036351
ST TX MF-110291 & SOUTH SPUR LP	ANADARKO E&P COMPANY LP	03/06/2009	03/06/2011	TX	Dimmit	369	468	12860
G E LIGHT III TRUST ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	379 492	830 207	13825 84338
GEORGE E LIGHT JR AND SARAH LIGHT TRUST1	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	379 492	836 213	13826 84339

7

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
LIGHT MINERAL TRUST ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit LaSalle	379 492	825 202	13824 84337
ST TX M-110600 (PSL) -CHAPARRAL WILDLIFE	CHESAPEAKE EXPLORATION LLC	01/28/2010	01/28/2013	TX	Dimmit LaSalle	391 513	488 32	15860 87603
GEORGE E LIGHT III ET AL	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	380	11	13830
GEORGE E LIGHT JR & SARAH LIGHT TRUST 1	ST MARY LAND AND EXLPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	380	7	13829
RANCHO ENCANTADO LP	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	380	16	13831
GEORGE E LIGHT III, BILLIE RAE LIGHT TR	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	380	1	13828
LIGHT MINERAL TRUST	ST MARY LAND AND EXPLORATION COMPANY	10/29/2009	10/29/2012	TX	Dimmit	379	840	13827
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/01/2010	10/15/2019	TX	Dimmit	382	13	14190
MARGARET MITCHELL SEBERN	ANADARKO E&P COMPANY LP	02/23/2010	02/23/2019	TX	Dimmit	383	654	14548
DONNA W MERKEL ET AL	ANADARKO E&P COMPANY LP	04/30/2010	04/30/2013	TX	Dimmit	385	526	14884
CONSTANCE L YEAGER	ANADARKO E&P COMPANY LP	05/06/2010	05/06/2015	TX	Dimmit	387	456	15211
MCROREY CHILDRENS TRUST	ANADARKO E&P COMPANY LP	06/29/2010	06/29/2017	TX	Dimmit	388	648	15418
MAUREEN RUSSO	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	389	719	15602
MARTIN SHEEHAN	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	393	388	16165
PAUL L SHEEHAN	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	393	401	16169
WILLIAM N SHEEHAN III	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	391	286	15828
CATHY WIRE	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	391	649	15876
IDA E SHEEHAN FORD	ANADARKO E&P COMPANY LP	05/21/2010	05/21/2018	TX	Dimmit	393	728	16234
ELIZABETH ENGWALL REVERE	ANADARKO E&P COMPANY LP	07/25/2012	07/25/2018	TX	Dimmit	450	641	25465
CHRISTINE BLAKENEY	ANADARKO E&P COMPANY LP	07/25/2012	07/25/2018	TX	Dimmit	450	637	25464
MARCIA LOUISE MENATH	ANADARKO E&P COMPANY LP	08/15/2012	08/15/2018	TX	Dimmit	455	623	26168
SHARRON BENTHAL VEREEN	ANADARKO E&P COMPANY LP	09/26/2012	09/26/2018	TX	Dimmit	457	363	26401
GELA WEST	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	390	550	15691

8

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
STEVE GROTE	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	392	481	15990
ELAINE D HEFFLER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	392	484	15991
ROBERT MICHAEL STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	393	405	16170
WILLIAM DAVID STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	393	392	16166
REBECCA ANN OLEY	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	393	408	16171
BARBARA JO STAVINOHA	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	393	411	16172
DOROTHY LYNN HOSTER	ANADARKO E&P COMPANY LP	07/15/2010	07/15/2015	TX	Dimmit	394	192	16295
MARGARET WESCOE	ANADARKO E&P COMPANY LP	03/10/2010	03/10/2018	TX	Dimmit	392	487	15992
BRANDON CHRISTOPHER WESCOE	ANADARKO E&P COMPANY LP	05/12/2010	05/12/2018	TX	Dimmit	392	490	15993
SANDRA D WESCOE	ANADARKO E&P COMPANY LP	05/13/2010	05/13/2018	TX	Dimmit	395	565	16572
TRACI W MCDEVITT	ANADARKO E&P COMPANY LP	05/13/2010	05/13/2018	TX	Dimmit	402	198	17629
MARTIN W WILSON, A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	785	22244
MARK E WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	777	22242
ELIZABETH TAZEWELL WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	769	22240
ELIZABETH F ORTON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	761	22238
CHRISTOPHER D WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	745	22234
CLARE A WILSON, A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	753	22236
CHERE MATLOCK	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2018	TX	Dimmit	431	737	22232
ALICE E WILSON A MINOR	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	729	22230
VIRGINIA ORTON HUBBARD	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	809	22250
VICTORIA A WILSON A MINOR	ANADARKO E&P COMPANY LP	09/19/2011	09/19/2019	TX	Dimmit	431	801	22248
TYLER J WILSON	ANADARKO E&P COMPANY LP	10/19/2011	10/19/2019	TX	Dimmit	431	793	22246
SCOTT M FLEMING	ANADARKO E&P COMPANY LP	08/24/2010	08/24/2013	TX	Dimmit	393	385	16164
BERNARD PREECE ET AL	ANADARKO E&P COMPANY LP	07/09/2010	07/09/2017	TX	Dimmit	393	414	16173
MELRAY LLC	ANADARKO E&P COMPANY LP	07/22/2010	07/22/2018	TX	Dimmit	393	318	16140
KAY WILLIAMS	ANADARKO E&P COMPANY LP	07/22/2010	07/22/2017	TX	Dimmit	394	147	16284
BARBARA FELTON LEVISAY	ANADARKO E&P COMPANY LP	03/25/2011	03/25/2016	TX	Dimmit	409	667	18878
ANITA CARROLL HAMILTON	ANADARKO E&P COMPANY LP	04/13/2011	04/13/2016	TX	Dimmit	410	828	19044
ANDREA CARROLL TIMMONS	ANADARKO E&P COMPANY LP	04/13/2011	04/13/2016	TX	Dimmit	410	831	19045
CARPENTER LAND MANAGEMENT COMPANY	ANADARKO E&P COMPANY LP	05/10/2011	05/10/2016	TX	Dimmit	418	591	20043

9

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
LOCKESBURG FIRST UNITED METHODIST CHURCH	ANADARKO E&P COMPANY LP	09/04/2011	09/04/2016	TX	Dimmit	423	615	20919
NORMA MCLEOD RICE	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	439	702	23613
EDWIN HARRISON	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	439	714	23616
HAROLD HARRISON	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	439	698	23612
SUSAN SMITH	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	439	710	23615
SHARON CHANEY	ANADARKO E&P COMPANY LP	02/03/2012	02/03/2017	TX	Dimmit	439	706	23614
PAMELA SUE WILLIAMS REVOCABLE TRUST	ANADARKO E&P ONSHORE LLC	06/27/2013	06/27/2016	TX	Dimmit	482	325	30186
CHET E STUART	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	482	322	30185
DONALD K MARTIN	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	482	310	30181
ROBBIE L MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	482	313	30182
GARY A MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	482	316	30183
BOBBIE L MCLEOD	ANADARKO E&P ONSHORE LLC	04/18/2013	04/18/2016	TX	Dimmit	482	307	30180
EVELYN G THRELKELD	ANADARKO E&P ONSHORE LLC	05/01/2013	05/01/2016	TX	Dimmit	482	319	30184
VICKI L SMITH	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	500	316	32057
KEITH C STUART	ANADARKO E&P ONSHORE LLC	05/15/2013	05/15/2016	TX	Dimmit	502	65	32199
VIRGINIA MAE ALEXANDER	ANADARKO E&P ONSHORE LLC	01/26/2014	01/26/2017	TX	Dimmit	512	193	33490
JOHN RICHARD KIKER	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	512	196	33491
PATRICIA L LAKE	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	516	704	34283
KENNETH T GREEN	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	516	701	34282
GAYLYN GREEN	ANADARKO E&P ONSHORE LLC	04/04/2014	04/04/2017	TX	Dimmit	515	582	34081
TIMOTHY J GREEN	ANADARKO E&P ONSHORE LLC	04/04/2014	04/04/2017	TX	Dimmit	515	579	34080
KATHLEEN IRIS SLOAN	ANADARKO E&P ONSHORE LLC	04/06/2014	04/06/2017	TX	Dimmit	517	546	34428
NELDA Y BRASHEAR	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	512	199	33492
SAM L GREEN	ANADARKO E&P ONSHORE LLC	01/21/2014	01/21/2017	TX	Dimmit	515	576	34079
WEAVER JAMES BARKMAN JR	ANADARKO E&P ONSHORE LLC	01/21/2014	01/21/2017	TX	Dimmit	515	573	34078
THELMA HOWELL	ANADARKO E&P ONSHORE LLC	01/25/2014	01/25/2017	TX	Dimmit	512	190	33489
WILLIAM MICHAEL PATTERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	519	136	34644
JO P POPHAM	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	519	128	34642
MARY SUZANNE PATTERSON BACK	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	519	132	34643
ALBERT EDWARD PATTERSON JR	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	519	120	34640

10

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
ADELL MCLEOD	ANADARKO E&P ONSHORE LLC	05/22/2013	05/22/2016	TX	Dimmit	493	598	31425
JOSEPH GEROME PATTERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2017	TX	Dimmit	519	124	34641
J JOANN CARROLL ET AL	ANADARKO E&P ONSHORE LLC	04/23/2014	04/23/2017	TX	Dimmit	517	543	34427
KEVIN JAMES GREEN	ANADARKO E&P ONSHORE LLC	03/26/2014	03/26/2017	TX	Dimmit	515	570	34077
SUSAN L BESANCON	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	519	821	34793
ROBERT GRAVES	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	519	833	34796
HARRY C COOPER	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	519	825	34794
JAMES M BRANCH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	526	255	35599
BEVERLY JO MOORE	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	526	251	35598
DANNY F GRAVES	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	519	829	34795
ST TX M-111277	ANADARKO E&P COMPANY LP	07/20/2010	07/20/2015	TX	Dimmit	392 396	363 579	15971 16714
BRAZORIA COUNTY OIL AND GAS CORPORATION	ANADARKO E&P COMPANY LP	08/01/2010	08/01/2014	TX	Dimmit	392	370	15972
DEVOIN E GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	76	16475
VERNEAL ZOGRAN	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	73	16474
SAM O GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	70	16473
MITCHELL RAY WOODY	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	67	16472
MARTHA GARRISON LIZZA	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	64	16471
JOE A GARRISON	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	61	16470
JOAN MAYS	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	58	16469
GEORGIA KAY BILLSING	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	52	16467
DEBBIE GARRISON HUFF	THE POWELL GROUP	09/08/2010	09/08/2015	TX	Dimmit	395	45	16465
GREGORY ALLEN GOLDSBORO	ANADARKO E&P COMPANY LP	06/27/2011	06/27/2014	TX	Dimmit	418	157	19936
RAND J SPRINGMAN	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	416	589	19712
JOHN J SPRINGMAN IV	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	416	595	19714
SUSAN MARIE OLSON	ANADARKO E&P COMPANY LP	06/01/2011	06/01/2014	TX	Dimmit	416	592	19713
BRENDA PAYNE	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	423	460	20887
FRANCES HEROD	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	423	463	20888
MARILYN JOHNSTON	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	423	466	20889
BETTY BENNETT	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	423	469	20890

11

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
LINDA CAGLE	ANADARKO E&P COMPANY LP	08/10/2011	08/10/2014	TX	Dimmit	423	457	20886
EARL SCHWARM INSURANCE TRUST	ANADARKO E&P COMPANY LP	06/07/2011	06/07/2014	TX	Dimmit	423	453	20885
DELL M KELBY	ANADARKO E&P COMPANY LP	08/30/2011	08/30/2014	TX	Dimmit	420	224	20343
SUSAN L WODTKE REVOCABLE TRUST AGMT	ANADARKO E&P COMPANY LP	08/02/2011	08/02/2014	TX	Dimmit	420	221	20342
CHARLES F KOEHNE	ANADARKO E&P COMPANY LP	08/31/2011	08/31/2014	TX	Dimmit	423	438	20881
SHELBY KUCHLER	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	423	441	20882
MARJORIE M SPRINGMAN	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	423	445	20883
PHYLLIS E. MCELHENEY TRUST DTD 7/30/1992	ANADARKO E&P COMPANY LP	09/04/2011	09/04/2014	TX	Dimmit	425	311	21184
R L SUTHERLAND III	ANADARKO E&P COMPANY LP	08/29/2011	08/29/2014	TX	Dimmit	423	449	20884
IRIS WHITEHEAD HALL	ANADARKO E&P COMPANY LP	08/31/2011	08/31/2014	TX	Dimmit	427	390	21529
JON S BROWN	ANADARKO E&P COMPANY LP	10/31/2011	10/31/2014	TX	Dimmit	427	407	21533
JANET D VAN SANT	ANADARKO E&P COMPANY LP	11/08/2011	11/08/2014	TX	Dimmit	427	412	2153
JOSEPH J SPRINGMAN SR TRUST	ANADARKO E&P COMPANY LP	10/10/2011	10/10/2014	TX	Dimmit	427	399	21531
BERTRICE F SCRIBNER MARCH 1988 TRUST	ANADARKO E&P COMPANY LP	10/26/2011	10/26/2014	TX	Dimmit	427	394	21530
JEWEL D BROWN	ANADARKO E&P COMPANY LP	11/08/2011	11/08/2014	TX	Dimmit	427	404	21532
JOHN F PETTIT JR	ANADARKO E&P COMPANY LP	01/19/2012	01/19/2015	TX	Dimmit	433	125	22468
DAVID BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	436	141	22996
BRENDA S BROWN	ANADARKO E&P COMPANY LP	02/05/2012	02/05/2015	TX	Dimmit	436	125	22992
DANIEL E SPRINGMAN	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2015	TX	Dimmit	436	121	22991
CINDY BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	436	133	22994
GEORGE L SPRINGMAN REVOCABLE TRUST DTD	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2015	TX	Dimmit	436	129	22993
LEWIS S BROWN	ANADARKO E&P COMPANY LP	02/10/2012	02/10/2015	TX	Dimmit	436	145	22997
DOROTHY D WHITLOCK	ANADARKO E&P COMPANY LP	02/10/2012	02/10/2015	TX	Dimmit	436	137	22995
MELISSA MUNOZ	ANADARKO E&P COMPANY LP	03/07/2012	03/07/2015	TX	Dimmit	436	118	22990
M SUZANNE IMMEN	ANADARKO E&P COMPANY LP	02/05/2012	02/05/2015	TX	Dimmit	439	749	23626
MARY B DUFFY	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	439	757	23628
MARILYN M CALVERT	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	439	745	23625
JAKE F BROWN	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	439	753	23627
MARION BROWN	ANADARKO E&P COMPANY LP	01/30/2012	01/30/2015	TX	Dimmit	442	304	24054
KAREN LOMAS WOODY	ANADARKO E&P COMPANY LP	10/22/2012	10/22/2015	TX	Dimmit	457	360	26400

12

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
TEXAS LAND AND MINERAL COMPANY LLC ET AL	ANADARKO E&P COMPANY LP	11/20/2012	11/20/2015	TX	Dimmit	458	290	26535
GARY KOEHNE ET AL HEIRS RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	05/17/2013	05/17/2016	TX	Dimmit	478	227	29445
MCROREY CHILDRENS TRUST	ANADARKO E&P COMPANY LP	08/02/2010	08/02/2017	TX	Dimmit	392	360	15970
EDNA FELL	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	398	029	16938
JOHN SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	398	33	16939
JANET SCHALLHORN VANDERFORD	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	398	037	16940
MARY JEAN DABBS	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	398	041	16941
KAREN SULLARDS	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	399	706	17214
WILLIAM DAY SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	399	691	17210
EUGENIA TAYLOR	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	399	702	17213
JOHN D SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	399	698	17212
TOM SCHALLHORN	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	399	483	17170
DEE ANN SCHALLHORN JOHNSON	ANADARKO E&P COMPANY LP	10/14/2010	10/14/2018	TX	Dimmit	400	113	17276
SWONKE FAMILY TRUST	ANADARKO E&P COMPANY LP	07/14/2010	07/14/2014	TX	Dimmit	399	715	17217
DENNI DAVIS WASHBURN	ANADARKO E&P COMPANY LP	11/08/2010	05/08/2017	TX	Dimmit	400	342	17324
MARIE S MIEGEL	ANADARKO E&P COMPANY LP	11/08/2010	05/08/2017	TX	Dimmit	400	348	17325
ST TX MF-112121 & BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	09/01/2010	09/01/2013	TX	La Salle	530	251	90198
JAMES B WINDHAM JR	ANADARKO E&P COMPANY LP	11/19/2010	11/19/2019	TX	Dimmit	405	557	18183
MARIEANNE HOLLARN AKA MARIANNE DUNAWAY	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2019	TX	Dimmit	410	169	18939
JOSEPH MARSHALL HOLLARN III	ANADARKO E&P COMPANY LP	03/28/2011	03/28/2019	TX	Dimmit	410	163	18937
ROBERT CHARLES WINDHAM ET UX	ANADARKO E&P COMPANY LP	02/03/2011	02/03/2019	TX	Dimmit	412	384	19214
CLARA SELF HARRIS	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	433	143	22473
ROBERT CHARLES VIVION	ANADARKO E&P COMPANY LP	01/20/2012	01/20/2017	TX	Dimmit	431	722	22228
GAY NELL WILLIAMS	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	433	155	22476
EARLENE HARRIS FOGLE	ANADARKO E&P COMPANY LP	01/20/2012	01/20/2017	TX	Dimmit	433	151	22475
RONNY O WARD	ANADARKO E&P COMPANY LP	02/01/2012	02/01/2017	TX	Dimmit	433	147	22474
HENRY LYNN HARRIS	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	433	129	22469
JULIE ANN HARRIS RICE	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	433	132	22470
BILLIE MILLS HARRIS	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2020	TX	Dimmit	433	136	22471

13

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
DEBRA HARRIS MOORE	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2017	TX	Dimmit	433	139	22472
ARTHUR LEE HARRIS	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	439	721	23618
NITA SUE SANDERS	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	439	724	23619
ALICE LANE COMPTON	ANADARKO E&P COMPANY LP	03/08/2012	03/08/2018	TX	Dimmit	439	718	23617
GORDON WAYNE HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	450	657	25469
RICKY LEE HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	450	669	25472
SHERRI LYNN WEATHEREAD	ANADARKO E&P COMPANY LP	08/15/2012	08/15/2018	TX	Dimmit	450	661	25470
VONNITA ANN LEONARDI	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	450	649	25467
BILLY JACK GRAVES	ANADARKO E&P COMPANY LP	07/12/2012	07/12/2018	TX	Dimmit	450	673	25473
WALTER CHARLES HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	450	665	25471
MELINDA HARRIS WALKER	ANADARKO E&P COMPANY LP	07/17/2012	07/17/2017	TX	Dimmit	450	653	25468
JEFFREY ALLEN HARRIS	ANADARKO E&P COMPANY LP	07/24/2012	07/24/2018	TX	Dimmit	455	118	26085
MARY HELEN WINDHAM SEAGO ET UX	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2019	TX	Dimmit	467	91	27796
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	12/15/2014	TX	Dimmit	403	403	17810
DORIS R MONROE TRUST	ANADARKO E&P COMPANY LP	06/08/2011	06/08/2016	TX	Dimmit	419	106	20117
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	06/15/2015	TX	Dimmit	403	409	17812
GARY ECKHARDT ET UX	ANADARKO E&P COMPANY LP	11/05/2010	11/05/2013	TX	Dimmit	403	400	17809
WILL ALSTON BEINHORN	ANADARKO E&P COMPANY LP	12/15/2010	12/15/2016	TX	Dimmit	403	406	17811
EVELYN I METCALF	ANADARKO E&P COMPANY LP	09/23/2010	09/23/2015	TX	Dimmit	402 415	201 461	17630 19563
GLEN RAY METCALF	ANADARKO E&P COMPANY LP	03/09/2011	03/09/2016	TX	Dimmit	406	384	18328
ALICE KUEHLER	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	406	388	18329
DONALD DETTEN	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	406	396	18331
PAUL A DETTEN ET UX	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	406	400	18332
GLADYS LOOTEN	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	406	392	18330
FRANK VANCE	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	406	356	18321
MARY RUTH RICE	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	406	364	18323
JACK JOHN METCALF	ANADARKO E&P COMPANY LP	03/09/2011	03/09/2016	TX	Dimmit	406	376	18326
CAROL JEAN MAYFIELD	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	406	372	18325
LINDA KAY CARTER	ANADARKO E&P COMPANY LP	03/11/2011	03/11/2016	TX	Dimmit	406	368	18324

14

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
HARRY VANCE JR	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	406	360	18322
PLUMA PETERSON	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	406	744	18416
IRENE DETTEN LEWIS	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	406	380	18327
ELIZABETH ANN METCALF	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	408	385	18688
SAM METCALF	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	408	389	18689
BLANCHE C KOETTING	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	406	740	18415
RUTH KINCANNON	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	406	732	18413
FRANCES ANN SINCLAIR	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	406	736	18414
SAN JACINTO BAPTIST CHURCH	ANADARKO E&P COMPANY LP	03/14/2011	03/14/2016	TX	Dimmit	408	393	18690
DORIS GABEL	ANADARKO E&P COMPANY LP	03/18/2011	03/18/2016	TX	Dimmit	408	381	18687
DAN METCALF	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	418	148	19933
BILL M VANCE	ANADARKO E&P COMPANY LP	03/15/2011	03/15/2016	TX	Dimmit	418	154	19935
KATHY TERRY	ANADARKO E&P COMPANY LP	03/16/2011	03/16/2016	TX	Dimmit	418	151	19934
JUDY DETTEN TRUST	ANADARKO E&P COMPANY LP	09/22/2011	09/22/2016	TX	Dimmit	422	387	20698
ANNA M WINK	ANADARKO E&P COMPANY LP	03/17/2011	03/17/2016	TX	Dimmit	422	391	20699
SHARON DAUGHTERS	ANADARKO E&P COMPANY LP	07/26/2011	07/26/2016	TX	Dimmit	425	695	21287
TRIPLE B INVESTMENTS LLC	ANADARKO E&P COMPANY LP	11/26/2010	11/25/2016	TX	Dimmit	401	548	17517
EARLENE F BRENNER ET AL	ANADARKO E&P COMPANY LP	02/25/2011	02/25/2017	TX	Dimmit	406	681	18405
RISKEN FAMILY TRUST	ANADARKO E&P COMPANY LP	03/22/2012	03/22/2015	TX	Dimmit	445	640	24596
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	03/01/2011	03/01/2014	TX	Dimmit	405	563	18185
GLORIA DELGADO	ANADARKO E&P COMPANY LP	11/18/2010	11/18/2015	TX	Dimmit	406	196	18282
JUDITH L LEITCH	ANADARKO E&P COMPANY LP	03/10/2011	03/10/2016	TX	Dimmit	408	378	18686
AUSTIN PRESBYTERIAN THEOLOGICAL SEMINARY	ANADARKO E&P COMPANY LP	03/21/2011	03/21/2014	TX	Dimmit	406	724	18411
JUANITA A PETERS	ANADARKO E&P COMPANY LP	03/01/2011	03/01/2016	TX	Dimmit	409	664	18877
GENEVIEVE C GREEN	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	409	680	18882
TULLY R CURRIE	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	409	677	18881
CANDACE ALLEGRA CURRIE	ANADARKO E&P COMPANY LP	04/20/2011	04/20/2018	TX	Dimmit	409	674	18880
JOHN QUIN BECKELHEIMER	ANADARKO E&P COMPANY LP	04/21/2011	04/21/2018	TX	Dimmit	409	671	18879
MILBURN W HOBSON TRUST DTD 6/19/89	ANADARKO E&P COMPANY LP	08/01/2011	08/01/2014	TX	Dimmit	422	395	20700
RALPH J KIMBLE	ANADARKO E&P COMPANY LP	10/21/2011	10/21/2014	TX	Dimmit	427	735	21605

15

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
JEFFERY L TRIM	ANADARKO E&P COMPANY LP	04/02/2012	04/02/2015	TX	Dimmit	445	61	24498
MARTHA KIMBLE	ANADARKO E&P COMPANY LP	04/12/2012	04/12/2015	TX	Dimmit	443	152	24176
LOUIS E BOSBY JR	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	646	23600
ELIZABETH EARHART	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	627	23596
ERNEST JEFFREY BOSBY	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	651	23601
JENNIFER BOSBY GEORGE	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	637	23598
SUSAN T ALLEN	ANADARKO E&P COMPANY LP	04/17/2012	04/17/2015	TX	Dimmit	442	832	24143
BETSY BOSBY HINES	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	656	23602
MARY FRICKS	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	661	23603
ROY LOGAN KIMBLE	ANADARKO E&P COMPANY LP	10/21/2011	10/21/2014	TX	Dimmit	435	797	22943
MARIAN JEFFREY	ANADARKO E&P COMPANY LP	06/06/2012	06/06/2015	TX	Dimmit	445	56	24497
LINDA BOSBY LICHTMAN	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	439	641	23599
WILLIAM KEITH KIMBLE	ANADARKO E&P COMPANY LP	04/23/2012	04/23/2015	TX	Dimmit	439	632	23597
MEREDITH B TRIM	ANADARKO E&P COMPANY LP	03/16/2012	03/16/2015	TX	Dimmit	456	521	26276
DAVID TRIM	ANADARKO E&P ONSHORE LLC	01/22/2013	01/22/2016	TX	Dimmit	465	235	27497
FAYRENE JACQUES REVOCABLE TRUST	ANADARKO E&P COMPANY LP	09/08/2011	09/08/2020	TX	Dimmit	427	741	21607
JUDY WAY	ANADARKO E&P COMPANY LP	11/02/2011	11/02/2020	TX	Dimmit	427	738	21606
SCOTT FAMILY TRUST	ANADARKO E&P COMPANY LP	01/31/2012	01/31/2021	TX	Dimmit	435	803	22945
SCOTT FAMILY TRUST	ANADARKO E&P COMPANY LP	01/23/2012	01/23/2018	TX	Dimmit	435	800	22944
KRISTI DOMAN	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	453	539	25851
GREGORY FOWLER GATLIN	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	429	54	21790
WESLEY GATLIN JR	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	429	64	21792
SUSAN GATLIN KELLY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	429	59	21791
ANNE GATLIN BURKEL	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2020	TX	Dimmit	429	69	21793
JOHN H BRYMER IV	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2019	TX	Dimmit	433	114	22463
MICHMER CONTRACTING INC	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	433	105	22460
FREDRICK MATTHEW BRYMER	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	433	111	22462
JAMES A BRYMER	ANADARKO E&P COMPANY LP	12/29/2011	12/29/2014	TX	Dimmit	433	108	22461
GREGORY FOWLER GATLIN	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	432	480	22358
SUSAN GATLIN KELLY	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	432	490	22360

16

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
ANNE GATLIN BURKEL	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	432	485	22359
WESLEY GATLIN JR	ANADARKO E&P COMPANY LP	12/08/2011	12/08/2014	TX	Dimmit	432	475	22357
MICHELLE MOCK LUSIGNAN	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	437	511	23258
GAYE L KOPAS	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	437	505	23256
LINDA H LEE	ANADARKO E&P COMPANY LP	04/09/2012	04/09/2020	TX	Dimmit	437	508	23257
DULLNIG INVESTMENTS LTD	JOINT RESOURCES COMPANY	01/01/2010	01/01/2013	TX	Dimmit	379	258	13696
RHONDA WEISENBERGER	CHESAPEAKE EXPLORATION LLC	04/04/2012	04/04/2015	TX	Dimmit	438	412	23402
JEANNINE URIAS	CHESAPEAKE EXPLORATION LLC	04/04/2012	04/04/2015	TX	Dimmit	438	409	23401
JOHN F MILES	CHESAPEAKE EXPLORATION LLC	03/29/2012	03/29/2015	TX	Dimmit	438	407	23399
KATHLEEN FITZSIMONS LOVE ET AL	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2018	TX	Dimmit	430	780	22089
JACKSON BENJAMIN LOVE JR	ANADARKO E&P COMPANY LP	01/17/2012	01/17/2018	TX	Dimmit	430	759	22086
SOUTHWEST PETROLEUM COMPANY LP	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	445	644	24597
S AND C PROPERTIES	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	445	654	24599
BIG SKY MINERAL TRUST	ANADARKO E&P COMPANY LP	05/29/2012	05/29/2015	TX	Dimmit	445	649	24598
BARBARA J FARROW REVOCABLE TRUST	ANADARKO E&P COMPANY LP	07/10/2012	07/10/2018	TX	Dimmit	450	645	25466
HAL BERDOLL ET UX	ANADARKO E&P COMPANY LP	06/01/2012	06/01/2014	TX	Dimmit	444	569	24432
JANE NORTH LYON	ANADARKO E&P COMPANY LP	04/30/2012	04/30/2015	TX	Dimmit	442	828	24142
SHIRLEY ANN ORMOND	ANADARKO E&P COMPANY LP	04/18/2012	04/18/2021	TX	Dimmit	439	691	23610
BURRIS A WORKMAN ET UX	ANADARKO E&P COMPANY LP	01/24/2012	01/24/2021	TX	Dimmit	432	700	22401
ANNIE BETTIE HERREN LIVING TRUST	ANADARKO E&P COMPANY LP	04/27/2012	04/27/2018	TX	Dimmit	445	74	24501
HENRY PETER HILLEBRANDT	ANADARKO E&P COMPANY LP	05/01/2012	05/01/2016	TX	Dimmit	439	666	23604
JACK RICHARD FRITZ	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	455	556	26162
JEAN LOUISE BELL	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	455	563	26163
JOANN GRACE FRITZ LIFE TENANT	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	455	569	26164
BRADLEY STEPHEN FRITZ	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	455	550	26161
JULIE ANN FRITZ-RUBERT	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2021	TX	Dimmit	455	575	26165
MARGARET T JENSEN REVOCABLE TRUST	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2021	TX	Dimmit	458	295	26536

17

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
JOE S SHANNON	ANADARKO E&P COMPANY LP	06/25/2012	06/25/2018	TX	Dimmit	453	535	25850
KATHRYN A CLARDY	ANADARKO E&P COMPANY LP	11/26/2012	11/26/2018	TX	Dimmit	456	505	26272
DEBBIE GARDNER SILVESTRI	ANADARKO E&P COMPANY LP	11/26/2012	11/26/2018	TX	Dimmit	456	501	26271
HERBERT HOLLAND	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	459	512	26722
MAURICE G ONEILL	ANADARKO E&P COMPANY LP	10/16/2012	10/16/2018	TX	Dimmit	459	528	26726
HELEN DAVIS HUTTO	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	459	524	26725
GREGORY W MONTGOMERY	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	459	520	26724
JENNY GARDNER	ANADARKO E&P COMPANY LP	08/29/2012	08/29/2018	TX	Dimmit	459	516	26723
LAWRENCE E ONEILL	ANADARKO E&P COMPANY LP	10/02/2012	10/02/2018	TX	Dimmit	455	655	26176
NANCY A WILSON	ANADARKO E&P COMPANY LP	10/04/2012	10/04/2018	TX	Dimmit	455	659	26177
ANNETTE DAVIS	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	455	663	26178
THOMAS M ONEILL	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	455	651	26175
JOHN HOLLAND	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	455	647	26174
ROBERT L MONTGOMERY	ANADARKO E&P COMPANY LP	09/26/2012	09/26/2018	TX	Dimmit	455	643	26173
FRED W DAVIS JR	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	455	639	26172
BRUCE R GARDNER	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2015	TX	Dimmit	455	631	26170
MARGARET J DAVIS	ANADARKO E&P COMPANY LP	09/06/2012	09/06/2018	TX	Dimmit	452	794	25771
SUSANNE PARRISH	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	452	806	25774
GARY M CLARK	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	452	802	25773
CAROLE CLARK NAGEL	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	452	810	25775
MATTHEW ONEILL	ANADARKO E&P COMPANY LP	09/27/2012	09/27/2018	TX	Dimmit	455	627	26169
WILLIAM H GARDNER JR	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2015	TX	Dimmit	452	786	25769
MARY ELIZABETH SIMS	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	452	790	25770
GAIL GARDNER LEVERETT	ANADARKO E&P COMPANY LP	08/16/2012	08/16/2018	TX	Dimmit	452	798	25772
SAMMY NEAL CLARK	ANADARKO E&P COMPANY LP	08/21/2012	08/21/2018	TX	Dimmit	455	635	26171
JO BETH FAWCETT	ANADARKO E&P ONSHORE LLC	03/05/2013	03/05/2016	TX	Dimmit	470	825	28383
DAVID HOLLAND	ANADARKO E&P ONSHORE LLC	03/07/2013	03/07/2019	TX	Dimmit	469	63	28143
PATRICIA VANDERVOORT	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2018	TX	Dimmit	469	55	28141
SARAH VANDERVOORT HARRIS	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2018	TX	Dimmit	469	59	28142
MORRIS E BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	474	280	28929

18

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
FRED G BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	474	268	28926
JEANINE HELEN RUBY	ANADARKO E&P ONSHORE LLC	05/20/2013	05/20/2016	TX	Dimmit	478	127	29425
EARDLEY MINERALS LLC	ANADARKO E&P ONSHORE LLC	05/16/2013	05/16/2018	TX	Dimmit	474	260	28924
MARY LILLIAN WILFONG	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	474	256	28923
MARY ELIZABETH BRAKER	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	87	29417
VICKI ANN SPIEKERMAN	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	92	29418
RAYMOND A LANDRUM JR	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	122	29424
B R WOOD	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	117	29423
JOHN HILL LANDRUM	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	102	29420
RENEE BERRY	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	97	29419
AGNES JAN SPAHN	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	107	29421
JOHN G WOOD	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	478	112	29422
CARROLL ROSS BURNS	ANADARKO E&P ONSHORE LLC	05/02/2013	05/02/2018	TX	Dimmit	474	272	28927
WALT BARNHILL	ANADARKO E&P ONSHORE LLC	04/19/2013	04/19/2018	TX	Dimmit	474	276	28928
KAY SHOUMAKER	ANADARKO E&P ONSHORE LLC	04/19/2013	04/19/2018	TX	Dimmit	474	264	28925
COURTNEY JACKSON	ANADARKO E&P ONSHORE LLC	10/21/2013	10/21/2018	TX	Dimmit	498	593	31859
ROBIN E CLARK	ANADARKO E&P ONSHORE LLC	10/16/2013	10/16/2018	TX	Dimmit	498	597	31860
JAMES L IRWIN	ANADARKO E&P ONSHORE LLC	09/26/2013	09/26/2018	TX	Dimmit	498	589	31858
MICHAEL R IRWIN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	498	585	31857
KELLY ANN WOOD	ANADARKO E&P ONSHORE LLC	08/12/2013	08/12/2018	TX	Dimmit	498	581	31856
JAMES D CHANDLER	ANADARKO E&P ONSHORE LLC	09/25/2013	09/25/2018	TX	Dimmit	498	573	31854
JAMES PATRICK SAUNDERS	ANADARKO E&P ONSHORE LLC	10/02/2013	10/02/2018	TX	Dimmit	498	577	31855
LINN ALEXANDRA WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	498	569	31853
CHRISTOPHER WRIGHT WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	498	564	31852
JEAN W MCDERMOTT	ANADARKO E&P ONSHORE LLC	09/23/2013	09/23/2018	TX	Dimmit	498	560	31851
E KENT FELDMAN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	498	556	31850
ROBERT W FELDMAN	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	498	552	31849
OLLIE E CLARK JR	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	498	544	31847
WILLIAM NEWTON ROBINSON	ANADARKO E&P ONSHORE LLC	09/09/2013	09/09/2018	TX	Dimmit	498	548	31848
ESTATE OF ROBERT ALLEN BURNS	ANADARKO E&P ONSHORE LLC	09/10/2013	09/10/2018	TX	Dimmit	498	540	31846

19

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
ERIN WILLIAMS	ANADARKO E&P ONSHORE LLC	08/07/2013	08/07/2018	TX	Dimmit	498	532	31844
CHRISTOPHER WALLACE WILLIAMS	ANADARKO E&P ONSHORE LLC	08/12/2013	08/12/2018	TX	Dimmit	498	536	31845
JACK VANDERVOORT WILLIAMS	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	498	529	31843
ROBERT WRIGHT WILLIAMS III	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	498	524	31842
MARGARET DAWN GORE	ANADARKO E&P ONSHORE LLC	08/05/2013	08/05/2018	TX	Dimmit	498	520	31841
ELIZABETH DEE DOMINY	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	498	516	31840
CRYSTAL RAGSDALE	ANADARKO E&P ONSHORE LLC	08/06/2013	08/06/2018	TX	Dimmit	498	512	31839
GJERTRUD J WILLIAMS	ANADARKO E&P ONSHORE LLC	09/02/2013	09/02/2018	TX	Dimmit	498	601	31861
SUSAN SAUNDERS HALE	ANADARKO E&P ONSHORE LLC	10/16/2013	10/16/2018	TX	Dimmit	500	798	32161
KATHRYN KUNC	ANADARKO E&P COMPANY LP	06/26/2012	06/26/2018	TX	Dimmit	457	209	26377
HARLOW ROYALTIES LTD	ANADARKO E&P COMPANY LP	10/04/2012	10/04/2018	TX	Dimmit	457	45	26336
WILLIAM J COPPER	ANADARKO E&P COMPANY LP	06/15/2012	06/15/2018	TX	Dimmit	457	217	26379
TIMOTHY W COPPER	ANADARKO E&P COMPANY LP	10/11/2012	10/11/2018	TX	Dimmit	457	213	26378
CYPRESS ATLANTIC I LTD	ANADARKO E&P COMPANY LP	10/17/2012	10/17/2018	TX	Dimmit	455	545	26160
SUSAN S WAGNER TRUST ET AL	ANADARKO E&P COMPANY LP	10/26/2012	10/26/2015	TX	Dimmit	459	498	26719
SUZANNE J PACHE	ANADARKO E&P ONSHORE LLC	01/16/2013	01/16/2016	TX	Dimmit	462	418	27144
SANDRA J CAUDLE	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2018	TX	Dimmit	459	504	26720
JAMES STEVEN STEWART	ANADARKO E&P COMPANY LP	10/02/2012	10/02/2018	TX	Dimmit	459	508	26721
JANET RUTH STEWART GLYNN	ANADARKO E&P COMPANY LP	10/03/2012	10/03/2018	TX	Dimmit	459	494	26718
DAVID M FRETWELL	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	11	27214
EDWARD L FRETWELL III	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	1	27212
MARTHA LIDJI	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	6	27213
JENNIFER LYNN HALL	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	813	27206
LINDA E MAYFIELD	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	828	27209
STUART BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	838	27211
DONALD L BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	818	27207
RUTH J BUMPAS LIFE TENANT	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	16	27215
ROGER M BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	823	27208
ALISON MONNICH	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	21	27216
EUGENE F BUMPAS JR	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	462	833	27210

20

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
CAROL BUMPAS LIFE TENANT	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	337	27263
ALEX BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	332	27262
GILES BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	327	27261
JUD BUMPAS	ANADARKO E&P ONSHORE LLC	01/07/2013	01/07/2016	TX	Dimmit	463	342	27264
WHITETAIL RESOURCES LLC	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2019	TX	Dimmit	465	107	27477
DENNIS G LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	466	121	27616
KEVIN W LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	466	127	27617
GARY J LANDBERG	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	466	133	27618
LINDA K KRAMER	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	466	145	27620
DEBRA L BURNS	ANADARKO E&P ONSHORE LLC	02/21/2013	02/21/2016	TX	Dimmit	466	139	27619
STANLEY RAY CRAWFORD	ANADARKO E&P ONSHORE LLC	08/01/2012	08/01/2015	TX	Dimmit	498	608	31863
THOMAS R BRANUM ET UX	ANADARKO E&P ONSHORE LLC	04/25/2013	04/25/2019	TX	Dimmit	473	112	28765
ROBERT LARRY WHELESS	ANADARKO E&P ONSHORE LLC	05/14/2013	05/14/2016	TX	Dimmit	476	288	29147
ROBERT LARRY WHELESS	ANADARKO E&P ONSHORE LLC	05/14/2013	05/14/2019	TX	Dimmit	476	292	29148
ANIMAL HUMANE SOCIETY OF HENNEPIN COUNTY	ANADARKO E&P ONSHORE LLC	04/30/2013	04/30/2016	TX	Dimmit	476	298	29150
WILLIAM KENNETH SPARKS ET UX	ANADARKO E&P ONSHORE LLC	04/03/2013	10/03/2018	TX	Dimmit	474	251	28919
SAMUEL FACHORN	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	573	31746
RITA JO FRAILICKS	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	588	31749
REGINA LYNN NOVOSAD SMITH	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	578	31747
SAM NED FACHORN LIVING TRUST	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	563	31744
RENEE DAWN MEDINA	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	583	31748
LEONARD L SCARCELLA	ANADARKO E&P ONSHORE LLC	06/18/2013	06/18/2016	TX	Dimmit	497	568	31745
JEAN H HAMPTON	ANADARKO E&P ONSHORE LLC	08/05/2013	08/05/2018	TX	Dimmit	498	605	31862
LEONARD L BALL ET UX	ANADARKO E&P ONSHORE LLC	03/12/2013	03/12/2019	TX	Dimmit	487	772	30808
NANCY VAN DUYNE	ANADARKO E&P COMPANY LP	09/19/2012	09/19/2015	TX	Dimmit	498	612	31864
JANICE CAROL WEATHERWAX	ANADARKO E&P ONSHORE LLC	07/16/2013	07/16/2018	TX	Dimmit	498	617	31866
NANCY JEAN PORTER	ANADARKO E&P ONSHORE LLC	07/16/2013	07/16/2018	TX	Dimmit	498	614	31865
LILA R SCHLOSSTEIN	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	498	626	31870
RAND ROBERT BOOKMAN	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	498	629	31871

21

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
BARBARA MEISTER CUMMINS	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	498	620	31867
KATHRYN MEISTER MATTHEWS	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	498	622	31868
CAROLYN MEISTER	ANADARKO E&P ONSHORE LLC	08/15/2013	08/15/2018	TX	Dimmit	498	624	31869
EDWARD H MEISTER	ANADARKO E&P ONSHORE LLC	07/23/2013	07/23/2018	TX	Dimmit	500	795	32160
SUSAN BATT	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	500	792	32159
LINDA L MEISTER	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	511	672	33416
STEVEN J MEISTER ET AL	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	511	675	33417
MICHAEL EDWARD MEISTER	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	511	678	33418
THOMAS R MEISTER ET AL	ANADARKO E&P ONSHORE LLC	02/17/2014	02/17/2019	TX	Dimmit	511	684	33420
TERRIE L WASHBURN	ANADARKO E&P ONSHORE LLC	12/04/2013	12/04/2018	TX	Dimmit	511	681	33419
ROBERT W HAMMERSTEIN III	ANADARKO E&P ONSHORE LLC	10/09/2013	10/09/2018	TX	Dimmit	511	669	33415
GEORGE T SMITH ET UX	JOINT RESOURCES COMPANY	12/13/2009	12/13/2016	TX	Dimmit	378	674	13611
MPT FARM LLC	ANADARKO E&P ONSHORE LLC	02/06/2014	02/06/2017	TX	Dimmit	508	167	32959
JON F DULLNIG ET AL	ANADARKO E&P ONSHORE LLC	11/11/2013	11/11/2020	TX	Dimmit	499	837	32005
YALE SMITH JR	ANADARKO E&P ONSHORE LLC	11/11/2013	11/11/2020	TX	Dimmit	500	1	32006
KATHERINE FROST HARPER TRUST	ANADARKO E&P ONSHORE LLC	03/10/2014	03/10/2021	TX	Dimmit	512	370	33520
WILL MCGARRETT HARPER TRUST	ANADARKO E&P ONSHORE LLC	03/10/2014	03/10/2021	TX	Dimmit	512	365	33519
JOHN L ROBERTSON JR	ANADARKO E&P ONSHORE LLC	05/20/2014	05/20/2019	TX	Dimmit	518	9	34494
EDWARD ROBERSON	ANADARKO E&P ONSHORE LLC	05/15/2014	05/15/2019	TX	Dimmit	517	829	34489
BETTE ROBY	ANADARKO E&P ONSHORE LLC	05/21/2014	05/21/2019	TX	Dimmit	517	837	34491
MELISSA G SMITH	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	519	483	34716
LINDA DIANNE SMITH	ANADARKO E&P ONSHORE LLC	06/18/2014	06/18/2019	TX	Dimmit	519	487	34717
LINDA ROBINSON-KELLY	ANADARKO E&P ONSHORE LLC	06/19/2014	06/19/2019	TX	Dimmit	523	492	35222
CARLON ARTHUR CLEMENTS	ANADARKO E&P ONSHORE LLC	06/26/2014	06/26/2019	TX	Dimmit	523	496	35223
RICHARD JOSEPH ROBERSON JR	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	523	500	35224
DOUGLAS B ROBERSON	ANADARKO E&P ONSHORE LLC	05/08/2014	05/08/2019	TX	Dimmit	518	5	34493
PAMELA J HIRSCH	ANADARKO E&P ONSHORE LLC	05/27/2014	05/27/2019	TX	Dimmit	517	833	34490
ARTHUR BROWN	ANADARKO E&P ONSHORE LLC	05/19/2014	05/19/2019	TX	Dimmit	518	1	34492
GEORGE DWIGHT CLIFTON	ANADARKO E&P ONSHORE LLC	06/09/2014	06/09/2019	TX	Dimmit	519	507	34722
MONTY LLOYD BRIDGES	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	519	499	34720

22

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
DELIA A SMITH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2019	TX	Dimmit	519	479	34715
JAMES MARSHAL BRIDGES	ANADARKO E&P ONSHORE LLC	06/23/2014	06/23/2019	TX	Dimmit	519	491	34718
BARBARA B JONES	ANADARKO E&P ONSHORE LLC	05/27/2014	05/27/2019	TX	Dimmit	517	821	34487
TOM CLIFTON	ANADARKO E&P ONSHORE LLC	06/05/2014	06/05/2019	TX	Dimmit	517	825	34488
CHRISTINE ANN FIRTH	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2019	TX	Dimmit	519	514	34724
NINA MEEKS	ANADARKO E&P ONSHORE LLC	06/05/2014	06/05/2019	TX	Dimmit	517	817	34486
SARA B INNMON	ANADARKO E&P ONSHORE LLC	06/12/2014	06/12/2019	TX	Dimmit	519	495	34719
LARRY RICHARD JONES	ANADARKO E&P ONSHORE LLC	06/09/2014	06/09/2019	TX	Dimmit	519	503	34721
JAMES M ROBINSON	ANADARKO E&P ONSHORE LLC	07/03/2014	07/03/2019	TX	Dimmit	525	90	35423
JOHN RICHARD DICUS	ANADARKO E&P ONSHORE LLC	06/10/2014	06/10/2019	TX	Dimmit	519	511	34723
ROBERT ATKIN	ANADARKO E&P ONSHORE LLC	11/18/2013	11/18/2018	TX	Dimmit	506	55	32616
JACK C ATKIN JR	ANADARKO E&P ONSHORE LLC	12/05/2013	12/05/2018	TX	Dimmit	506	58	32617
ALLAN RAWSON ATKIN	ANADARKO E&P ONSHORE LLC	11/22/2013	11/22/2018	TX	Dimmit	506	61	32618
GAYLYNN A DENNIS	ANADARKO E&P ONSHORE LLC	11/12/2013	11/12/2018	TX	Dimmit	506	64	32619
JERRY KAY FLOYD	ANADARKO E&P ONSHORE LLC	11/12/2013	11/12/2018	TX	Dimmit	506	68	32620
PAULINE ELIZABETH GREEN	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	506	74	32622
ELIZABETH MOON	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	78	32623
CAMILLE LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	82	32624
CATHY ANN LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	86	32625
JOAN LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	90	32626
SHAREN MAY KINCAID	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	94	32627
THOMAS J DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	104	32629
VICKI LOU ROLANDI	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	506	113	32631
LINDA LEE STOKES	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	117	32632
MARY NESTLER	ANADARKO E&P ONSHORE LLC	01/28/2014	01/28/2019	TX	Dimmit	511	687	33421
GREGORY J DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	511	695	33423
JOSEPH JAMES LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	511	699	33424
MARY ALLENE HAMBLEN	ANADARKO E&P ONSHORE LLC	01/27/2014	01/27/2019	TX	Dimmit	511	703	33425
DEANNA DONALDSON	ANADARKO E&P ONSHORE LLC	02/14/2014	02/14/2019	TX	Dimmit	511	707	33426
PATRICIA LARSON	ANADARKO E&P ONSHORE LLC	11/26/2013	11/26/2018	TX	Dimmit	511	711	33427

23

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
JOLENE D SCHWARTZ	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	511	714	33428
BERNARD GEORGE DEVLIN	ANADARKO E&P ONSHORE LLC	01/28/2014	01/28/2019	TX	Dimmit	511	718	33429
ROBERT JOSEPH DEVLIN	ANADARKO E&P ONSHORE LLC	02/24/2014	02/24/2019	TX	Dimmit	511	722	33430
JULIE ANN NAISBITT	ANADARKO E&P ONSHORE LLC	02/18/2014	02/18/2019	TX	Dimmit	511	726	33431
JOSETTE DORIUS	ANADARKO E&P ONSHORE LLC	02/24/2014	02/24/2019	TX	Dimmit	511	730	33432
JAMES J DEVLIN	ANADARKO E&P ONSHORE LLC	02/12/2014	02/12/2019	TX	Dimmit	517	767	34473
ELIZABETH FOGLE	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	527	817	35845
EDWIN T ATKIN	ANADARKO E&P ONSHORE LLC	11/19/2013	11/19/2018	TX	Dimmit	506	71	32621
MARJORIE DEVLIN	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	506	98	32628
BEVERLY JOAN GATTIS	ANADARKO E&P ONSHORE LLC	01/09/2014	01/09/2019	TX	Dimmit	506	109	32630
JOHN MICHAEL LOFFREDO	ANADARKO E&P ONSHORE LLC	01/14/2014	01/14/2019	TX	Dimmit	511	691	33422
ROBERT JAMES WALLWORK	ANADARKO E&P ONSHORE LLC	03/13/2014	03/13/2019	TX	Dimmit	515	189	33970
WHITETAIL RESOURCES LLC	ANADARKO E&P ONSHORE LLC	03/13/2014	03/13/2019	TX	Dimmit	515	184	33969
EDMUND SEVERN OLSEN III	ANADARKO E&P ONSHORE LLC	06/10/2014	06/10/2017	TX	Dimmit	528	1	35851
ELIZABETH WITHERS KENNEDY	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	516	284	34192
TRYON K HUGGINS III	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	516	272	34190
JOHN MICHAEL VESTAL JR TRUST U/W/O LO	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	516	278	34191
MARISSA LOUISE VESTAL TRUST U/W/O LOUISE	ANADARKO E&P ONSHORE LLC	05/14/2014	05/14/2017	TX	Dimmit	516	266	34189
CAROLYN WROUGHTON SMITH BRADSHAW	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	530	749	36343
A JAY MUNOZ	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	530	752	36344
RONNIE WROUGHTON SMITH	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	530	756	36345
RICARDO J MUNOZ DDS	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	530	759	36346
WILLIAM GERALD GUTHRIE JR	ANADARKO E&P ONSHORE LLC	10/02/2014	10/02/2019	TX	Dimmit	530	737	36339
PEGGY NUETZMAN	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	530	734	36338
REAVIS EDWARD CLEMENTS	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	530	743	36341
ROBERT D CLEMENTS	ANADARKO E&P ONSHORE LLC	10/08/2014	10/08/2019	TX	Dimmit	530	740	36340
LINDA MAGERS	ANADARKO E&P ONSHORE LLC	10/14/2014	10/14/2019	TX	Dimmit	530	746	36342
THOMAS W JONES	ANADARKO E&P ONSHORE LLC	10/28/2014	10/28/2019	TX	Dimmit	530	731	36337
SUE BISHOP	ANADARKO E&P ONSHORE LLC	10/20/2014	10/20/2019	TX	Dimmit	530	728	36336
LESLIE KITTLEMAN	ANADARKO E&P ONSHORE LLC	10/06/2014	10/06/2019	TX	Dimmit	530	762	36347

24

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
WELDON L KNIGHT	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	532	751	36646
ROSE D BRANCH	ANADARKO E&P ONSHORE LLC	07/09/2014	07/09/2017	TX	Dimmit	526	263	35601
BARBARA S BENNEFELD	ANADARKO E&P ONSHORE LLC	07/01/2014	07/01/2017	TX	Dimmit	526	259	35600
SYLVIA A HAWKINS	ANADARKO E&P ONSHORE LLC	06/16/2014	06/16/2019	TX	Dimmit	527	28	35705
CHRISTINE GLAVIN	ANADARKO E&P ONSHORE LLC	08/06/2014	08/06/2019	TX	Dimmit	527	36	35707
JAMES C CANTRELL JR	ANADARKO E&P ONSHORE LLC	08/06/2014	08/06/2019	TX	Dimmit	525	364	35477
KEVIN LEE TUCKER	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2019	TX	Dimmit	525	368	35478
HEATHER TALCOTT	ANADARKO E&P ONSHORE LLC	07/03/2014	07/03/2019	TX	Dimmit	525	360	35476
RODGER OLSON	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2019	TX	Dimmit	525	356	35475
KARI BRAUNE	ANADARKO E&P ONSHORE LLC	06/26/2014	06/26/2019	TX	Dimmit	527	40	35708
FLAKE DIANE BARBER	ANADARKO E&P ONSHORE LLC	08/04/2014	08/04/2019	TX	Dimmit	527	32	35706
TERRY GRISSO	ANADARKO E&P ONSHORE LLC	12/04/2014	12/04/2019	TX	Dimmit	534	310	36857
AMFAR THE FOUNDATION FOR AIDS RESEARCH	ANADARKO E&P ONSHORE LLC	11/12/2014	11/12/2017	TX	Dimmit	534	313	36858
TAMMIE PRACHYL	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2019	TX	Dimmit	534	307	36856
GABRIEL HALL	ANADARKO E&P ONSHORE LLC	06/11/2014	06/11/2019	TX	Dimmit	527	821	35846
RAYMOND GILBERY	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	527	825	35847
NORMA DEVLIN FREESTONE	ANADARKO E&P ONSHORE LLC	07/22/2014	07/22/2019	TX	Dimmit	527	829	35848
JOHN C GREEN ET AL RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	08/05/2014	08/05/2019	TX	Dimmit	522	312	35105
CONNIE EMPOLEN	ANADARKO E&P ONSHORE LLC	07/15/2014	07/15/2019	TX	Dimmit	532	357	36601
BRUCE KEVIN NEELY	ANADARKO E&P ONSHORE LLC	09/11/2014	09/11/2019	TX	Dimmit	532	367	36604
JAMES A DORROH	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	532	370	36605
RICHARD BRENT NEELY	ANADARKO E&P ONSHORE LLC	10/09/2014	10/09/2019	TX	Dimmit	532	374	36606
HELEN DAVIS TESS	ANADARKO E&P ONSHORE LLC	09/30/2014	09/30/2019	TX	Dimmit	532	377	36607
JEFF RICHARDSON	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	532	380	36608
CHERYL SCHOEN	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	532	383	36609
BETTY BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	532	386	36610
CHRISTOPHER TODD BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	532	389	36611
JULI BASSORE HEINZLER	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	532	392	36612
BRIAN NEELY	ANADARKO E&P ONSHORE LLC	10/21/2014	10/21/2019	TX	Dimmit	532	395	36613
JOAN DOLAN	ANADARKO E&P ONSHORE LLC	09/10/2014	09/10/2019	TX	Dimmit	532	398	36614

25

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
ELIZABETH JEAN LITTLE	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	532	403	36615
DANA BASSORE WILDERS	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	532	406	36616
LEE ANN DONOHO	ANADARKO E&P ONSHORE LLC	09/22/2014	09/22/2019	TX	Dimmit	532	409	36617
SANDRA K PATTERSON	ANADARKO E&P ONSHORE LLC	10/13/2014	10/13/2019	TX	Dimmit	532	364	36603
GLORIA J ROBBINS	ANADARKO E&P ONSHORE LLC	10/27/2014	10/27/2019	TX	Dimmit	532	361	36602
ANNETTE GORDON	ANADARKO E&P ONSHORE LLC	08/14/2014	08/14/2019	TX	Dimmit	527	837	35820
JAMES JOSEPH GILBERY	ANADARKO E&P ONSHORE LLC	07/23/2014	07/23/2019	TX	Dimmit	527	833	35849
MARY L SLOMAN RECEIVERSHIP	ANADARKO E&P ONSHORE LLC	08/05/2014	08/05/2019	TX	Dimmit	523	830	35256
JEFFREY JOHN MOELLER	ANADARKO E&P ONSHORE LLC	12/16/2014	12/16/2017	TX	Dimmit	536	382	37176
PATRICIA MOREAU	ANADARKO E&P ONSHORE LLC	12/08/2014	12/08/2019	TX	Dimmit	536	388	37178
LARRY MOREAU	ANADARKO E&P ONSHORE LLC	05/29/2014	05/29/2019	TX	Dimmit	536	385	37177
MARCIA MCLAUGHLIN	ANADARKO E&P ONSHORE LLC	12/08/2014	12/08/2019	TX	Dimmit	536	391	37179
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	04/30/2014	04/30/2017	TX	Dimmit	517	763	34472
FITZSIMONS OIL AND GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	04/30/2014	04/30/2017	TX	Dimmit	517	759	34471
WESLEY E BANKSTON	ANADARKO E&P ONSHORE LLC	02/04/2015	02/04/2020	TX	Dimmit	539	360	37658
RONNIE GUTHRIE	ANADARKO E&P ONSHORE LLC	02/23/2015	02/23/2020	TX	Dimmit	539	366	37660
CLARA FAY CUZZORT FAVREAU	ANADARKO E&P ONSHORE LLC	02/09/2015	02/09/2020	TX	Dimmit	539	363	37659
FRANCES KAYLEEN JOHNSTON	ANADARKO E&P ONSHORE LLC	11/13/2014	11/13/2017	TX	Dimmit	534	714	36928
LANNY C MYERS	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2017	TX	Dimmit	534	717	36929
GLORIA GORBET	ANADARKO E&P ONSHORE LLC	11/05/2014	11/05/2017	TX	Dimmit	534	720	36930
STEVEN L RAGLAND	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	531	199	36394
DAVID FELTON WILLIAMS	ANADARKO E&P ONSHORE LLC	02/10/2015	02/10/2018	TX	Dimmit	538	505	37545
THE HARPER FAMILY TRUST	ANADARKO E&P ONSHORE LLC	01/20/2015	01/20/2018	TX	Dimmit	538	509	37546
THOMAS W HOPPER	ANADARKO E&P ONSHORE LLC	11/18/2014	11/18/2017	TX	Dimmit	538	792	37593
ROBERT TODD TEMPLETON	ANADARKO E&P ONSHORE LLC	09/04/2014	09/04/2017	TX	Dimmit	528	179	35886
MELISSA BOWMAN	ANADARKO E&P ONSHORE LLC	07/21/2014	07/21/2017	TX	Dimmit	528	175	35885
ANADARKO LAND CORP	ANADARKO E&P ONSHORE LLC	04/07/2015	04/07/2018	TX	Dimmit	542	345	38066
CHIN CHIN HO	ANADARKO E&P ONSHORE LLC	03/09/2015	03/09/2020	TX	Dimmit	541	421	37944
STEVEN REINBOLT	ANADARKO E&P ONSHORE LLC	03/09/2015	03/09/2020	TX	Dimmit	541	424	37945
MICHAEL BOYD	ANADARKO E&P ONSHORE LLC	02/25/2015	02/25/2018	TX	Dimmit	539	765	37708

26

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
DELIA DAUGHERITY	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	542	220	38040
DENISE SUTTON	ANADARKO E&P ONSHORE LLC	10/07/2014	10/07/2019	TX	Dimmit	542	217	38039
LINDA M ROBBINS	ANADARKO E&P ONSHORE LLC	10/23/2014	10/23/2019	TX	Dimmit	537	75	37289
ALBERT S ROBBINS	ANADARKO E&P ONSHORE LLC	10/23/2014	10/23/2019	TX	Dimmit	537	78	37290
JANE R SMITH	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	537	81	37291
NATIONAL AVENUE CHRISTIAN CHURCH	ANADARKO E&P ONSHORE LLC	10/30/2014	10/30/2019	TX	Dimmit	537	84	37292
RICHARD L NEELY	ANADARKO E&P ONSHORE LLC	01/06/2015	01/06/2020	TX	Dimmit	537	87	37293
NANCY BROWN	ANADARKO E&P ONSHORE LLC	01/06/2015	01/06/2020	TX	Dimmit	537	90	37294
THOMAS H DAVIDSON	ANADARKO E&P ONSHORE LLC	01/05/2015	01/05/2020	TX	Dimmit	537	93	37295
ROBERT PAUL CHRISTMAN	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2015	TX	Dimmit	537	96	37296
AUDREY WHITE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	537	99	37297
JOHN DAVID CARVER	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	537	102	37298
5 QUEENS LLC	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	537	105	37299
LESLIE EDDIE VIVION AND NANCY JOE VIVION ARDOIN	ROSETTA RESOURCES OPERATING LP	12/21/2009	12/21/2012	TX	Dimmit	379	498	13745
MARTHA OATES	ANADARKO E&P ONSHORE LLC	11/05/2014	11/05/2017	TX	Dimmit	544	260	38286
RETHA JEAN POWELL	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	545	525	38438
MARTIN POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	522	38437
JAMES LARRY POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	519	38436
BENITA LOU POWELL YORK	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	528	38439
AMANDA JONES	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	534	38441
LILLIAN E ANDERSON	ANADARKO E&P ONSHORE LLC	05/19/2015	05/19/2018	TX	Dimmit	545	516	38435
LINDA GAIL MCCOY	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	545	531	38440
LONA L ARCHER	ANADARKO E&P ONSHORE LLC	04/15/2015	04/15/2018	TX	Dimmit	545	546	38445
LITTA TURNER	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	543	38444
JACKIE POLK	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	540	38443
ANGELA GENTRY	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	537	38442
LORI ANN PLATTS	ANADARKO E&P ONSHORE LLC	05/14/2015	05/14/2021	TX	Dimmit	545	549	38446
GARRY L ANDERSON	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	545	814	38474
CLAUDINE TEAGUE	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	544	123	38274

27

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
MODENA PARKS JESTER	ANADARKO E&P ONSHORE LLC	04/28/2015	04/28/2018	TX	Dimmit	544	117	38272
PATRICIA PARKS MCCLENDON	ANADARKO E&P ONSHORE LLC	04/28/2015	04/28/2018	TX	Dimmit	544	105	38268
RONNIE KIDD	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	544	120	38273
LESLIE EVANS	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	544	102	38267
CALEB GLENN PARKS TRUST	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	544	126	38275
CLAY POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	544	114	38271
TERRY POWELL	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	544	99	38266
WESLEY BLAKE POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	544	111	38270
PARKER RAY POWELL	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	544	108	38269
DEBORAH J PUTMAN	ANADARKO E&P ONSHORE LLC	04/20/2015	04/20/2018	TX	Dimmit	547	115	38601
DANNY WAYNE CHISUM, JR., ET AL	ANADARKO E&P ONSHORE LLC	02/05/2015	02/05/2018	TX	Dimmit	542	279	38053
AARON BASSORE	ANADARKO E&P ONSHORE LLC	10/29/2014	10/29/2019	TX	Dimmit	544	756	38359
LOIS GRAY	ANADARKO E&P ONSHORE LLC	11/11/2014	11/11/2019	TX	Dimmit	544	753	38358
SUSAN LEE SMITH	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	546	207	38507
NORMAN LEE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	546	204	38506
STEVEN H LEE	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	546	216	38510
WILLIAM B KIEBERGER JR	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	546	213	38509
DAVID ALLAN MARTIN	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	546	210	38508
MIRAMAR HOLDINGS, LP ET AL	ANADARKO E&P COMPANY LP	05/01/2015	05/01/2018	TX	Dimmit	545	243	38397
FRANKIE GENE POWELL	ANADARKO E&P ONSHORE LLC	05/20/2015	05/20/2018	TX	Dimmit	547	121	38603
STEPHEN LABONTE	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	547	118	38602
WILLIAM ALLAN RAWLINGS	ANADARKO E&P ONSHORE LLC	05/14/2015	05/14/2021	TX	Dimmit	548	622	38850
SHIRL D MCCOY	ANADARKO E&P ONSHORE LLC	04/22/2015	04/22/2018	TX	Dimmit	548	477	38833
WANDA DEAN ANDERSON	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	549	470	38927
MARTIN FAMILY TRUST	ANADARKO E&P ONSHORE LLC	12/03/2014	12/03/2017	TX	Dimmit	548	471	38831
BARBARA RUTH FAULES	ANADARKO E&P ONSHORE LLC	12/04/2014	12/04/2017	TX	Dimmit	548	474	38832
SCOTTY L POWELL	ANADARKO E&P ONSHORE LLC	06/08/2015	06/08/2018	TX	Dimmit	550	372	39027
WAYNE MCCOY	ANADARKO E&P ONSHORE LLC	04/21/2015	04/21/2018	TX	Dimmit	550	369	39026
DANIEL JOSEPH BYRD F/K/A HERBERT ESTILLE SISK, III	ANADARKO E&P ONSHORE LLC	07/09/2015	07/09/2018	TX	Dimmit	551	752	39233

28

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
ANNABELLE GLEGHORN	ANADARKO E&P ONSHORE LLC	11/12/2014	11/12/2019	TX	Dimmit	553	582	39410
LLOYD T EVATT	ANADARKO E&P ONSHORE LLC	11/03/2014	11/03/2019	TX	Dimmit	553	588	39412
JAN MILTON HAUSMANN	ANADARKO E&P ONSHORE LLC	12/18/2014	12/18/2017	TX	Dimmit	552	441	39279
MARGARET L WORD	ANADARKO E&P ONSHORE LLC	06/25/2015	06/25/2020	TX	Dimmit	548	735	38868
DENNIE L LINDSEY	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	551	321	39162
MOLLIE E STINSON	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	551	324	39163
DEBORAH K HICKS	ANADARKO E&P ONSHORE LLC	07/21/2015	07/21/2020	TX	Dimmit	551	327	39164
LEAKE EXPLORATION LLC BY ARTHUR GAY LEAKE	ANADARKO E&P ONSHORE LLC	07/17/2015	07/17/2020	TX	Dimmit	551	318	39161
TRUITT GENE LEAKE	ANADARKO E&P ONSHORE LLC	07/15/2015	07/15/2020	TX	Dimmit	551	315	39160
JACKIE RAY LEAKE	ANADARKO E&P ONSHORE LLC	07/15/2015	07/15/2020	TX	Dimmit	551	312	39159
JACK L LEAKE	ANADARKO E&P ONSHORE LLC	07/07/2015	07/07/2020	TX	Dimmit	549	725	38967
JERRY R SHIRES	ANADARKO E&P ONSHORE LLC	07/02/2015	07/02/2020	TX	Dimmit	549	728	38968
JAMES R ADAMS	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	553	585	39411
BARBARA BASSORE PRUENTE	ANADARKO E&P ONSHORE LLC	08/04/2015	08/04/2020	TX	Dimmit	555	335	39649
HAZEN HIGH SCHOOL SCHOLARSHIP FUND INC	ANADARKO E&P COMPANY LP	08/17/2015	08/17/2018	TX	Dimmit	555	13	39591
DANNY R FANKHAUSER	ANADARKO E&P ONSHORE LLC	05/21/2015	05/21/2018	TX	Dimmit	556	589	39852
SANDRA SVITEK	ANADARKO E&P ONSHORE LLC	11/06/2014	11/06/2019	TX	Dimmit	556	592	39853
LINDA L MORROW	ANADARKO E&P ONSHORE LLC	04/30/2015	04/30/2018	TX	Dimmit	557	385	39960
GENE MARTIN HAUSMANN	ANADARKO E&P ONSHORE LLC	12/03/2014	12/03/2017	TX	Dimmit	558	601	40106
JOYCE MCDANIEL	ANADARKO E&P ONSHORE LLC	08/05/2015	08/05/2020	TX	Dimmit	555	422	39661
LARRY W MCDANIEL	ANADARKO E&P ONSHORE LLC	09/01/2015	09/01/2020	TX	Dimmit	555	428	39663
SHERRY W TAYLOR	ANADARKO E&P ONSHORE LLC	08/27/2015	08/27/2020	TX	Dimmit	555	425	39662
JAMES K WALKER	ANADARKO E&P ONSHORE LLC	08/10/2015	08/10/2020	TX	Dimmit	555	431	39664
RODNEY J LISBY	ANADARKO E&P ONSHORE LLC	09/01/2015	09/01/2018	TX	Dimmit	556	436	39815
PAMELA WELSH	ANADARKO E&P ONSHORE LLC	08/13/2015	08/13/2020	TX	Dimmit	556	433	39814
DAWN WEBSTER	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	559	379	40156
JULIE BOLES	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	559	376	40155
JEANETTE L MORRIS	ANADARKO E&P ONSHORE LLC	10/13/2015	10/13/2018	TX	Dimmit	559	439	40165
SANDRA K NOBLES	ANADARKO E&P ONSHORE LLC	09/29/2015	09/29/2018	TX	Dimmit	559	528	40204
LEAH K PITTS	ANADARKO E&P ONSHORE LLC	08/27/2015	08/27/2020	TX	Dimmit	559	448	40168

29

Leases

Lessor	Lessee	Effective Date	Expiration	State	County	Book	Page	Reception
KRISTA L LEWIS	ANADARKO E&P ONSHORE LLC	08/05/2015	08/05/2020	TX	Dimmit	559	445	40167
ARVIL WAYNE MORRIS	ANADARKO E&P ONSHORE LLC	10/13/2015	10/13/2018	TX	Dimmit	559	442	40166
LOUIS B REED	ANADARKO E&P ONSHORE LLC	10/27/2015	10/27/2018	TX	Dimmit	563	557	40854
HELEN IDA SAMMONS A/K/A HELEN IDA BENNETT, ET AL	ANADARKO E&P ONSHORE LLC	11/01/2014	11/01/2017	TX	Dimmit	567	466	41367
ROBERT M JOHNSON	ANADARKO E&P ONSHORE LLC	03/01/2016	03/01/2021	TX	Dimmit	570	236	41766
PAULA ANN SMITH	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	570	814	41874
ROSA LEE COOK	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	570	811	41873
MARK DEWAYNE CARROZZA	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	570	817	41875
BETTY JANE KIEREN	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	570	250	41768
WILLIAM T JACKS SR	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	571	726	41988
FLOYD WAYNE BRISCOE	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	573	679	42227
WENDELL RAY BRISCOE	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	573	673	42225
SAMMY JOE BRISCOE	ANADARKO E&P ONSHORE LLC	01/01/2015	01/01/2018	TX	Dimmit	573	676	42226
BARBARA A HARRIS	ANADARKO E&P ONSHORE LLC	10/20/2015	10/20/2020	TX	Dimmit	576	239	42491
ST OF TEXAS 118148 (CHAPARRAL WMA)	ANADARKO E&P ONSHORE LLC	07/19/2016	07/19/2019	TX	Dimmit	577	454	42708

30

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
BRASK DIAMOND H RANCHES LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/1/2012	TX	Dimmit	457	658	26430
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/4/2012	TX	Dimmit	455	217	26098
DOLPH BRISCOE III	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/5/2007	TX	Dimmit			
RIO BRAVO LAND CO ET AL	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/29/2007	TX	Maverick Dimmit	1042 339	294 557	1042 8822
WESLEY WEST MINERALS LTD ET AL	ANADARKO E&P COMPANY LP	Surface Use Agmt	6/9/2006	TX	Maverick Webb			
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/1/2006	TX	Dimmit	356	172	11716
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/22/2010	TX	Dimmit La Salle	430 619	310 173	22005 97908
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/21/2010	TX	Dimmit	432	749	22412
HUGH A FITZSIMONS III	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/5/2009	TX	Dimmit			
LABANDERA RANCH LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	10/23/2009	TX	Dimmit	408	567	18727
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick	1308	415	167321
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick	1308	420	167322
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick			
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick			
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick			
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/11/2011	TX	Dimmit	400	140	17282
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/11/2011	TX	Dimmit	400	82	17269
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/6/2010	TX	Dimmit	399	219	17115
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/22/2010	TX	Dimmit	397	749	16909
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/1/2010	TX	Dimmit	399	432	17163
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/19/2011	TX	Dimmit	401	10	17420
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/8/2011	TX	Dimmit	402	258	17641
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/8/2011	TX	Dimmit	402	267	17642
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/3/2011	TX	Dimmit	403	744	17886
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Surface/Subsurface Wellbore	3/3/2011	TX	Dimmit	403	744	17887
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/18/2011	TX	Maverick	1282	280	164790
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/18/2011	TX	Maverick	1282	290	164791
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/23/2011	TX	Maverick	1285	486	165124
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/23/2011	TX	Maverick	1285	497	165125
DOLPH BRISCOE III	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/1/2011	TX	Dimmit	409	86	18791
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/2/2011	TX	Maverick	1295	107	166036
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/2/2011	TX	Maverick	1295	96	166035
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/2/2011	TX	Maverick	1295	85	166034
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/1/2011	TX	Maverick	1313	159	167779
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	O/G LSE-Surface Rights/Rentals	12/1/2011	TX	Dimmit			
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	Surface Use Agmt	12/1/2011	TX	Dimmit			
STATE OF TEXAS	ANADARKO E&P COMPANY LP	Surface Use Agmt	12/1/2011	TX	Webb			
B L STANLEY LTD	ANADARKO E&P COMPANY LP	Surface Use Agmt	10/15/2008	TX	Webb

31

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
GARY ECKHARDT ET UX	ANADARKO E&P COMPANY LP	Surface Use Agmt	12/1/2011	TX	Dimmit			
MARY LOIS FRIDAY HULSMAN	ANADARKO E&P COMPANY LP	Surface Use Agmt	12/1/2011	TX	Dimmit			
WORTHEY PROPERTIES LTD	ANADARKO E&P COMPANY LP	Surface Use Agmt	3/1/2009	TX	Webb			
FITZSIMONS ENTITY ET AL	ANADARKO E&P COMPANY LP	Surface Use Agmt	12/22/2005	TX	Maverick	1348	125	171232
MAUND FAMILY LIMITED PARTNERSHIP ET AL	ANADARKO E&P COMPANY LP	Surface Use Agmt	3/6/2006	TX	Dimmit	437	59	23169
RANCHO ENCANTADO LP	ANADARKO E&P COMPANY LP	Surface Use Agmt	10/29/2009	TX	Dimmit			
ROGERS DENTONIO RANCH LTD	ANADARKO E&P COMPANY LP	Surface Use Agmt	3/6/2006	TX	Dimmit	437	55	23167
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	Surface Use Agmt	3/6/2006	TX	Dimmit	437	57	23168
WILLIAM A BEINHORN JR FAMILY LTD	ANADARKO E&P COMPANY LP	Surface Use Agmt	3/6/2006	TX	Dimmit			
RIO BRAVO LAND CO	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/7/2011	TX	Maverick	1308	408	167320
WILLIAM K SPARKS	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/13/2011	TX	Dimmit	419	161	20130
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/17/2011	TX	Dimmit	425	239	21160
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/17/2011	TX	Dimmit	425	230	21159
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/17/2011	TX	Dimmit			
PRIME OPERATING COMPANY ET AL	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/22/2011	TX	Dimmit			
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/9/2011	TX	Maverick	1327	210	169188
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/9/2011	TX	Maverick	1327	221	169189
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick	1327	229	169190
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick	1336	5	170026
B L STANLEY LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/28/2010	TX	Webb	3225	480	1127253
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/9/2012	TX	Dimmit	439	131	23504
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/9/2012	TX	Dimmit	439	140	23505
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/22/2012	TX	Dimmit	445	672	26180
					Dimmit	467	227	27820
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/1/2012	TX	Dimmit	455	677	26181
					Dimmit	467	234	27821
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/1/2012	TX	Dimmit	455	682	26182
					Dimmit	467	241	27822
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/20/2012	TX	Dimmit	455	687	26183
					Dimmit	467	248	27823
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/1/2012	TX	Dimmit	455	692	26184
					Dimmit	467	255	27824
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/1/2012	TX	Dimmit	455	246	26102
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/1/2012	TX	La Salle	660	161	101081
ALBERT WILEY BLAKEWAY ET AL	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/21/2012	TX	Dimmit	444	127	24352
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/13/2012	TX	Dimmit	444	271	24380
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/29/2011	TX	Webb	3365	294	1154340
					Dimmit	440	689	23799
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	10/10/2011	TX	Dimmit	422	102	20635
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	10/10/2011	TX	Dimmit	422	111	20636
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/1/2012	TX	Dimmit	436	462	23075

32

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/1/2012	TX	Dimmit	439	254	23529
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/1/2012	TX	Dimmit	439	263	23530
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/23/2011	TX	Dimmit	409	693	18884
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/10/2011	TX	Dimmit	403	735	17885
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/1/2011	TX	Dimmit	409	683	18883
SOUTH SPUR LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/19/2012	TX	Dimmit	435	342	22839
DIAMOND H RANCHES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	5/18/2012	TX	Dimmit	442	413	24073
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/16/2012	TX	Dimmit	444	278	24381
B L STANLEY LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/1/2011	TX	Webb	3305	219	1142843
RANCHO ENCANTADO LP (unrecorded letter agreement)	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/12/2011	TX	Dimmit			unrecorded
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/30/2012	TX	Maverick	1347	371	171206
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/30/2012	TX	Maverick	1347	361	171205
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/30/2012	TX	Maverick	1347	351	171204
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/10/2011	TX	Dimmit	450	511	25438
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/29/2011	TX	Dimmit	450	502	25437
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	1/31/2011	TX	Dimmit	450	154	25365
WORTHEY PROPERTIES LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/2/2010	TX	Webb	3255	547	1133279
WORTHEY PROPERTIES LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/2/2010	TX	Webb	3294	556	1140805
ROGERS DENTONIO RANCH LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/20/2012	TX	Dimmit	459	339	26690
MARY LOIS FRIDAY HULSMAN	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/5/2012	TX	Dimmit	455	228	26100
BRASK DIAMOND H RANCHES LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	10/1/2012	TX	Dimmit	451	23	25503
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/1/2012	TX	Dimmit	455	223	26099
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/1/2012	TX	Webb	3371	851	1155535
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/9/2012	TX	Dimmit	455	716	26189
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	10/1/2012	TX	Maverick	1382	344	174552
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/15/2012	TX	Dimmit	459	303	26684
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/1/2012	TX	Dimmit	459	308	26685
DOLPH BRISCOE III ET UX	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/3/2012	TX	Dimmit	455	257	26104
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/3/2012	TX	Dimmit	455	253	26103
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/19/2012	TX	Dimmit	459	297	26683
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/9/2012	TX	Dimmit	455	706	26188
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/21/2012	TX	Dimmit	455	240	26101
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/21/2012	TX	Dimmit	455	667	26179
RUDOLFO SANTOSCOY	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/1/2012	TX	Dimmit	448	361	25060
M.P.T.	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	3/1/2012	TX	Dimmit	448	400	25066
DIAMOND H RANCHES LIMITED PARTNERSHIP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	6/25/2012	TX	Dimmit	448	413	25068
LEONARD SCARCELLA	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/19/2012	TX	Dimmit	448	370	25061
JOHN MARK FACHORN	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/6/2012	TX	Dimmit	448	376	25062
REGINA LYNN ANDREWS	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/8/2012	TX	Dimmit	448	394	25065
RITA JO FRAILICKS	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/2/2012	TX	Dimmit	448	388	25064

33

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
RENEE DAWN MEDINA	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/16/2012	TX	Dimmit	448	382	25063
STEVEN ROSS FACHORN ET AL	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/19/2012	TX	Dimmit	468	86	27962
RANCHO ENCANTADO LP	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	7/10/2012	TX	Dimmit	462	657	27192
WORTHEY PROPERTIES LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	12/2/2010	TX	Webb	3390	329	1159311
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	9/16/2010	TX	Maverick	1340	312	170484
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	11/9/2011	TX	Dimmit	468	92	27963
CHARLES NOLAN SMITH ET AL	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	2/13/2014	TX	Dimmit	509	73	33051
BRISCOE RANCH INC	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	4/1/2012	TX	Dimmit	436	471	23076
TEJAS SALES INTERNATIONAL LTD	ANADARKO E&P COMPANY LP	Right of Way/Easement/Facility	8/2/2012	TX	Dimmit	448	406	25067
DIMMIT COUNTY REGULATORY COMPLIANCE	ANADARKO E&P ONSHORE LLC	Surface License / Permit (road bore)	2/14/2013	TX	Dimmit			unrecorded
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/26/2013	TX	Dimmit	469	471	28196
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2013	TX	Dimmit	470	240	28286
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2013	TX	Dimmit	470	252	28287
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2013	TX	Dimmit	470	230	28285
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/10/2013	TX	Dimmit	466	26	27607
ROGERS DENTONIO RANCH LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/24/2013	TX	Dimmit	465	344	27513
MAUND FAMILY LIMITED PARTNERSHIP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/22/2013	TX	Dimmit	465	352	27514
DIMMIT COUNTY REGULATORY COMPLIANCE	ANADARKO E&P ONSHORE LLC	Surface License / Permit	3/7/2013	TX	Dimmit			
WILLIAM A BEINHORN JR FAMILY LIMITED PARTNERSHIP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/15/2013	TX	Dimmit	469	479	28197
MAUND FAMILY LIMITED PARTNERSHIP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/1/2013	TX	Dimmit	470	799	28378
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2013	TX	Dimmit	474	709	28968
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2013	TX	Dimmit	474	699	28967
1812 PARTNERS LTD ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/15/2013	TX	Dimmit	473	794	28876
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2013	TX	Dimmit	473	828	28880
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2013	TX	Dimmit	473	814	28878
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2013	TX	Dimmit	473	787	28875
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2013	TX	Dimmit	473	807	28877
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2013	TX	Dimmit	473	835	28881
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	5/1/2013	TX	Maverick Dimmit	1405 475	117 541	176560 29061
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	5/1/2013	TX	Maverick	1408	69	176831
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/1/2013	TX	Dimmit	478	80	29416
THOMAS R BURANUM ET UX	ANADARKO E&P ONSHORE LLC	Surface Use Agmt	4/25/2013	TX	Dimmit			
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/11/2013	TX	Dimmit	480	800	29869
SOUTH SPUR LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/21/2013	TX	Dimmit	465	225	27496
THOMAS R BRANUM ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/25/2013	TX	Dimmit	473	406	28814
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/24/2013	TX	Dimmit	481	380	30016
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/24/2013	TX	Dimmit	481	390	30017
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2013	TX	Dimmit	479	195	29541
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2013	TX	Dimmit	479	186	29540

34

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2013	TX	Dimmit	479	168	29538
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2013	TX	Dimmit	479	177	29539
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/22/2013	TX	Dimmit	464	661	27444
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/22/2013	TX	Dimmit	464	670	27445
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2013	TX	Dimmit	470	614	28348
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2013	TX	Dimmit	470	623	28349
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2013	TX	Dimmit	470	632	28350
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/1/2013	TX	Webb	3488	4	1178545
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2013	TX	Dimmit	494	297	30365
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2013	TX	Dimmit	484	290	30364
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/24/2011	TX	Dimmit	489	416	30856
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/9/2013	TX	Dimmit	490	63	30944
RANCHO ENCANTADO LP ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/17/2013	TX	Dimmit	490	74	30945
FAITH RANCH LP ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2013	TX	Dimmit	1418	225	177752
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/8/2013	TX	Maverick	1418	249	177754
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Surface License / Permit	11/25/2013	TX	Webb	3566	35	1192139
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/30/2013	TX	Webb	3526	510	1185584
WORTHEY PROPERTIES LTD ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/12/2013	TX	Webb	3526	521	1185585
B L STANLEY LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	10/9/2013	TX	Webb	3526	535	1185586
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/19/2013	TX	Maverick	1418	235	177753
1812 PARTNERS LTD ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/6/2013	TX	Dimmit Maverick	490 1430	81 290	30946 178836
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/1/2013	TX	Dimmit	496	434	31664
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	10/1/2013	TX	Dimmit	496	441	31665
EL PESCADO MINERALS LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/1/2013	TX	Dimmit	484	526	30409
EL PESCADO MINERALS LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/1/2013	TX	Dimmit	484	517	30408
EL PESCADO MINERALS LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/1/2013	TX	Dimmit	484	508	30407
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	11/1/2013	TX	Dimmit	503	46	32347
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/1/2014	TX	Dimmit	504	505	32454
COTULLA LAND & INVESTMENTS LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	10/9/2013	TX	Webb Dimmit	3545 503	625 1	1188987 32342
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	11/25/2013	TX	Dimmit	503	15	32343
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	12/1/2013	TX	Maverick	1442	142	179874
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/17/2014	TX	Dimmit	506	413	32694
WORTHEY PROPERTIES LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/22/2014	TX	Webb	3575	243	1193975
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/1/2014	TX	Dimmit	508	28	32930
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/1/2014	TX	Dimmit	508	21	32929
BEINHORN JR FAMILY LIMTED PARTNERSHIP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/6/2014	TX	Dimmit	508	35	32931
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/25/2014	TX	La Salle	775	18	110443
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/7/2014	TX	Maverick	1447	251	180393
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/25/2014	TX	Maverick	1447	261	180394

35

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
B L STANLEY LTD	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/13/2014	TX	Webb	3582	516	1195064
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2014	TX	Dimmit	512	586	33538
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/1/2014	TX	Dimmit	512	593	33539
SOUTH SPUR LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/15/2014	TX	Dimmit	514	784	33917
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	12/1/2013	TX	Dimmit	508	169	32960
					La Salle	792	468	111976
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/21/2014	TX	Dimmit	517	52	34335
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/10/2014	TX	Webb	3630	820	1203865
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/10/2014	TX	Webb	3630	800	1203864
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/10/2014	TX	Dimmit	513	599	33732
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/9/2014	TX	Dimmit	513	663	33734
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2014	TX	La Salle	797	49	112408
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2014	TX	La Salle	797	56	112409
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/9/2014	TX	Dimmit	513	624	33733
					Webb	3639	843	1205581
COMANCHE MAVERICK RANCH INVESTMENTS LP	ANADARKO E&P ONSHORE LLC	Surface Use Agmt	11/25/2013	TX	Maverick	1437	50	
INDIO FAITH LAND CO LLC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/25/2014	TX	Maverick	1447	270	180395
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/1/2014	TX	Dimmit	520	781	34922
BRISCOE RANCH INC ET AL	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/1/2014	TX	Webb	3672	306	1211604
					Dimmit	570	539	41799
RANCHO ENCANTADO LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	5/29/2014	TX	Dimmit			
FITZSIMONS OIL & GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	Surface Use Agmt	4/30/2014	TX	Dimmit	517	759	34471
FITZSIMONS OIL & GAS MANAGEMENT TRUST	ANADARKO E&P ONSHORE LLC	Surface Use Agmt	4/30/2014	TX	Dimmit	517	763	34472
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2014	TX	Dimmit	526	461	35624
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	12/1/2014	TX	Dimmit	539	191	37635
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/1/2014	TX	Dimmit	539	198	37636
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	11/1/2014	TX	Dimmit	541	107	37894
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	11/1/2014	TX	Dimmit	541	100	37893
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2015	TX	Dimmit	540	754	37862
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/1/2015	TX	Dimmit	0540	0761	37863
DOLPH BRISCOE III ET UX	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	2/12/2012	TX	Dimmit	531	108	36379
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/5/2013	TX	Dimmit	529	510	36137
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/16/2012	TX	Dimmit	531	103	36378
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2014	TX	Dimmit	527	124	35721
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2014	TX	Dimmit	527	117	35720
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/20/2014	TX	Dimmit	527	131	35722
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/11/2014	TX	Dimmit	526	456	35623
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/20/2014	TX	Dimmit	527	98	35719
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/29/2012	TX	Dimmit	537	604	37418
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	8/1/2012	TX	Dimmit	537	599	37417
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/19/2012	TX	Dimmit	537	616	37420

36

Lessor/Grantor	Lessee/Grantee	Agreement Type	Effective Date	State	County	Book	Page	Reception
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/23/2015	TX	Webb	3752	159	1226326
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	9/2/2014	TX	Dimmit	529	517	36138
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/26/2012	TX	Dimmit	537	609	37419
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	4/14/2014	TX	Dimmit	529	505	36136
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/23/2015	TX	Dimmit	540	768	37864
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/11/2015	TX	Dimmit	541	114	37895
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	10/1/2014	TX	La Salle	863	313	118002
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/20/2015	TX	Webb	3781	231	1231539
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	5/1/2015	TX	Dimmit	547	806	38733
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	1/30/2015	TX	Dimmit	546	449	38520
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	6/5/2015	TX	Dimmit	546	466	38522
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	7/1/2015	TX	Dimmit	552	352	39268
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2016	TX	Dimmit	562	476	40713
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2016	TX	Dimmit	562	496	40717
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2016	TX	Dimmit	562	481	40714
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2016	TX	Dimmit	562	491	40716
BRASK DIAMOND H RANCHES LP	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	3/14/2016	TX	Dimmit	562	486	40715
BRISCOE RANCH INC	ANADARKO E&P ONSHORE LLC	Right of Way/Easement/Facility	10/1/2015	TX	Dimmit	560	49	40299
BRASK DIAMOND H RANCHES LP	ANADARKO E&P COMPANY LP	Surface Use Agreement	11/15/2010	TX	Dimmit			
ST TX DOT 664-141 (driveway access to office off US 277)	ANADARKO PETROLEUM CORPORATION	Right of Way/Easement/Facility	12/7/2011	TX	Dimmit			unrecorded
ADELA A SMITH FAMILY LIMITED PARTNERSHIP	KERR-MCGEE OIL & GAS ONSHORE LP	Right of Way/Easement/Facility	1/1/2011	TX	Dimmit	427	335	21522
CHARLES W WILSON SR ET AL	UNION PACIFIC RESOURCES COMPANY	Right of Way/Easement/Facility	5/11/1994	TX	Dimmit	251	497	731
CHARLES H BARRIER ET AL	UNION PACIFIC RESOURCES COMPANY	Right of Way/Easement/Facility	6/1/1994	TX	Dimmit	251	499	731

37

Schedule 6(a)

U.S. Patents

None.

1

Schedule 6(b)

U.S. Trademarks

None.

1

Schedule 6(c)

U.S. Copyrights

None.

1

Schedule 7

Letters of Credit

None.

1

Schedule 8

Securities Accounts

None.

1

Schedule 9

Deposit Accounts

Entity:	SN EF UnSub, LP
Institution:	JPMorgan Chase Bank, N.A.
Account No.:	110958532
Type:	Deposit
Tax ID:	36-4855302

Schedule 10

Commodity Accounts

None.

1

Schedule 11

Commercial Tort Claims

None.

1

EXHIBIT F TO

CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION1

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any participations in L/C Obligations included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender under the Credit Agreement) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: __________________________

2.	Assignee: __________________________

3.

Is Assignee a Lender/an Affiliate of a Lender/an “Approved Fund”/Is this an “assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans”?  Yes: ⁪  No: ⁪

Specify if “Yes”: _________________________.

4.	Borrower: SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”).

5.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent, under the Credit Agreement.

6.

Credit Agreement:  Credit Agreement, dated as of March [●], 2017 among SN EF UnSub, LP, the Borrower, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and each other Issuing Bank from time to time party thereto.

1 To be used in the case of any sale, assignment or transfer by a Lender to an assignee other than the Borrower or the Borrower’s Subsidiaries and their respective Affiliates.

1

7.      Assigned Interest:

Commitments / Loans	Aggregate Amount of Commitments of all Lenders	Amount of Commitments / Loans Assigned	Percentage Assigned of Commitments of all Lenders[2]
Commitments / Loans	$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

9.      Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Facsimile:	Facsimile:

with a copy to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

Wire Instructions:	Wire Instructions:

2 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

3

Accepted and Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By:
Name:
Title:

CITIBANK, N.A., as Issuing Bank

By:
Name:
Title:

[INSERT NAME], as Issuing Bank

By:
Name:
Title:

[SN EF UNSUB, LP, as Borrower][1]

By:
Name:
Title:

1 Borrower’s consent shall not be required if such assignment is to a Lender, affiliate of a Lender or an Approved Fund or if an Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement has occurred and is continuing.

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.      Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, other than as to the matters set forth in this Section 1, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other person of any of their respective obligations under any Credit Document.

2      Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not the Borrower, a Subsidiary of the Borrower, a natural person, a Disqualified Institution or a Defaulting Lender and otherwise satisfies all other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1(a)-(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (vi) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

3.      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4.      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

1

EXHIBIT G TO

CREDIT AGREEMENT

FORM OF NOTE

___________, ____

FOR VALUE RECEIVED, the undersigned, a Delaware limited partnership (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified in writing from time to time, the “Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, SN EF UnSub, LP, a Delaware limited partnership, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and each other Issuing Bank from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the ratable account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in Section 2.8(c) of the Agreement. This Note is subject to mandatory prepayments and to voluntary prepayments and to all other terms and conditions as provided in the Agreement.

This Note is one of the promissory notes referred to in the Agreement and is entitled to the benefits thereof.  This Note is also entitled to the benefits of the other Credit Documents and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by an account or accounts maintained by the Lender and by the Register and subaccounts maintained by the Administrative Agent in accordance with the Agreement.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by the Administrative Agent of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

1

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

SN EF UNSUB, LP

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

2

EXHIBIT H TO
CREDIT AGREEMENT

GLOBAL INTERCOMPANY NOTE

[●], 2017

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature pages hereto (each, in such capacity, an “Issuer”), hereby promises to pay on demand to such other entity listed below (each, in such capacity as lender to the applicable Issuer, a “Holder” and, together with each Issuer, a “Note Party”), in immediately available funds in the currencies as shall be agreed upon from time to time, at such location as the applicable Holder shall from time to time designate, the unpaid principal amount of all loans and advances or other credit extensions made by such Holder to such Issuer. Each Issuer promises also to pay interest on the unpaid principal amount of all such loans and advances or other credit extensions in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by the applicable Issuer and the applicable Holder.

With respect to any Issuer and any Holder between whom loans, advances or other credit extensions exist as of the date of this Note (such loans, advances or other credit extensions, “Existing Obligations”), (a) if any Existing Obligation is evidenced by a promissory note or other instrument or agreement in existence as of the date hereof (an “Existing Note”), it is agreed to between such Issuer and such Holder that the obligations under such Existing Note are hereafter to be evidenced by this Note and (b) it is agreed to between such Issuer and such Holder that the agreements in existence as of the date hereof with respect to any Existing Obligation (including agreements contained in any Existing Note) as to principal, amortization, currency, payment location and interest rate (if any) will continue to have effect under this Note until modified by agreement between such Issuer and such Holder.

Reference is hereby made to the Credit Agreement dated as of March [●], 2017 (as amended, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), the Lenders party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) and the other parties party thereto.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the applicable Issuer or (y) any exercise of remedies (including the termination of the Commitments) pursuant to Section 11 of the Credit Agreement, the unpaid principal amount of all loans and advances evidenced by this note (the “Note”) shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.  This Note is subject to the terms of the Credit Agreement, and shall be pledged by each applicable Holder that is a Credit Party pursuant to the Collateral Agreement.  The applicable Issuer hereby acknowledges and agrees that the Secured Parties may, pursuant to the Collateral Agreement as in effect from time to time, exercise all rights provided therein with respect to this Note.

The indebtedness evidenced by this Note owed by any Issuer shall rank pari passu in right of payment with any other obligation of such Issuer, except as provided in the immediately succeeding sentence. The indebtedness evidenced by this Note owed by any Issuer that is a Credit Party to any Holder that is not a Credit Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (i) all Obligations of the Borrower or such Issuer under the Credit Agreement and (ii) all other Indebtedness of the Borrower or such Issuer or any guaranty other than Indebtedness that by its terms expressly provides that it shall not be Senior Indebtedness hereunder (such obligations and such Indebtedness and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization

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or other similar proceedings in connection therewith, relative to any Issuer or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Issuer, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than (A) contingent indemnification obligations and (B) Obligations under Cash Management Agreements and Hedge Agreements) and no Letter of Credit shall remain outstanding (unless the Letter of Credit Exposure of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank)  before any Holder is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than (A) contingent indemnification obligations and (B) Obligations under Cash Management Agreements and Hedge Agreements), any payment or distribution to which such Holder would otherwise be entitled (other than a payment or distribution in (A) equity securities or (B) debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such Indebtedness being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default occurs and is continuing and the Borrower has received notice that the Agent is exercising remedies in respect thereof (provided that notice shall be deemed to have been received by the Borrower upon the occurrence of an Event of Default pursuant to Section 11.5 of the Credit Agreement) then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Holder in violation of clause (i) or (ii) above before all Senior Indebtedness shall have been paid in full in cash (other than (A) contingent indemnification obligations and (B) Obligations under Cash Management Agreements and Hedge Agreements), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Issuer or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Holder and each Issuer hereby agree that the subordination of this Note is for the benefit of the Agent and the Lenders and the Agent and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Agent may, on behalf of itself and the Lenders, proceed to enforce the subordination provisions herein.

Notwithstanding the foregoing, nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Issuer and each Holder, the obligations of such Issuer, which are absolute and unconditional, to pay to such Holder the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Holder and other creditors of such Issuer other than the holders of Senior Indebtedness.

Each Holder is hereby authorized to record all loans and advances or other credit extensions made by it to any Issuer (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note as between each Issuer and each Holder contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Upon execution and delivery after the date hereof by the Borrower or any subsidiary of the Borrower of a counterpart signature page hereto, such subsidiary shall become a Note Party hereunder with the same force and effect as if

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originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Each Issuer hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. An Issuer or its designee (which shall, at the Agent’s request, be the Agent, acting solely for these purposes as non-fiduciary agent of the Issuer) shall record the transfer of the right to payments of principal and interest on the indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SEPARATE SIGNATURE PAGES TO BE ATTACHED]

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EACH AS ISSUER AND HOLDER:

SN EF UNSUB, LP

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

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FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

March [●], 2017

Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, modified, waived and/or supplemented from time to time, “Credit Agreement”) by and among SN EF UNSUB, LP, a Delaware limited partnership (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and agents from time to time party thereto, the undersigned hereby certifies,  solely in such undersigned’s capacity as [     ] of the Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

1.      The fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

2.      The present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.      The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

4.      The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries.  In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions contemplated by the Credit Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

SN EF UNSUB, LP

By:
Name:
Title:

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EXHIBIT J-1

FORM OF Non-Bank Tax CERTIFICATE
(For Non-U.S. Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and the other parties party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.4(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

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[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

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EXHIBIT J-2

FORM OF NON-BANK TAX CERTIFICATE
(For Non-U.S. Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and the other parties party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.4(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of payments on such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or its direct or indirect partners/members claiming the benefit of the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

1

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

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EXHIBIT J-3

FORM OF NON-BANK TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and the other parties party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.4(e)(i) and Section 13.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

1

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

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EXHIBIT J-4

FORM OF NON-BANK TAX CERTIFICATE
(For Non-U.S. Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of March [●], 2017 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SN EF UnSub, LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as the Administrative Agent, the Collateral Agent and an Issuing Bank and the other parties party thereto.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.4(e)(i) and Section 13.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of payments on such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the benefit of the portfolio interest exemption is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or its direct or indirect partners/members claiming the benefit of the portfolio interest exemption.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, (or applicable successor IRS Form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

1

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

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EXHIBIT K TO
CREDIT AGREEMENT

FORM OF NOTICE OF PURCHASE ELECTION

NOTICE OF PURCHASE ELECTION

[●], 20[__]

To:       JPMorgan Chase Bank, N.A.,
as Administrative Agent

SN EF UnSub, LP, the Administrative Agent and certain Lenders and other agents have heretofore entered into a Credit Agreement, dated as of March [1], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Notice of Purchase Election is being delivered pursuant to Section 13.6(b)(vii) of the Credit Agreement.

Please be advised that [GSO] irrevocably agrees to acquire all of the rights and obligations under the Credit Agreement of the Lenders in accordance with Section 13.6(b)(vii) of the Credit Agreement.

Very truly yours,

[GSO]

By:
Name:
Title:

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EXHIBIT L TO
CREDIT AGREEMENT

FORM OF GSO PREFERRED EQUITY DOCUMENTATION

[On file with Administrative Agent]

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EXHIBIT M-1 TO
CREDIT AGREEMENT

LEGAL OPINION OF KIRKLAND & ELLIS LLP

[Attached]

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601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

March 1, 2017

To the Agent
and each of the Lenders under the
Credit Agreement (referred to below)
on the date hereof (the “Lenders”):

Re:        Credit Agreement dated as of March 1, 2017, by and among SN EF UNSUB, LP, a Delaware limited partnership (the “Borrower”), the financial institutions from time to time party thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”) (such credit agreement herein referred to as the “Credit Agreement”)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as counsel to and at the request of the Borrower, SN EF UnSub Holdings, LLC (“Holdings”) and SN EF UnSub GP, LLC (“Parent”) in respect of the Credit Agreement.  References herein to the “Covered Parties” means the Borrower, Holdings and Parent.

The opinions expressed herein are being provided pursuant to Section 6.1(d) of the Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (with references herein to the Credit Agreement and each document defined therein meaning the Credit Agreement and each such document as executed and delivered on the date hereof).  The Lenders and the Agent are sometimes referred to in this opinion letter as “you”.

In connection with the preparation of this letter, we have, among other things, reviewed executed counterparts of:

(a)      the Credit Agreement;

(b)      the Notes delivered to the Lenders on the date hereof; and

(c)      the Collateral Agreement.

We have also reviewed unfiled copies of UCC Form‑1 Financing Statements naming each Covered Party, as debtor, and the Agent, as secured party, copies of which are attached hereto on Exhibit 1 (the “Financing Statement”) to be filed in the Uniform Commercial Code filing office of the Secretary of State of Delaware (the “UCC Filing Office”).

References in this opinion letter to the “New York UCC” mean the Uniform Commercial Code as in effect on the date hereof in the State of New York.  For purposes hereof, (a) the documents listed in items (a) through (c) above (each in the form reviewed by us for purposes of this opinion letter) are called the “Operative Documents” and (b) the document listed in item (c) (in the form reviewed by us for purposes of this opinion letter) is called the “Security Document”.  The term “Organizational Documents” whenever used in the letter means the certificate of limited partnership or formation, as applicable, of each Covered

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Party, and the partnership agreement or limited liability company agreement, as applicable, of the each Covered Party, as in effect on the date hereof.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter, we advise you, and with respect to each legal issue addressed in this opinion letter, it is our opinion, that:

1.          Each Covered Party is a limited partnership or limited liability company, as applicable, existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or the Delaware Limited Liability Company Act (“DLLCA”), as applicable.  For purposes of this opinion, we have relied exclusively upon certificates issued by a governmental authority in the relevant jurisdiction, and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

2.           Each Covered Party has the limited partnership or limited liability company, as applicable, power to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

3.         Each Covered Party has taken the limited partnership or limited liability company, as applicable, action necessary to authorize its execution, delivery and performance of the Operative Documents to which it is a party.

4.          Each Operative Document has been duly executed and delivered on behalf of each Covered Party that is a party thereto.

5.          Each of the Operative Documents is a valid and binding obligation of each Covered Party that is a party thereto and is enforceable against such Covered Party in accordance with its terms.

6.          The execution and delivery by any Covered Party of the Operative Documents to which it is a party, and the performance by any Covered Party of the Operative Documents to which it is a party, and the granting of any security interests pursuant to any Security Document to which it is a party, will not (i) constitute a violation of the Organizational Documents of such Covered Party or (ii) constitute a violation of any applicable provision of existing State of New York law or United States federal statutory law or published governmental regulation applicable to such Covered Party, in each case to the extent covered by this opinion letter, or any applicable provision of the DRULPA or DLLCA, as applicable.

7.          No consent, approval, authorization or order of, or filing with, any United States federal or New York governmental authority or body or any Delaware governmental agency or body acting pursuant to the DRULPA or DLLCA, as applicable, is required in order for any Covered Party to obtain the right to execute and deliver any Operative Document, or perform its obligations under, any Operative Document to which it is a party, except for (i) those obtained or made prior to the date hereof, (ii) filings required for the perfection of security interests granted under the Security Document or to release existing liens, (iii) consents, approvals, authorizations, orders or filings required in connection with the ordinary course of conduct by the Covered Parties of their respective businesses and ownership or operation by the Covered Parties of their respective assets in the ordinary course of business (as to which we express no opinion), (iv) those that may be required under federal securities laws and regulations or state “blue sky” laws and regulations (as to which we express no opinion) or any other laws, regulations or governmental requirements which are excluded from the coverage of this opinion letter and (v) consents, approvals, authorizations, orders or filings that may be required by any banking, insurance or other regulatory statutes to which you may be subject (as to which we express no opinion).

8.          The Borrower is not an “investment company” required to be registered as such under the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

9.          The Collateral Agreement creates a valid security interest in favor of the Agent, for the benefit of the Secured Parties in the “Collateral” (as defined in the Collateral Agreement) of each Covered Party described therein in which a security interest may be created under Article 9 of the New York UCC (the “Code Collateral”).

10.       Upon the filing in the UCC Filing Office of the Financing Statements, together with the payment of all filing and recordation fees associated therewith, the Agent will have a perfected security interest (for the benefit of the Secured

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Parties) in that portion of the Code Collateral of the Covered Parties in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement in the Delaware UCC Filing Office.

11.       Assuming application of the proceeds of the Loans as contemplated by the Credit Agreement and, for purposes of Regulation X of the Board of Governors of the Federal Reserve System, no Lender or Agent is subject to Regulation T of the Board of Governors of the Federal Reserve System, the execution and delivery of the Credit Agreement by the Borrower and the making of the Loans under the Credit Agreement will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

With your consent, we have assumed for purposes of this letter and the opinions herein:

(a) that each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, and that all natural persons who have signed any document have the legal capacity to do so;

(b) that each Operative Document and every other agreement we have examined for purposes of this letter has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding obligation of each party to that document, enforceable against each such party in accordance with its respective terms and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement and that each party to any Operative Document is in good standing and duly incorporated or organized under the laws of its jurisdiction of organization (except that we make no such assumption in this paragraph (b) with respect to the Covered Parties;

(c) there are no agreements or understandings among the parties, written or oral (other than the Operative Documents), and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Operative Documents; and

(d) that the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have opined as to such matters with respect to the Covered Parties herein.

In addition, for purposes of this letter and the opinions herein we have also assumed with your consent: (i) each Covered Party has the requisite rights to any Collateral existing on the date hereof and will have the requisite rights to each item of Collateral arising after the date hereof, (ii) value (as defined in Section 1-204 of the New York UCC) has been given by you to the Covered Parties for the security interests and other rights in and assignments of Collateral described in or contemplated by the Operative Documents, and (iii) all information regarding the secured party on the  Financing Statements is accurate and complete in all respects.

In preparing this letter, we have relied without any independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Operative Documents; (iii) factual information provided to us in a support certificate signed by the Covered Parties; (iv) factual information we have obtained from such other sources as we have deemed reasonable; and (v) we have examined the originals or copies certified to our satisfaction, of such Organizational Documents and other partnership or limited liability company, as applicable, records of the Covered Parties as we deem necessary for or relevant to our opinions.  We have assumed without investigation that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

The terms “knowledge,” “actual knowledge” and “aware” whenever used in this letter with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent substantial time representing the Covered Parties in connection with the Operative Documents (herein called our “Designated Transaction Lawyers”).

3

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation, is enforceable in accordance with its terms or creates a security interest is subject to: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) an implied covenant of good faith and fair dealing; and (iv) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations.  “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.

Each enforceability opinion is also subject to the qualification that certain provisions of the Operative Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Operative Documents invalid, and the Operative Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Each enforceability opinion is further subject to the effect of rules of law that may render guaranties or other similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Operative Documents (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between you and the Covered Parties which is substantially and materially different from that presently contemplated by the Operative Documents, (ii) release the primary obligor, or (iii) impair the guarantor’s recourse against the primary obligor.

We also express no opinion regarding the enforceability of the so-called “fraudulent conveyance or fraudulent transfer savings clauses” and any similar provisions in any Operative Document, to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

We render no opinion regarding the validity, binding effect or enforceability of any Operative Document with respect to any Covered Party to the extent such Operative Document involves any obligation (including any guaranty) of such Covered Party with respect to any “swap” (as such term is defined in the Commodity Exchange Act) if such Covered Party is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) at the time such obligation is incurred by such Covered Party.

We render no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of Federal preemption or otherwise) which may be applicable to the transactions contemplated by the Operative Documents.

Our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of the New York UCC and (ii) certain provisions of the Bankruptcy Code, including Section 547 with respect to preferential transfers and Section 552 with respect to any Collateral acquired by a Covered Party subsequent to the commencement of a case under the Bankruptcy Code with respect to such Covered Party.

We express no opinion (i) as to the priority of any security interest, (ii) as to what law governs perfection of the security interests granted in the Collateral, (iii) regarding the perfection of any security interest in money, letter of credit rights, Collateral of a type represented by a certificate of title, any property for which a federal statute or treaty provides for registration or specifies a place of filing different from that specified in Section 9-501 of any applicable Uniform Commercial Code commercial tort claims, crops, farm products, timber to be cut, as-extracted collateral, or consumer goods and (iv) the effectiveness of any supergeneric description of the Collateral in any Security Document.

4

Nothing contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Operative Documents:

(i) provisions mandating contribution towards judgments or settlements among various parties;

(ii) waivers of benefits and rights to the extent they cannot be waived under applicable law;

(iii) provisions providing for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges,  prepayment charges, interest upon interest, or increased interest rates upon default;

(iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws;

(v) agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal or subject matter jurisdiction), except to the extent such submission to the courts of the State of New York is made in compliance with the statutory laws of the State of New York; provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; waiver of the right to a jury trial and provisions otherwise purporting to affect the jurisdiction and venue of courts;

(vi) choice-of-law provisions, except to the extent such choice of law of New York law as the governing law is made in compliance with the statutory laws of the State of New York;

(vii) provisions regarding arbitration;

(viii) covenants not to compete;

(ix) provisions that authorize you to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by you to or for the account of any Covered Party, or

(x) requirements in the Operative Documents specifying that provisions thereof may only be waived in writing.

Except as expressly otherwise set forth in this letter, our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York or the Federal law of the United States which, in each case, in our experience is generally applicable both to general business organizations which are not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Covered Parties, on the one hand, and you, on the other hand (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law or legal issue (a) which might be violated by any misrepresentation or omission or a fraudulent act, or (b) to which any Covered Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans or interests therein or your involvement in the transactions contemplated by the Operative Documents.

Our opinions in paragraphs 9 and 10 are limited to Article 9 of the New York UCC, or Article 9 of the Uniform Commercial Code as adopted in Delaware, as the case may be.

For purposes of the opinions expressed in paragraph 10 with respect to the Covered Parties, we have reviewed the statutory provisions of the Uniform Commercial Code as adopted in Delaware, as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through January 24, 2017 (the “Guide”) and, with respect to such Covered Parties, our opinions in such paragraph 10 are based solely on such review and on the assumption that such statutory provisions are given the same interpretation and application in Delaware as the corresponding provisions of the New York Uniform Commercial Code are given in New York.

5

For purposes of paragraphs 1 through 4 and 6(i) and 7 our opinions are based on the DRULPA or DLLCA, as applicable (without regard to judicial interpretation thereof or rules or regulations promulgated thereunder), as published by Aspen Publishers, Inc., as supplemented through January 24, 2017 with respect to the DLLCA and as published online and on the date hereof at http://www.lexisnexis.com, with respect to the DRULPA.  We note however that we are not admitted to practice law in the State of Delaware, and without limiting the forgoing we expressly disclaim any opinions regarding Delaware contract law or general Delaware law that may be incorporated expressly or by operation of law into the DLLCA or DRULPA or into any Organizational Document entered into pursuant thereto.

None of the opinions or other advice contained in this letter considers or covers: (i) any federal or state securities (or “blue sky”) laws or regulations (other than our opinion in paragraph 8 regarding the Investment Company Act) or Federal Reserve Board margin regulations (other than our opinion in paragraph 11) or (ii) federal or state antitrust and unfair competition laws and regulations, pension and employee benefit laws and regulations, compliance with fiduciary duty requirements, federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations, federal and state laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states and criminal and civil forfeiture laws, and other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

We also express no opinion regarding any laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

We express no opinion as to what law might be applied by any other courts to resolve any issue addressed in this letter.  We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the second paragraph of this opinion letter in response to which it has been delivered.  Without our written consent:  (i) no person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.  Notwithstanding the foregoing, financial institutions which subsequently become Lenders in accordance with the terms of Section 13.6 of the Credit Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

6

EXHIBIT 1

UCC Financing Statements

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME
SN EF UnSub GP, LLC

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**
1000 Main Street, Suite 3000*	Houston	TX	77002	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME
JPMorgan Chase Bank, N.A., as Agent

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**
MC: NY1-C413, 4 Chase Metrotech Center	Brooklyn	NY	11245-0001	USA

4. COLLATERAL: This financing statement covers the following collateral:

All assets.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
Filed with: Delaware Secretary of State ***c/o Sanchez Energy Corporation** **509265/2015**

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11) International Association of Commercial Administrators (IACA)

1

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME: **SN EF UnSub, LP**

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1000 Main Street, Suite 3000*	Houston	TX	77002	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME: **JPMorgan Chase Bank, N.A., as Agent**

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
MC: NY1-C413, 4 Chase Metrotech Center	Brooklyn	NY	11245-0001	USA

4. COLLATERAL: This financing statement covers the following collateral:

All assets.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:

Filed with: Delaware Secretary of State ***c/o Sanchez Energy Corporation** **509265/2015**

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11) International Association of Commercial Administrators (IACA)

2

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME
SN EF UnSub Holdings, LLC

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX	

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1000 Main Street, Suite 3000*	**Houston**	**TX**	**77002**	**USA**

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX	

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME
JPMorgan Chase Bank, N.A., as Agent

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX	

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
MC: NY1-C413, 4 Chase Metrotech Center	**Brooklyn**	**NY**	**11245-0001**	**USA**

4. COLLATERAL: This financing statement covers the following collateral:

All assets.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box:
☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
Filed with: Delaware Secretary of State ***c/o Sanchez Energy Corporation** **509265/2015**

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)
International Association of Commercial Administrators (IACA)

3

EXHIBIT M-2 TO
CREDIT AGREEMENT

LEGAL OPINION OF KIRKLAND & ELLIS LLP

[Attached]

1

March 1, 2017

To the Purchasers
under the Agreement (referred to below) and

to the Agent and each of the Lenders under the

Partnership Credit Agreement (referred to below)
on the date hereof:

Re:       (i) Amended and Restated Securities Purchase Agreement, dated as of February 28, 2017, by and among Sanchez Energy Corporation, a Delaware corporation (”SN”), SN UR Holdings, LLC, a Delaware limited liability company (“SN GP Member”), SN EF UnSub Holdings, LLC, a Delaware limited liability company (“Common Unit Purchaser”), SN EF UnSub, LP, a Delaware limited partnership (the “Partnership”), SN EF UnSub GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”, and together with SN, SN GP Member, Common Unit Purchaser and the Partnership, the “Company Parties”), Intrepid Private Equity V-A, LLC, a Delaware limited liability company, GSO ST Holdings Associates LLC, a Delaware limited liability company (“GSO Associates”) and GSO ST Holdings LP, a Delaware limited partnership (“GSO Holdings”, and together with GSO Associates, the “Purchasers”) (such agreement herein referred to as the “Agreement”); and (ii) Credit Agreement, dated as of March 1, 2017, by and among the Partnership, the lenders party thereto (the “Lenders”) and JPMorgan Bank, as administrative agent (the “Administrative Agent”) (such agreement herein referred to as the “Partnership Credit Agreement”)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as counsel to and at the request of the Company Parties in respect of the Agreement.

The opinions expressed herein are being provided pursuant to Section 2.06(a)(vii) of the Agreement and Section 6.1(d)(ii) of the Partnership Credit Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement (with references herein to the Agreement and each document defined therein meaning the Agreement and each such document as executed and delivered on the date hereof).  The Purchasers are sometimes referred to in this opinion letter as “you”.

In connection with the preparation of this letter, we have, among other things, reviewed executed counterparts of:

a)    the Agreement;

b)   that certain Commitment Letter by and between GSO Capital Partners LP and the Partnership;

c)    that certain Commitment Letter by and between GSO Capital Opportunities Fund III LP, GSO Capital Solutions Fund II LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., GSO Credit Alpha Fund LP, GSO Energy Select Opportunities Fund LP, GSO Energy Partners-A LP, GSO Energy Partners-B LP, GSO Energy Partners-C LP, GSO Energy Partners-C II LP and GSO Energy Partners-D LP and the Partnership;

d)   that certain GSO Warrant Agreement to Purchase SN Common Stock, by and between SN and the GSO Funds party thereto;

e)    that certain Management Services Agreement, by and between Sanchez Oil & Gas Corporation (“SOG”) and the Partnership;

f)    that certain GSO Registration Rights Agreement, by and between SN and the GSO Funds party thereto;

g)   that certain GSO Voting Agreement, by and between SN and the GSO Funds party thereto;

2

h)   that certain GSO Non-Solicitation Agreement, by and among GSO Capital Partners LP, SN and SOG;

i)    that certain Hydrocarbons Purchase and Marketing Agreement (the “Marketing Agreement”), between SN EF Maverick, LLC, as Marketer and the Partnership, as Producer, and solely for purposes of Section 8.15 and 8.16 therein, SN;

j)    that certain Purchase and Sale Agreement, (the “Purchase and Sale Agreement”) by and among Anadarko E&P Onshore LLC, a Delaware limited liability company (“AEP”), Kerr-McGee Oil & Gas Onshore LP, a Delaware limited partnership (“KMOG”, and collectively with AEP, “Seller”), SN EF Maverick, LLC, a Delaware limited liability company (“Maverick”), the Partnership, Aguila Production, LLC, a Delaware limited liability company (“AqCo” and collectively with Maverick and Partnership, “Buyer”) and solely for purposes of Section 15.22 and Schedule 13.4(a) therein, SN;

k)   that certain Letter Agreement, by and among the Seller, Buyer and solely for purposes of Section 15.22 and Schedule 13.4(a) of the Purchase and Sale Agreement, SN;

l)    that certain Joint Development Agreement, by and between Gavilan Resources, LLC (f/k/a Aguila Production, LLC), Maverick, Partnership and solely with respect to Section 2.2,  Section 4.5 and Article VII, SN;

m)  that certain Development Agreement, among AEP and KMOG, as Anadarko, Maverick, the Partnership and Gavilan Resources, LLC (f/k/a Aguila Production, LLC), as the Drilling Parties, and solely for purposes of Section 4.15 therein, SN;

n)   that certain Transition Services Agreement, between AEP and Maverick;

o)   Amended and Restated Agreement of Limited Partnership of Partnership, by and between the Partnership, General Partner, as the general partner and the limited partners party thereto;

p)   Amended and Restated Limited Liability Company Agreement of General Partner, by and between General Partner, GSO Associates, and SN GP Member;

q)   the Partnership Credit Agreement;

r)    the Notes (as defined in the Partnership Credit Agreement) delivered to the Lenders on the date hereof; and

s)    the Collateral Agreement (as defined in the Partnership Credit Agreement).

For purposes hereof, the documents listed in items (a) through (s) above (each in the form reviewed by us for purposes of this opinion letter) are called the “Operative Documents”.

For purposes herein, the “Debt Documents” shall mean:

a)    that certain Second Amended and Restated Credit Agreement, dated as of June 30, 2014 among SN, as borrower, the lenders party thereto and Royal Bank of Canada as administrative agent, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 9, 2014, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 31, 2015, as amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of July 20, 2015, as amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of September 29, 2015, as amended by that certain Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of October 30, 2015, as amended by that certain Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of January 22, 2016 and as amended by that certain Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of March 18, 2016;

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b)   that certain Amended and Restated Security and Pledge Agreement, dated as of June 30, 2014 among SN, the guarantors party thereto and Royal Bank of Canada, as administrative agent;

c)   that certain 6.125% Senior Secured Notes Due 2023 Indenture dated June 27, 2014 among SN, the guarantors party thereto, and U.S. Bank National Association, as trustee; and

d)   that certain 7.75% Senior Notes Due 2021 Indenture dated June 13, 2013 among SN, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2013 and as further supplemented by that certain Second Supplemental Indenture, dated as of June 2, 2014.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion letter, we advise you, and with respect to each legal issue addressed in this opinion letter, it is our opinion, that:

1.          The execution and delivery by any Company Party of the Operative Documents to which it is a party, and the performance by any Company Party of the Operative Documents to which it is a party, will not constitute a breach or violation of, with respect to any Company Party, or result in the creation of any lien upon or security interest in any Company Party’s properties pursuant to, the Debt Documents, provided that we express no opinion with respect to breaches, violations or defaults under any cross-default provision or with respect to any financial covenants or tests in any such agreement or instrument.

With your consent, we have assumed for purposes of this letter and the opinions herein:

(a) that each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, and that all natural persons who have signed any document have the legal capacity to do so;

(b) that each Operative Document and every other agreement we have examined for purposes of this letter has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding obligation of each party to that document, enforceable against each such party in accordance with its respective terms and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement and that each party to any Operative Document is in good standing and duly incorporated or organized under the laws of its jurisdiction of organization;

(c) there are no agreements or understandings among the parties, written or oral (other than the Operative Documents and the Debt Documents), and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Operative Documents; and

(d) that immediately prior to giving effect to the Agreement, each of the Operative Documents, including, without limitation the Purchase and Sale Agreement and the Marketing Agreement, as such documents exist, have not been amended or otherwise modified, and each such agreement is in full force and effect and enforceable in accordance with its terms against all parties thereto and all parties thereto were, on the execution date thereof, existing and in good standing in their respective jurisdictions of organization.

In preparing this letter, we have relied without any independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Operative Documents; (iii) factual information provided to us in a support certificate signed by each of the Company Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable and we have examined the originals or copies certified to our satisfaction of such other limited liability or partnership records of the Company Parties as we deem necessary for or relevant to our opinions.  We have assumed without investigation that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

The terms “knowledge,” “actual knowledge” and “aware” whenever used in this letter with respect to our firm mean

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conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent substantial time representing the Company Parties in connection with the Operative Documents (herein called our “Designated Transaction Lawyers”).

Except as expressly otherwise set forth in this letter, our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York or the Federal law of the United States which, in each case, in our experience is generally applicable both to general business organizations which are not engaged in regulated business activities and to transactions of the type contemplated in the Operative Documents between the Company Parties, on the one hand, and you and the other parties thereto, on the other hand (but without our having made any special investigation as to any other laws) and the Debt Documents, except that we express no opinion or advice as to any law or legal issue (a) which might be violated by any misrepresentation or omission or a fraudulent act, or (b) to which any Company Party may be subject as a result of your legal or regulatory status, your sale or transfer of the Loans (as defined in the Partnership Credit Agreement) or interests therein or your involvement in the transactions contemplated by the Operative Documents.

For purposes of our opinion, we have assumed that the Operative Documents governed by the internal laws of Delaware are governed by the internal laws of New York.

None of the opinions or other advice contained in this letter considers or covers: (i) any federal or state securities (or “blue sky”) laws or regulations or Federal Reserve Board margin regulations or (ii) federal or state antitrust and unfair competition laws and regulations, pension and employee benefit laws and regulations, compliance with fiduciary duty requirements, federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety (e.g., OSHA), and labor laws and regulations, federal and state laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states and criminal and civil forfeiture laws, and other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

We also express no opinion regarding any laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

We express no opinion as to what law might be applied by any other courts to resolve any issue addressed in this letter.  We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

You may rely upon this letter only for the purpose served by the provision in the Agreement cited in the second paragraph of this opinion letter in response to which it has been delivered.  Without our written consent:  (i) no person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication which might encourage reliance upon this opinion letter by any person or for

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any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.  Notwithstanding the foregoing, the opinion in this letter may be relied upon by the JPMorgan National Association, in its capacity as Administrative Agent under the Partnership Agreement and the Lenders party thereto to the same extent as if this letter was addressed to them.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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EXHIBIT M-3 TO
CREDIT AGREEMENT

LEGAL OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP

[Attached]

1

March 1, 2017

GSO ST Holdings LP

GSO ST Holdings Associates LLC

JPMorgan Chase Bank, N.A.,

as Administrative Agent

under the First Lien Credit Agreement (defined below)

Re: The Opinion Parties (defined below)

Ladies and Gentlemen:

Solely for purposes of rendering the opinions expressed herein we have acted as special counsel to Sanchez Energy Corporation, a Delaware corporation (“SN”), SN EF UnSub Holdings, LLC, a Delaware limited liability company (the “Common Unit Purchaser”), SN UR Holdings, LLC, a Delaware limited liability company (the “GP Member”), SN EF UnSub GP, LLC, a Delaware limited liability company (the “GP”), and SN EF UnSub, LP, a Delaware limited partnership (the “Partnership” and, together with the GP Member, the Common Unit Purchaser and the GP, the “Opinion Parties”), in connection with the Amended and Restated Securities Purchase Agreement dated February 28, 2017 (the “Purchase Agreement”) by and among SN, the GP Member, the Common Unit Purchaser, the Partnership, the GP, Intrepid Private Equity V-A, LLC, a Delaware limited liability company (“Intrepid”), GSO ST Holdings Associates LLC, a Delaware limited liability company (“GSO Associates”), and GSO ST Holdings LP, a Delaware limited partnership (“GSO Holdings”).  This opinion is being rendered at the request of SN pursuant to Section 2.06(a)(viii)(b) of the Purchase Agreement and Section 6.1(d)(iii) of the First Lien Credit Agreement (the “First Lien Credit Agreement”) dated March 1, 2017 among the Partnership, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “FLCA Administrative Agent”), collateral agent (in such capacity, the “FLCA Collateral Agent”), and the lenders party thereto (the “FLCA Lenders”) and others.  All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Purchase Agreement.

In connection with this letter, we have examined executed originals or copies of executed originals of the Purchase Agreement and each of the following documents (such following documents, collectively, the “SN Debt Documents”):

(a)  Indenture, dated as of June 13, 2013, among SN, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 11, 2013, by and among SN, SN TMS, LLC, the existing guarantors and U.S. Bank National Association as trustee, and the Second Supplemental Indenture, dated as of June 2, 2014, by and among SN, SN Catarina, LLC, the existing guarantors and U.S. Bank National Association as trustee (as so supplemented, the “2013 Indenture”);

(b)  Indenture, dated as of June 27, 2014, among SN, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “2014 Indenture” and, together with the 2013 Indenture, the “Indentures”); and

(c)  Second Amended and Restated Credit Agreement dated as of June 30, 2014 among SN, Royal Bank of Canada, as Administrative Agent, and the subsidiary guarantors, lenders and others named therein, as amended by (i) the First Amendment dated as of September 9, 2014, (ii) the Second Amendment dated as of March 31, 2015, (iii) the Third Amendment dated as of July 20, 2015; (iv) the Fourth Amendment dated as of September 29, 2015, (v) the Fifth Amendment dated as of October 30, 2015, (vi) the Sixth Amendment dated as of January 22, 2016, and (vii) the Seventh Amendment dated as of March 18, 2016 (as so amended, the “Credit Agreement”).

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In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):

(i)      the Amended and Restated Certificate of Limited Partnership of the Partnership dated March 1, 2017;

(ii)     the Amended and Restated Agreement of Limited Partnership of the Partnership dated March 1, 2017;

(iii)   the Amended and Restated Certificate of Formation of the GP dated March 1, 2017;

(iv)    the Amended and Restated Limited Liability Company Agreement of the GP dated March 1, 2017;

(v)     the Amended and Restated Certificate of Formation of Common Unit Purchaser dated March 1, 2017;

(vi)    the Amended and Restated Limited Liability Company Agreement of Common Unit Purchaser dated March 1, 2017;

(vii)   the Certificate of Formation of the GP Member dated December 21, 2015;

(viii) the Limited Liability Company Agreement of the GP Member dated December 21, 2015;

(ix)   SN’s Restated Certificate of Incorporation effective as of May 28, 2013;

(x)    SN’s Certificate of Designations of Series C Junior Participating Preferred Stock;

(xi)   SN’s Amended and Restated Bylaws;

(xii) certificates executed by the officers of SN on behalf of SN, including the certificates designating, or evidencing the designation of, each of the Opinion Parties as “Unrestricted Subsidiaries” under and as defined in the applicable SN Debt Documents attached hereto as Annex I,  Annex II and Annex III, which certificates include copies of the resolutions of the Board of Directors of SN designating each of the Opinion Parties as an Unrestricted Subsidiary of SN under the applicable SN Debt Document (collectively, the “Certificates”); and

(xiii) the documents listed on Exhibit A (such documents, together with the Purchase Agreement, in each case, as in effect on the date hereof, the “Transaction Documents”).

We have examined originals or certified copies of such corporate records of SN and other certificates and documents of officials of SN, public officials and others as we have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case we have not made any inquiry, as specified below.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Certificates and other Due Diligence Documents, certificates of public officials, certificates of officers of SN and representations and warranties of SN and the Opinion Parties in the Transaction Documents, all of which we assume to be true, correct and complete.  We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review.  In addition, we have made no inquiry of the Partnership, the Common Unit Purchaser, the GP, the Common Unit Purchaser Parent, SN or any other person or entity, including governmental authorities (“Person”), regarding, and have conducted no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which any such Person or any of their subsidiaries is a party other than the Transaction Documents, the SN Debt Documents and the Due Diligence Documents.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.  In our examination of documents, we have also assumed the legal capacity of natural persons, the corporate or other power and due authorization of each Person not a natural person to execute and deliver such documents and to consummate the transactions contemplated thereby, the due execution and delivery of each such document by all parties thereto (other than, solely with respect to the Certificates, SN), and that each such document constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

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Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, (i)  each of the Opinion Parties has been designated an Unrestricted Subsidiary under and pursuant to each of the SN Debt Documents and (ii) as such, no Opinion Party is required to become a “Guarantor” under and as defined in the respective SN Debt Document, (x) immediately after and, as a consequence of such Opinion Party entering into any Transaction Document to which it (or any other Opinion Party) is a party, or (y) as a consequence of such Opinion Party performing its obligations under such Transaction Document (in accordance with its terms).

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.   We express no opinion as to the laws of any jurisdiction other than the Included Laws.  We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York, (ii) the Delaware General Corporate Law, (iii) the Delaware Act, (iv) the DRULPA and (v) the Federal Laws of the United States of America.  For purposes of this opinion, the term “Included Laws” means the items described in clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents and the SN Debt Documents.  The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) zoning, land use, building and construction Laws; (c) Federal Reserve Board margin regulations; (d) any commodities, environmental, labor, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, or intellectual property Laws; (e) tax laws; (f) state or United States Federal securities Laws; and (g) any Laws that may be applicable to SN and its subsidiaries by virtue of the particular nature of the business of SN and its subsidiaries, including, without limitation, the laws regulating the acquisition, exploitation, exploration, development, production and transportation of oil and natural gas.

B.   This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the Law, a change in any fact relating to SN, the Common Unit Purchaser, the GP Member, the GP, the Partnership, or any other Person, or any other circumstance.  This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

C.   We have assumed that no, and we express no opinion as to whether any, provision in the Transaction Documents purporting to provide that SN, any guarantor under the SN Debt Documents or any other subsidiary of SN other than an Unrestricted Subsidiary (each, an “SN Person”) has joint and several liability with the Partnership or any other Person (in either case, an “Other Person”) constitutes (i) a “guarantee” or “other contingent obligation” of any SN Person with respect to any indebtedness or other liability of any Other Person, (ii) a direct or indirect obligation of any SN Person (x) to subscribe for additional equity interests, (y) to maintain or preserve any Other Person’s financial condition or (z) to cause any Other Person to achieve any specified levels of operating results or (iii) a “guarantee” by or “other contingent liability of” any Other Person with respect to any indebtedness or other liability any SN Person, in each case, within the meanings of such terms under any applicable SN Debt Document. We have also assumed that (x) none of, and we express no opinion as to whether, the obligations of SN EF Maverick, LLC with respect to hedging transactions under or pursuant to Section 11.9 of the APC/KM PSA constitute Indebtedness under and as defined in each of the Indentures and (y) each Opinion Party has met, and continues to meet, the requirements of an “Unrestricted Subsidiary” as defined in each of the SN Debt Documents since being designated an Unrestricted Subsidiary (other than as a consequence of such Opinion Party (I) entering into any Transaction Document to which it (or any other Opinion Party) is a party, or (II) performing its obligations under such Transaction Document in accordance with its terms).

D.   Except with respect to the Transaction Documents (which are addressed in Paragraph C above, in Paragraph F below and in our opinion paragraph above), we have assumed that no SN Person or Opinion Party has entered into any agreement or taken any action, which agreement or action would constitute a failure of any Opinion Party to meet the requirements as an “Unrestricted Subsidiary,” or that would otherwise require any Opinion Party to be a “Restricted Subsidiary,” under and as defined in each of the respective SN Debt Documents.  We are not aware of nor is there known to us any, and to our actual knowledge there is no, agreement entered into or action taken by any SN Person or any Opinion Party that could constitute such a failure or that could otherwise so require any Opinion Party to be a “Restricted Subsidiary,” other than (x) the

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Transaction Documents (which are addressed in Paragraph C above, in Paragraph F below and in our opinion paragraph above) and (y) the Basic Documents constituting the Credit Facility and the Senior Debt (to which clause (y) we express no opinion). The phrases “known to us,” “to our actual knowledge” and similar phrases mean the conscious awareness of facts or other information by lawyers currently in our firm actively involved in negotiating and preparing the Transaction Documents and do not require or imply (a) any examination of this firm’s, such lawyer’s or any other person’s or entity’s files, (b) that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity, or (c) any review or examination of any agreements, documents, certificates, instruments or other papers (including, but not limited to, the exhibits and schedules to the Transaction Documents and the Due Diligence Documents and the various papers referred to in or contemplated by the Transaction Documents and the Due Diligence Documents and the respective exhibits and schedules thereto) other than the Transaction Documents and the Due Diligence Documents.

E.   We understand other counsel are addressing the issue as to whether, and we have assumed that, and express no opinion as to whether, the execution and delivery by each of SN, the “Restricted Subsidiaries” of SN under and as defined in any SN Debt Document and the Opinion Parties of the Transaction Documents to which it is a party do not, and the consummation by each of SN, such “Restricted Subsidiaries” and the Opinion Parties of the transactions contemplated by under each such Transaction Documents to which it is a party will not, breach or result in a default under any SN Debt Document.

F.   We express no opinion with respect to the fairness of the Transaction Documents (whether individually or collectively) or any other matter, and in rendering the opinions expressed herein, we have assumed, with your consent, that a court of competent jurisdiction would find all such matters were entirely fair to SN and any Person constituting a “Restricted Subsidiary” of SN under and as defined in any SN Debt Document and, thus, as to any such matter involving an agreement, contract, arrangement or understanding with an Opinion Party, no less favorable to SN or such Restricted Subsidiary than that obtainable from non-Affiliates of SN.  We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter.

G.   We express no opinion as to (i) the compliance of the transactions contemplated by the Transaction Documents with any Laws applicable to any party or (except to the extent that we opine above) any agreements of any party; (ii) the financial condition or solvency of SN, the Common Unit Purchaser, the Common Unit Purchaser Parent, the GP, the Partnership, or any other Person; (iii) the ability (financial or otherwise) of SN, the Common Unit Purchaser, the Common Unit Purchaser Parent, the GP, the Partnership, or any other Person to meet their respective obligations under any Transaction Document; (iv) the enforceability of any Transaction Document; (v) the value of any security provided to secure the payment or obligations contemplated by any Transaction Document; (vi) the conformity of the Transaction Documents to any term sheet or commitment letter; or (vii) except as expressly set forth in this letter, any other matter in respect of or connection with the Transaction Documents, the Opinion Parties or any of their respective Affiliates.

This letter is solely for the benefit of GSO Associates, GSO Holdings, the FLCA Administrative Agent, the FLCA Collateral Agent and the FLCA Lenders and no other Persons shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person, except for (i) delivery of copies hereof to counsel for the addressees hereof and to the FLCA Collateral Agent and the FLCA Lenders and their respective counsel, head offices and prospective transferees, (ii) inclusion of copies hereof in a closing file, (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Purchase Agreement filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant and (iv) where required by applicable Law or competent Governmental Authority.

Very truly yours,

/s/ Akin Gump Straus Hauer & Feld, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP

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Exhibit A

1.      the APC/KM PSA

2.      the Management Services Agreement

3.      the Joint Development Agreement

4.      the Hydrocarbons Marketing Agreement

5.      the GSO Warrant Agreement

6.      the GSO Registration Rights Agreement

7.      the Equity Commitment Letters

8.      the GSO Voting Agreement

9.      the GSO Non-Solicitation Agreement

10.    the SN Letter Agreement

11.    the Partnership Agreement

12.    the GP LLC Agreement

13.    the Drilling Commitment Agreement

1

Annex I

Credit Agreement Designation Certificate

[See attached.]

1

OFFICER’S CERTIFICATE

SANCHEZ ENERGY CORPORATION

January 11, 2017

The undersigned, Howard J. Thill, hereby certifies that he is the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of Sanchez Energy Corporation, a Delaware corporation (the “Company”), and, in connection with that certain Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) dated June 30, 2014 among the Company, SN Palmetto, LLC (f/k/a SEP Holdings III, LLC), SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Royal Bank of Canada, as Administrative Agent, and the other financial institutions party thereto, further certifies (on behalf of the Company and not in his individual capacity) that:

1.      Each of SN EF UnSub Holdings, LLC, a Delaware limited liability company (“Holdings”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“LP”), is a Subsidiary of the Company.

2.      The Board of Directors of the Company, by resolutions duly adopted by it, which resolutions have not been modified or amended and remain in full force and effect as of the date hereof and are attached hereto as Annex I, has designated each of Holdings, GP and LP as an Unrestricted Subsidiary.

3.      The designation of each of Holdings, GP and LP as an Unrestricted Subsidiary is in compliance with the terms of the definition of Unrestricted Subsidiary as set forth in the Credit Agreement.

The terms which are capitalized herein shall, unless otherwise defined, have the same meanings set forth in the Credit Agreement. This officer’s certificate is given pursuant to Section 8.16(b) of the Credit Agreement and the definition of Unrestricted Subsidiary in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the undersigned has signed this Officer’s Certificate as of the date first set forth above.

SANCHEZ ENERGY CORPORATION

	By:	/s/ Howard J. Thill
	Name:	Howard J. Thill
	Title:	Executive Vice President and Chief Financial Officer

Received and acknowledged by:

Royal Bank of Canada, as Administrative Agent

By:
Name:
Title:

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Annex I

Credit Agreement

WHEREAS, the Board has determined that it is in the best interest of the Company that, for purposes of the Credit Agreement, each of SN EF UnSub Holdings, LLC, a Delaware limited liability company (the “Common Unit Purchaser”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“Unsub”), be designated as an “Unrestricted Subsidiary,” as such term is defined in the Credit Agreement.

RESOLVED FURTHER, that, for purposes of and in accordance with the Credit Agreement, the Board designates each of the Common Unit Purchaser, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the Credit Agreement until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the Credit Agreement, the Board, on behalf of the Company and in the Company’s capacity as the sole member of SN UR Holdings, LLC, a Delaware limited liability company (including in its capacity as (i) the sole member of the Common Unit Purchaser and (ii) the sole member of GP (including in its capacity as the general partner of UnSub)) hereby designates each of the Common Unit Purchaser, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the Credit Agreement until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

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Annex II

2013 Indenture Designation Certificates

[See attached.]

1

SANCHEZ ENERGY CORPORATION

Officers’ Certificate

January 11, 2017

Delaware Trust Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

Attention: Trust Administration

Facsimile: (302) 636-8666

This Officers’ Certificate is delivered to and filed with you in accordance with Section 4.18 and the definition of “Unrestricted Subsidiary” appearing in Section 1.01 of that certain Indenture, dated as of June 13, 2013 (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2013 (the “First Supplemental Indenture”), and that certain Second Supplemental Indenture, dated as of June 2, 2014 (the “Second Supplemental Indenture”, and the Original Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), among Sanchez Energy Corporation (the “Company”), the Guarantors party thereto and Delaware Trust Company, as successor trustee (the “Trustee”) relating to the Company’s 7.75% Senior Notes due 2021. All capitalized terms used in this certificate, without definition, have the meanings assigned to them in the Indenture.

Each of the undersigned, in his or her capacity as an officer of the Company, hereby certifies on behalf of the Company that:

(1)        Such undersigned officer has read Sections 1.01,  4.07,  4.11 and 4.18 of the Indenture and the definitions and other provisions related thereto.

(2)        The statements contained herein are based upon an examination by such undersigned of the Indenture and such corporate records, agreements, documents and other instruments as such undersigned has deemed relevant and necessary as the basis for the statements set forth herein.

(3)        SN EF UnSub Holdings, LLC, a Delaware limited liability company (“Holdings”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“LP”), have no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries, except for any such Indebtedness that is subject to a guarantee by the Company or Restricted Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

(4)         Except as permitted by Section 4.11 of the Indenture, none of Holdings, GP and LP, as of the date hereof, are parties to any agreement, contract, arrangement or understanding, taken as a whole with all of its other agreements, contracts, arrangements and understandings, with the Company or any Restricted Subsidiary of the Company, except for any such agreement, contract, arrangement or understanding the terms of which are no less favorable to the Company or any such Restricted Subsidiary than those that might have been obtained at the time from Persons who are not Affiliates of the Company, except for any agreement, contract, arrangement or understanding with the Company or Restricted Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

(5)        Neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests in any of Holdings, GP or LP or (b) to maintain or preserve any of Holdings’, GP’s or LP’s financial condition or to cause any of Holdings, GP or LP to achieve any specified levels of operating results, except for any equity subscription or credit support obligation of the Company or Restricted

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Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

(6)        None of Holdings, GP or LP has guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries.

(7)        Attached as Annex I hereto are resolutions duly adopted by the Board of Directors of the Company (the “Board”) on January 11, 2017 designating each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture; and such resolutions have not been modified or amended and remain in full force and effect as of the date hereof.

(8)        Such undersigned officer is a Company Officer involved in or otherwise familiar with the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary.

(9)         Such undersigned officer has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions and covenants, if any, provided for in the Indenture with respect to the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied.

(10)      In the opinion of such undersigned officer, all conditions and covenants, if any, provided for in the Indenture relating to the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied and each such designation was permitted by the Indenture. Without limiting the foregoing, such designation complied with the conditions of Section 4.18 and was permitted by Section 4.07 of the Indenture.

[Signature page to follow]

3

IN WITNESS WHEREOF, the undersigned, in their respective capacities as officers of the Company, have duly executed this Officers’ Certificate on behalf of the Company as of the date first set above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

By:	/s/ Eduardo A. Sanchez
Name:	Eduardo A. Sanchez
Title:	President

4

Annex I

2013 Indenture

WHEREAS, the Board has determined that it is in the best interest of the Company that, for purposes of the 2013 Indenture, each of SN EF UnSub Holdings, LLC, a Delaware limited liability company (the “Common Unit Purchaser”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“UnSub”), be designated as an “Unrestricted Subsidiary,” as such term is defined in the 2013 Indenture.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2013 Indenture, the Board designates each of the Common Unit Purchaser, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2013 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of SN UR Holdings, LLC, a Delaware limited liability company (including in its capacity as (i) the sole member of the Common Unit Purchaser and (ii) the sole member of GP (including in its capacity as the general partner of UnSub)), hereby designates each of the Common Unit Purchaser, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

1

SANCHEZ ENERGY CORPORATION

Officers’ Certificate

February 8, 2016

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention Corporate Trust Services

Facsimile No.: (713) 235-9213

This Officers’ Certificate is delivered to and filed with you in accordance with Section 4.18 and the definition of “Unrestricted Subsidiary” appearing in Section 1.01 of that certain Indenture, dated as of June 13, 2013 (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of September 11, 2013 (the “First Supplemental Indenture”), and that certain Second Supplemental Indenture, dated as of June 2, 2014 (the “Second Supplemental Indenture”, and the Original Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), among Sanchez Energy Corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) relating to the Company’s 7.75% Senior Notes due 2021. All capitalized terms used in this certificate, without definition, have the meanings assigned to them in the Indenture.

Each of the undersigned, in his or her capacity as an officer of the Company, hereby certifies on behalf of the Company that:

(1)        The undersigned officer has read Sections 1.01,  4.07,  4.10,  4.11 and 4.18 of the Indenture and the definitions and other provisions related thereto.

(2)        The statements contained herein are based upon an examination by the undersigned of the Indenture and such corporate records, agreements, documents and other instruments as the undersigned has deemed relevant and necessary as the basis for the statements set forth herein.

(3)        SN UR Holdings, LLC, a Delaware limited liability company (“Holdings”), and SN Terminal, LLC, a Delaware limited liability company (“Terminal”), have no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries.

(4)        Except as permitted by Section 4.11 of the Indenture, Holdings and Terminal, as of the date hereof, are not parties to any agreement, contract, arrangement or understanding, taken as a whole with all of its other agreements, contracts, arrangements and understandings, with the Company or any Restricted Subsidiary of the Company the terms of which are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company.

(5)        Neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligations (a) to subscribe for additional Equity Interests in Holdings or Terminal or (b) to maintain or preserve Holdings’ or Terminal’s financial condition or to cause Holdings or Terminal to achieve any specified levels of operating results.

(6)        Neither Holdings nor Terminal has guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries.

(7)        Pursuant to (i) the Limited Liability Company Agreement of Holdings and (ii) that certain Equity Interests Assignment Agreement dated February 8, 2016, the Company is making an Investment in Holdings as a result of the receipt of non-cash consideration from a transaction made pursuant to and in compliance with Section 4.10 of the Indenture, which constitutes a Permitted Investment.

2

(8)         Attached as Annex I hereto are resolutions duly adopted by the Board of Directors of the Company (the “Board”) on January 19, 2016 designating Holdings and Terminal as Unrestricted Subsidiaries for purposes of the Indenture; and such resolutions have not been modified or amended and remain in full force and effect as of the date hereof.

(9)        Each of the undersigned is a Company Officer involved in or otherwise familiar with the designation of each of Holdings and Terminal as an Unrestricted Subsidiary.

(10)      The undersigned officer has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions and covenants, if any, provided for in the Indenture with respect to the designation of each of Holdings and Terminal as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied.

(11)      In the opinion of the undersigned officer, all conditions and covenants, if any, provided for in the Indenture relating to the designation of each of Holdings and Terminal as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied and each such designation was permitted by the Indenture.

[Signature page to follow]

3

IN WITNESS WHEREOF, the undersigned, in their respective capacities as officers of the Company, have duly executed this Officers’ Certificate on behalf of the Company as of the date first set above.

SANCHEZ ENERGY CORPORATION

By:	/s/ G. Gleeson Van Riet
Name:	G. Gleeson Van Riet
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Senior Vice President and Chief Accounting Officer

4

Annex I

Indenture

WHEREAS, the Board has determined that it is in the best interest of the Company that, for purposes of the Indentures, each of Holdings and Terminal be designated as an “Unrestricted Subsidiary,” as such term is defined in each respective Indenture.

NOW, THEREFORE, BE IT RESOLVED, that, for purposes of and in accordance with the 2013 Indenture, the Board designates Holdings to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2013 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of Holdings, designates Terminal to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board designates Holdings to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of Holdings, designates Terminal to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

1

Annex III

2014 Indenture Designation Certificates

[See attached.]

1

SANCHEZ ENERGY CORPORATION

Officers’ Certificate

January 11, 2017

Delaware Trust Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

Attention: Trust Administration

Facsimile: (302) 636-8666

This Officers’ Certificate is delivered to and filed with you in accordance with Section 4.18 and the definition of “Unrestricted Subsidiary” appearing in Section 1.01 of that certain Indenture, dated as of June 27, 2014 (the “Indenture”), among Sanchez Energy Corporation (the “Company”), the Guarantors party thereto and Delaware Trust Company, as successor trustee (the “Trustee”) relating to the Company’s 6.125% Senior Notes due 2023. All capitalized terms used in this certificate, without definition, have the meanings assigned to them in the Indenture.

Each of the undersigned, in his or her capacity as an officer of the Company, hereby certifies on behalf of the Company that:

(1)        Such undersigned officer has read Sections 1.01,  4.07,  4.11 and 4.18 of the Indenture and the definitions and other provisions related thereto.

(2)        The statements contained herein are based upon an examination by such undersigned of the Indenture and such corporate records, agreements, documents and other instruments as such undersigned has deemed relevant and necessary as the basis for the statements set forth herein.

(3)        SN EF UnSub Holdings, LLC, a Delaware limited liability company (“Holdings”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“LP”), have no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries, except for any such Indebtedness that is subject to a guarantee by the Company or Restricted Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

(4)        Except as permitted by Section 4.11 of the Indenture, none of Holdings, GP and LP, as of the date hereof, are parties to any agreement, contract, arrangement or understanding, taken as a whole with all of its other agreements, contracts, arrangements and understandings, with the Company or any Restricted Subsidiary of the Company, except for any such agreement, contract, arrangement or understanding the terms of which are no less favorable to the Company or any such Restricted Subsidiary than those that might have been obtained at the time from Persons who are not Affiliates of the Company, except for any agreement, contract, arrangement or understanding with the Company or Restricted Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

(5)        Neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests in any of Holdings, Maverick, GP or LP or (b) to maintain or preserve any of Holdings’, GP’s or LP’s financial condition or to cause any of Holdings, GP or LP to achieve any specified levels of operating results, except for any equity subscription or credit support obligation of the Company or Restricted Subsidiary that constitutes an Investment in any of Holdings, GP or LP that has been effected as a Restricted Payment, Permitted Payment or Permitted Investment that complies with Section 4.07 of the Indenture.

2

(6)        None of Holdings, GP or LP has guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries.

(7)        Attached as Annex I hereto are resolutions duly adopted by the Board of Directors of the Company (the “Board”) on January 11, 2017 designating each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture; and such resolutions have not been modified or amended and remain in full force and effect as of the date hereof.

(8)       Such undersigned officer is a Company Officer involved in or otherwise familiar with the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary.

(9)        Such undersigned officer has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions and covenants, if any, provided for in the Indenture with respect to the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied.

(10)      In the opinion of such undersigned officer, all conditions and covenants, if any, provided for in the Indenture relating to the designation of each of Holdings, GP and LP as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied and each such designation was permitted by the Indenture. Without limiting the foregoing, such designation complied with the conditions of Section 4.18 and was permitted by Section 4.07 of the Indenture.

[Signature page to follow]

3

IN WITNESS WHEREOF, the undersigned, in their respective capacities as officers of the Company, have duly executed this Officers’ Certificate on behalf of the Company as of the date first set above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

By:	/s/ Eduardo A. Sanchez
Name:	Eduardo A. Sanchez
Title:	President

4

Annex I

2014 Indenture

WHEREAS, the Board has determined that it is in the best interest of the Company that, for purposes of the 2014 Indenture, each of SN EF UnSub Holdings, LLC, a Delaware limited liability company (the “Common Unit Purchaser”), SN EF UnSub GP, LLC, a Delaware limited liability company (“GP”), and SN EF UnSub, LP, a Delaware limited partnership (“UnSub”), be designated as an “Unrestricted Subsidiary,” as such term is defined in the 2014 Indenture.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board designates each of the Common Unit Purchaser, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of SN UR Holdings, LLC, a Delaware limited liability company (including in its capacity as (i) the sole member of the Common Unit Purchaser and (ii) the sole member of GP (including in its capacity as the general partner of UnSub)), hereby designates each of Holdings, GP and UnSub to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

1

SANCHEZ ENERGY CORPORATION

Officers’ Certificate

February 8, 2016

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Attention Corporate Trust Services

Facsimile No.: (713) 235-9213

This Officers’ Certificate is delivered to and filed with you in accordance with Section 4.18 and the definition of “Unrestricted Subsidiary” appearing in Section 1.01 of that certain Indenture, dated as of June 27, 2014 (the “Indenture”), among Sanchez Energy Corporation (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) relating to the Company’s 6.125% Senior Notes due 2023. All capitalized terms used in this certificate, without definition, have the meanings assigned to them in the Indenture.

Each of the undersigned, in his or her capacity as an officer of the Company, hereby certifies on behalf of the Company that:

(1)       The undersigned officer has read Sections 1.01,  4.07,  4.10,  4.11 and 4.18 of the Indenture and the definitions and other provisions related thereto.

(2)       The statements contained herein are based upon an examination by the undersigned of the Indenture and such corporate records, agreements, documents and other instruments as the undersigned has deemed relevant and necessary as the basis for the statements set forth herein.

(3)        SN UR Holdings, LLC, a Delaware limited liability company (“Holdings”), and SN Terminal, LLC, a Delaware limited liability company (“Terminal”), have no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries.

(4)        Except as permitted by Section 4.11 of the Indenture, Holdings and Terminal, as of the date hereof, are not parties to any agreement, contract, arrangement or understanding, taken as a whole with all of its other agreements, contracts, arrangements and understandings, with the Company or any Restricted Subsidiary of the Company the terms of which are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company.

(5)        Neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligations (a) to subscribe for additional Equity Interests in Holdings or Terminal or (b) to maintain or preserve Holdings’ or Terminal’s financial condition or to cause Holdings or Terminal to achieve any specified levels of operating results.

(6)        Neither Holdings nor Terminal has guaranteed or otherwise become an obligor on any Indebtedness of the Company or any of its Restricted Subsidiaries.

(7)         Pursuant to (i) the Limited Liability Company Agreement of Holdings and (ii) that certain Equity Interests Assignment Agreement dated February 8, 2016, the Company is making an Investment in Holdings as a result of the receipt of non-cash consideration from a transaction made pursuant to and in compliance with Section 4.10 of the Indenture, which constitutes a Permitted Investment.

(8)         Attached as Annex I hereto are resolutions duly adopted by the Board of Directors of the Company (the “Board”) on January 19, 2016 designating Holdings and Terminal as Unrestricted Subsidiaries for purposes of the Indenture; and such resolutions have not been modified or amended and remain in full force and effect as

2

of the date hereof.

(9)        Each of the undersigned is a Company Officer involved in or otherwise familiar with the designation of each of Holdings and Terminal as an Unrestricted Subsidiary.

(10)      The undersigned officer has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions and covenants, if any, provided for in the Indenture with respect to the designation of each of Holdings and Terminal as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied.

(11)      In the opinion of the undersigned officer, all conditions and covenants, if any, provided for in the Indenture relating to the designation of each of Holdings and Terminal as an Unrestricted Subsidiary for purposes of the Indenture have been satisfied and each such designation was permitted by the Indenture.

[Signature page to follow]

3

IN WITNESS WHEREOF, the undersigned, in their respective capacities as officers of the Company, have duly executed this Officers’ Certificate on behalf of the Company as of the date first set above.

SANCHEZ ENERGY CORPORATION

By:	/s/ G. Gleeson Van Riet
Name:	G. Gleeson Van Riet
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Kirsten A. Hink
Name:	Kirsten A. Hink
Title:	Senior Vice President and Chief Accounting Officer

4

Annex I

Indenture

WHEREAS, the Board has determined that it is in the best interest of the Company that, for purposes of the Indentures, each of Holdings and Terminal be designated as an “Unrestricted Subsidiary,” as such term is defined in each respective Indenture.

NOW, THEREFORE, BE IT RESOLVED, that, for purposes of and in accordance with the 2013 Indenture, the Board designates Holdings to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2013 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of Holdings, designates Terminal to be an “Unrestricted Subsidiary” as defined in the 2013 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board designates Holdings to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

RESOLVED FURTHER, that, for purposes of and in accordance with the 2014 Indenture, the Board, on behalf of the Company and in the Company’s capacity as the sole member of Holdings, designates Terminal to be an “Unrestricted Subsidiary” as defined in the 2014 Indenture until such time as the Company, acting through one or more Officers and without need to obtain further authorization from the Board, deems it necessary, desirable or appropriate to change such designation.

1

EXHIBIT N-1 TO
CREDIT AGREEMENT

FORM OF THE JOINT DEVELOPMENT AGREEMENT

[On file with Administrative Agent]

1

EXHIBIT N-2 TO
CREDIT AGREEMENT

FORM OF THE MANAGEMENT SERVICES AGREEMENT

[On file with Administrative Agent]

1

EXHIBIT N-3 TO
CREDIT AGREEMENT

FORM OF THE BORROWER’S LPA

[On file with Administrative Agent]

1

EXHIBIT N-4 TO
CREDIT AGREEMENT

FORM OF THE PARENT LLCA

[On file with Administrative Agent]

1

EXHIBIT N-5 TO
CREDIT AGREEMENT

FORM OF THE DEVELOPMENT AGREEMENT

[On file with Administrative Agent]

1

EXHIBIT N-6 TO
CREDIT AGREEMENT

FORM OF THE MARKETING AGREEMENT

[On file with Administrative Agent]

1

EXHIBIT N-7 TO
CREDIT AGREEMENT

FORM OF THE SIDE LETTER AGREEMENT

[On file with Administrative Agent]

1

Schedule 1.1(a)

Commitments

Lender	Commitment	Borrowing Base Amount at Closing	% of Total	L/C Commitment	% of Total
JPMorgan Chase Bank, N.A.	$54,545,454.55	$36,000,000.00	10.91%	$25,000,000.00	50.00%
Citibank, N.A.	$54,545,454.55	$36,000,000.00	10.91%	$25,000,000.00	50.00%
Capital One, National Association	$37,878,787.88	$25,000,000.00	7.58%	$0.00	0.00%
Royal Bank of Canada	$37,878,787.88	$25,000,000.00	7.58%	$0.00	0.00%
BMO Harris Bank, NA	$33,333,333.33	$22,000,000.00	6.67%	$0.00	0.00%
ING Capital LLC	$33,333,333.33	$22,000,000.00	6.67%	$0.00	0.00%
SunTrust Bank	$33,333,333.33	$22,000,000.00	6.67%	$0.00	0.00%
ABN AMRO Capital USA LLC	$27,272,727.27	$18,000,000.00	5.45%	$0.00	0.00%
Canadian Imperial Bank of Commerce, New York Branch	$27,272,727.27	$18,000,000.00	5.45%	$0.00	0.00%
Fifth Third Bank	$27,272,727.27	$18,000,000.00	5.45%	$0.00	0.00%
Natixis, New York Branch	$27,272,727.27	$18,000,000.00	5.45%	$0.00	0.00%
PNC Bank, National Association	$27,272,727.27	$18,000,000.00	5.45%	$0.00	0.00%
BOKF, NA dba Bank of Texas	$19,696,969.70	$13,000,000.00	3.94%	$0.00	0.00%
Citizens Bank, N.A.	$19,696,969.70	$13,000,000.00	3.94%	$0.00	0.00%
Comerica Bank	$19,696,969.70	$13,000,000.00	3.94%	$0.00	0.00%
The Huntington National Bank	$19,696,969.70	$13,000,000.00	3.94%	$0.00	0.00%
TOTAL	$500,000,000.00	$330,000,000.00	100.00%	$50,000,000.00	100.00%

1

Schedule 1.1(e)

Closing Date Subsidiary Guarantors

None.

1

Schedule 8.4

Litigation

None.

1

Schedule 8.11

Subsidiaries

None.

1

Schedule 8.13

Properties

None.

1

Schedule 8.16

Closing Date Gas Imbalance

None.

1

Schedule 8.17

Closing Date Marketing Agreements

Type of Agreement	Date	Entity	Other Party	Term	Notes
Hydrocarbon Purchase and Marketing Agreement	January 12, 2017	SN EF UnSub, LP Sanchez Energy Corporation (Solely for Sections 8.15 and 8.16)	SN EF Maverick, LLC	Earlier to occur of (i) date of termination of both Springfield Agreements[10] and (ii) December 31, 2034	N/A

10 To be executed at the end of the marketing transition period to replace existing agreements between APC and Springfield.

1

Schedule 8.18

Closing Date Hedge Agreements of Borrower

ISDA Master Agreement dated as of March 1, 2017 by and between JPMorgan Chase Bank, N.A. and SN EF UnSub, LP

ISDA Master Agreement dated as of March 1, 2017 by and between Citibank, N.A. and SN EF UnSub, LP

Counterparty	Trade Date	Counterparty Trade ID	Type	Effective Date	Termination Date	Notional Volume	Units	Fixed Price	MTM ($MM)	Credit Support Agreements
JPMorgan	Jan. 13, 2017	8500012F/3FCX / E12F-RX76	Swap/NG-HH	Apr. 1, 2017	Sep. 30, 2018	20,241,000	MMBtu	$3.260	$5.8	None
Citi	Feb. 21, 2017	36313712 / OLNAM36313712	Swap/NG-HH	Oct. 1, 2018	Mar. 31, 2020	15,561,000	MMBtu	$2.820	$(0.8)	None
JPMorgan	Jan. 13, 2017	85000F9-3NULM / EF9-2DAZP8	Swap/CL-WTI	Apr. 1, 2017	Sep. 30, 2018	3,417,000	Bbls	$55.85	$4.2	None
Citi	Feb. 21, 2017	36313651 / OLNAM36313651	Swap/CL-WTI	Oct. 1, 2018	Mar. 31, 2020	2,541,000	Bbls	$53.52	$0.0	None

Note: Trades shown above novated to Borrower effective March 1, 2017.  Mark-to-market (MTM) values shown as of February 24, 2017.

1

Schedule 10.1

Closing Date Indebtedness

None.

1

Schedule 10.2(d)

Closing Date Liens

None.

1

Schedule 10.5(c)

Closing Date Investments

None.

1

Schedule 10.8

Closing Date Negative Pledge Agreements

None.

1

Schedule 13.2

Notice Addresses

Entity	Notice Addresses
Borrower:

SN EF UnSub, LP

c/o Sanchez Energy Corporation

Address:

1000 Main Street, Suite 3000

Houston, Texas 77002

Telephone: 713-783-8000

Email: Garrick Hill <ghill@sanchezog.com>

With a copy to:

Mary Kogut

Address:

600 Travis Street, Suite 3300

Houston, Texas 77002

Telephone: 713-835-3650

Email: Mary.kogut@kirkland.com

Administrative Agent:

JPMorgan Chase Bank, N.A.

Attn: Darren Vanek

Address:

712 Main Street, 5th Floor

Houston, Texas 77002

Telephone: 713-216-0844

Email: darren.m.vanek@jpmorgan.com

With a copy to:

Matthew Einbinder

Address:

600 Travis Street, Suite 5400

Houston, Texas 77002

Telephone: 713-821-5620

Email: MEinbinder@stblaw.com

1